   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1997

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 --------------

                        INTERNATIONAL LOGISTICS LIMITED
                             AND OTHER REGISTRANTS*
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    4731                                   22-3438013
            (State or other                          (Primary Standard                          (I.R.S. Employer
            Jurisdiction of                              Industrial                           Identification No.)
            Incorporation or                        Classification Code
             Organization)                                Number)

                              -------------------

               330 SOUTH MANNHEIM ROAD, HILLSIDE, ILLINOIS 60162
                                 (708)547-3154
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 GARY S. HOLTER
                        INTERNATIONAL LOGISTICS LIMITED
                            330 SOUTH MANNHEIM ROAD
                            HILLSIDE, ILLINOIS 60162
                                 (708) 547-3154
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                              ERIC H. SCHUNK, ESQ.
                        MILBANK, TWEED, HADLEY & MCCLOY
                       601 S. FIGUEROA STREET, 30TH FLOOR
                         LOS ANGELES, CALIFORNIA 90017
                                 (213) 892-4000
                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED
                                                                             MAXIMUM             PROPOSED
                                                                             OFFERING            MAXIMUM            AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE            AMOUNT TO             PRICE             AGGREGATE          REGISTRATION
                    REGISTERED                        BE REGISTERED          PER UNIT       OFFERING PRICE (1)       FEE (1)
-------------------------------------------------------------------------------------------------------------------------------
9 3/4% Senior Notes due 2007......................     $110,000,000            100%            $110,000,000          $32,450
-------------------------------------------------------------------------------------------------------------------------------
Guarantees of the Notes...........................     $110,000,000            (2)                 (2)                 (2)
-------------------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value of the securities as of December 15, 1997.

(2) No separate consideration will be received for the Guarantees.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(CONTINUED FROM PREVIOUS PAGE)

                               *OTHER REGISTRANTS

                                                                                                       ADDRESS, INCLUDING ZIP
                             STATE OR OTHER                                                         CODE, AND TELEPHONE NUMBER,
 EXACT NAME OF REGISTRANT   JURISDICTION OF        PRIMARY STANDARD                                    INCLUDING AREA CODE OF
             AS             INCORPORATION OR   INDUSTRIAL CLASSIFICATION      I.R.S. EMPLOYER          REGISTRANT'S PRINCIPAL
 SPECIFIED IN ITS CHARTER     ORGANIZATION           CODE NUMBERS          IDENTIFICATION NUMBER         EXECUTIVE OFFICES

The Bekins Company........     Delaware                  4731                   95-4106021       330 South Mannheim Road
                                                                                                 Hillside, Illinois 60162
                                                                                                 (708) 547-2000

Bekins Van Lines, Co......     Nebraska                  4731                   36-2193916       330 South Mannheim Road
                                                                                                 Hillside, Illinois 60162
                                                                                                 (708) 547-2000

LEP Profit International,
  Inc.....................     Delaware                  4731                   95-2920613       1950 Spectrum Circle
                                                                                                 Marietta, Georgia 30067
                                                                                                 (770) 951-8100

LEP Fairs, Inc............     Georgia                   4731                   58-1666904       1950 Spectrum Circle
                                                                                                 Marietta, Georgia 30067
                                                                                                 (770) 951-8100

Air Freight Consolidators
  International, Inc......     New York                  4731                   11-2826590       1950 Spectrum Circle
                                                                                                 Marietta, Georgia 30067
                                                                                                 (770) 951-8100

Matrix International
  Logistics, Inc..........     Delaware                  4731                   54-1378078       200 Connecticut Avenue
                                                                                                 Norwalk, Connecticut 06859
                                                                                                 (203) 854-5797

Bay Area Matrix, Inc......     Delaware                  4731                   54-1521288       200 Connecticut Avenue
                                                                                                 Norwalk, Connecticut 06859
                                                                                                 (203) 854-5797

L.A. Matrix, Inc.              Delaware                  4731                   52-1744031       200 Connecticut Avenue
                                                                                                 Norwalk, Connecticut 06859
                                                                                                 (203) 854-5797

Southwest Matrix, Inc.....     Delaware                  4731                   54-1840752       200 Connecticut Avenue
                                                                                                 Norwalk, Connecticut 06859
                                                                                                 (203) 854-5797

Matrix CT., Inc...........     Delaware                  4731                   54-1513202       200 Connecticut Avenue
                                                                                                 Norwalk, Connecticut 06859
                                                                                                 (203) 854-5797

LIW Holdings Corp.........     Delaware                  4731                  Applied For       330 South Mannheim Road
                                                                                                 Hillside, Illinois 60162
                                                                                                 (708) 547-2000

ILLCAN, INC...............     Delaware                  4731                   22-3471988       330 South Mannheim Road
                                                                                                 Hillside, Illinois 60162
                                                                                                 (708) 547-2000

ILLSCOT, INC..............     Delaware                  4731                   22-3471990       330 South Mannheim Road
                                                                                                 Hillside, Illinois 60162
                                                                                                 (708) 547-2000

                 SUBJECT TO COMPLETION DATED DECEMBER 18, 1997

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                         $110,000,000 OFFER TO EXCHANGE
                          9 3/4% SENIOR NOTES DUE 2007
                          FOR ANY AND ALL OUTSTANDING
                          9 3/4% SENIOR NOTES DUE 2007
                       OF INTERNATIONAL LOGISTICS LIMITED

Interest Payable April 15 and October 15                    Due October 15, 2007
                            ------------------------

International Logistics Limited (the "Company") hereby offers (the "Exchange Offer"), pursuant to a registration statement (the "Registration Statement"), of which this Prospectus constitutes a part, and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange its issued 9 3/4% Senior Notes Due 2007 (the "Old Notes") of which an aggregate of $110,000,000 principal amount is outstanding as of the date hereof, for an equal amount of newly issued 9 3/4% Senior Notes Due 2007 (the "New Notes" and together with the Old Notes the "Notes").

The New Notes will mature on October 15, 2007 and are fully and unconditionally guaranteed (the "Subsidiary Guaranties"), jointly and severally, on an unsecured senior basis by the Subsidiary Guarantors (as defined). The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time prior to October 15, 2000, the Company may redeem, at its option, up to an aggregate of 35% of the original principal amount of the New Notes with the proceeds of one or more Public Equity Offerings (as defined) at 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original principal amount of the New Notes remains outstanding after each such redemption. Upon a Change of Control (as defined), each holder of the New Notes will have the right to require the Company to repurchase such holder's New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the New Notes."

The New Notes and the Subsidiary Guaranties will be unsecured senior obligations of the Company and of the Restricted Subsidiaries (as defined) that execute Subsidiary Guaranties (each a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors"), respectively, and will rank PARI PASSU with all existing and future unsecured senior indebtedness of the Company and the Subsidiary Guarantors, respectively, and will be effectively subordinated to all existing and future Secured Indebtedness (as defined) of the Company and the Subsidiary Guarantors, respectively, to the extent of the value of the assets securing such indebtedness. The New Notes and the Subsidiary Guaranties will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries other than those of the Subsidiary Guarantors. The New Notes and the Subsidiary Guaranties will rank senior in right of payment to any Subordinated Obligations (as defined) of the Company and the Subsidiary Guarantors, respectively. As of September 30, 1997, after giving pro forma effect to the new $100.0 million revolving credit facility (the "New Credit Facility"), and the Old

Notes Offering and the application of the net proceeds therefrom, the Company would have had no outstanding Secured Indebtedness and the Subsidiary Guarantors would have had approximately $0.2million of outstanding Secured Indebtedness to which the New Notes and the Subsidiary Guaranties would be effectively subordinated to the extent of the value of the assets securing such indebtedness and the Company's non-guarantor subsidiaries would have had approximately $109.3 million of indebtedness and other liabilities (including trade payables) outstanding to which the New Notes and the Subsidiary Guaranties would be effectively subordinated. See "New Credit Facility" and "Description of the New Notes."

The New Notes are being offered hereby in order to satisfy certain obligations of the Company under a registration rights agreement, dated October 29, 1997 (the "Registration Rights Agreement"), between the Company and Credit Suisse First Boston Corporation, BT Alex. Brown Incorporated, Smith Barney Inc. and ING Baring (U.S.) Securities, Inc. (collectively, the "Initial Purchasers"). The form and terms of the New Notes will be substantially identical to those of the Old Notes except that the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and hence are not subject to certain transfer restrictions, registration rights and related liquidated damages provisions applicable to the Old Notes. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of an indenture (the "Indenture"), dated as of October 29, 1997, by and between the Company and First Trust National Association, as trustee (the "Trustee"). The Indenture provides for the issuance of both the Old Notes and the New Notes.

The Company will not receive any proceeds from the Exchange Offer. The Company will pay all expenses incident to the Exchange Offer (which shall not include the expenses of any holder in connection with resales of the New Notes). The Company will accept for exchange any and all validly tendered Old Notes on or
prior to 5:00 p.m. New York City time, on          , 1998 (such date and time,
if and as extended, the "Expiration Date"). Tender of the Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. Old Notes may be tendered only in integral multiples of $1,000.

This Prospectus, together with the Letter of Transmittal, is first being sent on
or about          , 1998 to all holders of the Old Notes known to the Company.

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF THE OLD NOTES (THE "NOTEHOLDERS") PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER OR BY A PROSPECTIVE INVESTOR BEFORE PURCHASING THE NEW NOTES, SEE "RISK FACTORS" BEGINNING ON PAGE 12.

EACH BROKER-DEALER THAT RECEIVES NEW NOTES FOR ITS OWN ACCOUNT PURSUANT TO THE EXCHANGE OFFER MUST ACKNOWLEDGE THAT IT WILL DELIVER A PROSPECTUS IN CONNECTION WITH ANY RESALE OF SUCH NEW NOTES. THE LETTER OF TRANSMITTAL STATES THAT BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, A BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. THIS PROSPECTUS, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, MAY BE USED BY A BROKER-DEALER IN CONNECTION WITH RESALES OF NEW NOTES RECEIVED IN EXCHANGE FOR OLD NOTES WHERE SUCH OLD NOTES WERE ACQUIRED BY SUCH BROKER-DEALER AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. THE COMPANY HAS AGREED THAT, FOR A PERIOD OF 180 DAYS AFTER THE EXPIRATION DATE (AS DEFINED HEREIN), IT WILL MAKE THIS PROSPECTUS AVAILABLE TO ANY BROKER-DEALER FOR USE IN CONNECTION WITH ANY SUCH RESALE. SEE "PLAN FOR DISTRIBUTION."

THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR

ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Based on interpretations contained in no-action letters of the Securities and Exchange Commission (the "Commission"), the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold, and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the Company (within the meaning of Rule 405 under the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Noteholders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives the New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by the Initial Purchasers in connection with offers and sales related to market-making transactions in the Old Notes. The Initial Purchasers may act as a principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will use its best efforts to make this Prospectus available to any broker-dealer for use in connection with any such resale for such period of time as such persons may be required to comply with the prospectus delivery requirements of the Securities Act (which period shall not exceed one year from the date the Registration Statement becomes effective). See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR AN OFFER TO RESELL, RESALE OR OTHER TRANSFER OF NEW NOTES.

    Prior to this Exchange Offer, there has been no public market for the New Notes. The New Notes have been made eligible for trading on the Portal-SM-Market ("PORTAL") of the Nasdaq Stock Market, Inc. However, the Initial Purchasers are not obligated to make a market in the New Notes, and may discontinue such market-making activities at any time without notice. In addition, there can be no assurance that an active market for the New Notes will develop. To the extent that a market for the New Notes does develop, the market value of the New Notes will depend on many factors, including, among other things, prevailing interest rates, market conditions, general economic conditions, the Company's results of operations and financial condition, the market for similar securities, and other conditions. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Trading Market."

                  The date of this Prospectus is            , 1998

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS SPECIFICALLY INDICATED OTHERWISE, ALL REFERENCES HEREIN TO "ILOG" REFER TO INTERNATIONAL LOGISTICS LIMITED AND ALL REFERENCES TO THE "COMPANY" REFER TO ILOG AND ITS CONSOLIDATED SUBSIDIARIES. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SEE "RISK FACTORS" FOR CERTAIN FACTORS THAT A PROSPECTIVE INVESTOR SHOULD CONSIDER IN EVALUATING THE COMPANY BEFORE PURCHASING THE NOTES. THE COMPANY IS A DELAWARE CORPORATION. ITS PRINCIPAL EXECUTIVE OFFICES ARE LOCATED AT 330 S. MANNHEIM ROAD, HILLSIDE, ILLINOIS, 60162 AND ITS TELEPHONE NUMBER IS (708) 547-3154.

                                  THE COMPANY

    The Company is the largest non-asset-based provider of worldwide logistics and transportation services headquartered in the United States, based on revenues for 1996 and after giving pro forma effect to the LIW Acquisition (as defined). The Company's primary business operations involve obtaining shipment or material orders from customers, creating and delivering a wide range of logistics solutions to meet customers' specific requirements for transportation and related services, and arranging and monitoring all aspects of material flow activity utilizing advanced information technology systems. These logistics solutions include domestic and international freight forwarding and door-to-door delivery services using a wide range of transportation modes, including air, ocean, truck and rail. The Company also provides value-added services such as warehousing, inventory management, assembly, customs brokerage, distribution and installation for manufacturers and retailers of commercial and consumer products such as copiers, computers, pharmaceutical supplies, medical equipment, consumer durables and aviation products. The Company also specializes in arranging for the worldwide transportation of goods for major infrastructure projects, such as power plants, oil refineries, oil fields and mines, to lesser developed countries and remote geographic locations. In addition, the Company provides international and domestic relocation services through two of its divisions. On a pro forma basis after giving effect to the LIW Acquisition, the Company generated approximately $1.1 billion of revenues and $16.2 million of EBITDA (as defined) for the nine months ended September 30, 1997.

    As a non-asset-based logistics services provider, the Company arranges for and subcontracts services on a non-committed basis to airlines, truck lines, van lines, express companies, steamship lines, rail lines and warehousing and distribution operators. By concentrating on network-based solutions, the Company avoids competition with logistics services providers that offer dedicated outsourcing solutions for single elements of the supply chain. Such dedicated logistics companies typically provide expensive, customized infrastructure and systems for a customer's specific application and, as a result, dedicated solutions that are generally asset-intensive, inflexible and invariably localized to address only one or two steps in the supply chain. Conversely, network-based services leverage common infrastructure and technology systems so that solutions are scaleable, replicable and require a minimum amount of customization (typically only at the interface with the customer). This non-asset ownership approach maximizes the Company's flexibility in creating and delivering a wide range of end-to-end logistics solutions on a global basis while simultaneously allowing the Company to exercise significant control over the quality and cost of the transportation services provided.

    As of June 30, 1997 after giving pro forma effect to the LIW Acquisition, the Company serviced over 75,000 active customers through a global network of 75 countries consisting of operations located in 33 countries and strategic alliance partners located in 42 countries. Some of the Company's major customers include Lucent Technologies Inc., Cisco Systems, Inc., Williams-Sonoma, Inc. and Danka Business Systems plc (formerly the office imaging technology division of Eastman Kodak Company).

    Formed in 1996 by investment entities managed by William E. Simon & Sons, LLC ("WESS") and Oaktree Capital Management, LLC ("Oaktree"), and Roger E. Payton, the Company's President and Chief Executive Officer, the Company has created a global network that provides a broad range of transportation and logistics services through points of service in both industrialized and developing nations and a strong local presence in North America, Europe and Asia. The Company built its network through a series of acquisitions of transportation and logistics providers (the "Subsidiary Acquisitions") beginning with The Bekins Company ("Bekins") in May 1996, Matrix International Logistics, Inc. ("Matrix") in November 1996 and, in a series of transactions beginning in October 1996, the Company acquired all of the equity securities of LEP International Worldwide Limited (U.K.) ("LIW") and all of the equity interests of LIW's North American subsidiaries (the "LEP Sale"), LEP Profit International, Inc. ("LEP-USA") and LEP International Co. ("LEP-Canada" and, together with LEP-USA, "LEP"). See "Risk Factors--Uncertainties Relating to Operations and Acquisition of LIW" and "Recent Acquisitions."

    The U.S. logistics services industry generated approximately $25.0 billion in revenues in 1996, having experienced an average annual growth rate of approximately 20.0% from 1992 to 1996. The Company believes that the global logistics services industry is three to four times the size of the U.S. logistics services industry. Within the logistics services and freight forwarding industries, the Company targets specific markets in which the Company believes it has a competitive advantage. For example, in the freight forwarding market, the Company arranges transportation for shipments of heavy cargo that are generally larger than shipments handled by integrated carriers, such as United Parcel Service of America and Federal Express Corporation. In the logistics market, the Company provides specialized combinations of services that traditional freight forwarders cannot cost-effectively provide, including time-definite delivery requirements, direct-to-store distribution and merge-in-transit movement of products from various vendors in a single coordinated delivery and/or installation to the end-user.

    The Company has developed a business strategy to increase revenue and expand profit margins by: (i) continuing to develop and implement higher margin and greater value-added logistics services to fulfill customers' end-to-end supply chain requirements, (ii) maintaining and enhancing the Company's existing technological position to ensure on-time delivery, real-time inventory management and efficient overall transportation services, (iii) strengthening and expanding the Company's global network through the opening of new offices and making strategic acquisitions and (iv) growing the Company's overall business by further penetrating and expanding its existing customer base as well as increasing its share of specialized niche transportation and logistics services.

                               BUSINESS STRENGTHS

    The Company believes that its primary business strengths include the following:

ESTABLISHED GLOBAL NETWORK WITH STRONG LOCAL PRESENCE. The Company has an established global network of freight handling operations in 75 countries throughout the world which serviced over 75,000 active customers as of June 30, 1997, after giving pro forma effect to the LIW Acquisition. The Company offers its customers a wide range of logistics and transportation solutions through over 650 Company- and agent-owned locations in 33 countries staffed with 6,352 employees worldwide as of June 30, 1997 (excluding employees of agents), after giving pro forma effect to the LIW Acquisition. The Company's strategic alliances with partners in South Africa, South America, the Middle East, Latin America and the Indian subcontinent provide the Company with service capability in 42 additional countries with approximately 352 locations. The Company is particularly well-positioned in three major economic regions of the world with operations in approximately 449 locations in North America, 159 locations in 18 European countries and 46 locations in 14 Asian countries, as of June 30, 1997, after giving pro forma effect to the LIW Acquisition. The Company's household goods ("HHG") relocation business maintains a strong domestic presence with 283 Bekins service centers throughout the United States as of June 30, 1997 and, through Matrix, provides international relocation services to and from North America and between other countries.

ADVANCED INFORMATION SYSTEMS. The Company believes the proprietary FAST 400 and the MATRAK information systems are the most technologically advanced information systems in the global logistics industry. FAST 400 is a real-time, multi-modal, multi-currency, multi-lingual system that provides global transportation and logistics information and detailed job costing analysis. MATRAK is an advanced system for global project logistics. The Company's existing information technology system currently supports logistics management applications such as warehouse management systems, inventory management systems and transportation management and is scaleable to support additional business and product lines. The Company believes that planned system upgrades and expenditures, a significant part of which relates to enhancement of the Company's financial reporting, communications and inventory tracking systems, will complement the technological advantages of FAST 400. The Company expects to spend approximately $30.0 million over the next three years to conclude the global implementation and integration of FAST 400 and its related BUSINESS 400 systems, purchase additional information systems equipment and software upgrades and integrate the system capabilities of the Company's subsidiaries. The Company anticipates that, upon the completion of the planned expenditures, all of the Companies' subsidiaries will be operating on a single, FAST 400-based system.

FLEXIBLE NON-ASSET-BASED OPERATIONS. As a non-asset-based provider of transportation and logistics services, the Company has access to a network of freight handling providers but does not own a fleet of aircraft or steamships and owns only a relatively small fleet of road vehicles. As a result of the Company's ability to subcontract transportation and distribution services on a non-committed basis to airlines, truck lines, van lines, express companies, steamship lines and rail lines as well as warehousing and distribution operators, the Company is able to create and deliver a wide range of logistics solutions while retaining significant control over the quality of service provided. In addition, the Company is able to control the costs of transportation services provided as the large volume of cargo shipped by the Company permits the Company to negotiate reduced shipping rates with a variety of transportation providers. Moreover, unlike the asset-intensive nature of integrated transportation providers such as Burlington Air Express, Inc. and Emery Air Freight Corp., the Company's network requires a relatively low level of capital expenditures for transportation equipment.

WELL POSITIONED TO BENEFIT FROM INDUSTRY AND WORLD TRADE TRENDS. Because of its global position, broad service offerings and technologically-advanced information systems, the Company believes it is well-positioned to participate in the growing trend for large corporations to outsource logistics, transportation and distribution services. From 1992 to 1996, the United States logistics services industry grew approximately 20.0% per year to $25.0 billion and it is expected to continue to grow at comparable levels through the end of the year 2000. Businesses are increasingly striving to minimize the cost of carrying inventory by decreasing the cycle-time in delivery of products, minimizing costs of manufacturing by performing manufacturing and assembly operations in different locations and reducing the overall costs associated with the distribution and movement of goods. As a result, companies are increasingly seeking third-party service providers to assist in increasing profitability by reducing costs of carrying inventory and distribution. In conformity with industry trends, many of the Company's existing customers are seeking end-to-end logistics services from capable service providers such as the Company. In addition, the Company believes that continuing reductions in tariffs, increases in open trade policies and globalization of the world's economies will cause manufacturers and distributors of products around the world, and in particular U.S. multi-national companies, to become increasingly more dependent on the type of shipping, customs and inventory management services that the Company currently offers to its customers.

EXPERIENCED MANAGEMENT. The Company's management team is led by Roger E. Payton, President and Chief Executive Officer. Mr. Payton has over 20 years of experience in transportation and logistics operations and services. The Company's senior operating executives also have an average of approximately 20 years of experience in transportation and logistics operations and services. As of September 30, 1997, the Company's employees owned approximately 9.9% of the currently outstanding shares of common stock of the Company, par value $.001 per share ("Common Stock"), and, assuming such employees exercise all of their warrants to purchase Common Stock, such employees would own approximately 27.3% of the shares of Common Stock on a fully diluted basis, including, in each case, shares of Common Stock held by the Company's Deferred Plan (as defined) for the account of certain employees.

                               THE EXCHANGE OFFER

    The form and terms of the New Notes will be substantially identical to those of the Old Notes except that the New Notes will have been registered under the Securities Act, and hence will not be subject to certain transfer restrictions, registration rights and related liquidated damages provisions applicable to the Old Notes.

The Exchange Offer...........  The Company is offering to exchange an aggregate of $110.0 million principal amount of the New Notes for a like
                               principal amount of the Old Notes. The Old Notes may be
                               exchanged only in multiples of $1,000 principal amount. The
                               Company will issue the New Notes on or promptly after the
                               Expiration Date. See "The Exchange Offer."

Issuance of the Old Notes;
  Registration Rights........  The Old Notes were issued and sold on October 29, 1997 to the Initial Purchasers. In connection therewith, the Company executed and delivered for the benefit of the Noteholders
                               the Registration Rights Agreement, pursuant to which the
                               Company agreed (i) to commence an exchange offer under which the New Notes, registered under the Securities Act with
                               terms substantially identical to those of the Old Notes,
                               will be exchanged for the Old Notes pursuant to an effective registration statement (the "Exchange Offer Registration
                               Statement") or (ii) cause the Old Notes to be registered
                               under the Securities Act pursuant to a resale shelf
                               registration statement (the "Shelf Registration Statement").
                               If the Company does not comply with its obligations under
                               the Registration Rights Agreement, it will be required to
                               pay certain liquidated damages that will accrue and be
                               payable semiannually. See "The Exchange Offer--Purpose of
                               the Exchange Offer; Registration Rights."

Expiration Date..............  The Exchange Offer will expire at 5:00 pm., New York City
                               time, on       , 1998, unless extended in which case the
                               term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

Conditions to the Exchange
  Offer......................  The Exchange Offer is subject to certain conditions, which may be waived by the Company in whole or in part and from
                               time to time in its sole discretion. See "The Exchange
                               Offer--Certain Conditions to the Exchange Offer." The
                               Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

Procedures for Tendering Old
  Notes......................  Each Noteholder desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal, have the
                               signature thereon guaranteed if required by the Letter of
                               Transmittal, and mail or otherwise deliver the Letter of
                               Transmittal, together with the Old Notes or a Notice of
                               Guaranteed Delivery and any other required documents (such as evidence of authority to act satisfactory to the Company in its sole discretion, if the Letter of Transmittal is
                               signed by someone acting in a fiduciary or representative
                               capacity), to the Exchange Agent (as defined) at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any beneficial owner of the Old Notes whose Old Notes are registered in the name of a nominee,
                               such as a broker, dealer, commercial bank or trust company and who wishes to tender the Old Notes in the Exchange
                               Offer, should instruct such entity or person to promptly
                               tender on such beneficial owner's behalf. See "The Exchange
                               Offer-- Procedures for Tendering the Old Notes."

Guaranteed Delivery
  Procedures.................  Noteholders who wish to tender their Old Notes and (i) whose
                               Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the
                               Expiration Date (or complete the procedure for book-entry
                               transfer on a timely basis), may tender their Old Notes
                               according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See "The Exchange
                               Offer--Guaranteed Delivery Procedures." The Letter of
                               Transmittal provides that each Noteholder (other than
                               participating broker-dealers) will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, that
                               neither such Noteholder nor any such other person has an
                               arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such person is an "affiliate" of the Company, as defined in Rule 405 under the Securities Act. Any
                               tendered Old Notes not accepted for exchange for any reason will be returned promptly after the expiration or
                               termination of the Exchange Offer. See "The Exchange Offer."

Withdrawal Rights............  Tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date. See "The Exchange Offer--Withdrawal
                               Rights."

Acceptance of the Old Notes
  and Delivery of the New
  Notes......................  The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to the Expiration Date. The New Notes issued pursuant to the
                               Exchange Offer will be delivered promptly following the
                               Expiration Date. See "The Exchange Offer--Terms of the
                               Exchange Offer."

Resales of the New Notes.....  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the
                               Company believes that the New Notes issued pursuant to the
                               Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any
                               Noteholder thereof (other than any such Noteholder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the
                               registration and prospectus delivery provisions of the
                               Securities Act, provided that such New Notes are acquired in the ordinary course of such Noteholder's business and that such Noteholder has no arrangement or understanding with any person to participate in the distribution of such New Notes, and provided, further, that each broker-dealer that receives the New Notes for its own account in exchange for the Old
                               Notes must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. See "Plan of
                               Distribution." If a Noteholder does not exchange such Old
                               Notes for New Notes pursuant to the Exchange Offer, such Old
                               Notes will continue to be subject to the restrictions on
                               transfer contained in the legend thereon. In general, the
                               Old Notes may not be offered or sold, unless registered
                               under the Securities Act, except pursuant to an exception
                               from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange
                               Offer--Consequences of Failure to Exchange."

Consequences of Failure to
  Exchange...................  Noteholders who do not exchange their Old Notes for the New
                               Notes pursuant to the Exchange Offer will continue to be
                               subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold, except pursuant to a
                               registration statement under the Securities Act or any
                               exemption from registration thereunder and in compliance
                               with applicable state securities laws. In the event the
                               Company completes the Exchange Offer, the Noteholders will have no further rights to registration or liquidated damages pursuant to the Registration Rights Agreement.

Certain Tax Considerations...  There will be no Federal income tax consequences to
                               Noteholders exchanging the Old Notes for the New Notes
                               pursuant to the Exchange Offer and a Noteholder will have
                               the same adjusted basis and holding period in the New Notes as in the Old Notes immediately before the exchange.

Registration Rights
  Agreement..................  The Exchange Offer is intended to satisfy the registration rights of Noteholders under the Registration Rights
                               Agreement, which rights terminate upon consummation of the
                               Exchange Offer.

Exchange Agent...............  First Trust National Association is the Exchange Agent. The
                               address and telephone number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent."

                          DESCRIPTION OF THE NEW NOTES

New Notes....................  $110,000,000 principal amount of 9 3/4% Senior Notes Due
                               2007 (the "New Notes").

Maturity Date................  October 15, 2007.

Interest Payment Dates.......  April 15 and October 15, commencing April 15, 1998.

Optional Redemption..........  The New Notes may be redeemed at the option of the Company, in whole or in part, at any time after October 15, 2002 at the redemption prices set forth herein, plus accrued and
                               unpaid interest, if any, to the date of redemption. In
                               addition, at any time and from time to time prior to October
                               15, 2000, the Company may redeem up to an aggregate of 35%
                               of the original principal amount of the New Notes, with the net cash proceeds of one or more Public Equity Offerings (as defined) at 109.75% of the principal amount thereof, plus
                               accrued and unpaid interest, if any, to the redemption date;
                               provided, however, that at least $71.5 million aggregate
                               principal amount of Notes remain outstanding immediately
                               after each such redemption. See "Description of the New
                               Notes--Optional Redemption."

Change of Control............  Upon a Change of Control (as defined), each holder of the
                               New Notes may require the Company to repurchase such
                               holder's New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. There can be no assurance that the
                               Company will have sufficient funds to purchase all of the
                               New Notes in the event of a Change in Control. See "Risk
                               Factors--Change of Control" and "Description of the New
                               Notes--Change of Control."

Ranking......................  The New Notes and the Subsidiary Guaranties (as defined)
                               will be unsecured senior obligations of the Company and the
                               Subsidiary Guarantors (as defined), respectively, and will rank PARI PASSU in right of payment with all existing and
                               future senior unsecured indebtedness of the Company and the
                               Subsidiary Guarantors, respectively. The New Notes and the
                               Subsidiary Guaranties will be effectively subordinated to
                               all existing and future Secured Indebtedness (as defined) of the Company and the Subsidiary Guarantors, respectively, to the extent of the value of the assets securing such
                               indebtedness. The New Notes and the Subsidiary Guaranties
                               will be effectively subordinated to all indebtedness and
                               other liabilities (including trade payables) of the
                               Company's subsidiaries other than the Subsidiary Guarantors.
                               The New Notes and the Subsidiary Guaranties will rank senior in right of payment to any Subordinated Obligations (as
                               defined) of the Company and the Subsidiary Guarantors,
                               respectively. As of September 30, 1997, after giving pro
                               forma effect to the New Credit Facility, the LIW Acquisition and the Old Notes Offering and the application of the net
                               proceeds therefrom, the Company would have had no
                               outstanding Secured Indebtedness and the Subsidiary
                               Guarantors would have had approximately $0.2 million of
                               outstanding Secured Indebtedness to which the New Notes and the Subsidiary Guaranties would be effectively subordinated to the extent of the value of the assets securing such
                               indebtedness, and the Company's non-guarantor subsidiaries would have had approximately $109.3 million of indebtedness and other liabilities (including trade payables) outstanding to which the New Notes and the Subsidiary Guaranties would be effectively subordinated. See "Description of the New
                               Notes--Ranking."

Subsidiary Guaranties........  The New Notes will be guaranteed (the "Subsidiary
                               Guaranties") on a senior unsecured basis by the Company's
                               domestic Restricted Subsidiaries (as defined) that are or
                               become obligors or guarantors with respect to the New Credit
                               Facility (the "Subsidiary Guarantors"). See "Description of
                               the New Notes--Subsidiary Guaranties."

Certain Covenants............  The indenture under which the New Notes will be issued (the
                               "Indenture") will contain certain covenants that, among
                               other things, will limit the ability of the Company and its
                               Restricted Subsidiaries to (i) incur additional
                               indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, (iv) make investments,
                               (v) enter into transactions with affiliates, (vi) make
                               certain asset dispositions and (vii) merge or consolidate
                               with, or transfer substantially all of its assets to,
                               another person. The Indenture will also limit the ability of the Company's Restricted Subsidiaries to create restrictions on the ability of such Restricted Subsidiaries to pay
                               dividends or make any other distributions. In addition, the
                               Company will be obligated, under certain circumstances, to offer to repurchase New Notes at a purchase price equal to
                               100% of the principal amount thereof, plus accrued and
                               unpaid interest, if any, to the date of repurchase, with the net cash proceeds of certain sales or other dispositions of assets. However, all of these limitations and prohibitions are subject to a number of important qualifications. See
                               "Description of the New Notes--Certain Covenants."

Exchange Rights..............  Holders of New Notes are not entitled to any exchange rights with respect to the New Notes. Holders of Old Notes are
                               entitled to certain exchange rights pursuant to the
                               Registration Rights Agreement. Under the Registration Rights
                               Agreement, the Company is required to offer to exchange the
                               Old Notes for new notes having substantially identical terms which have been registered under the Securities Act. This
                               Exchange Offer is intended to satisfy such obligation. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes not
                               tendered by the Holders for exchange, except pursuant to a shelf registration statement to be filed under certain
                               limited circumstances specified in "The Exchange Offer
                               --Purposes of the Exchange Offer." See "Risk Factors
                               --Consequences to Non-Tendering Holders of Old Notes."

Absence of a Public Market
  for the New Notes..........  The New Notes will be a new issue of securities with no established market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New
                               Notes.

Use of Proceeds..............  The Company will not receive any proceeds in connection with the Exchange Offer. In consideration for issuing the New
                               Notes in exchange for the Old Notes as described in this
                               Prospectus, the Company will receive the Old Notes that will be retired and canceled.

                                 EXCHANGE RATES

    For the convenience of the reader, certain financial data of LIW has been translated from British Pounds Sterling to U.S. Dollars using the exchange rate in effect at the end of the respective period presented. The following table reflects the exchange rates used as well as other information for the benefit of the reader. The Company does not represent that the British Pound Sterling amounts shown in this Prospectus would have been converted into U.S. Dollars at the quoted exchange rates.

                                                                              PERIOD     PERIOD
                                                                                END      AVERAGE
                                                                             ---------  ---------
                                                                                ($ PER L1.00)
Nine Months Ended September 30, 1997.......................................     1.6185     1.6305
Year Ended December 31, 1996...............................................     1.7123     1.5607
January 24, 1996 to September 30, 1996.....................................     1.5650     1.5373
January 1, 1996 to January 23, 1996........................................     1.5135     1.5377
Year Ended December 31, 1995...............................................     1.5530     1.5785
Year Ended December 31, 1994...............................................     1.5603     1.5319
Year Ended December 31, 1993...............................................     1.4794     1.5016
Year Ended December 31, 1992...............................................     1.5145     1.7642

                                  RISK FACTORS

    Holders of the Old Notes and prospective purchasers of New Notes should consider carefully all of the information set forth in this Prospectus, and in particular the information set forth under "Risk Factors" before tendering their Old Notes in the Exchange Offer or making an investment in the New Notes.

              SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

    The following table presents summary unaudited pro forma condensed financial data derived from the Unaudited Pro Forma Condensed Financial Statements included elsewhere in this Prospectus. The summary pro forma financial data gives effect to the Old Notes Offering and the execution of the Company's new $100.0 million revolving credit facility (the "New Credit Facility"), as well as the acquisitions of Bekins, LEP-USA, LEP-Canada, and Matrix and the LIW Acquisition as if they had occurred at the beginning of the respective periods presented, for purposes of the pro forma statements of operations and other financial data, and as of September 30, 1997 for purposes of the pro forma balance sheet data. With respect to the nine months ended September 30, 1996, the financial statements of LIW have been derived from management reports. Management has made such adjustments to these reports as they believe are necessary for a fair presentation of the statement of operations with respect to the nine months ended September 30, 1996. However, there can be no assurances that such financial statements are as reliable or accurate as financial statements prepared using normal interim period or year-end financial reporting procedures. In addition, such financial statements have not been subject to independent review of the independent accountants of LIW or the Company.

    The Unaudited Pro Forma Condensed Financial Statements do not purport to present the actual financial position or results of operations of the Company had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Financial Statements are based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Condensed Financial Statements and should be read in conjunction therewith and with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Recent Acquisitions" and the Consolidated Financial Statements of the Company and LIW and the related notes thereto included elsewhere in this Prospectus.

    Financial data of LIW has been translated from British Pounds Sterling to U.S. Dollars using the exchange rate in effect at the end of the respective period presented.

                                                                        TWELVE MONTHS       NINE MONTHS ENDED
                                                                            ENDED             SEPTEMBER 30,
                                                                         DECEMBER 31,   --------------------------
                                                                          1996(1)(2)     1996(1)(2)    1997(1)(2)
                                                                        --------------  ------------  ------------
Revenues..............................................................   $  1,638,841   $  1,167,118  $  1,089,004
Transportation and other direct costs.................................      1,235,108        892,246       818,439
                                                                        --------------  ------------  ------------
Net revenues..........................................................        403,733        274,872       270,565
Other operating expenses..............................................        380,404        257,228       252,909
Depreciation and amortization.........................................         33,079         23,870        24,455
                                                                        --------------  ------------  ------------
Operating loss........................................................         (9,750)        (6,226)       (6,799)
Interest expense, net and amortization of debt issuance costs.........         10,967          7,997         8,867
Share of loss in equity investments...................................          2,344          1,093           914
Other income, net.....................................................           (676)          (368)         (135)
                                                                        --------------  ------------  ------------
Loss before income taxes and minority interests.......................        (22,385)       (14,948)      (16,445)
Income tax provision (benefit)........................................           (136)        (1,127)       (4,376)
                                                                        --------------  ------------  ------------
Loss before minority interests........................................        (22,249)       (13,821)      (12,069)
                                                                        --------------  ------------  ------------
Minority interests....................................................           (706)          (762)         (361)
                                                                        --------------  ------------  ------------
Net loss..............................................................   $    (22,955)  $    (14,583) $    (12,430)
                                                                        --------------  ------------  ------------
                                                                        --------------  ------------  ------------
OTHER FINANCIAL DATA:
  EBITDA(3)...........................................................   $     22,818   $     17,965  $     16,182
                                                                        --------------  ------------  ------------
                                                                        --------------  ------------  ------------
  Cash advances to affiliates, net....................................   $     (1,187)  $        (47) $     (1,609)
  Cash interest expense(4)............................................         11,715          7,637         8,288
  Capital expenditures................................................          6,118          4,825         7,097
  Ratio of earnings to fixed charges(5)(6)............................        --             --            --

                                                                                                SEPTEMBER 30, 1997
                                                                                                ------------------
BALANCE SHEET DATA:
  Current assets..............................................................................     $    319,638
  Property and equipment, net.................................................................           48,167
  Total assets................................................................................          473,401
  Current liabilities.........................................................................          295,131
  Long-term debt (including current portion)..................................................          119,725
  Other noncurrent liabilities................................................................           35,624
  Minority interest...........................................................................            2,403
  Stockholders' equity........................................................................           26,905

------------------------

(1) For a description of purchase accounting and pro forma adjustments, see the notes to the Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations included elsewhere herein.

(2) Amounts for LIW and its predecessor have been translated from British Pounds Sterling into U.S. Dollars using the period end exchange rate for convenience purposes only. In addition, certain amounts of LIW and its predecessor have been adjusted to conform to U.S. GAAP. See Notes 24 and 25 to the Combined and Consolidated Financial Statements of LIW, Note 8 to the Unaudited Interim Consolidated Financial Statements of LIW and "Prospectus Summary--Exchange Rates" included elsewhere herein.

(3) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization, and other non-cash items such as share of loss in equity investments and minority interests. EBITDA also includes other income and expenses and cash advances to and cash dividends received from companies accounted for under the equity method or consolidated subsidiaries in which LIW has a controlling interest. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. See the Consolidated Statements of Cash Flows of the Company and of LIW and the related notes thereto included in this Prospectus. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the ability to service debt.

(4) "Cash interest expense" represents interest expense recorded in the statement of operations less amortization of deferred financing costs. Total debt and cash interest expense give effect to the Old Notes Offering and other interest bearing debt after application of proceeds from the Old Notes Offering. See "Use of Proceeds" and "Historical and Pro Forma Consolidated Capitalization."

(5) For purposes of this computation, fixed charges consist of interest expense and amortization of deferred financing costs and the estimated portion of rental expense attributable to interest. Earnings consist of income (loss) before income taxes excluding losses from equity investments plus fixed charges.

(6) Pro forma earnings were inadequate to cover pro forma fixed charges by $20,696, $14,141 and $15,531 for the twelve months ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997, respectively.

                                  RISK FACTORS

    EXCEPT FOR HISTORICAL INFORMATION CONTAINED IN THIS PROSPECTUS, THE MATTERS DISCUSSED HEREIN CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), SUCH AS PLANS FOR FUTURE EXPANSIONS, CAPITAL SPENDING AND FINANCING SOURCES. SUCH FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN, AND INVESTORS MUST RECOGNIZE THAT ACTUAL RESULTS MAY DIFFER FROM MANAGEMENT'S EXPECTATIONS. KEY FACTORS AFFECTING CURRENT AND FUTURE OPERATIONS OF THE COMPANY INCLUDE THE FACTORS DISCUSSED BELOW. THE NOTEHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.

RESTRICTIONS UPON TRANSFER OF AND LIMITED TRADING MARKET FOR OLD NOTES

    The New Notes will be issued in exchange for the Old Notes only after timely receipt by the Exchange Agent of tenders of such Old Notes. Therefore, Noteholders desiring to tender such Old Notes in exchange for the New Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of the Old Notes for exchange. The Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of the Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who receives New Notes for its own account in exchange for the Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To the extent that the Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

LIMITED OPERATING HISTORY; NET LOSSES

    ILOG was incorporated on February 14, 1996 and acquired (i) Bekins in May 1996, (ii) LEP and a 33.3% minority interest in LIW in October 1996, (iii) Matrix in November 1996 and (iv) an additional 41.9% interest in the common equity of LIW in September 1997. Accordingly, the Company has only a limited combined operating history upon which an evaluation of the Company and its prospects can be based. After giving effect to certain purchase accounting adjustments made in connection with the acquisitions of Bekins, LEP and Matrix, which resulted in approximately $104.0 million in intangible assets, the Company incurred net losses of $9.2 million for its first year of operations and net losses of $13.3 million for the nine months ended September 30, 1997. On the same basis, for the nine months ended September 30, 1997, pro forma earnings were inadequate to cover fixed charges by $15.5 million. Net losses for the year ended December 31, 1996 and the nine months ended September 30, 1997 included amortization expenses of $14.8 million and $16.3 million, respectively, relating to intangible assets. It is expected that the Company will incur net losses for the remainder of the 1997 fiscal year. There can be no assurances that the Company will achieve profitability, will improve EBITDA or will be able to meet fixed charges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

LEVERAGE AND DEBT SERVICE OBLIGATIONS

    The Company has substantial fixed debt service in addition to operating expenses. The Company used the net proceeds from the Old Notes Offering to repay all amounts outstanding under the Old Credit Facility and, concurrently with the closing of the Old Notes Offering, entered into the New Credit Facility. See "New Credit Facility." As of September 30, 1997, after giving pro forma effect to the New Credit Facility, the LIW Acquisition and the Old Notes Offering and the application of the net proceeds therefrom, the Company's total consolidated indebtedness would have been $119.7 million, consisting of the Old Notes and $9.7 million of other indebtedness, and the Company's ratio of pro forma EBITDA to cash interest expense for the nine months ended September 30, 1997 would have been 2.0 to 1.0.

    The Company's ability to make scheduled payments of principal of, or interest on, or to refinance its indebtedness will depend on the availability of funding under its New Credit Facility and on future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels and financial, competitive, business and other factors beyond the Company's control. The degree to which the Company is leveraged could have important consequences to the holders of the New Notes, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be impaired,
(ii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited, (iii) the Company's vulnerability in the event of a downturn in its business and (iv) the Company's ability to finance contingencies related to tax and regulatory matters and payments due under incentive and stock repurchase arrangements. See "Business -- Litigation" and "Management--Incentive Compensation Plans--Employee Stock Ownership." The Company anticipates that the refinancing effected by the application of the proceeds of the Old Notes Offering will reduce its principal repayment obligations in the near future; however, under the terms of the Indenture and the New Credit Facility, the Company may continue to incur additional indebtedness, including indebtedness that may be incurred to fund future distributions to stockholders of the Company. The Company believes that, based on anticipated levels of operations, it should be able to meet its debt service obligations, including interest payments on the Notes, when due. If, however, the Company cannot generate sufficient cash flow from operations to meet its obligations, the Company might be required to refinance its indebtedness or dispose of assets to obtain funds for such purpose. There is no assurance that any such refinancing or asset dispositions could be effected on satisfactory terms, if at all, or would be permitted by the terms of the New Credit Facility or the Indenture pursuant to which the Old Notes were issued and the New Notes will be issued. In the event that the Company is unable to refinance the New Credit Facility or raise funds through asset sales, sales of equity or otherwise, its ability to pay principal of and interest on the New Notes would be materially adversely affected.

HOLDING COMPANY STRUCTURE; SUBSIDIARY OPERATIONS

    The Company conducts its operations through subsidiaries. Substantially all of the assets of the Company are owned by its subsidiaries and the Company has no significant assets of its own other than cash, cash equivalents and equity interests in subsidiaries of the Company. As a holding company, the Company is dependent on distributions or other intercompany transfers of funds from its subsidiaries to meet its debt service and other obligations, including the payment of principal of and interest on the New Notes. The Company does not own all of the equity interests of certain of its subsidiaries, and consequently must share profits with certain minority shareholders. See "Business -- Ownership of LIW Subsidiaries." Distributions and intercompany transfers from the Company's subsidiaries to the Company may be restricted by covenants contained in debt agreements and other agreements to which such subsidiaries may be subject and may be restricted by other agreements entered into in the future and by applicable law. There can be no assurance that the operating results of the Company's subsidiaries at any given time will be sufficient to make distributions to the Company. The Company's right and the rights of its creditors, including holders of New Notes, to participate in the distribution of assets of any subsidiary of the Company upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

    The New Credit Facility and the Indenture contain certain restrictive covenants including, among other things, limitations on the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, create liens and other encumbrances, make certain payments and investments, enter into transactions with affiliates, sell or otherwise dispose of assets and merge or consolidate with another entity. Although the covenants are subject to various exceptions which are designed to allow the Company to operate without undue restraint, there can be no assurance that such covenants will not adversely affect the Company's ability to finance future operations or capital needs or engage in other activities which may be in the interest of the Company. In June 1997, the Company obtained a waiver from its bank under the Old Credit Facility for non-compliance of covenants contained in the Old Credit Facility regarding earnings and limits on capital expenditures. Although the Company was not in compliance with the covenants under the Old Credit Facility at September 30, 1997 the debt was repaid in October 1997 and no waiver was required. The Company is required under the New Credit Facility to maintain certain financial ratios. The Company's ability to comply with such provisions will be dependent upon its future performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. Accordingly, no assurance can be given that the Company will maintain a level of operating cash flow that will permit it to service its obligations and to satisfy the financial covenants in the New Credit Facility. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the New Credit Facility, which would entitle the lenders thereunder to accelerate the maturity of the New Credit Facility, and could result in cross-defaults permitting the acceleration of other indebtedness of the Company, including the New Notes. Such an event would materially adversely affect the Company's ability to make payments on the New Notes. See "New Credit Facility" and "Description of the New Notes."

ENFORCEABILITY OF THE SUBSIDIARY GUARANTIES; FRAUDULENT CONVEYANCE
  CONSIDERATIONS

    The Subsidiary Guarantors will guarantee the Company's obligations under the New Notes. Initially, the Subsidiary Guarantors will consist of Bekins, LEP-USA, Matrix and three special-purpose direct domestic subsidiaries, the sole assets of which will be LEP-Canada and LIW. See "Description of the New Notes --Subsidiary Guaranties." Under applicable provisions of the federal bankruptcy law or comparable provisions of state law, if any Subsidiary Guarantor is insolvent at the time it incurs its Subsidiary Guaranty, such Subsidiary Guaranty could be voided, or claims in respect of such Subsidiary Guaranty could be subordinated to all other debts of such Subsidiary Guarantor. The measures of insolvency will vary depending upon the law applied in any such proceeding. Generally, however, the Subsidiary Guarantors may be considered insolvent if the sum of their debts, including contingent liabilities, is greater than the fair market value of all of their assets at a fair valuation or if the present fair market value of their assets is less than the amount that would be required to pay their probable liability on their existing debts, including contingent liabilities, as they become absolute and mature. See "Description of the New Notes--Ranking."

    The incurrence by the Company or the Subsidiary Guarantors of indebtedness such as the New Notes or the Subsidiary Guaranties, respectively, may be subject to review under relevant U.S. federal and state fraudulent conveyance laws if a bankruptcy case or a lawsuit (including in circumstances where bankruptcy is not involved) is commenced by or on behalf of unpaid creditors of the Company or the Subsidiary Guarantors. Under these laws, if a court were to find that, at the time the New Notes were issued, either (a) any of the Company or the Subsidiary Guarantors incurred debt represented by the New Notes or Subsidiary Guaranties, respectively, with the intent of hindering, delaying or defrauding creditors or
(b) any of the Company or the Subsidiary Guarantors received less than reasonably equivalent value or consideration for incurring the indebtedness represented by the New Notes or such Subsidiary Guaranties, respectively, and
(i) was insolvent or was rendered insolvent by reason of such transaction, (ii) was engaged in a business or transaction for which the assets remaining with such entity constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate the New Notes or such Subsidiary Guaranty to presently existing and future indebtedness of such entity, void the issuance of the New Notes or any Subsidiary Guaranty or direct the repayment of any amounts paid thereunder to such entity or to a fund for the benefit of such entity's creditors or take other action detrimental to the holders of the New Notes. Because substantially all of the Company's obligations (including trade payables) are at the subsidiary level, any such voiding of the New Notes or the Subsidiary Guaranties would effectively subordinate the New Notes and such Subsidiary Guaranties, respectively, to such obligations.

    The Company believes that it and each Subsidiary Guarantor will receive equivalent value at the time the indebtedness represented by the New Notes and the Subsidiary Guaranties, respectively, is incurred. In addition, the Company does not believe that it, as a result of the issuance of the New Notes, or any Subsidiary Guarantor as a result of the issuance of the Subsidiary Guaranties,
(i) will be insolvent or rendered insolvent under the foregoing standards, (ii) will be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital or (iii) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they mature. These beliefs are based on the Company's and each Subsidiary Guarantor's operating history and net worth and management's analysis of internal cash flow projections and estimated values of assets and liabilities of each such entity at the time of the Old Notes Offering. There can be no assurance, however, that a court passing on these issues would make the same determination. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Use of Proceeds."

UNCERTAINTIES RELATING TO OPERATIONS AND ACQUISITION OF LIW

    In January 1996, certain members of the senior management of LEP Group plc formed LIW and acquired the freight forwarding business of LEP Group plc. LEP Group plc and its operating subsidiaries, including the freight forwarding business, had experienced substantial financial difficulties, and, immediately following the management buy-out of the freight forwarding business, LEP Group plc was placed into an administrative receivership. Notwithstanding the separation of LIW from LEP Group plc, LIW's reputation, business and operations have been adversely affected by LEP Group plc's historical financial difficulties.

    In addition, certain of LIW's operating subsidiaries have incurred historical operating losses that have threatened such subsidiaries' solvency and certain of the LIW operating subsidiaries' credit facility providers have withdrawn financing to such subsidiaries or have indicated that outstanding indebtedness must be refinanced or restructured. LIW incurred a net loss of L3.0 million ($4.9 million) for the period from January 24, 1996 (the date on which the management buy-out was consummated) to December 31, 1996 and a net loss of L2.8 million ($4.5 million) for the nine month period ended September 30, 1997. Furthermore, LIW has faced and is encountering numerous other challenges relating to the worldwide integration of its financial and operating systems, increased competition resulting from deregulation, and various customs and tax matters in dispute involving approximately L11.6 million ($18.8 million). See "Business--Litigation." Moreover, the purchase obligation for the minority equity interests not owned by LIW in its Italian affiliate will require payments totaling approximately L.6 million (approximately $1.0 million) over the next two years, and minority shareholders in certain of LIW's foreign subsidiaries hold significant interests in the profits of such subsidiaries and have a significant say in management and control issues related to such subsidiaries. Successful integration of such entities may depend on maintaining satisfactory relationships with such minority shareholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Ownership of LIW Subsidiaries." While the Company believes that it will be able to integrate LIW successfully and improve its results of operations, there can be no assurances that future operations of LIW will be profitable or that the operations of LIW will not have a material adverse effect on the Company as a whole.

INTEGRATION OF ACQUISITIONS

    The Company has experienced significant growth in the past through the Subsidiary Acquisitions. The Company's future operations and earnings will be largely dependent upon the Company's ability to continue to integrate the operations of the companies acquired in the Subsidiary Acquisitions, particularly LIW, into the current operations of the Company. Although the Company believes that the Subsidiary Acquisitions, and in particular the recently consummated LIW Acquisition, offer opportunities for long-term efficiencies in operations and that the combined operations of Bekins, Matrix, LEP and LIW should positively affect future results of the operations of the Company, such acquisitions may materially adversely affect the Company's financial performance in 1997 and beyond until such time as the Company is able to realize the positive effect of expected long-term efficiencies of such acquisitions. As a result of the Subsidiary Acquisitions, the combined companies are more complex and diverse than the stand-alone operations of the Company prior to the Subsidiary Acquisitions. The combination and continued operation of the businesses of the Company's subsidiaries may present significant challenges for the Company's management due to the increased time and resources required to properly integrate management, employees, information systems, accounting controls, personnel and administrative functions of such businesses. There can be no assurance that the Company will be able to successfully integrate and streamline overlapping functions with respect to any or all of such entities, or, if successfully accomplished, that such integration will not be more costly to accomplish than presently contemplated by the Company. The difficulties of such integration may be increased by the necessity of coordinating geographically separate organizations. The continued integration of certain operations of the Company's subsidiaries will require the dedication of management resources which may distract attention from the day-to-day business of the combined companies in the short- and long-term. Failure to effectively and completely accomplish the integration of operations of the Company's subsidiaries could have a material adverse effect on the Company's results of operations and financial condition.

COMPETITION

    The transportation and logistics services industry is highly competitive. The Company competes against other integrated logistics companies and third party carriers offering logistics services. The Company also competes with truck lines for the services of fleet contractors and drivers. Competition is based primarily on freight rates, quality of service, reliability, transit times and scope of operations. Several other logistics companies, third party brokers and numerous carriers have substantially greater financial and other resources and are more established than the Company. Additionally, the Company competes against carriers' internal sales forces and shippers' transportation departments.

    As the Company expands its international operations, it expects to encounter increased competition from those service providers that have a predominantly international focus, including Air Express International Corporation, Expeditors International of Washington, Inc., Fritz Companies Inc., Circle International Group, Inc., Kuehne & Nagel, Panalpina and NFC plc, as well as from its competitors for domestic freight forwarding such as Burlington Air Express, Inc., Eagle USA Air Freight Inc. and Emery Air Freight Corp. Many of these competitors have substantially greater financial resources than the Company. The Company also encounters competition from regional and local air freight forwarders and HHG relocaters such as North American Van Lines, Allied Van Lines Inc., Atlas Van Lines Inc. and UniGroup, Inc. (United Van Lines, Inc. and Mayflower Transit, Inc.), cargo sales agents and brokers, surface freight forwarders and carriers, and associations of shippers organized for the purpose of consolidating their members' shipments to obtain lower freight rates from carriers. Deregulation has also increased competitive pressures on pricing. The intense competition to which the Company is subject could materially adversely affect the Company's operating margins. See "Business--Competition and Business Conditions."

RANKING

    The Indenture permits the Company and its Restricted Subsidiaries to incur additional senior indebtedness provided certain financial or other conditions are met. The New Notes and the Subsidiary Guaranties will be senior unsecured obligations and will rank PARI PASSU in right of payment with all existing and future senior unsecured indebtedness of the Company and the Subsidiary Guarantors, respectively. In addition, the New Notes and the Subsidiary Guaranties will be effectively subordinated to all existing and future Secured Indebtedness of the Company and the Subsidiary Guarantors, respectively, to the extent of the value of the assets securing such indebtedness and all existing and future indebtedness and other liabilities (including trade payables) of the Company's non-guarantor subsidiaries. As of September 30, 1997, after giving pro forma effect to the LIW Acquisition, the New Credit Facility and the Old Notes Offering and the application of the net proceeds therefrom, (i) the Company would have had no outstanding Secured Indebtedness and the Subsidiary Guarantors would have had approximately $0.2 million of outstanding Secured Indebtedness to which the New Notes and the Subsidiary Guaranties would be effectively subordinated to the extent of the value of the assets securing such indebtedness, (ii) all indebtedness and other liabilities (including trade payables) of the Company's non-guarantor subsidiaries would have been approximately $109.3 million, to which the New Notes and the Subsidiary Guaranties would be effectively subordinated and (iii) the Company and the Subsidiary Guarantors would have had $44.9 million of outstanding indebtedness ranking PARI PASSU with the New Notes and the Subsidiary Guaranties (consisting of trade accounts payable of ILOG and Subsidiary Guarantors). The New Credit Facility is secured by certain assets of the Company and its Restricted Subsidiaries and therefore, the New Notes and the Subsidiary Guaranties will be effectively subordinated to the New Credit Facility to the extent of the value of the assets securing such indebtedness. Holders of existing or future Secured Indebtedness of the Company and its Restricted Subsidiaries permitted under the Indenture, including the New Credit Facility, and holders of existing or future indebtedness of the Company's non-guarantor subsidiaries will have claims with respect to certain assets of the Company and such subsidiaries that are prior to the claims of holders of the New Notes. See "Description of the New Notes --Ranking."

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

    After giving pro forma effect to the Subsidiary Acquisitions, the Company derived approximately 63.4% and 56.0% of its total revenue from sales outside the United States in the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. As of June 30, 1997, the Company had operations in 33 countries, utilizing the services of approximately 1,632 employees in the United States and 4,720 employees in other countries and maintained strategic alliance partnerships with 57 partners in 42 additional countries. International operations are subject to a number of risks, including longer accounts receivable collection periods and greater difficulty in accounts receivable collections in certain geographic regions, unexpected changes in regulatory requirements, import and export restrictions, delays and tariffs, difficulties and costs of staffing and managing international operations, potentially adverse tax consequences, political instability, share ownership restrictions on foreign operations, currency fluctuations, the burdens of complying with multiple, potentially conflicting laws and the impact of business cycles and economic instability. There can be no assurance that the geographic, time zone, language and cultural differences between the Company's international personnel and operations will not result in problems that materially adversely affect the Company's business, operating results and financial condition.

    The Company expects to commit additional time and resources to expanding its worldwide sales and marketing activities, globalizing its products in selected markets and developing local sales and support channels. There can be no assurance that such efforts will be successful. Failure to sustain international revenue could have a material adverse effect on the Company's business, operating results and financial condition. The Company may also experience an operating loss in one or more regions of the world for one or more periods. The Company's ability to manage such operational fluctuations and to maintain adequate long-term strategies in the face of such developments will be critical to the Company's continued growth and profitability. See "Management's Discussion and Analysis of Financial Condition and the Results of Operations" and "Business--Marketing."

EXPOSURE TO CURRENCY FLUCTUATIONS

    To date the Company's revenue from international operations has primarily been denominated in U.S. Dollars. After giving pro forma effect to the LIW Acquisition, the proportion of revenues and expenses denominated in currencies other than U.S. Dollars will increase dramatically. As of June 30, 1997, after giving pro forma effect to the LIW Acquisition, 41.8%, 12.0%, 11.6% and 4.9% of the Company's accounts receivable were denominated in U.S. Dollars, British Pounds Sterling, German Deutschemarks and Canadian Dollars, respectively. The remainder of the Company's accounts receivable were denominated in various other European and Asian currencies of the countries in which LIW operates. In addition, a portion of the borrowings under the New Credit Facility may be denominated in British Pounds Sterling, Canadian Dollars and other foreign currencies to the extent permitted by the New Credit Facility. As a result, fluctuations in the values of the respective currencies relative to the other currencies in which the Company generates revenue could materially adversely affect its business, operation results and financial condition. Adoption of the new European currency may affect the fluctuations. Fluctuations in currencies relative to the U.S. Dollar will affect period-to-period comparisons of the Company's reported results of operations. Due to the constantly changing currency exposures and the volatility of currency exchange rates, there can be no assurance that the Company will not experience currency losses in the future, nor can the Company predict the effect of exchange rate fluctuations upon future operating results. The Company has not in the past undertaken hedging transactions due to the previously limited exposure and impact of currency fluctuations on financial results. The Company may choose to hedge a portion of its currency exposure in the future as it deems appropriate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IMPLEMENTATION AND INTEGRATION OF MANAGEMENT INFORMATION SYSTEMS; YEAR 2000
  SOLUTIONS

    The Company utilizes FAST 400, a proprietary system for the real-time management of shipments on a multi-modal, multi-currency and multi-lingual basis, in certain of its operations. The Company believes that FAST 400 is the most advanced information system of its type currently in use in the global freight forwarding industry. The Company expects to spend approximately $30.0 million over the next three years to conclude the implementation and integration of FAST 400 and its related BUSINESS 400 systems globally, purchase additional information systems equipment and software upgrades and integrate the system capabilities of its Company's subsidiaries. The failure of the Company's management information systems to adapt to the Company's business needs or the failure of the Company to successfully implement these systems could have a material adverse effect on the Company.

    The planned expenditures for information systems include significant costs during the next two to three years to address the inability of certain information systems, primarily computer software programs, to properly recognize and process date sensitive information after December 31, 1999 (the "Year 2000 Problem"). The Company has completed an assessment of its information systems and has developed a specific workplan to address the Year 2000 Problem through the introduction of new financial software for all of its subsidiaries. Of the $30.0 million required to implement and integrate the FAST 400 and related BUSINESS 400 systems globally, approximately $6.0 million will be spent to complete the upgrade and integration of the Company's North American subsidiaries' accounting systems and simultaneously address the Year 2000 Problem. Such costs may have a material adverse effect on the Company's results of operation in the near future. The Company believes it will be able to modify or replace its affected systems to minimize any detrimental effect that the Year 2000 Problem may have on the Company's long-term results of operations, liquidity or consolidated financial position. However, no assurance can be given that the Year 2000 Problem will be resolved without any future disruption or that the Company will not incur significant expense in resolving the issue. See "Business--Information Systems."

PRINCIPAL STOCKHOLDERS

    As of September 30, 1997, TCW Special Credits Fund V--The Principal Fund (the "Principal Fund") and OCM Principal Opportunities Fund, L.P. (the "Opportunities Fund" and together with the Principal Fund, the "Oaktree Entities") owned 1,295,575 shares of Common Stock, representing approximately 62.4% of the outstanding shares of Common Stock (or 46.5% on a fully-diluted basis). As of September 30, 1997, Logistical Simon, L.L.C. ("Logistical Simon") owned 469,532 shares of Common Stock representing approximately 22.6% of the outstanding shares of Common Stock (or 21.3% on a fully-diluted basis). The Oaktree Entities and Logistical Simon are parties to a Stockholders Agreement (the "Stockholders Agreement") pursuant to which the parties thereto have agreed to elect a board of directors consisting of (i) two individuals appointed by the Opportunities Fund, (ii) one individual appointed by the Principal Fund, (iii) three individuals appointed by WESS, (iv) the Chief Executive Officer of the Company and (v) William E. Myers, Jr. In addition, pursuant to the terms of the Stockholders Agreement, under certain circumstances, the consent of directors appointed by each of Logistical Simon and the Oaktree Entities will be required to effect any material action of the Board of Directors. As a result, because of concentration of ownership of Common Stock of the Company by the Oaktree Entities and Logistical Simon and the provisions of the Stockholders Agreement, the Oaktree Entities and Logistical Simon may be in a position to influence the Company at both the Board of Directors and stockholder levels. There can be no assurance that the Oaktree Entities and Logistical Simon will exercise their power over the Common Stock in a manner that is consistent with, or that will not have a material adverse effect on, the interests of the holders of the New Notes. See "Principal Stockholders" and "Certain Relationships and Related Transactions."

DEPENDENCE ON KEY PERSONNEL

    The Company believes that its future success will be highly dependent upon its ability to attract and retain skilled managers and other personnel, including Roger E. Payton, the Company's other executive officers and its regional managers. The loss of the services of any such managers and personnel could have a material adverse effect on the Company.

RELIANCE ON INDEPENDENT AGENTS

    The Company relies in part upon the services of independent agents to market its transportation services, to act as intermediaries with customers and to provide services on behalf of the Company. Although the Company believes its relationship with its agents is satisfactory, there can be no assurance that the Company will continue to be successful in retaining its agents or that agents who terminate their contracts can be replaced by equally qualified companies. Because the agents occasionally have the primary relationship with customers, some customers could be expected to terminate their relationship with the Company if a particular agent were to terminate his or her relationship with the Company. See "Business--Operations."

CHARACTERISTICS OF THE LOGISTICS INDUSTRY

    As a participant in the global logistics services industry, the Company's business is dependent upon a number of factors including the availability of transportation equipment and warehousing and distribution facilities at cost-effective rates and on reasonable terms and conditions. Such services and facilities are often provided by independent third parties. Shortages of cargo space are most likely to develop in and around the holiday season and in exceptionally heavy transportation lanes. Shortages in available space could also be triggered by economic conditions, transportation strikes, regulatory changes and other factors beyond the control of the Company. The future operating results of the Company could be materially adversely affected by significant shortages of suitable cargo space and associated increases in rates charged by passenger airlines and other providers of such cargo space. In addition, if the Company were unable to secure sufficient equipment or attract and retain sufficient personnel drivers and owner-operators to meet its customers' needs, its results of operations could be materially adversely affected. Finally, the Company's operating results would be materially adversely affected if the Company were unable to arrange suitable warehousing and distribution facilities to support its customers' logistics services needs because the Company's production would be limited to transportation-based services which are typically lower margin and subject to greater competitive pressures than logistics services. See "Business--Competition and Business Conditions."

    From time to time, third parties, including the Internal Revenue Service ("IRS") and state authorities, have sought to assert, and at times have been successful in asserting, that independent owner-operators in the transportation industry, including those of the type utilized in connection with the Company's local pick-up and delivery operations, are "employees," rather than "independent contractors." Although the Company believes that the independent owner-operators utilized by it are not employees, there can be no assurance that the IRS and state authorities or others will not challenge this position, or that federal and state tax or other applicable laws, or interpretations thereof, will not change. If they do, the Company could incur additional employee benefit related expenses and could be liable for additional taxes, penalties and interest for prior periods and additional taxes for future periods. See "Business--Employees."

VULNERABILITY TO ECONOMIC CONDITIONS

    The Company's future operating results may be dependent on the economic environments in which it operates. Demand for the Company's services could be materially adversely affected by economic conditions in the industries of the Company's customers. Interest rate fluctuations, economic recession, customers' business cycles, availability of qualified drivers, changes in fuel prices and supply, increases in fuel or energy taxes and the transportation costs of third party carriers are all economic factors over which the Company has little or no control. Increased operating expenses incurred by transportation carriers can be expected to result in higher transportation costs, and the Company's operating margins would be materially adversely affected if it were unable to pass through to its customers the full amount of increased transportation costs. Economic recession or a downturn in customers' business cycles, particularly in industries in which the Company has a large number of customers, could also have a materially adverse effect on the Company's operating results due to reduced volume of loads shipped. The Company expects that demand for the Company's services (and, consequently, its results of operations) will continue to be sensitive to domestic and, increasingly, global economic conditions and other factors beyond its control.

GOVERNMENT REGULATION

    The Company's operations are subject to various state, local, federal and foreign regulations that in many instances require permits and licenses. The Company was issued a license by the Interstate Commerce Commission (the "ICC") permitting the Company to act as a broker in arranging for the transportation, by motor vehicle, of general commodities between points in the United States and as a motor carrier and freight forwarder. In 1996, the ICC was dissolved and responsibility for oversight of motor carriers, brokers and freight forwarders was assumed by the Surface Transportation Board (the "STB") of the Department of Transportation (the "DOT"). The STB prescribes qualifications for acting in this capacity, including certain surety bonding requirements. In its ocean freight forwarding business, the Company is licensed as an ocean freight forwarder and as a non-vessel operating common carriers ("NVOCC") by the Federal Maritime Commission. The Company's domestic customs brokerage agents are licensed by the United States Department of the Treasury and are regulated by the United States Customs Service. The Company's air freight forwarding business is subject to regulation, as an indirect air cargo carrier, under the Federal Aviation Act by the DOT. The Company's motor carrier operations are subject to safety regulations of the DOT related to such matters as hours of service by drivers, equipment inspection and equipment maintenance. The Company is also subject to similar regulations by the regulatory authorities of foreign jurisdictions in which the Company operates. The Company is also a common carrier and a contract motor carrier regulated by the STB and various state agencies. The Company is subject to various foreign and U.S. environmental laws. Numerous jurisdictions in Asia prohibit or restrict United States ownership of local logistics operations, and although the Company believes its ownership structure in Asia conforms to such laws, the matter is often subject to considerable regulatory discretion and there can be no assurance local authorities would agree with the Company.

    Any violation of the laws and regulations discussed above could increase claims and/or liability, including claims for uninsured punitive damages. Violations also could subject the Company to fines or, in the event of a serious violation, suspension, revocation of operating authority or criminal penalties. All of these regulatory authorities have broad powers generally governing activities such as authority to engage in motor carrier operations, rates and charges, and certain mergers, consolidations and acquisitions. Although compliance with these regulations has not had a materially adverse effect on the Company's operations or financial condition in the past, there can be no assurance that such regulations or changes thereto will not materially adversely impact the Company's operations in the future. See "Business -- Regulation."

    Certain federal officials have announced that they are considering implementing increased security measures with respect to air cargo. There can be no assurance as to what, if any, regulations will be adopted or what, if adopted, their ultimate effect on the Company will be. Failure of the Company to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or revocation of the Company's operating authorities. See "Business--Regulation."

PICK-UP AND DELIVERY CLAIMS EXPOSURE

    The Company utilizes the services of a significant number of drivers in connection with its local pick-up and delivery operations and from time to time such drivers are involved in accidents. Although most of these drivers are independent contractors, there can be no assurance that the Company will not be held liable for the actions of such drivers. The Company currently carries, or requires its independent owner-operators to carry, liability insurance in varying amounts, depending on the country in which operations are being conducted, for each such accident. However, there can be no assurance that claims against the Company will not exceed the amount of coverage. If the Company were to experience a material increase in the frequency or severity of accidents, liability claims or workers' compensation claims, or unfavorable resolutions of claims, the Company's operating results and financial condition could be materially adversely affected. In addition, significant increases in insurance costs could reduce the Company's profitability.

CHANGE OF CONTROL

    In the event of a Change of Control of the Company, the Company will be required, subject to certain conditions, to offer to purchase all outstanding New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. Certain events involving a Change of Control may be an event of default under other indebtedness of the Company. Moreover, the exercise by the holders of the New Notes of their right to require the Company to purchase the New Notes may cause a default under such other indebtedness, even if the Change of Control does not. Finally, there can be no assurance that the Company will have the financial resources necessary to repurchase the New Notes upon a Change of Control. See "Description of the New Notes--Change of Control."

ABSENCE OF PUBLIC TRADING MARKET

    Prior to this Exchange Offer, there has been no public market for the Old Notes which were sold pursuant to an exemption from registration under applicable securities laws. Like the Old Notes, the New Notes constitute a new issue of securities, have no established trading market and may not be widely distributed. The Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes following the effectiveness of the Registration Statement; however, the Initial Purchasers are not obligated to do so and may discontinue such market-making activities at any time without notice.

    Although the New Notes will be eligible for trading on The Portal-SM- Market ("PORTAL") of the Nasdaq Stock Market, Inc., the Company does not intend to list the New Notes on any securities exchange or to seek the admission thereof to trading in the Nasdaq Stock Market. If the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition of, performance of and prospects for the Company. There can be no assurance as to the development of any market or liquidity of any market that may develop for the New Notes. If a market does develop, the price of the New Notes may fluctuate and liquidity may be limited. If a market for the New Notes does not develop, purchasers of the New Notes may be unable to resell such securities for an extended period of time, if at all.

                                USE OF PROCEEDS

    This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to special interest payments applicable to the Old Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

    The net proceeds to the Company from the sale of the Old Notes were approximately $104.6 million (after deducting discounts to the Initial Purchasers and other expenses). Of the net proceeds of the Old Notes Offering
(i) approximately $72.5 million was used to repay all indebtedness outstanding under the Company's Old Credit Facility, (ii) approximately $3.9 million has been used by the Company to repay certain outstanding indebtedness of LIW's subsidiaries and the Company anticipates that an additional $4.1 million will be used to repay other outstanding indebtedness of LIW's subsidiaries, (iii) approximately $9.8 million was used to finance the purchase price paid by the Company for the acquisition of certain shares of LIW capital stock and preference shares, (iv) approximately $3.3 million was used to pay expenses relating to the LIW Acquisition, (v) approximately $2.3 million was used to pay commitment fees and other fees and expenses associated with the execution of the Company's New Credit Facility, and (vi) approximately $8.7 million is expected to be used for general working capital purposes. See "Recent Acquisitions--Acquisition of LIW," "New Credit Facility," "Unaudited Pro Forma Condensed Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

              HISTORICAL AND PRO FORMA CONSOLIDATED CAPITALIZATION

    The following table sets forth the consolidated capitalization of the Company at September 30, 1997 and as adjusted to give pro forma effect to (i) the execution of the New Credit Facility, (ii) the issuance and sale of the Old Notes by the Company after deducting discounts and commissions and estimated expenses of the Old Notes Offering payable by the Company, and the application of the net proceeds therefrom and (iii) the acquisition of the remaining 24.8% of the equity of LIW, including the preference shares. See "Use of Proceeds," "Selected Consolidated Historical Financial Data of the Company" and "Unaudited Pro Forma Condensed Consolidated Balance Sheet." This table should be read in conjunction with the more detailed information and financial statements appearing elsewhere in this Prospectus.

                                                                                                AT SEPTEMBER 30, 1997
                                                                                         ------------------------------------
                                                                                         HISTORICAL                 PRO FORMA
                                                                                            ILOG      ADJUSTMENTS   COMBINED
                                                                                         ----------   -----------   ---------
                                                                                              (UNAUDITED, IN THOUSANDS)

Cash and cash equivalents..............................................................   $  26,124    $  9,140(1)  $ 35,264
                                                                                         ----------   -----------   ---------
                                                                                         ----------   -----------   ---------
Long-term debt (including current portion):
  Old Credit Facility..................................................................   $  72,536    $(72,536)(1)    --
  Other indebtedness (including capital leases)........................................      17,725      (8,000)(2) $  9,725
  New Credit Facility(3)...............................................................      --          --            --
  9 3/4% Senior Notes Due 2007.........................................................      --         110,000      110,000
                                                                                         ----------   -----------   ---------
    Total debt.........................................................................      90,261      29,464      119,725
                                                                                         ----------   -----------   ---------
Stockholders' equity:
  Common stock.........................................................................           2      --                2
  Additional paid-in capital...........................................................      52,101      --           52,101
  Retained earnings (accumulated deficit)..............................................     (22,497)     (2,340)(3)  (24,837)
  Notes receivable from stockholders...................................................        (357)     --             (357)
  Cumulative translation adjustment....................................................          (4)     --               (4)
                                                                                         ----------   -----------   ---------
Total stockholders' equity.............................................................      29,245      (2,340)      26,905
                                                                                         ----------   -----------   ---------
    Total capitalization...............................................................   $ 119,506    $ 27,124     $146,630
                                                                                         ----------   -----------   ---------
                                                                                         ----------   -----------   ---------

(1) The Company applied a portion of the proceeds of the Old Notes Offering to repay all ILOG indebtedness with respect to the Old Credit Facility outstanding as of the Issue Date (as defined). Increases in borrowings under such facility subsequent to September 30, 1997 resulted in decreases in funds applied to working capital. See "Use of Proceeds."

(2) The Company is evaluating several alternatives with respect to the refinancing or repayment of indebtedness of certain LIW subsidiaries. While the Company is under no obligation to retire any of such borrowing facilities in connection with the Old Notes Offering, the Company has already applied $3.9 million to reduce any principal amount outstanding and to cancel such facilities. The Company anticipates that it will apply approximately an additional $4.1 million to reduce such borrowings or to replace such facilities. See "Use of Proceeds."

(3) Reflects the after-tax impact of the write-off of deferred financing costs associated with the repayment of the Old Credit Facility.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Condensed Financial Statements give effect to the acquisitions of Bekins, LEP-USA, LEP-Canada, Matrix and a 75.2% interest in LIW (the "Completed Acquisitions Adjustments"), and the Old Notes Offering, the New Credit Facility and the acquisition of the remaining 24.8% of the equity of LIW (the "Pro Forma Adjustments") as if they had occurred at the beginning of the respective period presented, for purposes of the pro forma statements of operations and other financial data, and as of September 30, 1997 for purposes of the pro forma balance sheet data. With respect to the nine months ended September 30, 1996, the financial statements of LIW have been derived from management reports. Management has made such adjustments to these reports as they believe are necessary for a fair presentation of the statement of operations with respect to the nine months ended September 30, 1996. However, there can be no assurances that such financial statements are as reliable or accurate as financial statements prepared using normal interim period or year-end financial reporting procedures. In addition, such financial statements have not been subject to independent review of the independent accountants of LIW or the Company.

    The Unaudited Pro Forma Condensed Financial Statements do not purport to present the actual financial position or results of operations of the Company had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Financial Statements are based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Condensed Financial Statements and should be read in conjunction therewith and with "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Recent Acquisitions" and the Consolidated Financial Statements of the Company and LIW and the related notes thereto included elsewhere in this Prospectus.

                        INTERNATIONAL LOGISTICS LIMITED

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                                             PRO FORMA
                                                                                                  COMPANY   ADJUSTMENTS   PRO FORMA
                                                                                                  --------  -----------   ---------
                                                              ASSETS
Current assets:
  Cash and cash equivalents.....................................................................  $ 26,124    $ 9,140 (1) $ 35,264
  Accounts receivable, net......................................................................   269,701         --      269,701
  Deferred tax asset............................................................................       731         --          731
  Prepaid expenses and other current assets.....................................................    13,942         --       13,942
                                                                                                  --------  -----------   ---------
      Total current assets......................................................................   310,498      9,140      319,638
Property and equipment, net.....................................................................    46,697      1,470 (2)   48,167
Deferred income taxes...........................................................................     9,729      1,560 (3)   11,289
Intangibles, net................................................................................    71,974      3,800 (3)   75,774
Investments in affiliates.......................................................................     2,242         --        2,242
Other assets....................................................................................    16,291         --       16,291
                                                                                                  --------  -----------   ---------
      Total assets..............................................................................  $457,431    $15,970     $473,401
                                                                                                  --------  -----------   ---------
                                                                                                  --------  -----------   ---------
                                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................................  $139,422         --     $139,422
  Accrued expenses..............................................................................   147,447    $(3,300)(2)  144,147
  Income taxes payable..........................................................................     5,175         --        5,175
  Current portion long-term debt and capital lease obligations..................................    18,590    (12,203)(4)    6,387
                                                                                                  --------  -----------   ---------
      Total current liabilities.................................................................   310,634    (15,503)     295,131
Long-term debt and capital lease obligations....................................................    71,671     41,667 (4)  113,338
Other noncurrent liabilities....................................................................    35,624         --       35,624
                                                                                                  --------  -----------   ---------
      Total liabilities.........................................................................   417,929     26,164      444,093
                                                                                                  --------  -----------   ---------
Minority Interest...............................................................................     2,205        198 (5)    2,403
Redeemable preferred stock......................................................................     8,052     (8,052)(2)       --
Stockholders' equity:
Common stock....................................................................................         2         --            2
Additional paid-in capital......................................................................    52,101         --       52,101
Accumulated deficit.............................................................................   (22,497)    (2,340)(3)  (24,837)
Notes receivable from stockholders..............................................................      (357)        --         (357)
Cumulative translation adjustment...............................................................        (4)        --           (4)
                                                                                                  --------  -----------   ---------
      Total stockholders' equity................................................................    29,245     (2,340)      26,905
                                                                                                  --------  -----------   ---------
      Total liabilities and stockholders' equity................................................  $457,431    $15,970     $473,401
                                                                                                  --------  -----------   ---------
                                                                                                  --------  -----------   ---------

                                 See accompanying Notes to Unaudited Pro Forma
                                      Condensed Consolidated Balance Sheet.

                        INTERNATIONAL LOGISTICS LIMITED
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

    (1) Reflects an increase in cash as a result of the excess net proceeds from the Old Notes Offering. Increases in borrowings under the Old Credit Facility subsequent to September 30, 1997 resulted in decreases in funds applied to working capital.

    (2) The acquisition of ordinary shares of LIW consummated on September 30, 1997 (initial purchase) has been accounted for as a purchase, applying the provisions of Accounting Principles Board Opinion No. 16. The excess of purchase cost over the book value of net assets acquired has been allocated to LIW's assets and liabilities based on their relative fair values as of the closing date of the LIW Acquisition, based on valuations and other studies that are not yet complete. The purchase of the remaining ordinary and preference shares (pro forma) will be accounted for in a similar manner. Accordingly, the excess of purchase cost over the book value of net assets acquired has not yet been fully allocated to the individual assets and liabilities acquired. However, the Company estimates as of September 30, 1997, the amount and allocation of the excess of purchase cost over the book value of net assets acquired in such transactions is as follows:

                                                                                 INITIAL     PRO FORMA
                                                                                PURCHASE    ADJUSTMENTS      TOTAL
                                                                                ---------  ------------    ---------
Purchase cost of equity and preference shares.................................  $     426    $   9,324       $   9,750
Transaction costs.............................................................      3,300                        3,300
Direct acquisition costs to be accrued:
  Facility closing costs......................................................      4,000                        4,000
  Employee termination costs..................................................      2,000                        2,000
  Asset valuation adjustment:
    Accounts receivable.......................................................      3,850                        3,850
    Investments in affiliates.................................................      2,500                        2,500
  Tax liabilities.............................................................      1,650                        1,650
  Pension liability adjustment................................................      3,000                        3,000
                                                                                ---------   -----------      ---------
Total purchase cost...........................................................     20,726        9,324          30,050
Book value of net assets acquired and redemption of preference shares.........       (607)       7,854           7,247
                                                                                ---------   -----------      ---------
Excess of purchase cost over book value of net assets acquired allocated to
  property and equipment......................................................  $  21,333    $   1,470       $  22,803
                                                                                ---------   -----------      ---------
                                                                                ---------   -----------      ---------



    (3) Reflects deferred financing costs of $5,400 related to the issuance of the Old Notes and deferred financing costs of $2,300 related to the establishment of the New Credit Facility, net of the write-off of the Old Credit Facility net deferred financing costs of $3,900 resulting in an extraordinary loss of $2,340 net of tax benefit of $1,560.

    (4) Reflects issuance of the Old Notes, net of repayment of the Old Credit Facility, as follows:

Issuance of the Old Notes.........................................................     $ 110,000
Less repayment of:
  LIW long-term debt including current portion....................................        (8,000)
  ILOG long-term debt including current portion...................................       (72,536)
  Current portion long-term debt..................................................        12,203
                                                                                       ---------
Net adjustment to long-term debt.....................................................  $  41,667
                                                                                       ---------
                                                                                       ---------

    (5) Reflects the elimination of the 24.8% minority interest in LIW as if it were purchased by the Company.

                        INTERNATIONAL LOGISTICS LIMITED
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                                 LIW
                                                COMPANY       BEKINS(1)        MATRIX                      PREDECESSOR(1)
                                             -------------  -------------  ---------------                 ---------------
                                              PERIOD FROM    PERIOD FROM     PERIOD FROM                     PERIOD FROM
                                              MAY 2, 1996    JANUARY 1,    JANUARY 1, 1996                 JANUARY 1, 1996
                                                  TO            1996             TO           COMPLETED          TO
                                             DECEMBER 31,        TO          NOVEMBER 6,    ACQUISITIONS     JANUARY 23,
                                                 1996        MAY 1, 1996        1996         ADJUSTMENTS        1996
                                             -------------  -------------  ---------------  -------------  ---------------
Revenues...................................    $ 225,793      $  54,536       $  68,156              --       $ 117,056
Transportation and other direct costs......      181,208         44,285          51,747       $  (2,510)(3)      95,235
                                             -------------  -------------       -------     -------------  ---------------
Net revenues...............................       44,585         10,251          16,409           2,510          21,821
Other operating expenses...................       37,554          8,523           8,565            (996)(3)      20,364
Depreciation and amortization..............       16,310            977             317           8,885 (3)         380
                                             -------------  -------------       -------     -------------  ---------------
Operating income (loss)....................       (9,279)           751           7,527          (5,379)          1,077
Interest expense, net......................        2,981            718             377           1,578 (3)         168
Share of (income) loss in equity
  investments..............................           --             --              --              --             147
Other (income) expense.....................           --            (20)             --              --              --
                                             -------------  -------------       -------     -------------  ---------------
Income (loss) before income taxes,
  extraordinary item and minority
  interests................................      (12,260)            53           7,150          (6,957)            762
Income tax provision (benefit).............       (4,013)            37           1,920          (2,783)(7)         318
                                             -------------  -------------       -------     -------------  ---------------
Income (loss) before extraordinary item and
  minority interests.......................       (8,247)            16           5,230          (4,174)            444
Extraordinary loss on early extinguishment
  of debt, net of tax benefit of $664......         (997)            --              --              --              --
Minority interests.........................           --             --              --              --             (45)
                                             -------------  -------------       -------     -------------  ---------------
Net income (loss)..........................    $  (9,244)     $      16       $   5,230       $  (4,174)      $     399
                                             -------------  -------------       -------     -------------  ---------------
                                             -------------  -------------       -------     -------------  ---------------
Other Financial Data:
EBITDA(8)..................................    $   7,031      $   1,748       $   7,844       $   3,506       $   1,457
                                             -------------  -------------       -------     -------------  ---------------
                                             -------------  -------------       -------     -------------  ---------------
Cash (advances to) dividends from
  affiliates, net..........................           --             --              --              --              --
Cash interest expense(9)...................    $   2,718      $     475       $     377       $   1,355       $     260
Capital expenditures.......................        1,369          1,598             141              --              --
Ratio of earnings to fixed
  charges(10)(11)..........................


                                             LIW(1)
                                             ------

                                             PERIOD FROM
                                             JANUARY 24,
                                                 1996
                                                  TO
                                             DECEMBER 31,   PRO FORMA     PRO FORMA
                                                 1996      ADJUSTMENTS     COMBINED
                                             ------------  -----------   ------------
Revenues...................................   $1,641,863    $(468,563)(2)  $1,638,841
Transportation and other direct costs......    1,333,706     (468,563)(2)   1,235,108
                                             ------------  -----------   ------------
Net revenues...............................      308,157           --         403,733
Other operating expenses...................      307,394       (1,000)(4)     380,404
Depreciation and amortization..............        3,930        2,280(4)       33,079
                                             ------------  -----------   ------------
Operating income (loss)....................       (3,167)      (1,280)         (9,750)
Interest expense, net......................        2,101        3,044(5)       10,967
Share of (income) loss in equity
  investments..............................        2,197           --           2,344
Other (income) expense.....................      (15,729)      15,073(6)        (676)
                                             ------------  -----------   ------------
Income (loss) before income taxes,
  extraordinary item and minority
  interests................................        8,264      (19,397)       (22,385)
Income tax provision (benefit).............        6,115       (1,730)(7)       (136)
                                             ------------  -----------   ------------
Income (loss) before extraordinary item and
  minority interests.......................        2,149      (17,667)       (22,249)
Extraordinary loss on early extinguishment
  of debt, net of tax benefit of $664......           --          997(2)          --
Minority interests.........................         (661)          --           (706)
                                             ------------  -----------   ------------
Net income (loss)..........................   $    1,488    $ (16,670)     $ (22,955)
                                             ------------  -----------   ------------
                                             ------------  -----------   ------------
Other Financial Data:
EBITDA(8)..................................   $   15,305    $ (14,073)   $  22,818
                                             ------------  -----------  -----------
                                             ------------  -----------  -----------
Cash (advances to) dividends from
  affiliates, net..........................   $   (1,187)          --    $  (1,187)
Cash interest expense(9)...................        3,486    $   3,044       11,715
Capital expenditures.......................        3,010           --        6,118
Ratio of earnings to fixed
  charges(10)(11)..........................                                     --

            See accompanying Notes to Unaudited Pro Forma Condensed
                       Combined Statements of Operations.

                        INTERNATIONAL LOGISTICS LIMITED

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                             (DOLLARS IN THOUSANDS)

                                                COMPANY       MATRIX
                                              -----------  ------------
                                 BEKINS(1)    PERIOD FROM  PERIOD FROM
                                -----------     MAY 2,      JANUARY 1,
                                PERIOD FROM      1996,         1996
                                JANUARY 1,        TO            TO
                                   1996        SEPTEMBER    SEPTEMBER      COMPLETED
                                    TO            30,          30,       ACQUISITIONS
                                MAY 1, 1996      1996          1996       ADJUSTMENTS
                                -----------   -----------  ------------  -------------
Revenues......................    $ 54,536       $89,975     $60,522       --
Transportation and other
  direct costs................      44,285       73,748       46,005       $(1,883)(3)
                                -----------   -----------  ------------  -------------
Net revenues..................      10,251       16,227       14,517         1,883
Other operating expenses......       8,523       11,375        7,429          (733)(3)
Depreciation and
  amortization................         977        9,690          283         8,345 (3)
                                -----------   -----------  ------------  -------------
Operating income (loss).......         751       (4,838)       6,805        (5,729)
Interest expense, net.........         718        1,419          368         1,419 (3)
Share of (income) loss in
  equity investments..........      --           --           --            --
Other (income) expense........         (20)         (21)      --            --
                                -----------   -----------  ------------  -------------
Income (loss) before income
  taxes and minority
  interests...................          53       (6,236)       6,437        (7,148)
Income tax provision
  (benefit)...................          37       (2,232)       1,759        (2,859)(7)
                                -----------   -----------  ------------  -------------
Income (loss) before minority
  interests...................          16       (4,004)       4,678        (4,289)
Minority interests............      --           --           --            --
                                -----------   -----------  ------------  -------------
Net income (loss).............    $     16       $(4,004)      $4,678      $(4,289)
                                -----------   -----------  ------------  -------------
                                -----------   -----------  ------------  -------------
Other Financial Data:
EBITDA(8).....................    $  1,748       $4,873        $7,088      $ 2,616
                                -----------   -----------  ------------  -------------
                                -----------   -----------  ------------  -------------
Cash (advances to) dividends
  from affiliates, net........      --           --           --            --
Cash interest expense(9)......    $    475       $1,377        $ 368       $ 1,235
Capital expenditures..........       1,598          950          322        --
Ratio of earnings to fixed
  charges(10)(11).............

                                      LIW            LIW(1)
                                 PREDECESSOR(1)   ------------
                                 --------------   PERIOD FROM
                                  PERIOD FROM     JANUARY 24,
                                   JANUARY 1,         1996
                                      1996             TO
                                       TO          SEPTEMBER
                                  JANUARY 23,         30,          PRO FORMA       PRO FORMA
                                      1996            1996        ADJUSTMENTS      COMBINED
                                 --------------   ------------  ---------------   -----------
Revenues......................     $106,987        $1,172,029    $ (316,931)(2)   $1,167,118
Transportation and other
  direct costs................       87,042           959,980      (316,931)(2)      892,246
                                 --------------   ------------  ---------------   -----------
Net revenues..................       19,945           212,049       --               274,872
Other operating expenses......       18,613           212,771          (750)(4)      257,228
Depreciation and
  amortization................          347             2,518          1,710(4)       23,870
                                 --------------   ------------  ---------------   -----------
Operating income (loss).......          985            (3,240)         (960)          (6,226)
Interest expense, net.........          153             1,637         2,283(5)         7,997
Share of (income) loss in
  equity investments..........          135               958       --                 1,093
Other (income) expense........       --                  (327)      --                  (368)
                                 --------------   ------------  ---------------   -----------
Income (loss) before income
  taxes and minority
  interests...................          697            (5,508)       (3,243)         (14,948)
Income tax provision
  (benefit)...................          291             3,174        (1,297)(7)       (1,127)
                                 --------------   ------------  ---------------   -----------
Income (loss) before minority
  interests...................          406            (8,682)       (1,946)         (13,821)
Minority interests............          (41)             (721)      --                  (762)
                                 --------------   ------------  ---------------   -----------
Net income (loss).............     $    365        $   (9,403)   $   (1,946)      $  (14,583)
                                 --------------   ------------  ---------------   -----------
                                 --------------   ------------  ---------------   -----------
Other Financial Data:
EBITDA(8).....................     $  1,332        $     (442)   $      750       $   17,965
                                 --------------   ------------  ---------------   -----------
                                 --------------   ------------  ---------------   -----------
Cash (advances to) dividends
  from affiliates, net........       --            $      (47)      --            $      (47)
Cash interest expense(9)......     $    262             1,637    $    2,283            7,637
Capital expenditures..........       --                 1,955       --                 4,825
Ratio of earnings to fixed
  charges(10)(11).............                                                        --

 See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of
                                  Operations.

                        INTERNATIONAL LOGISTICS LIMITED

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

                                             COMPLETED
                                           ACQUISITIONS                  PRO FORMA       PRO FORMA
                                 COMPANY    ADJUSTMENTS     LIW(1)      ADJUSTMENTS      COMBINED
                                ---------  -------------   ---------  ---------------   -----------
Revenues......................  $550,141      --           $ 817,385   $ (278,522)(2)   $1,089,004
Transportation and other
  direct costs................   436,466      $ (559)(3)     661,054     (278,522)(2)      818,439
                                ---------      -----       ---------  ---------------   -----------
Net revenues..................   113,675         559         156,331      --               270,565
Other operating expenses......   105,659        (389)(3)     153,086       (5,447)(4)      252,909
Depreciation and
  amortization................    22,138      --                 607        1,710(4)        24,455
                                ---------      -----       ---------  ---------------   -----------
Operating income (loss).......   (14,122)        948           2,638        3,737           (6,799)
Interest expense, net.........     5,765      --                 819        2,283(5)         8,867
Share of (income) loss in
  equity investments..........     --         --                 914      --                   914
Other (income) expense........       (88)     --                 398         (445)(6)         (135)
                                ---------      -----       ---------  ---------------   -----------
Income (loss) before income
  taxes and minority
  interest....................   (19,799)        948             507        1,899          (16,445)
Income tax provision
  (benefit)...................    (6,546)        379(7)        2,910       (1,119)(7)       (4,376)
                                ---------      -----       ---------  ---------------   -----------
Income (loss) before minority
  interests...................   (13,253)        569          (2,403)       3,018          (12,069)
Minority interests............     --         --                (361)     --                  (361 )
                                ---------      -----       ---------  ---------------   -----------
Net income (loss).............  $(13,253)     $  569       $  (2,764)  $    3,018       $  (12,430)
                                ---------      -----       ---------  ---------------   -----------
                                ---------      -----       ---------  ---------------   -----------
Other Financial Data:
  EBITDA(8)...................  $  8,104      $  948       $   1,238   $    5,892       $   16,182
                                ---------      -----       ---------  ---------------   -----------
                                ---------      -----       ---------  ---------------   -----------
    Cash (advances to)
      dividends from
      affiliates, net.........     --         --           $  (1,609)     --            $   (1,609)
    Cash interest
      expense(9)..............  $  5,186      --                 819   $    2,283            8,288
    Capital expenditures......     5,551      --               1,546      --                 7,097
    Ratio of earnings to fixed
      charges(10)(11).........                                                              --

 See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of
                                  Operations.

                        INTERNATIONAL LOGISTICS LIMITED

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

    (1) On January 24, 1996, LEP International Holdings Limited (the "LIW Predecessor") and LEP International A/S, LIW's Danish affiliate, were purchased by LIW. Amounts for LIW and the LIW Predecessor have been translated from British Pounds Sterling into U.S. Dollars using the period end exchange rate and adjusted to conform to U.S. GAAP. See Notes 24 and 25 to the Combined and Consolidated Financial Statements of LIW, Note 8 to the Unaudited Interim Consolidated Financial Statements of LIW and "Prospectus Summary--Exchange Rates" included elsewhere herein. The historical accounts of LEP-USA and LEP-Canada prior to November 1, 1996 are reflected in the financial information of LIW and its predecessor. Beginning November 1, 1996, the on-going operations of LEP-USA and LEP-Canada were recorded in the financial statements of the Company. The accounts of Bekins prior to May 2, 1996 have been adjusted to remove the operating activity of Bekins Moving and Storage ("BMS"). The operations of BMS have been treated as discontinued as of the Bekins acquisition date with the net assets of BMS classified as held for sale on the Company's balance sheet. See "Notes to Consolidated Financial Statements--Note 3."

    (2) Reflects primarily the elimination of (a) intercompany balances between the Company and LIW, (b) duties and value-added tax paid on behalf of customers which is subsequently invoiced to customers and (c) extraordinary loss on early extinguishment of debt. Duties and value-added tax paid on behalf of customers are recorded by the Company net of invoiced amounts while LIW records the revenue and cost components separately. Therefore, such amounts have been removed to conform LIW's historical financial information to the Company's accounting procedures. The following represents the effect of such eliminations on both revenues and transportation and other direct costs:

                                                                         TWELVE       NINE MONTHS    NINE MONTHS
                                                                      MONTHS ENDED       ENDED          ENDED
                                                                      DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                                          1996           1996           1997
                                                                      -------------  -------------  -------------
Duty, value-added tax and other.....................................   $  (450,933)   $  (316,931)   $  (197,305)
Intercompany........................................................       (17,630)            --        (81,217)
                                                                      -------------  -------------  -------------
Total...............................................................   $  (468,563)   $  (316,931)   $  (278,522)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    (3) Reflects adjustments as if the acquisitions of Bekins, LEP-USA, LEP-Canada and Matrix were completed at the beginning of the respective period as follows:

                                                                         TWELVE       NINE MONTHS     NINE MONTHS
                                                                      MONTHS ENDED       ENDED           ENDED
                                                                      DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                          1996           1996            1997
                                                                      -------------  -------------  ---------------
Administrative costs and expenses (eliminated) created as a result of the acquisitions:
  Transportation and other direct costs.............................    $  (2,510)     $  (1,883)      $    (559)
                                                                      -------------  -------------         -----
  Corporate office expenses.........................................        1,800          1,410             120
  Duplicate computer data centers...................................         (792)          (566)             --
  Telecommunication charges.........................................         (667)          (528)             --
  Insurance.........................................................       (1,265)          (995)           (505)
  Other.............................................................          (72)           (54)             (4)
                                                                      -------------  -------------         -----
    Total other operating expense adjustment........................         (996)          (733)           (389)
                                                                      -------------  -------------         -----
  Net (increase) in EBITDA..........................................    $  (3,506)     $  (2,616)      $    (948)
                                                                      -------------  -------------         -----
                                                                      -------------  -------------         -----

                        INTERNATIONAL LOGISTICS LIMITED

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                         TWELVE       NINE MONTHS     NINE MONTHS
                                                                      MONTHS ENDED       ENDED           ENDED
                                                                      DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                          1996           1996            1997
                                                                      -------------  -------------  ---------------
Additional amortization of intangible assets........................    $   8,885      $   8,345              --
                                                                      -------------  -------------         -----
                                                                      -------------  -------------         -----
Additional interest expense.........................................    $   1,355      $   1,235              --
Increase in amortization related to deferred financing costs........          223            184              --
                                                                      -------------  -------------         -----
                                                                        $   1,578      $   1,419              --
                                                                      -------------  -------------         -----
                                                                      -------------  -------------         -----

    Amortization of intangible assets reflects the useful lives used by the Company applied to the intangible assets recorded for each acquisition from the beginning of the respective period shown above to the acquisition date.

    Additional interest expense reflects the increase in borrowings to finance the acquisitions as if they occurred at the beginning of the respective period using an interest rate of 9.75%. The interest rate approximates the cost of funds to the Company during each of the respective periods.

    (4) Reflects adjustments to LIW's other operating expenses and depreciation and amortization as if the LIW Acquisition was completed at the beginning of the respective period as follows:

                                                                         TWELVE       NINE MONTHS    NINE MONTHS
                                                                      MONTHS ENDED       ENDED          ENDED
                                                                      DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                                          1996           1996           1997
                                                                      -------------  -------------  -------------
Administrative costs and expenses of LIW that will be eliminated as
  a result of the LIW Acquisition...................................    $  (1,000)     $    (750)     $    (750)
Pro forma adjustment to reverse LIW reserve captured in purchase
  accounting........................................................           --             --         (4,697)
                                                                      -------------       ------    -------------
    Total...........................................................    $  (1,000)     $    (750)     $  (5,447)
                                                                      -------------       ------    -------------
                                                                      -------------       ------    -------------
Additional depreciation as a result of the LIW Acquisition..........    $   2,280      $   1,710      $   1,710
                                                                      -------------       ------    -------------
                                                                      -------------       ------    -------------

    Additional depreciation relates to the excess of purchase cost over book value of net assets acquired and is allocated to property and equipment depreciated on a straight-line basis using an average useful life of approximately 10 years (see Note 2 to the Unaudited Pro Forma Condensed Combined Balance Sheet).

                        INTERNATIONAL LOGISTICS LIMITED

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

    (5) Reflects adjustments to interest expense for the Old Notes Offering as if such offering were completed at the beginning of the respective period as follows:

                                                                         TWELVE       NINE MONTHS    NINE MONTHS
                                                                      MONTHS ENDED       ENDED          ENDED
                                                                      DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                                          1996           1996           1997
                                                                      -------------  -------------  -------------
Interest on the Old Notes...........................................    $  10,725      $   8,044      $   8,044
Amortization of deferred financing costs related to the Old Notes
  Offering and the New Credit Facility..............................        1,000            750            750
                                                                      -------------       ------         ------
Pro forma interest expense for the Old Notes Offering...............       11,725          8,794          8,794
                                                                      -------------       ------         ------
Less interest expense on retired debt...............................       (8,025)        (6,019)        (6,019)
Less amortization of deferred financing costs of retired debt.......         (656)          (492)          (492)
                                                                      -------------       ------         ------
Pro forma interest expense related to existing debt.................       (8,681)        (6,511)        (6,511)
                                                                      -------------       ------         ------
Net adjustment......................................................    $   3,044      $   2,283      $   2,283
                                                                      -------------       ------         ------
                                                                      -------------       ------         ------

    Amortization of deferred financing costs assume costs related to the Old Notes Offering and New Credit Facility of approximately $5,400 and $2,300 amortized over a period of 10 and 5 years, respectively.

    The amount of retired debt is assumed to be $80,536 with an assumed interest rate of 9.96% as if the debt were retired at the beginning of the respective period. Net deferred financing costs on the retired debt approximates $4,594 amortized over 7 years.

    (6) Reflects adjustment to gain on the October 31, 1996 sale of LEP-USA and LEP-Canada to ILOG recorded by LIW.

    (7) Reflects the tax effect of Completed Acquisitions Adjustments and Pro Forma Adjustments.

    (8) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization, and other non-cash items such as share of loss in equity investments, extraordinary loss and minority interests. EBITDA also includes other income and expenses and cash advances to and cash dividends received from companies accounted for under the equity method or consolidated subsidiaries in which LIW has a controlling interest. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. See the Consolidated Statement of Cash Flows of the Company and LIW and the related notes thereto included in this Prospectus. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the ability to service debt.

    (9) "Cash interest expense" represents interest expense recorded in the statement of operations less amortization of deferred financing costs. Total debt and cash interest expense give effect to the Old Notes Offering and other interest bearing debt after application of proceeds from the Old Notes Offering. See "Use of Proceeds" and "Historical and Pro Forma Consolidated Capitalization."

    (10) Pro forma earnings were inadequate to cover pro forma fixed charges by $20,696, $14,141 and $15,531 for the twelve months ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997, respectively.

    (11) For purposes of this computation, fixed charges consist of interest expense and amortization of deferred financing costs and the estimated portion of rental expense attributable to interest. Earnings consist of income (loss) before income taxes excluding equity investment losses plus fixed charges.

              SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

    The following table summarizes certain selected consolidated financial data, which should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere herein and with "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected consolidated financial data for the years ended March 31, 1993, 1994, 1995 and 1996 and for the periods from April 1, 1996 to May 1, 1996 and from May 2, 1996 to December 31, 1996 have been derived from the audited consolidated financial statements of the Company and Bekins (the "Company Predecessor"). The selected financial data as of and for the period from May 2, 1996 to September 30, 1996 and as of and for the nine months ended September 30, 1997 have been derived from the Company's unaudited consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations as of such dates and for such periods. The results for the nine month period ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year or the quarter following in 1997.

                                   Company Predecessor(1)
----------------------------------------------------------------------------------------
                                       Year Ended March 31,(2)
                                --------------------------------------
                                  1993      1994      1995      1996
                                --------  --------  --------  --------
                                                                          Period From
                                                                        April 1, 1996 to
                                                                         May 1, 1996(2)
                                                                        ----------------
                                                              (Dollars in thousands)
INCOME STATEMENT DATA:
  Revenues....................  $244,353  $238,812  $242,966  $231,752      $17,458
  Transportation and other
    direct costs..............   192,530   186,570   191,278   179,611       13,634
                                --------  --------  --------  --------      -------
  Net revenues................    51,823    52,242    51,688    52,141        3,824
  Other operating expenses....    40,853    40,799    43,008    42,810        3,309
  Depreciation and
    amortization..............     6,085     6,054     5,675     4,194          337
                                --------  --------  --------  --------      -------
    Operating income (loss)...     4,885     5,389     3,005     5,137          178
  Interest expense, net.......     3,552     1,758     2,252     2,397          230
  Other (income) expense......        32       (26)     (259)       34          (73)
                                --------  --------  --------  --------      -------
    Income (loss) before
     income taxes and
     extraordinary item.......     1,301     3,657     1,012     2,706           21
  Income tax provision
    (benefit).................       628     1,880       816     1,508           48
                                --------  --------  --------  --------      -------
    Income (loss) before
     extraordinary item.......       673     1,777       196     1,198          (27)
  Extraordinary loss on early
    extinguishment of debt,
    net of tax benefit of
    $664(4)...................     --        --        --        --         --
                                --------  --------  --------  --------      -------
    Net income (loss).........  $    673  $  1,777  $    196  $  1,198      $   (27)
                                --------  --------  --------  --------      -------
                                --------  --------  --------  --------      -------
OTHER FINANCIAL DATA:
  EBITDA(5)...................  $ 10,938  $ 11,469  $  8,939  $  9,297      $   588
  Capital expenditures........     3,055     3,210     3,251     3,175          130
  Ratio of earnings to fixed
    charges(6)(7).............       1.3x      2.8x      1.4x      2.1x         1.1x
BALANCE SHEET DATA:
  Current assets..............  $ 39,115  $ 38,437  $ 35,389  $ 33,313      $32,834
  Property and equipment,
    net.......................    14,285    12,011    10,080     8,266        8,143
  Total assets................    81,264    74,604    71,276    64,476       63,845
  Current liabilities.........    44,099    57,223    36,799    48,188       48,798
  Long-term debt (including
    current portion)..........    22,911    18,861    21,049    11,915       15,634
  Other noncurrent
    liabilities...............    11,431    10,219     7,423     7,768        6,567
  Minority interest...........
  Redeemable preferred
    stock.....................
  Stockholders' equity........     4,487     6,264     6,879     8,137        8,112

                                                              Company
                                --------------------------------------------------------------------
                                 Period From May 2,         Period From
                                      1996 to               May 2, 1996          Nine Months Ended
                                December 31, 1996(3)   to September 30, 1996   September 30, 1997(3)
                                --------------------   ---------------------   ---------------------

                                                       (Unaudited)             (Unaudited)
INCOME STATEMENT DATA:
  Revenues....................        $225,793                $89,975                $550,141
  Transportation and other
    direct costs..............        181,208                  73,748                 436,466
                                      -------                 -------                --------
  Net revenues................         44,585                  16,227                 113,675
  Other operating expenses....         37,554                  11,375                 105,659
  Depreciation and
    amortization..............         16,310                   9,690                  22,138
                                      -------                 -------                --------
    Operating income (loss)...         (9,279)                 (4,838)                (14,122)
  Interest expense, net.......          2,981                   1,419                   5,765
  Other (income) expense......       --                           (21)                    (88)
                                      -------                 -------                --------
    Income (loss) before
     income taxes and
     extraordinary item.......        (12,260)                 (6,236)                (19,799)
  Income tax provision
    (benefit).................         (4,013)                 (2,232)                 (6,546)
                                      -------                 -------                --------
    Income (loss) before
     extraordinary item.......         (8,247)                 (4,004)                (13,253)
  Extraordinary loss on early
    extinguishment of debt,
    net of tax benefit of
    $664(4)...................           (997)               --                      --
                                      -------                 -------                --------
    Net income (loss).........        $(9,244)                $(4,004)               $(13,253)
                                      -------                 -------                --------
                                      -------                 -------                --------
OTHER FINANCIAL DATA:
  EBITDA(5)...................        $ 7,031                 $ 4,873                $  8,104
  Capital expenditures........          1,369                     950                   5,551
  Ratio of earnings to fixed
    charges(6)(7).............       --                      --                      --
BALANCE SHEET DATA:
  Current assets..............        $135,036                $41,792                $310,498
  Property and equipment,
    net.......................         11,781                   5,754                  46,696
  Total assets................        236,684                   7,901                 457,431
  Current liabilities.........        123,144                  39,170                 310,634
  Long-term debt (including
    current portion)..........         66,314                  30,616                  90,261
  Other noncurrent
    liabilities...............         11,117                   6,758                  35,624
  Minority interest...........                                                          2,205
  Redeemable preferred
    stock.....................                                                          8,052
  Stockholders' equity........         40,619                  12,430                  29,245

 See accompanying Notes to Selected Consolidated Financial Data of the Company.

                        INTERNATIONAL LOGISTICS LIMITED

          NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                             (DOLLARS IN THOUSANDS)

    (1) On May 2, 1996, the Company acquired all of the outstanding shares of the Company Predecessor. See "Recent Acquisitions" and Note 3 to the Company's Consolidated Financial Statements.

    (2) Includes the operating results of Bekins Moving and Storage division ("BMS"). Upon acquisition of Bekins by the Company on May 2, 1996, BMS was treated as discontinued with the net assets of BMS recorded as a current asset--see Note 3 to the Company's Consolidated Financial Statements. The following is selected financial information of BMS:

                                                               YEAR ENDED MARCH 31,
                                                    ------------------------------------------
                                                      1993       1994       1995       1996
                                                    ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Revenues........................................  $  54,491  $  52,880  $  53,948  $  47,264
  Net revenues....................................     18,327     18,803     19,564     17,855
  Depreciation and amortization...................      1,447      1,413      1,453      1,237
  Operating income (loss).........................          7        440        470        243
OTHER FINANCIAL DATA:
  EBITDA..........................................  $   1,454  $   1,853  $   1,923  $   1,480
  Capital expenditures............................        561      1,817      1,216        608

    (3) Includes the accounts of LEP-USA and LEP-Canada since November 1, 1996 when acquired from LIW and the accounts of Matrix since its acquisition on November 7, 1996. See "Recent Acquisitions" and Note 3 to the Company's Consolidated Financial Statements.

    (4) On October 31, 1996, the Company applied proceeds from the Old Credit Facility to retire certain indebtedness incurred to finance the acquisition of Bekins. In connection with such transaction, the Company recorded an extraordinary loss of $1,661 ($997 net of tax) related to the write-off of unamortized deferred financing costs.

    (5) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization, and other non-cash terms such as share of loss in equity investments, extraordinary loss and minority interests. EBITDA also includes other income and expenses and cash advances to and cash dividends received from companies accounted for under the equity method or consolidated subsidiaries in which LIW has a controlling interest. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. See the Consolidated Statement of Cash Flows of the Company and the related Notes thereto included in this Prospectus. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the ability to service debt.

    (6) For purposes of this computation, fixed charges consist of interest expense and amortization of deferred financing costs and the estimated portion of rental expense attributable to interest. Earnings consists of income (loss) before income taxes plus fixed charges.

    (7) Earnings were inadequate to cover fixed charges by $12,260, $6,236 and $15,531 for the period from May 2, 1996 to December 31, 1996, the period from May 2, 1996 to September 30, 1996 and for the nine months ended September 30, 1997, respectively.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF LIW

    The following table summarizes certain selected financial data, which should be read in conjunction with LIW's financial statements and notes thereto included elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected consolidated financial data as of December 31, 1992, 1993, 1994 and 1995 and for the periods from January 1, 1996 to January 23, 1996 and January 24, 1996 to December 31, 1996, set forth in U.K. GAAP in British Pounds Sterling, has been derived from the audited combined and consolidated financial statements of LIW and the LIW Predecessor which have been audited by Price Waterhouse, Chartered Accountants and Registered Auditors. The data for the nine months ended September 30, 1997, has been derived from LIW's accounting records and the unaudited interim consolidated financial statements of LIW. In the opinion of LIW management, the unaudited interim consolidated financial statements for the nine months ended September 30, 1997 have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations as of such dates and for such periods. With respect to the nine months ended September 30, 1996, the financial statements of LIW have been derived from management reports. Management has made such adjustments to these reports as they believe are necessary for a fair presentation of the statement of operations with respect to the nine months ended September 30, 1996. However, there can be no assurances that such financial statements are as reliable or accurate as financial statements that were prepared using normal interim period or year-end financial reporting procedures. In addition, such financial statements have not been subject to independent review of the independent accountants of LIW or the Company. The combined and consolidated financial statements of LIW and its predecessor for periods other than the period ended September 30, 1996 have been prepared in accordance with U.K. GAAP, which differs in certain significant respects from U.S. GAAP. See Notes 24 and 25 to the Combined and Consolidated Financial Statements of LIW and Note 8 to the Unaudited Interim Consolidated Financial Statements of LIW included elsewhere herein. The selected financial data for the fiscal years ended December 31, 1992, 1993, 1994 and 1995, for the period from January 1, 1996 to January 23, 1996, for the period from January 24, 1996 to December 31, 1996 and (unaudited) for the periods from January 24, 1996 to September 30, 1996 and the nine months ended September 30, 1997, set forth in U.S. GAAP in U.S. Dollars, has been derived from the audited and unaudited consolidated financial statements of LIW and its predecessor and adjusted for differences between U.K. GAAP and U.S. GAAP.

                                                       U.K. GAAP IN U.K. POUNDS (POUNDS IN THOUSANDS)
                        ------------------------------------------------------------------------------------------------------------
                                             LIW PREDECESSOR(1)(2)
                        ---------------------------------------------------------------
                                            YEAR ENDED DECEMBER 31,                                          LIW
                        ---------------------------------------------------------------   ------------------------------------------
                                                                            PERIOD FROM   PERIOD FROM    PERIOD FROM
                                                                            JANUARY 1,    JANUARY 24,    JANUARY 24,    NINE MONTHS
                                                                              1996 TO       1996 TO        1996 TO         ENDED
                                                                            JANUARY 23,   DECEMBER 31,    SEPTEMBER    SEPTEMBER 30,
                           1992         1993         1994         1995         1996         1996(2)      30, 1996(2)       1997
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
                                                                                                         (UNAUDITED)    (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues............  L 1,073,681  L 1,032,689  L 1,096,377  L 1,106,223    L 68,362     L 958,864      L 748,900      L 505,026
  Transportation and
    other direct
    costs.............      876,873      831,319      900,700      906,743      55,618       778,897        613,406        408,436
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
    Net revenues......      196,808      201,370      195,677      199,480      12,744       179,967        135,494         96,590
  Other operating
    expenses..........      199,437      192,661      188,176      204,840      11,948       180,039        136,281         95,000
  Depreciation and
    amortization......        6,632        5,654        4,670        4,234         244         3,424          2,690          1,554
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
    Operating income
      (loss)..........       (9,261)       3,055        2,831       (9,594)        552        (3,496)        (3,477)            36
  Interest expense,
    net...............        2,843        2,478        1,985        2,741          98         1,227          1,046            506
  Share of (income)
    loss in equity
    investments.......          145         (135)         (14)       1,021          86         1,283            612            565
  Other (income)
    expense...........      --             1,769(3)     --         --           --            (5,800)(3)     --                275
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
  Income (loss) before
    income taxes and
    minority
    interests.........      (12,249)      (1,057)         860      (13,356)        368          (206)        (5,135)        (1,310)
  Income tax provision
    (benefit).........          (32)       2,809        1,780        5,987         168         2,420          1,431          1,246
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
  Income (loss) before
    minority
    interests.........      (12,217)      (3,866)        (920)     (19,343)        200        (2,626)        (6,566)        (2,556)
  Minority
    interests.........         (324)        (221)        (353)        (397)        (26)         (386)          (461)          (223)
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
    Net income
      (loss)..........    L (12,541)    L (4,087)    L (1,273)   L (19,740)      L 174      L (3,012)      L (7,027)      L (2,779)
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
OTHER FINANCIAL DATA:
  EBITDA(4)...........     L (2,859)     L 7,061      L 7,284     L (4,925)      L 796       L 5,035         L (817)         L 321
  Cash (advances to)
    dividends received
    from equity
    investments.......            3          269           17          670      --              (410)            58           (954)
  Cash (advances to)
    dividends received
    from minority
    interests.........         (233)        (148)        (234)        (235)     --              (283)           (88)           (40)
  Capital
    expenditures......        3,255        1,202        1,935        2,981      --             1,758          1,249            955
  Ratio of earnings to
    fixed
    charges(5)(6).....      --               0.7x         1.4x     --              4.0x          1.5x        --            --
BALANCE SHEET DATA:
  Current assets......    L 172,674    L 169,816    L 171,024    L 181,889   L 181,320     L 127,531      L 171,508      L 122,739
  Property and
    equipment, net....       45,559       34,603       33,904       33,580      31,621        22,306         28,996         20,488
  Total assets........      231,174      215,214      215,973      224,860     216,842       152,206        203,804        146,963
  Current
    liabilities.......      174,307      155,587      165,734      186,304     178,240       122,376        170,751        121,839
  Long-term debt
    (including current
    portion)..........       33,223       23,394       24,726       39,383      39,768        11,239         28,056          9,690
  Other noncurrent
    liabilities.......       12,510       14,238       14,704       18,256      18,209        15,414         20,628         15,210
  Minority interest...        1,668        1,651        1,479        1,455       1,481         1,447          1,815          1,485
  Stockholders'
    equity............       30,974       32,296       29,306       15,035      15,081        11,122          8,447          7,240

     See accompanying Notes to Selected Consolidated Financial Data of LIW.

                              U.K. GAAP IN U.S. DOLLARS                              U.K. GAAP IN U.S. DOLLARS
                               (DOLLARS IN THOUSANDS)                                (DOLLARS IN THOUSANDS)(6)
                        -------------------------------------  ---------------------------------------------------------------------
                                             LIW PREDECESSOR(1)(2)
                        ---------------------------------------------------------------
                                            YEAR ENDED DECEMBER 31,                                          LIW
                        ---------------------------------------------------------------   ------------------------------------------
                                                                            PERIOD FROM   PERIOD FROM    PERIOD FROM
                                                                            JANUARY 1,    JANUARY 24,    JANUARY 24,    NINE MONTHS
                                                                              1996 TO       1996 TO        1996 TO         ENDED
                                                                            JANUARY 23,   DECEMBER 31,    SEPTEMBER    SEPTEMBER 30,
                           1992         1993         1994         1995         1996         1996(2)      30, 1996(2)       1997
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
                                                                                                         (UNAUDITED)    (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues............  $ 1,626,090  $ 1,527,760  $ 1,710,677  $ 1,717,964   $ 103,466     $1,641,863     $1,172,029     $ 817,385
  Transportation and
    other direct
    costs.............    1,328,024    1,229,853    1,405,362    1,408,172      84,178     1,333,706        959,980        661,054
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
    Net revenues......      298,066      297,907      305,315      309,792      19,288       308,157        212,049        156,331
  Other operating
    expenses..........      302,047      285,023      293,611      317,572      18,000       307,394        212,771        153,086
  Depreciation and
    amortization......       10,044        8,365        7,287        6,030         336         3,930          2,518            607
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
    Operating income
      (loss)..........      (14,025)       4,519        4,417      (13,810)        952        (3,167)        (3,240)         2,638
  Interest expense,
    net...............        4,306        3,666        3,097        4,257         148         2,101          1,637            819
  Share of (income)
    loss in equity
    investments.......          220         (200)         (22)       1,586         130         2,197            958            914
  Other (income)
    expense...........      --             2,617(3)     --         --           --           (15,729)(3)       (327)           398
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
  Income (loss) before
    income taxes and
    minority
    interests.........      (18,551)      (1,564)       1,342      (19,653)        674         8,264         (5,508)           507
  Income tax provision
    (benefit).........          (48)       4,156        2,777        9,478         282         6,115          3,174          2,910
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
  Income (loss) before
    minority
    interests.........      (18,503)      (5,720)      (1,435)     (29,131)        392         2,149         (8,682)        (2,403)
  Minority
    interests.........         (491)        (327)        (551)        (617)        (39)         (661)          (721)          (361)
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
    Net income
      (loss)..........  $   (18,994) $    (6,047) $    (1,986) $   (29,748)  $     353     $   1,488      $  (9,403)     $  (2,764)
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
                        -----------  -----------  -----------  -----------  -----------   ------------   -----------   -------------
OTHER FINANCIAL DATA:
  EBITDA(4)...........  $    (4,329) $    10,446  $    11,366  $    (7,104)  $   1,288     $  15,305      $    (442)     $   1,238
  Cash (advances to)
    dividends received
    from equity
    investments.......            5          398           27        1,041      --              (702)            91         (1,544)
  Cash (advances to)
    dividends received
    from minority
    interests.........         (353)        (219)        (365)        (365)     --              (485)          (138)           (65)
  Capital
    expenditures......        4,930        1,778        3,019        4,629      --             3,010          1,955          1,546
  Ratio of earnings to
    fixed
    charges(5)(7).....      --              0.7x         1.4x      --             4.5x          4.0x             --            2.7
Balance Sheet Data:
  Current assets......  $   261,515  $   251,226  $   266,849  $   282,474   $ 274,428     $ 218,371      $ 268,410      $ 198,653
  Property and
    equipment, net....       68,999       51,192       52,900       30,103      26,373        15,616         19,922         13,773
  Total assets........      350,113      318,388      336,983      327,595     307,127       251,119        302,504        228,917
  Current
    liabilities.......      263,988      230,175      258,595      289,330     269,766       209,544        267,225        197,196
  Long-term debt
    (including current
    portion)..........       50,316       34,609       38,580       61,162      60,189        19,245         43,908         15,683
  Other noncurrent
    liabilities.......       18,946       21,064       22,943       29,102      28,290        27,505         34,607         24,399
  Minority interest...        2,526        2,442        2,308        2,260       2,241         2,478          2,840          2,403
  Stockholders'
    equity............       46,910       47,779       45,726          986       1,031         8,430            407          2,557

     See accompanying Notes to Selected Consolidated Financial Data of LIW.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

              NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA OF LIW

                       (DOLLARS AND POUNDS IN THOUSANDS)

    (1) On January 24, 1996, the LIW Predecessor was purchased by LIW together with LEP International A/S, LIW's Danish affiliate.

    (2) Includes the accounts of LEP-USA and LEP-Canada until October 31, 1996 when sold to the Company. See "Recent Acquisitions" and Note 1 to the LIW consolidated financial statements.

    (3) For the year ended December 31, 1993, amount represents loss on sale of property in Cologne, Germany. For the period January 24, 1996 to December 31, 1996 amount primarily represents gain on sale of LEP-USA and LEP-Canada to the Company. See Note 2 above and Note 21(a) to the Consolidated Financial Statements of LIW.

    (4) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization, and other non cash items such as share of loss in equity investments, extraordinary loss and minority interest. EBITDA is further adjusted to include other income and expenses and cash advances to and cash dividends received from companies accounted for under the equity method or consolidated subsidiaries in which LIW has a controlling interest. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. See the Consolidated Statement of Cash Flows of LIW and the related Notes thereto included in this Prospectus. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the ability to service debt.

    (5) For purposes of this computation, fixed charges consist of interest expense and amortization of deferred financing costs and the estimated portion of rental expense attributable to interest. Earnings consists of income (loss) before income taxes excluding equity investment losses plus fixed charges.

    (6) Earnings were inadequate to cover fixed charges by L12,104, L12,335 and L4,523 for the years ended December 31, 1992 and 1995 and for the period January 24, 1996 to September 30, 1996, respectively.

    (7) Earnings were inadequate to cover fixed charges by $18,331, $18,067 and $4,550 for the years ended December 31, 1992 and 1995 and for the period January 24, 1996 to September 30, 1996, respectively.

    (8) Amounts shown as of and for the year ended December 31, 1995 and all subsequent periods have been converted into U.S. GAAP based on the information disclosed in Notes 24 and 25 to the LIW Consolidated Financial Statements included elsewhere herein with amounts for all periods shown translated into U.S. Dollars for convenience purposes only using the respective period end Noon Buying Rate. See also "Prospectus Summary--Exchange Rates".

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                   PRO FORMA

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH "UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS," "SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY," "SELECTED CONSOLIDATED FINANCIAL DATA OF LIW," THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS OF LIW INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INCLUDE RISKS AND OTHER UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE THOSE DISCUSSED BELOW, AS WELL AS GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION AND OTHER FACTORS DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

GENERAL

    The Company commenced operation on May 2, 1996 in connection with its acquisition of Bekins. On October 31, 1996, the Company acquired LEP and securities representing 33.3%, in the aggregate, of the common equity of LIW. On November 7, 1996, the Company acquired Matrix. On September 30, 1997, the Company acquired an additional 41.9% of the common equity of LIW and on December 15, 1997, the Company completed the acquisition of all of the remaining equity securities of LIW. All of such acquisitions were accounted for by the purchase method of accounting, and accordingly, the book values of the assets and liabilities of the acquired companies were adjusted to reflect their estimated values at the dates of acquisition. As a result of these acquisitions and related accounting treatments, management does not believe the financial statements of the Company are comparable to stand alone financial statements of the Company Predecessor, LIW or Matrix. Therefore, comparisons may be made between pro forma combined results of the Company and LIW for the nine months ended September 30, 1997 and the pro forma combined results of the Company, the Company Predecessor, LIW and Matrix for the nine months ended September 30, 1996.

    The Company is the largest non-asset-based provider of worldwide logistics and transportation services headquartered in the United States, based on revenues for 1996 and after giving pro forma effect to the LIW Acquisition. The Company's primary business operations involve obtaining shipment or material orders from customers, creating and delivering a wide range of logistics solutions to meet customers' specific requirements for transportation and related services, and arranging and monitoring all aspects of material flow activity utilizing advanced information technology systems. The logistics solutions include domestic and international freight forwarding and door-to-door delivery services using a wide range of transportation modes, including air, ocean, truck and rail. The Company also provides value-added services such as warehousing, inventory management, assembly, customs brokerage, distribution and installation for manufacturers and retailers of commercial and consumer products such as copiers, computers, pharmaceutical supplies, medical equipment, consumer durables and aviation products. The Company also specializes in arranging for the worldwide transportation of goods for major infrastructure projects, such as power plants, oil refineries, oil fields and mines, to lesser developed countries and remote geographic locations. In addition, the Company provides international and domestic relocation services through two of its divisions.

    The portion of the Company's business that is focused on traditional transportation and logistics services normally experiences a higher percentage of its revenues and operating income in the fourth calendar quarter as volumes increase for the holiday season. Conversely, the Company's domestic household goods relocation business experiences approximately half of its revenue between June and September. In addition, Matrix has a significant project logistics business which is cyclical due to its dependence upon the timing of shipment volumes for large, one-time projects. Because of this uneven revenue and earnings stream of the project-related business, and recognizing that the performance of Matrix in 1996 would not be maintained in 1997 due to the conclusion of two major contracts, the acquisition of Matrix was structured with a significant portion of the total potential consideration tied to future financial performance. See "Notes to Consolidated Financial Statements of the Company--Note 3."

    Through the Subsidiary Acquisitions, the Company has created a global network that provides a broad range of transportation and logistics services through points of service in both industrialized and developing nations with a strong local presence in North America, Europe and Asia. Because of its global position, broad service offerings and technologically-advanced information systems, the Company believes it is well-positioned to participate in the growing trend for large corporations to outsource logistics and transportation distribution services. The United States logistics services industry generated approximately $25.0 billion in revenues in 1996, having experienced an average annual growth rate of approximately 20.0% from 1992 to 1996. The Company believes that the global logistics service industry is three to four times the size of the U.S. logistics services industry. In addition, the Company's future operating results will be dependent on the economic environments in which it operates. Demand for the Company's services will also be affected by economic conditions in the industries of the Company's customers. The Company's principal businesses are directly impacted by the volume of domestic and international trade between the United States and foreign nations and among foreign nations.

    Pro forma revenues are exclusive of any customs duty invoiced to customers. Net revenues are net of all transportation costs payable to agent service providers or third-party air, ocean or ground service providers. The net revenues of the Company (gross revenues less costs of transportation) are the primary indicator of the Company's ability to source, add value and resell services and products that are provided by third parties, and are considered by management of the Company to be the primary measurement of growth for the Company. Other operating expenses include the percentage of revenue or net revenues paid to independent sales contractors or agents for sales, marketing and coordination services as well as other operating expenses.

    The pro forma combined results presented include the benefits of synergy initiatives completed or nearly completed in North America resulting from the Bekins, LEP and Matrix acquisitions. These initiatives have generated the following synergy benefits: consolidation of duplicate crossdock operations, selected scheduled transportation truck runs and duplicate computer data centers and increased purchasing power for telecommunication services and insurance coverages. These synergies would have resulted in pro forma savings of $5.3 million for 1996. In addition, the Company anticipates the consolidation of certain corporate office functions and related personnel between its offices in the United States and that of LIW in the United Kingdom. Benefits of these expected lower corporate costs have been estimated at $1.0 million on an annual basis and are included in the following pro forma results.

RESULTS OF OPERATIONS

    The pro forma statements are presented based on the historical businesses which are part of the Company. Going forward, portions of each of these former stand-alone businesses may be shifted to another business segment based on operational expertise and infrastructure considerations. Therefore, historic business segment definitions will likely change over time. Synergy benefits described above from North America initiatives have been allocated to the respective operating entities' results in the table below. LIW's results reflect conversion both to U.S. Dollars and U.S. GAAP. Analysis of LIW results of operations in British Pounds Sterling and also in U.K. GAAP is included elsewhere in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The results of LIW reported below include results from LIW and LEP for the full time periods presented and are not affected by the LEP Sale. The results of Bekins are presented in its two principal operating units: high-value products and logistics ("HVP/ Logistics"), a provider of inventory management, distribution, specialized truck transportation and network-based logistics services for manufacturers and distributors of high-value products, and HHG, a provider of domestic relocation and storage services. BMS has been excluded from pro forma results since BMS was treated as a discontinued operation in May 1996 at the time of the acquisition of Bekins. With respect to the nine months ended September 30, 1996, the financial statements of LIW have been derived from management reports. Management has made such adjustments to these reports as they believe are necessary for a fair presentation of the statement of operations with respect to the nine months ended September 30, 1996. However, there can be no assurances that such financial statements are as reliable or accurate as financial statements prepared using normal interim or year-end financial reporting procedures. In addition, such financial statements have not been subject to independent review of the independent accountants of LIW or the Company.

    In connection with the Subsidiary Acquisitions, the Company incurred a significant amount of goodwill and other intangible assets of which approximately $21.8 million was amortized in the Company's pro forma financial statements for the fiscal year ended December 31, 1996 and $16.3 million was amortized for each of the nine months ended September 30, 1996 and 1997. The Company believes that amortization expense should decrease to $3.1 million in fiscal 1998 because the portion of the intangible assets from the Subsidiary Acquisitions with twelve to twenty-four month amortization periods will have been already expensed.

                                                   PRO FORMA STATEMENTS
                                          --------------------------------------
                                          TWELVE MONTHS
                                              ENDED         NINE MONTHS ENDED
                                          DECEMBER 31,        SEPTEMBER 30,
                                          -------------   ----------------------
                                              1996           1996        1997
                                          -------------   ----------  ----------
                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  LIW...................................   $1,373,108     $  962,085  $  889,895
  Bekins: HVP/Logistics.................       85,144         63,089      64,716
          HHG...........................      104,812         81,422      83,984
  Matrix................................       75,777         60,522      50,409
                                          -------------   ----------  ----------
    Consolidated........................   $1,638,841     $1,167,118  $1,089,004
                                          -------------   ----------  ----------
                                          -------------   ----------  ----------
Net Revenues:
  LIW...................................   $  347,483     $  232,449  $  229,087
  Bekins: HVP/Logistics.................       19,266         14,214      14,914
          HHG...........................       18,177         13,692      14,468
  Matrix................................       18,807         14,517      12,096
                                          -------------   ----------  ----------
    Consolidated........................      403,733        274,872     270,565
                                          -------------   ----------  ----------
Other Operating Expenses:
  LIW...................................      341,516        229,735     221,348
  Bekins: HVP/Logistics.................       10,408          7,532       9,092
          HHG...........................       14,356         10,474      10,364
  Matrix................................       11,224          7,379       9,296
  Corporate.............................        2,900          2,108       2,809
                                          -------------   ----------  ----------
    Consolidated........................      380,404        257,228     252,909
Depreciation and Amortization...........       33,079         23,870      24,455
                                          -------------   ----------  ----------
Operating Loss..........................       (9,750)        (6,226)     (6,799)
Interest Expense, Net...................       10,967          7,997       8,867
Share of Loss in Equity Investment......        2,344          1,093         914
Other (Income) Expense..................         (676)          (368)       (135)
Income Tax Benefit......................         (136)        (1,127)     (4,376)
Minority Interests......................         (706)          (762)       (361)
                                          -------------   ----------  ----------
Net Loss................................   $  (22,955)    $  (14,583) $  (12,430)
                                          -------------   ----------  ----------
                                          -------------   ----------  ----------
OTHER DATA:
EBITDA:
  LIW...................................   $    5,436     $    2,994  $    6,261
  Bekins: HVP/Logistics.................        8,858          6,682       5,822
          HHG...........................        3,841          3,259       4,108
  Matrix................................        7,583          7,138       2,800
  Corporate.............................       (2,900)        (2,108)     (2,809)
                                          -------------   ----------  ----------
    Consolidated........................   $   22,818     $   17,965  $   16,182
                                          -------------   ----------  ----------
                                          -------------   ----------  ----------
EBITDA/Net Revenues:
  LIW...................................    1.6   0.4%     1.3   0.3%  2.7   0.7%
  Bekins: HVP/Logistics.................   46.0  10.4%    47.0  10.6% 39.0   9.0%
          HHG...........................   21.1   3.7%    28.8   4.0% 28.4   4.9%
  Matrix................................   40.3  10.0%    49.2  11.8% 23.1   5.6%
  Consolidated..........................    5.7   1.4%     6.5   1.5%  6.0   1.5%

NINE MONTHS ENDED SEPTEMBER 30, 1997 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1996

    REVENUES. The Company's revenues decreased by approximately $78.1 million, or 6.7%, to $1,089.0 million for the nine months ended September 30, 1997 from $1,167.1 million for the nine months ended September 30, 1996. Currency fluctuations accounted for $60.4 million of the decrease in LIW. Exclusive of currency fluctuations, LIW Europe revenues decreased by $2.8 million, LIW Asia/Pacific revenues decreased by $7.2 million due to changes in product mix and LEP revenues increased by $2.9 million. A decrease in volume and revenues of Matrix due to the conclusion of two large project cargo contracts late in 1996 also contributed to the decrease in revenues in the period.

    NET REVENUES. Net revenues decreased by approximately $4.3 million, or 1.6%, to $270.6 million for the nine months ended September 30, 1997 from $274.9 million for the nine months ended September 30, 1996. Net revenues as a percentage of revenues during this period increased to 24.8% from the 23.6% for the same period in 1996. Currency fluctuations accounted for a $15.0 million decrease in LIW net revenues. Exclusive of currency fluctuations, net revenues of LIW Europe and LIW Asia/Pacific increased by $3.7 million and $6.4 million, respectively, due to increases of higher margin business in the product mix. Declines in the net revenues of Matrix were partially offset by a $1.5 million increase in net revenues at Bekins. Declines in the net revenues of Matrix resulted from the conclusion of two large project cargo contracts. The percent of net revenues to revenues increased for each operating company due to improved pricing controls and the aforementioned shift in product offerings to higher margin value-added services.

    OTHER OPERATING EXPENSES. Other operating expenses decreased by approximately $4.3 million, or 1.7%, to $252.9 million for the nine months ended September 30, 1997 from $257.2 million for the nine months ended September 30, 1996. Other operating expenses as a percentage of net revenues for the nine month period ending September 30, 1997 decreased slightly to 93.5% from 93.6% for the same period in 1996. Currency fluctuations accounted for $14.6 million of the decrease in LIW operating expenses. Exclusive of currency fluctuations, other operating expenses of LIW Europe decreased by $5.2 million while other operating expenses of LIW Asia/Pacific increased by $3.9 million. This net dollar reduction in other operating expenses at LIW was offset, however, by increases at HVP/Logistics, Matrix and a higher level of Corporate expenses. The Matrix increase was due primarily to costs associated with additional sales and operations infrastructure added in 1997 to develop and service numerous new customers to mitigate the impact of the conclusion of two major contracts. The Company intends to invest approximately $30.0 million over the next three years in new and improved information systems. Some of these capital expenditures may provide benefits to the Company through the reduction of other operating expenses.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased 2.5% to $24.5 million for the nine months ended September 30, 1997 compared to $23.9 million for the nine months ended September 30, 1996. Both periods reflect pro forma adjustments as if the Subsidiary Acquisitions were completed at the beginning of each period.

    OPERATING LOSS. The Company recorded a $6.8 million loss for the nine months ended September 30, 1997 as compared to $6.2 million for the nine months ended September 30, 1996 due to an increase in charges for depreciation and amortization expense. Operating income was also negatively affected by certain non-recurring items which amounted to $3.4 million and $2.4 million in the 1997 and 1996 periods, respectively. Substantially all of such charges relate to restructuring activities at LIW/LEP.

    INTEREST EXPENSE, NET. Interest expense, net, increased by approximately $0.9 million, or 10.9%, to $8.9 million for the nine months ended September 30, 1997 from $8.0 million for the nine months ended September 30, 1996. The decrease in interest expense of LIW as a result of the reduction in borrowings from the cash proceeds of the LEP sale was more than offset by increased interest expense of the Company associated with higher levels of working capital-related borrowings, primarily by LEP.

    SHARE OF INCOME (LOSS) IN EQUITY INVESTMENT. The share of loss in equity investment represents the Company's portion of losses incurred by LIW's Italian affiliate. LIW's portion of such losses decreased by approximately $0.2 million to $0.9 million for the nine months ended September 30, 1997 from $1.1 million for the nine months ended September 30, 1996. This decrease was due to operational improvements effected by LIW's restructuring efforts.

    INCOME TAX PROVISION. Income tax benefit changed by approximately $3.3 million, to a tax benefit of $4.4 million for the nine months ended September 30, 1997, from $1.1 million for the nine months ended September 30, 1996. The tax benefit for the nine months ended September 30, 1997 produced an effective benefit rate of 26.6%. Tax benefit for the nine months ended September 30, 1996 produced an effective benefit rate of 7.5% which was lower than 1997 due to the fact that losses generated in certain countries in which LIW operates were not available to offset taxable income in other countries.

    MINORITY INTERESTS. Interests held by minority shareholders in certain subsidiaries of LIW decreased by $0.4 million, or 52.6%, to $0.4 million for the nine months ended September 30, 1997 from $0.8 million for the nine months ended September 30, 1996.

This decrease was primarily due to the impact of foreign currency fluctuations in those LIW subsidiaries which have minority shareholders.

    NET LOSS. Net loss decreased by $2.2 million to $12.4 million for the nine months ended September 30, 1997 compared to $14.6 million for the nine months ended September 30, 1996. This improvement is due primarily to lower other operating expenses, minority interests and favorable income tax benefits.

LIQUIDITY AND CAPITAL RESOURCES

    Within North America, the Company has utilized cash flows from operations and borrowings under the Old Credit Facility to meet working capital requirements and to fund capital expenditures principally related to the improvement of existing information systems. Since May 2, 1996, the Company has received an aggregate of $5.6 million in net cash proceeds from the disposition of certain assets of BMS. At September 30, 1997, the Company had a working capital borrowing base under the Old Credit Facility of $78.4 million compared with working capital related borrowings of $17.3 million and outstanding letter of credit commitments of $9.0 million. In addition, as of September 30, 1997, the Company had $55.2 million of term borrowings outstanding under the Old Credit Facility and $2.0 million of capital lease commitments and other indebtedness outstanding. In connection with the LIW Acquisition and the Old Notes Offering, the Company applied certain of the proceeds of the Old Notes Offering to repay all amounts outstanding under the Old Credit Facility and enter into the New Credit Facility. See "New Credit Facility" and "Use of Proceeds."

    Total borrowings of LIW at September 30, 1997 were approximately $15.7 million, representing a combination of short-and long-term borrowings in local currencies in countries where LIW operates. Funding requirements have historically been satisfied by revenues from operations and borrowings under various bank credit facilities. In connection with the LIW Acquisition and the New Credit Facility, the Company anticipates that a certain amount of borrowing capacity will be provided to LIW based upon the level of accounts receivable in the United Kingdom. The Company believes that this borrowing ability and revenues from operations will be sufficient to meet the liquidity needs of LIW in the future.

    Approximately $75.8 million of the proceeds from the Old Notes Offering was used to repay the debt of the Company under the Old Credit Facility. In addition, $9.8 million of the proceeds was used to complete the acquisition of all outstanding LIW equity securities. See "Recent Acquisitions--LIW Acquisition." The balance of the proceeds of the Old Notes Offering will be used to pay transaction costs as well as for general corporate purposes which may include the repayment of debt of certain LIW subsidiaries. See "Use of Proceeds."

    The Company expects that its future liquidity needs will be primarily for debt service obligations, working capital and capital expenditures. The Company's primary sources of liquidity are cash flows from operations and borrowings under the New Credit Facility. Subsequent to September 30, 1997, the Company entered into the New Credit Facility which provides for up to $100.0 million of borrowing capacity, based upon the level of the Company's accounts receivable. Up to $30.0 million of the total commitment under the New Credit Facility may be derived from eligible accounts receivable of LEP International Ltd., a subsidiary of LIW ("LEP UK"). In addition to the increase in borrowing capacity provided by the New Credit Facility and the Notes, the Company intends to improve the efficiency of existing cash management consistent with systems currently used by other multinational corporations in order to reduce the need for external borrowing and to improve liquidity. The Company estimates its capital expenditures for 1997 and 1998 will be $13.7 million and $19.5 million, respectively. Of these amounts, $8.7 million and $12.8 million, respectively, relate to information technology projects. The Company also will be required to pay $0.9 million prior to July 1999 to purchase the remainder of its Italian affiliate and may have to fund undetermined amounts in connection with the ultimate resolution of tax, customs and similar matters and in connection with stock repurchase and other incentive compensation. See "Management--Incentive Compensation Plans--Employee Stock Ownership." See "Business--Litigation." The Company believes that funds provided from operations, cash available from proceeds of the Old Notes Offering, improved cash management and borrowings under the New Credit Facility will be sufficient to meet planned financial commitments and anticipated future needs.

    As of September 30, 1997, after giving pro forma effect to the Old Notes Offering, the Company would have had $110.0 million of debt relating to the Notes, $9.7 million of other funded indebtedness outstanding and no borrowings under the New Credit Facility. However, as of December 10, 1997, the Company had approximately $34.2 million in letters of credit outstanding under the New Credit Facility, leaving approximately $65.8 million of unused credit commitment under such facility.

                              COMPANY PREDECESSOR

GENERAL

    Following the acquisition of Bekins on May 2, 1996, Bekins' changed its fiscal year-end from March 31 to December 31. The results of Bekins are presented in three principal operating units: HVP/Logistics, HHG and BMS. The Company has pursued a strategy of converting the Company-owned BMS service centers into centers owned by independent moving and storage agents, which have or will become part of the Bekins HHG agent network. Since the acquisition of Bekins, BMS has been treated as a discontinued operation, with its net assets recorded on the balance sheet; however, the results are included in the Company Predecessor financial statements. See "Notes to Consolidated Financial Statements of the Company--Note 3."

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, the relative contribution to income and expense of the HVP/Logistics division, HHG division and BMS division.

                                                                                       FISCAL YEAR ENDED MARCH 31,
                                                                                     -------------------------------
                                                                                       1994       1995       1996
                                                                                     ---------  ---------  ---------
                                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  HVP/Logistics....................................................................  $  70,711  $  76,736  $  80,970
  HHG..............................................................................    115,221    112,282    103,518
  BMS..............................................................................     52,880     53,948     47,264
                                                                                     ---------  ---------  ---------
    Consolidated...................................................................  $ 238,812  $ 242,966  $ 231,752
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Net Revenues:
  HVP/Logistics....................................................................  $  13,440  $  14,279  $  15,521
  HHG..............................................................................     19,999     17,845     18,765
  BMS..............................................................................     18,803     19,564     17,855
                                                                                     ---------  ---------  ---------
    Consolidated...................................................................     52,242     51,688     52,141
Other Operating Expenses:
  HVP/Logistics....................................................................      9,269     10,402     11,820
  HHG..............................................................................     14,580     14,965     14,615
  BMS..............................................................................     16,950     17,641     16,375
                                                                                     ---------  ---------  ---------
    Consolidated...................................................................     40,799     43,008     42,810
Depreciation and Amortization......................................................      6,054      5,675      4,194
                                                                                     ---------  ---------  ---------
Operating Income...................................................................      5,389      3,005      5,137
Interest Expense, Net..............................................................      1,758      2,252      2,397
Other (Income) Expense.............................................................        (26)      (259)        34
Income Tax Provision...............................................................      1,880        816      1,508
                                                                                     ---------  ---------  ---------
Net Income.........................................................................  $   1,777  $     196  $   1,198
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
EBITDA:
  HVP/Logistics....................................................................  $   4,171  $   3,877  $   3,701
  HHG..............................................................................      5,445      3,139      4,116
  BMS..............................................................................      1,853      1,923      1,480
                                                                                     ---------  ---------  ---------
    Consolidated...................................................................  $  11,469  $   8,939  $   9,297
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
EBITDA/Net Revenues:
  HVP/Logistics....................................................................       31.0%      27.1%      23.8%
  HHG..............................................................................       27.2%      17.6%      21.9%
  BMS..............................................................................        9.9%       9.8%       8.3%
    Consolidated...................................................................       21.9%      17.3%      17.8%

FISCAL YEAR ENDED MARCH 31, 1996 VERSUS FISCAL YEAR ENDED MARCH 31, 1995

    REVENUES. Revenues decreased by approximately $11.2 million, or 4.6%, to $231.8 million for the year ended March 31, 1996 from $243.0 million for the year ended March 31, 1995. Revenues of the HVP/ Logistics division increased by approximately $4.3 million, or 5.5%, to $81.0 million for the year ended March 31, 1996 from $76.7 million for the year ended March 31, 1995. Such increase was attributable primarily to growth in the value-added logistics services business which was partially offset by an intentional reduction of low-margin truckload business.

    Revenues of the HHG division decreased by approximately $8.8 million, or 7.8%, to $103.5 million for the year ended March 31, 1996 from $112.3 million for the year ended March 31, 1995. This decrease was primarily attributable to a program initiated by Bekins' HHG management to strengthen the profitability of the HHG division. Specific HHG strategies were developed to eliminate lower margin national account business and create a geographic balance of tonnage, thereby also providing operational efficiencies. Such balance was achieved through the creation of a zoned pricing matrix which allowed the management of spot pricing by region for non-contract customers.

    Revenues of the BMS division decreased by approximately $6.6 million, or 12.4%, to $47.3 million for the year ended March 31, 1996 from $53.9 million for the year ended March 31, 1995. The BMS division revenue was also substantially impacted by the new HHG strategy, particularly as it related to the national balance of tonnage, with the majority of BMS revenue derived from the Southwest region of the United States.

    NET REVENUES. Net revenues increased by approximately $0.4 million, or 0.9%, to $52.1 million for the year ended March 31, 1996 from $51.7 million for the year ended March 31, 1995. In the HVP/ Logistics division, net revenues as a percentage of revenue increased to 19.2% for the year ended March 31, 1996 from 18.6% for the year ended March 31, 1995 due to an increased focus on generating higher prices per shipment and providing more value-added services such as inventory management and home delivery.

    In the HHG division, net revenues as a percentage of revenues increased to 18.1% for the year ended March 31, 1996 from 15.9% for the year ended March 31, 1995. The increase in net revenues for the HHG division was primarily attributable to more efficient operations resulting from the improved geographic balance of tonnage.

    In the BMS division, the $1.7 million net revenue decrease was attributable to a decrease in revenue, partially offset by a favorable change in the product mix. Net revenues as a percentage of revenue increased to 37.8% for the year ended March 31, 1996 from 36.3% for the year ended March 31, 1995.

    OTHER OPERATING EXPENSES. Other operating expenses remained virtually unchanged, decreasing by approximately $0.2 million, or 0.5%, to $42.8 million for the year ended March 31, 1996 from $43.0 million for the year ended March 31, 1995. The other operating expenses of the HVP/Logistics division increased along with the growth in revenue, because incremental resources were employed to manage the future revenue growth and introduce more value-added services, while other operating expenses of the HHG and BMS divisions decreased as a result of the lower revenues.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense decreased by approximately $1.5 million, or 26.1%, to $4.2 million for the year ended March 31, 1996 from $5.7 million for the year ended March 31, 1995. This decline was attributable primarily to a shift from ownership and depreciation of trailers to leasing of trailers.

    OPERATING INCOME. Operating income increased by approximately $2.1 million, or 70.9%, to $5.1 million for the fiscal year ended March 31, 1996 from $3.0 million for the fiscal year ended March 31, 1995. This increase was primarily due to the reduction in depreciation and amortization noted above together with improvements in net revenues and improved management of other operating expenses primarily in the HHG and BMS divisions.

    EBITDA. EBITDA increased by approximately $0.4 million, or 4.0%, to $9.3 million for the year ended March 31, 1996 from $8.9 million for the year ended March 31, 1995. EBITDA as a percentage of net revenues increased to 17.8% from 17.3%. The increase was primarily attributable to improvements in operating leverage and cost controls implemented in the HHG and BMS divisions. EBITDA for the HVP/ Logistics division fell slightly as the pace of infrastructure investment exceeded revenue growth to enable the division to harness future growth opportunities.

    INTEREST EXPENSE, NET. Interest expense, net increased by approximately $0.1 million, or 6.4%, to $2.4 million for the fiscal year ended March 31, 1996 from $2.3 million for the fiscal year ended March 31, 1995. This increase was primarily due to an increase in the weighted average interest rate during the period to 8.6% from 7.3%. This increase in rate was partially offset by a reduction in borrowings, primarily in the fourth fiscal quarter of the fiscal year ended March 31, 1996, to $10.9 million from $19.5 million at March 31, 1995, due to improved working capital management and the disposition of certain BMS assets.

    INCOME TAX PROVISION. Income taxes increased by approximately $0.7 million to $1.5 million for the fiscal year ended March 31, 1996 from $0.8 million for the fiscal year ended March 31, 1995. The effective tax rate was 56.0% for the fiscal year ended March 31, 1996 compared to 81.0% for the fiscal year ended March 31, 1995. This decrease in effective tax rate was related to the overall increase in earnings resulting in less of an impact of non-deductible intangible asset amortization.

    NET INCOME. Net income increased by approximately $1.0 million to $1.2 million for the fiscal year ended March 31, 1996 from $0.2 million for the fiscal year ended March 31, 1995. This improvement was attributable to increased net revenues achieved through operating improvements and reduced depreciation and amortization expense.

FISCAL YEAR ENDED MARCH 31, 1995 VERSUS FISCAL YEAR ENDED MARCH 31, 1994

    REVENUES. Revenues increased by approximately $4.2 million, or 1.7%, to $243.0 million for the fiscal year ended March 31, 1995 from $238.8 million for the fiscal year ended March 31, 1994.

    Revenues of the HVP/Logistics division increased by approximately $6.0 million, or 8.5%, to $76.7 million for the year ended March 31, 1995 from $70.7 million for the year ended March 31, 1994. This increase was primarily attributable to growth in the HVP/Logistics division and its entry into the home delivery market.

    Revenues of the HHG division decreased by approximately $2.9 million, or 2.6%, to $112.3 million for the year ended March 31, 1995 from $115.2 million for the year ended March 31, 1994. The HHG division revenues declined as a result of insufficient hauling capacity related to a nationwide imbalance of tonnage during the peak summer months. Significant revenue was rejected by the HHG division due to its inability to service the tonnage during the summer of 1994.

    Revenues of the BMS division increased by approximately $1.0 million, or 2.0%, to $53.9 million for the year ended March 31, 1995 from $52.9 million for the year ended March 31, 1994. This increase was primarily a result of increased volume in BMS's California locations due to the January 1994 earthquake which caused significant storage activity in the spring and summer of 1994.

    NET REVENUES. Net revenues decreased by approximately $0.6 million, or 1.1%, to $51.7 million for the fiscal year ended March 31, 1995 from $52.2 million for the fiscal year ended March 31, 1994. Net revenue of the HVP/Logistics division increased by approximately $0.8 million, or 6.2%, to $14.3 million for the year ended March 31, 1995 from $13.4 million for the year ended March 31, 1994. Such increase was attributable to the increase in revenue, partially offset by higher costs and lower margins related to the new home delivery business segment. Net revenue as a percentage of revenue decreased to 18.6% for the year ended March 31, 1995 from 19.0% for the year ended March 31, 1994.

    Net revenues of the HHG division decreased $2.2 million, or 10.8%, to $17.8 million for the fiscal year ended March 31, 1995 from $20.0 million for the fiscal year ended March 31, 1994. Net revenues of the HHG division as a percentage of revenue decreased to 15.9% for the year ended March 31, 1995 from 17.4% for the year ended March 31, 1994. This decrease was primarily attributable to increased operational costs in the HHG division related to the geographic imbalance of tonnage.

    Net revenue of the BMS division as a percentage of revenue increased to 36.3% for the year ended March 31, 1995 from 35.6% for the year ended March 31, 1994. The increase in net revenue in the BMS division was attributable to an increase in revenue, and a favorable change in product offerings to a higher percentage of storage revenue.

    OTHER OPERATING EXPENSES. Other operating expenses increased by approximately $2.2 million, or 5.4%, to $43.0 million for the fiscal year ended March 31, 1995 from $40.8 million for the fiscal year ended March 31, 1994. This increase was principally due to customer service and operational control costs associated with the growth and development in the HVP/Logistics business.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense decreased by $0.4 million, or 6.3%, to $5.7 million for the year ended March 31, 1995 from $6.1 million for the year ended March 31, 1994. This decrease was primarily attributable to a shift from ownership and depreciation of trailers to leasing of trailers.

    OPERATING INCOME. Operating income decreased by approximately $2.4 million, or 44.2%, to $3.0 million for the fiscal year ended March 31, 1995 from $5.4 million for the fiscal year ended March 31, 1994. This decrease was primarily due to decreases in the HHG division revenues combined with higher other operating expenses.

    EBITDA. EBITDA decreased by approximately $2.6 million, or 22.1%, to $8.9 million for the fiscal year ended March 31, 1995 from $11.5 million for the fiscal year ended March 31, 1994. This decrease was principally due to the HHG division imbalance of tonnage and the resultant operational inefficiencies and the increase in other operating expenses of the HVP/Logistics division. As a percentage of net revenues, EBITDA decreased to 17.3% for the fiscal year ended March 31, 1995 from 21.9% for the fiscal year ended March 31, 1994.

    INTEREST EXPENSE, NET. Interest expense, net increased by approximately $0.4 million, or 28.1%, to $2.2 million for the fiscal year ended March 31, 1995, from $1.8 million for the fiscal year ended March 31, 1994. This increase in interest expense was due to a slightly higher level of borrowings during the year ended March 31, 1995 and an increase in the weighted average interest rate to 7.3% from 5.4%.

    INCOME TAX PROVISION. Income taxes decreased by approximately $1.1 million to $0.8 million for the fiscal year ended March 31, 1995 from $1.9 million for the fiscal year ended March 31, 1994. The effective tax rate was 81% for the fiscal year ended March 31, 1995 compared to 51% for the fiscal year ended March 31, 1994. The increase in effective rate was related to the overall decrease in earnings and the resulting larger impact that the non-deductible intangible asset amortization had on the effective tax rate.

    NET INCOME. Net income decreased by approximately $1.6 million to $0.2 million for the fiscal year ended March 31, 1995 from $1.8 million for the fiscal year ended March 31, 1994. This increase was attributable to lower net revenues, increases in other operating expenses and higher interest expense.

LIQUIDITY AND CAPITAL RESOURCES

    Cash and cash equivalents at March 31, 1996 totaled $1.4 million compared to $1.9 million at March 31, 1995. Long-term debt was reduced by approximately $9.1 million to $11.9 million at March 31, 1996 from $21.0 million at March 31, 1995. This debt reduction was a result of increased cash flow from operations and improved management of working capital. The working capital deficit at March 31, 1996 was $14.9 million as a result of the classification of the Company's revolving credit facility of $10.9 million as a current liability because of the expiration date of July 31, 1996. At March 31, 1995, the working capital deficit was $1.4 million.

    On May 2, 1996, Bekins was acquired by the Company and all outstanding debt was paid in full.

                                      LIW

GENERAL

    LIW was founded in 1849 and is one of the leading European-based international freight forwarding companies. In October 1996, the Company acquired LEP from LIW, acquired a 33.3% interest in LIW and entered into long-term agreements with LIW to continue to operate LEP and the remaining LIW operations as an integrated network. The net proceeds to LIW resulting from the LEP Sale were used to restructure certain operations that had been generating operating losses in LIW's European operations. In September 1997, the Company exercised options and warrants with respect to equity of LIW which increased ILOG's ownership position in LIW from 33.3% to 75.2% of LIW's outstanding ordinary shares.

    With respect to the nine months ended September 30, 1996, the financial statements of LIW have been derived from management reports. Management has made such adjustments to these reports as they believe are necessary for a fair presentation of the Statement of Operations with respect to the nine months ended September 30, 1996. However, there can be no assurances that such financial statements are as reliable or accurate as financial statements that were prepared using normal interim period or year-end financial reporting procedures. In addition, such financial statements have not been subject to independent review of the independent accountants of LIW or the Company.

RESULTS OF LIW EUROPE, LIW ASIA/PACIFIC AND LEP OPERATIONS

    The following table sets forth, for the periods indicated, the relative contribution to income and expense of LIW Europe, LIW Asia/Pacific and LEP. The Company acquired LEP on October 31, 1996 and the results of operations for LIW following such date do not include results of operations of LEP.

                                                                                           TWELVE MONTHS ENDED    NINE MONTHS ENDED
                                                                                               DECEMBER 31,         SEPTEMBER 30,
                                                                                          ----------------------  ------------------
                                                                                             1995        1996       1996      1997
                                                                                          ----------  ----------  --------  --------
                                                                                                    (POUNDS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues(a):
  LIW Europe.........................................................................    L556,188    L543,409  L402,722  L370,710
  LIW Asia/Pacific...................................................................     180,754     180,690   139,587   134,316
  LEP................................................................................     369,281     303,127   274,953     --
                                                                                       ----------  ----------  --------  --------
    Consolidated.....................................................................  L1,106,223  L1,027,226  L817,262  L505,026
                                                                                       ----------  ----------  --------  --------
                                                                                       ----------  ----------  --------  --------
Net Revenues:
  LIW Europe.........................................................................    L103,181    L100,385   L71,813   L65,065
  LIW Asia/Pacific...................................................................      37,156      41,967    30,924    31,525
  LEP................................................................................      59,143      50,359    45,501     --
                                                                                       ----------  ----------  --------  --------
    Consolidated.....................................................................     199,480     192,711   148,238    96,590
                                                                                       ----------  ----------  --------  --------
Other Operating Expenses:
  LIW Europe.........................................................................     110,847     101,751    72,880    63,998
  LIW Asia/Pacific...................................................................      33,202      37,297    27,838    27,361
  LEP................................................................................      57,942      50,278    45,343     --
  Corporate..........................................................................       2,849       2,661     2,167     3,641
                                                                                          ----------  ----------  --------  --------
    Consolidated.....................................................................     204,840     191,987   148,228    95,000
Depreciation and Amortization........................................................       4,234       3,668     2,935     1,554
                                                                                       ----------  ----------  --------  --------
Operating Income (Loss)..............................................................      (9,594)     (2,944)   (2,925)       36
Interest Expense, Net................................................................       2,741       1,325     1,144       506
Share of (Income) Loss in Equity Investments.........................................       1,021       1,369       698       565
Other (Income) Expense...............................................................      --          (5,800)    --          275
                                                                                       ----------  ----------  --------  --------
Income (Loss) Before Income Taxes and Minority Interests.............................     (13,356)        162    (4,767)   (1,310)
Income Tax Provision (Benefit).......................................................       5,987       2,588     1,599     1,246
                                                                                       ----------  ----------  --------  --------
Income (Loss) Before Minority Interests..............................................     (19,343)     (2,426)   (6,366)   (2,556)
Minority Interests...................................................................        (397)       (412)     (487)     (223)
                                                                                       ----------  ----------  --------  --------
Net Income (Loss)....................................................................    L(19,740)    L(2,838)  L(6,853)  L(2,779)
                                                                                       ----------  ----------  --------  --------
                                                                                       ----------  ----------  --------  --------
OTHER DATA:
EBITDA:
  LIW Europe.........................................................................     L(6,996)    L(1,833)  L(1,067)     L113
  LIW Asia/Pacific...................................................................       3,719       4,444     3,056     4,124
  LEP................................................................................       1,201          81       158     --
  Corporate..........................................................................      (2,849)      3,139    (2,168)   (3,916)
                                                                                       ----------  ----------  --------  --------
    Consolidated.....................................................................     L(4,925)     L5,831      L(21)     L321
                                                                                       ----------  ----------  --------  --------
                                                                                       ----------  ----------  --------  --------
EBITDA/Net Revenues:
  LIW Europe.........................................................................        (6.8)%      (1.8)%    (1.5)%     0.2%
  LIW Asia/Pacific...................................................................        10.0        10.5       9.9      13.1
  LEP................................................................................         2.0         0.2       0.3     --
    Consolidated.....................................................................        (2.5)        3.0     --          0.3

------------------------

(a) Revenues include intercompany balances between LIW and LEP as well as duties and value-added tax paid on behalf of customers and subsequently invoiced to customers.

NINE MONTHS ENDED SEPTEMBER 30, 1997 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1996

    REVENUES. Revenues decreased by approximately L312.3 million to L505.0 million for the nine months ended September 30, 1997 from L817.3 million for the nine months ended September 30, 1996. This decrease was primarily attributable to the sale of LEP to ILOG on October 31, 1996, (the "LEP Sale") which reduced overall revenues by L275.0 million between the two periods. In addition, currency fluctuations accounted for L67.5 million of the decrease over the period. Exclusive of currency fluctuations, the combined revenues of LIW Europe and LIW Asia/Pacific (the "Retained Businesses") increased by L30.2 million, or 5.6%, with LIW Europe accounting for L21.0 million of the increase and LIW Asia/Pacific for L9.2 million. These increases were due in part to increased air and ocean volumes of the export-oriented manufacturers served by LIW in the growth economies of the Asia/Pacific region.

    NET REVENUES. Net revenues decreased by approximately L51.6 million to L96.6 million for the nine months ended September 30, 1997 from L148.2 million for the nine months ended September 30, 1996. This decrease was primarily attributable to the LEP Sale, which reduced net revenues by L45.5 million. In addition, currency fluctuations accounted for L12.5 million of the decrease. Exclusive of currency fluctuations, the net revenues of the Retained Businesses increased by L6.3 million, or 5.6%. LIW Europe increased by L2.3 million and LIW Asia/Pacific increased by L2.0 million. Net revenues as a percentage of revenues increased to 19.1% for the nine months ended September 30, 1997, from 18.1% for the nine months ended September 30, 1996.

    OTHER OPERATING EXPENSES. Other operating expenses decreased by approximately L53.2 million to L95.0 million for the nine months ended September 30, 1997 from L148.2 million for the nine months ended September 30, 1996. This decrease was primarily attributable to the LEP Sale which resulted in a decrease of L45.3 million in other operating expenses. Currency fluctuations accounted for L12.2 million of the reduction in these expenses. Exclusive of the impact of currency fluctuations, other operating expenses of the Retained Businesses increased slightly by L4.3 million. Other operating expenses as a percentage of net revenues improved to 98.3% to September 30, 1997 from 99.6% in the first nine months of 1996. Redundancy/restructuring charges were included in other operating expenses for each of the 1997 and 1996 periods.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense decreased by approximately L1.4 million to L1.5 million for the nine months ended September 30, 1997 from L2.9 million for the nine months ended September 30, 1996. This decrease was primarily attributable to the reduction in depreciable assets associated with the LEP Sale.

    OPERATING INCOME (LOSS). Operating income increased by approximately L3.0 million to a profit of L0.1 million for the nine months ended September 30, 1997 from a loss of L2.9 million for the nine months ended September 30, 1996. This increase was partially attributable to (i) the LEP Sale which removed losses of L0.9 million, (ii) an increase of L2.3 million in the profits of LIW Europe and (iii) an increase of L1.1 million in the profits of LIW Asia/Pacific. None of the foregoing factors were impacted by currency fluctuations.

    EBITDA. EBITDA increased by approximately L0.3 million to L0.3 million in the nine months ended September 30, 1997 from a breakeven for the nine months ended September 30, 1996. This increase was primarily attributable to an increase in the net revenues of the Retained Businesses and the LEP Sale which removed the losses associated with LEP. As a result of these factors, EBITDA expressed as a percentage of net revenues, improved to 0.3% for the nine months ended September 30, 1997 from zero for the nine months ended September 30, 1996.

    INTEREST EXPENSE, NET. Interest expense, net decreased by approximately L0.6 million to L0.5 million for the nine months ended September 30, 1997 from L1.1 million for the nine months ended September 30, 1996. This decrease was primarily due to lower average outstanding debt balances following the L17.3 million reduction in borrowings which were repaid in 1996 from the proceeds of the LEP Sale.

    SHARE OF INCOME (LOSS) IN EQUITY INVESTMENT. The Company's share of losses in equity investments decreased by approximately L0.1 million for the nine months ended September 30, 1997 to L0.6 million from L0.7 million for the nine months ended September 30, 1996. This decrease is due to reduced losses from LIW's 50% equity interest in its Italian affiliate.

    INCOME TAX PROVISION. The provision for income tax decreased by approximately L0.4 million to L1.2 million for the nine months ended September 30, 1997 from L1.6 million for the nine months ended September 30, 1996. The decrease is primarily attributable to the LEP Sale. In both periods, LIW was a net payer of taxes on a worldwide basis as a result of a corporate structure wherein losses in one country cannot be offset against profits in another country.

    MINORITY INTERESTS. Interests of minority shareholders in certain subsidiaries of LIW decreased by approximately L0.3 million to L0.2 million for the nine months ended September 30, 1997 from L0.5 million for the nine months ended September 30, 1996. The decrease is primarily due to the impact of foreign currency fluctuations in those Asian subsidiaries which have minority interests.

    NET INCOME (LOSS). Net loss decreased by approximately L4.1 million to a loss of L2.8 million for the nine months ended September 30, 1997 from a net loss of L6.9 million for the nine months ended September 30, 1996. The improvement is primarily attributable to the factors affecting the aforementioned increase in operating income in combination with reductions in depreciation expense and interest expense occasioned by the LEP Sale.

FISCAL YEAR ENDED DECEMBER 31, 1996 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
  1995

    REVENUES. Revenues decreased by approximately L79.0 million, or 7.1%, to L1,027.2 million for the fiscal year ended December 31, 1996 from L1,106.2 million for the fiscal year ended December 31, 1995. This decrease was primarily attributable to the LEP Sale on October 31, 1996, which reduced revenues by L68.7 million. Currency fluctuations accounted for an additional L6.0 million of the reduction. Exclusive of currency fluctuations, revenues of the Retained Businesses decreased by L4.3 million reflecting increased pricing pressure within continental Europe and decreases in the revenues of the Australian business.

    NET REVENUES. Net revenues decreased by approximately L6.8 million, or 3.4%, to L192.7 million for the fiscal year ended December 31, 1996 from L199.5 million for the fiscal year ended December 31, 1995. Currency fluctuations accounted for L1.1 million of the decrease in net revenues while the LEP Sale contributed L9.2 million to the decrease. Exclusive of currency fluctuations, net revenues of the Retained Businesses increased by L3.5 million. The L1.4 million decrease in net revenues of Europe was more than offset by increases of L4.9 million in LIW Asia/Pacific. Net revenue as a percentage of revenue for the period increased to 18.8% in 1996 from 18.0% in 1995.

    OTHER OPERATING EXPENSES. Other operating expenses decreased by approximately L12.8 million, or 6.3%, to L192.0 million for the fiscal year ended December 31, 1996 from L204.8 million for the fiscal year ended December 31, 1995. This decrease was primarily attributable to the LEP Sale, which reduced other operating expenses by L8.0 million. Currency fluctuations accounted for L1.3 million of the decrease. Exclusive of currency fluctuations, other operating expenses of the Retained Businesses decreased by L3.5 million over the period, as LIW Europe decreased by L7.6 million and LIW Asia/Pacific increased by L4.1 million. Redundancy/restructuring charges were reflected in other operating expenses for the fiscal years ended December 31, 1995 and 1996. The decline in expense levels in LIW Europe reflects the benefits of certain restructuring efforts and administrative personnel reductions undertaken in 1995 and 1996, while increases in other operating expenses of LIW Asia/Pacific were consistent with the growth of business in that region. Other operating expenses as a percentage of net revenues for the period improved to 99.6% in 1996 from 102.7% in 1995.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense decreased by approximately L0.5 million, or 13.4%, to L3.7 million for the fiscal year ended December 31, 1996, from L4.2 million for the fiscal year ended December 31, 1995. This decrease was primarily attributable to the decrease in depreciable assets associated with the LEP Sale.

    OPERATING INCOME (LOSS). Operating loss improved by approximately L6.7 million to a loss of L2.9 million for the year ended December 31, 1996 from a loss of L9.6 million for the year ended December 31, 1995. This improvement was attributable to reduced losses, net of currency fluctuations, in LIW Europe of L6.7 million as a result of a decrease in other operating expenses while LIW Asia/Pacific also improved by L0.7 million. This was offset by a decrease in income due to the divestiture of LEP of L0.9 million. In addition, depreciation and amortization decreased by L0.5 million, while currency fluctuations had no significant impact on the operating loss results.

    EBITDA. EBITDA increased by approximately L10.7 million to L5.8 million for the year ended December 31, 1996 from a loss of L4.9 million for the year ended December 31, 1995. This increase was primarily attributable to reductions in other operating expenses partially offset by a decrease in consolidated net revenues. While this EBITDA improvement includes the gain on the LEP Sale of L5.8 million, LIW Europe reported a L5.2 million improvement in EBITDA.

    INTEREST EXPENSE, NET. Interest expense, net decreased by approximately L1.4 million, or 52%, to L1.3 million for the fiscal year ended December 31, 1996 from L2.7 million for the fiscal year ended December 31, 1995. This decrease was due to the reduction of borrowings from the proceeds from the sales of a minority interest in a Swiss freight forwarding business in the beginning of 1996, and the reduction of L17.3 million of borrowings which were repaid in 1996 from the proceeds of the LEP Sale.

    SHARE OF INCOME (LOSS) IN EQUITY INVESTMENT. LIW's share of losses in equity investments increased by approximately L0.4 million to L1.4 million for the year ended December 31, 1996 from L1.0 million for the year ended December 31, 1995. LIW's principal investment is a 50% share in its Italian affiliate, where LIW's share of such entity's loss was unchanged at a loss of L1.4 million. In 1995, LIW reported a profit of L0.4 million from its 33% interest in a Swiss freight forwarding business which was sold at the start of 1996.

    INCOME TAX PROVISION. The provision for income tax decreased by L3.4 million to L2.6 million for the year ended December 31, 1996 from L6.0 million for the year ended December 31, 1995. The 1995 provision includes a general provision of L2.5 million recorded to provide for contingent tax liabilities in a number of countries. The improvement in profit before taxation has little impact on the tax charge as a result of losses being reduced, and also as the profit on the LEP Sale was not subject to significant taxes.

    MINORITY INTEREST. There was no change in the minority share of profit of L0.4 million.

    NET INCOME (LOSS). Net loss decreased by approximately L16.9 million to a net loss of L2.8 million for the year ended December 31, 1996 from a net loss of L19.7 million for the year ended December 31, 1995. This reduction was attributable to the factors affecting the aforementioned increase in operating income in conjunction with reductions in depreciation expense and interest expense occasioned by the LEP Sale. In addition, a gain on the sale of LEP of L5.8 million was recorded in other income in the 1996 period.

LIQUIDITY AND CAPITAL RESOURCES

    In connection with the LEP Sale, LIW's net working capital was reduced by L10.7 million and the cash position of LIW was improved as a result of the removal of L14.4 million of loans and borrowings. The cash proceeds of L6.0 million received by LIW from the LEP Sale were applied by LIW to repay L2.9 million of borrowings in Europe and Australia and L2.3 million for restructuring costs primarily in Germany. At September 30, 1997, LIW had borrowings of L9.7 million and cash balances of L13.7 million.

    For the fiscal year ended December 31, 1996, the principal sources of cash for LIW were L6.0 million from the LEP Sale, L5.4 million from the sale of shares in a freight forwarding business in Switzerland, and L2.7 million from the sale of fixed assets, including L1.9 million from the sale of certain real estate and assets in the United Kingdom. Operating losses of L2.9 million were offset by L3.7 million of depreciation. Interest costs amounted to L1.8 million, which includes interest costs of L1.2 million in respect of the borrowings of the North American business prior to the LEP Sale. Tax charges of L2.4 million were paid as operating losses in certain countries were not able to shelter taxable income in profitable countries. Capital expenditures totalled L1.8 million in the period.

    During the fiscal year ended December 31, 1995, cash inflows consisted of L5.2 million of capital contributed to LIW by its sole shareholder, L6.3 million in commercial loans and L6.7 million in overdraft facilities. Cash outflows consisted of losses of L5.4 million, net of depreciation, additional working capital investment of L4.0 million, interest costs of L2.7 million, tax charges of L3.0 million and capital expenditures of L3.0 million including L0.9 million on FAST 400 software development.

    In the nine months ending September 30, 1997 cash of L1.3 million was generated from operations and L2.4 million was generated by reduced working capital of which L0.8 million was used to fund income tax charges.

    At September 30, 1997, LIW had loan facilities with a number of banks in the countries in which it operates. Such facilities aggregate to L34.0 million of which L23.0 million relate to customs and other guarantees integral to LIW's freight forwarding operations. The remaining L11.0 million is available in overdraft/revolver facilities, on which the utilization varies. Additional facilities include mortgage loans of L1.4 million secured by property in Germany and Portugal. The remainder of the facilities are normally fully utilized over the course of an average month, however, the degree and timing of utilization varies by region. For LIW Europe, peak utilization is normally in the middle of the month as customs duties and excise taxes are paid. In LIW Asia/Pacific peak utilization varies among countries depending on local terms of trade.

                                    BUSINESS

HISTORY

    The Company was formed in 1996 by Oaktree, WESS and Roger E. Payton, the Company's President and Chief Executive Officer who has over 20 years experience in the logistics industry, with the objective of developing a leading provider of global logistics services for major multinational companies. The Company believes that it can accomplish its objective by offering comprehensive logistics and freight forwarding services that fulfill the individual requirements of multinational customers that outsource their logistics needs. In furtherance of the Company's strategy, the Company has assembled, through a series of strategic acquisitions, a core platform of leading domestic and international logistics companies that serve the niche markets that the Company has targeted for future growth.

    On May 2, 1996, the Company acquired Bekins. Founded in 1891, Bekins has historically been a provider of HHG hauling and storage services. In recent years, Bekins has expanded its service offerings to include inventory management, distribution, specialized truck transportation and TimeLok, a network-based transportation and warehouse logistics operation which services manufacturers and distributors of high value products ("HVP"). As of June 30, 1997 Bekins operated through a United States network of 92 HVP Logistics service centers and 283 HHG service centers, all of which were owned by independent agents.

    On October 31, 1996, the Company acquired LEP-USA and LEP-Canada from LIW in the first step of the overall acquisition of LIW. Founded in 1973, LEP-USA is a non-asset-based freight forwarder serving niche transport segments of both the United States and international freight forwarding and logistics markets. As of June 30, 1997, LEP-USA operated 56 full service offices throughout the United States and Puerto Rico, 26 of which were owned by the Company, with the remainder owned and operated by agents. Founded in 1930, LEP-Canada operates 12 offices located throughout Canada and provides international freight forwarding and logistics services, focusing on inbound transportation, customs clearance activities and trade fairs and exhibitions.

    On November 7, 1996, the Company acquired Matrix. Founded in 1986, Matrix offers specialized international relocation services for executives of multinational companies and government agencies and project cargo logistics services for major infrastructure development projects. Matrix provides its services through five offices in the United States, one minority partnership in Holland, one exclusive agent in Canada and eight joint venture offices in the Commonwealth of Independent States (the former Soviet Union).

    In September 1997, the Company expanded its international operations by acquiring a controlling interest in the common equity of LIW and executing options to acquire the remaining capital stock and securities convertible into capital stock of LIW. See "Recent Acquisitions--Acquisition of LIW." Founded in 1849, LIW provided complete freight forwarding and logistics services through 196 branches in 26 countries, as of June 30, 1997. In Europe, LIW operates a pan-European transportation network and has offices in 12 countries including one of the largest freight forwarding businesses in the United Kingdom. In the Asia Pacific region, LIW maintains locations in 14 countries and is particularly well-established in the Hong Kong, Singapore and Philippines markets. Additionally, through strategic alliances in South Africa, the Indian sub-continent, Latin America and the Middle East, LIW provided freight forwarding and logistics services in an additional 42 countries as of June 30, 1997.

    The Company believes that the acquisition of all of the equity interests of LIW will complete its efforts to create a global network with a strong local presence in North America, Europe and Asia, capable of providing logistics and transportation solutions to multinational companies. Moreover, the LIW Acquisition affords the Company ownership of FAST 400, LIW's proprietary system for the real-time management of transportation shipments on a multi-modal, multi-currency and multi-lingual basis. The Company believes that FAST 400 is the most advanced information system of its type currently in use in the global freight forwarding and logistics industries. See "Business-- Information Systems".

    For a more detailed discussion of the Subsidiary Acquisitions, see "Recent Acquisitions."

OVERVIEW

    The Company is the largest non-asset-based provider of worldwide logistics and transportation services headquartered in the United States, based on revenues for 1996 and after giving pro forma effect to the LIW Acquisition. The Company's primary business operations involve obtaining shipment or material orders from customers, creating and delivering a wide range of logistics solutions to meet customers' specific requirements for transportation and related services, and arranging and monitoring all aspects of material flow activity utilizing advanced information technology systems. These logistics solutions include domestic and international freight forwarding and door-to-door delivery services using a wide range of transportation modes, including air, ocean, truck and rail. The Company also provides value-added services such as warehousing, inventory management, assembly, customs brokerage, distribution and installation for manufacturers and retailers of commercial and consumer products such as copiers, computers, pharmaceutical supplies, medical equipment, consumer durables and aviation products. The Company also specializes in arranging for the worldwide transportation of goods for major infrastructure projects, such as power plants, oil refineries, oil fields and mines, to lesser developed countries and remote geographic locations. In addition, the Company provides international and domestic relocation services through two of its divisions. On a pro forma basis after giving effect to the Subsidiary Acquisitions, the Company generated approximately $1.1 billion of revenues and $16.2 million of EBITDA for the nine months ended September 30, 1997.

    As a non-asset-based logistics services provider, the Company arranges for and subcontracts services on a non-committed basis to airlines, truck lines, van lines, express companies, steamship lines, rail lines and warehousing and distribution operators. By concentrating on network-based solutions, the Company avoids competition with logistics services providers that offer dedicated outsourcing solutions for single elements of the supply chain. Such dedicated logistics companies typically provide expensive, customized infrastructure and systems for a customer's specific application and, as a result, dedicated solutions that are generally asset-intensive, inflexible and invariably localized to address only one or two steps in the supply chain. Conversely, network-based services leverage common infrastructure and technology systems so that solutions are scaleable, replicable and require a minimum amount of customization (typically only at the interface with the customer). This non-asset ownership approach maximizes the Company's flexibility in creating and delivering a wide range of end-to-end logistics solutions on a global basis while simultaneously allowing the Company to exercise significant control over the quality and cost of the transportation services provided.

    Through the Subsidiary Acquisitions the Company has created a global network that provides a broad range of transportation and logistics services through points of service in both industrialized and developing nations with a strong local presence in North America, Europe and Asia. As of June 30, 1997, after giving pro forma effect to the LIW Acquisition, the Company serviced over 75,000 active customers through a global network of 75 countries consisting of operations located in 33 countries and strategic alliance partners located in 42 countries. Some of the Company's major customers include Lucent Technologies Inc., Cisco Systems, Inc., Williams-Sonoma, Inc. and Danka Business Systems plc (formerly the office imaging technology division of Eastman Kodak Company). See "Recent Acquisitions."

    The U.S. logistics services industry generated approximately $25.0 billion in revenues in 1996, having experienced an average annual growth rate of approximately 20.0% from 1992 to 1996. The Company believes that the global logistics services industry is three to four times the size of the U.S. logistics services industry. Within the logistics services and freight forwarding industries, the Company targets specific markets in which the Company believes it has a competitive edge. For example, in the freight forwarding market, the Company arranges transportation for shipments of heavy cargo that are generally larger than shipments handled by integrated carriers, such as United Parcel Service of America and Federal Express Corporation. In the logistics market, the Company provides specialized combinations of services that traditional freight forwarders cannot cost-effectively provide, including time-definite delivery requirements, direct-to-store distribution and merge-in-transit movement of products from various vendors in a single coordinated delivery and/or installation to the end-user.

BUSINESS STRATEGY

    The Company has developed a business strategy designed to increase revenues and expand profit margins which includes the following principal elements:

EMPHASIZE END-TO-END LOGISTICS SERVICES. The Company intends to continue to develop and market higher-margin, value-added logistics services. The Company believes that it differentiates itself from its competitors by providing its customers with superior service and added value through a global end-to-end logistics network. The Company is increasingly providing end-to-end logistics programs for a number of major customers in which the Company implements solutions addressing the customers' transportation, customs clearance, warehousing and distribution activities. For example, the Company manages purchase order requests from customers of a computer component manufacturer, selects optimal transportation modes to the United States, United Kingdom and Europe for such computer components, tests equipment to ensure that such equipment is in working order prior to delivery to the customer and delivers the product to the customer on a just-in-time basis. These logistics programs are specifically tailored to solve sourcing and distribution challenges of customers within targeted industries, including life sciences (health-care and pharmaceuticals), office technology, medical equipment and products, aviation and defense and retail. The implementation of these programs often includes the integration of the Company's information systems with those of its customers, and, in some cases, the stationing of Company personnel at the customers' offices.

MAINTAIN AND ENHANCE TECHNOLOGICAL LEADERSHIP POSITION. The Company believes that the ability to provide accurate, up-to-date information on the status of shipments to ensure on-time delivery, real-time visibility of inventory on a global basis and efficient operations provides competitive advantages in the logistics services industry. The Company believes that it is a leader in information processing for transportation logistics and that maintaining and strengthening its leadership position will be critical to its continued success. The Company utilizes FAST 400, a proprietary system for the real-time management of shipments on a multi-modal, multi-currency and multi-lingual basis, in certain of its operations. The Company believes that FAST 400 is the most advanced information system of its type currently in use in the global freight forwarding industry. The Company believes that planned system upgrades and expenditures, a significant part of which relate to enhancement of the Company's financial reporting, communications and inventory tracking systems, will complement the technological advantages of FAST 400. The Company expects to spend approximately $30.0 million over the next three years to conclude the implementation and integration of FAST 400 and its related BUSINESS 400 systems globally, purchase additional information systems equipment and software upgrades and integrate the systems capabilities of its subsidiaries. The Company anticipates that, upon the completion of the planned expenditures, all the Company's subsidiaries will be operating on a single, FAST 400-based system.

INCREASE PENETRATION OF EXISTING CUSTOMERS. The Company's broad range of services, dedication to excellent customer service and efforts to develop integrated transportation logistics programs have fostered customer loyalty, enabling the Company to expand sales and services to existing customers. The use of specialized teams of marketing and operational personnel enables the Company to better analyze its customers' transportation logistics requirements and develop more complete end-to-end logistics solutions. For example, the Company recently expanded its services to an apparel manufacturer through the development of a centralized European distribution center that receives delivery of products from 8 points of origin around the world and makes delivery of products to approximately 26 different ultimate points of destination in Europe on a demand basis. In addition, the Company's dedicated marketing staff for major accounts enables it to maintain close contact with its major customers on an ongoing basis. The Company believes that the combination of its knowledge of customer needs, proven level of service, quality and ability to develop customized logistics solutions continues to give the Company the opportunity to expand its business significantly within its existing customer base.

EXPAND CUSTOMER BASE. The Company intends to increase the number of major corporations worldwide for which it provides transportation and logistics services. Through industry specialization teams, the Company believes that it can further penetrate certain targeted industries such as life sciences (health care and pharmaceuticals), office technology, medical equipment and products, aviation and defense and retail. For example, the Company recently developed a customized logistics solution for one of the world's leading pharmaceutical companies which required a complete logistics program to support sales sample distribution including temperature control facilities, inventory management, individual item tracking and management control for U.S. Food and Drug Administration compliance. The Company believes that the combination of its global network, high-quality service and ability to develop customized end-to-end logistics solutions will make its services attractive to potential new customers. In addition, the Company believes that its efforts to strengthen its international office network will enhance its ability to add major customers throughout the world.

STRENGTHEN THE COMPANY'S GLOBAL NETWORK. The Company has a global network spanning 75 countries which includes offices in 33 countries and strategic partnerships in 42 countries. The Company intends to continue to strengthen its network of Company-owned offices by opening new offices and, to the extent the Company is able to identify appropriate acquisition opportunities, making selective acquisitions. Such expansion is expected to occur in major commercial centers in both the United States and abroad. As more countries with closed or highly-controlled economies have moved toward free market systems, the opportunity for international trade with emerging growth regions has improved significantly. Consequently, the Company continuously monitors and evaluates opportunities in developing nations and plans to expand its operations in Latin America, Asia and the Commonwealth of Independent States to meet the needs of customers that are serving the evolving consumer economies in such areas. The Company believes that such expansion will enhance its ability to offer uniform services on a worldwide basis, thereby enabling it to earn increased revenue from existing and new customers, particularly with respect to shipments originating in countries other than the United States. See "Risk Factors--Risks Associated with International Operations."

EXPAND PRESENCE IN NICHE MARKETS. The Company intends to expand its presence in selected niche markets which utilize the Company's existing transportation and logistics services and provide high marginal profits. In particular, the Company is focused on expanding its niche in project cargo logistics involving large-scale governmental and commercial projects. The Company's project logistics services include multiple-origin transportation planning and evaluation, vendor compliance, risk/opportunity assessment, performance measurement, procedure documentation, and forwarding of heavy material and equipment and its attendant logistics information from multiple points of origins to project locations. The Company believes that the addition of LIW's Asian and European operations to the Company's existing logistics capabilities will allow the Company to continue to expand its position in the market for complex, project cargo logistics solutions.

INDUSTRY OVERVIEW

    GENERAL. As business requirements for efficient and cost-effective distribution services have increased, so has the importance and complexity of effectively managing freight transportation. Businesses increasingly strive to minimize inventory levels, perform manufacturing and assembly operations in lowest cost locations and distribute their products to numerous global markets. As a result, companies frequently desire expedited or time-definite shipment services. To assist in accomplishing these tasks, many businesses turn to freight forwarders and logistics providers. A freight forwarder procures shipments from customers, makes arrangements for transportation of the cargo on a carrier and may arrange both for pick-up from the shipper to the carrier and for delivery of the shipment from the carrier to the recipient. A logistics provider moves and manages goods from suppliers to end customers with the goal of meeting specific customer requirements, working capital objectives and overall customer satisfaction.

    Historically, most transportation services have been provided by companies with capabilities in only one or a very limited number of modes. The Company believes it has differentiated itself by providing traditional transportation services in virtually every mode, as well as by combining these services with value-added logistics services, including pick-and-pack services, merge-in-transit, inventory management, warehousing, reverse logistics, dedicated trucking and regional and local distribution. The Company's logistics managers have the ability to utilize a portfolio of transportation products and design optimal transportation solutions for its customers. The Company believes that it has a competitive advantage resulting from the experience and knowledge of its logistics managers and in the market information it possesses from its diverse client base.

    Shippers increasingly use computer technology to control inventory carrying costs and improve customer service by decreasing shipping time through just-in-time delivery systems. The complex distribution systems that result require not only selection of the proper mode to transport freight, but also hands-on management to minimize overall logistics costs. At the same time, in an effort to reduce overhead costs and introduce the expertise necessary to manage their distribution systems, many shippers have sought to downsize their transportation departments by outsourcing all or a portion of the traffic function.

   --      FREIGHT      Freight forwarding services are provided through the following modes
           FORWARDING.  of transportation:

   --      AIR          The air freight forwarding industry is highly fragmented. Many
           FREIGHT.     industry participants are capable of meeting only a portion of their customers' required transportation service needs. Some national domestic air freight forwarders rely on networks of terminals operated by franchisees or non-exclusive agents. The Company believes that the development and operation of Company-owned and exclusive agent-owned service centers under the supervision of the
                        Company's management have enabled it to provide a higher degree of financial and operational control and service assurance than that offered by franchise-based networks.

   --      OCEAN.       The ocean freight forwarding industry is highly fragmented, consisting of dedicated freight forwarders, private owners and operators of shipping fleets, and state-controlled shipping companies. The demand for ocean freight forwarding services is largely a factor of the level of worldwide economic activity and the distance between major trade areas. Freight rates are determined in a highly competitive global market and have been characterized by a steady decline since the early 1990s.

   --      TRUCKING.    The largest segment of the non-local trucking industry is comprised of private fleets owned and operated by shippers. This segment has been gradually shrinking since 1980 as truckload carriers have become more service oriented in a deregulated environment. The shipper's focus on profitability has driven a trend toward outsourcing of private fleets. The next largest segment, for-hire truckload, is comprised primarily of specialized niches such as household goods, temperature-controlled flats and tanks. Truckload carriers have traditionally focused on providing services within only one of these niches, with few dominating any particular niche or operating equipment in multiple niches. Less than truckload services are provided by a large number of carriers who specialize in consolidating smaller shipments into truckload quantities for transportation across regional and national networks. Freight forwarders such as the Company have been able to capitalize on these trends in the trucking industry by purchasing excess capacity at reduced rates and by providing incremental freight business to truckload carriers in regions where the marketing presence of the truckload carriers may not be as strong as the freight forwarders.

LOGISTICS SERVICES. The U.S. logistics services industry generated approximately $25.0 billion in revenues in 1996, having experienced an average annual growth rate of approximately 20.0% from 1992 to 1996. The Company believes that the global logistics services industry is three to four times the size of the U.S. logistics services industry. Such growth is a result of increasing demands by traditional freight forwarding customers for more than the simple movement of freight from their transportation suppliers. To meet these needs, suppliers, such as the Company, seek to customize their services by, among other things, providing information on the status of materials, components and finished goods through the logistics pipeline and providing performance reports on and proof of delivery for each shipment. The growing emphasis of some manufacturers on just-in-time manufacturing and production practices has also added to the demand for rapid deliveries that are available through air freight. As a result of these developments, many companies are realizing that they perform freight transportation management and logistics functions less effectively than third-party providers, such as the Company, and are relying increasingly on partial or complete outsourcing of these functions. At the same time, major shippers are seeking to utilize fewer firms to service their transportation management and logistics needs. The Company believes that the continuing trend toward outsourcing and the continuing concentration of transportation suppliers by major shippers offers significant opportunities for those forwarders, such as the Company, with extensive, well-managed global networks and advanced logistics information systems.

RELOCATION SERVICES. The top 15 HHG carriers, which accounted for approximately 83.0% of total revenues generated by the 61 carriers who filed with the STB according to the American Movers Conference, generated approximately $3.2 billion of revenues in 1996, an increase of 5.5% over 1995. The domestic HHG relocation services market is competitive and highly fragmented. The Company competes with approximately 2,000 carriers for the domestic interstate transportation of household goods. These carriers are generally van lines that use the services of independent moving and storage agencies that contractually affiliate with the carrier, although some carriers own and operate company-owned branches. The relocation services industry generally markets to three distinct customer groups: (i) corporate accounts who pay for the relocations of their employees, (ii) private transferees paying for their own moves and (iii) the U.S. Government, which pays for both civilian and military relocations of their personnel. The Motor Carrier Act of 1980 (the "Motor Carrier Act") reduced regulation in the trucking industry and provided the opportunity for increased competition which has resulted in generally low profit margins due to the escalation of discounts against tariffs within the HHG industry.

    The international HHG relocation services market has grown due to increasing globalization of economics and the advent of free trade. International relocation services are principally offered by specialist companies that generally provide services through non-exclusive agents at the destination locations around the world. There are a few larger companies that own and operate their own businesses in major markets, although that is the exception rather than the rule. A significant number of domestic HHG carriers offer international relocation services through wholly-owned subsidiaries or separate departments that specialize in international relocation services.

GLOBAL NETWORK

    As of June 30, 1997 and after giving pro forma effect to the LIW Acquisition, the Company operated a global network in 75 countries consisting of 654 offices in 33 countries and strategic partnerships in 42 countries with 352 locations. Within this network of over 1,000 locations, the Company maintains a strong local presence in North America, Europe and Asia/Pacific.

NORTH AMERICA. As of June 30, 1997 and after giving pro forma effect to the LIW Acquisition, the Company had 32 Company-owned offices located in 32 cities with approximately 1,632 employees and had 312 agents covering an additional 404 locations in the United States. The Company developed its North American network through the acquisition and integration of Bekins in May 1996 and LEP in October 1996. The Company has successfully integrated the major road transportation and logistics services hubs of Bekins and LEP-USA in Columbus, Ohio. The Company believes that this combined system, which supports the Bekins TimeLok System and LEP-USA's Profitnet Logistics System, is one of the largest of its type in the United States. The Company expects the synergy benefits of the combined system to be (i) reduced fixed costs, (ii) better utilization of linehaul equipment between the hub and service centers, (iii) improved cycle time for Bekins customers, (iv) the ability to offer improved service schedules and time-definite service and (v) combination of the previously separate operating networks of Bekins and LEP-USA, which enable the Company to view its U.S.-domestic business as an integrated product offering. In addition, as of June 30, 1997, LEP-USA and LEP-Canada provided international freight forwarding, customs brokerage, and logistics services through 68 offices located throughout the United States, Puerto Rico and Canada. Matrix provides project cargo and HHG relocation services through five offices located in the United States.

EUROPE. LIW is a major provider of freight forwarding and transportation and logistics services throughout Europe. As of June 30, 1997, LIW employed 2,591 employees in 150 locations in 12 European countries. Through its U.K. subsidiary, LIW is one of the largest freight forwarders in the United Kingdom, with approximately 44 locations with 943 employees as of September 30, 1997. Matrix maintains international operations through eight joint venture offices in the former Soviet Union and numerous non-exclusive and unaffiliated HHG agents worldwide.

ASIA/PACIFIC. As of June 30, 1997, LIW had 46 locations in 14 countries in the Asia/Pacific region with approximately 1,800 employees. LIW is a major participant in the freight forwarding markets of Hong Kong, Singapore and the Philippines. In March 1997, LIW's Asia/Pacific operations were recognized by CARGONEWS ASIA as one of the top two multi-modal forwarders in 1996 and received a total of three Asian Freight Industry Awards which were awarded by CARGONEWS ASIA based on input from its 13,000 readers.

SERVICES PROVIDED

    The Company's services can be broadly classified into the following categories:

FREIGHT FORWARDING SERVICES. The Company offers domestic and international air, ocean, road and rail freight forwarding for shipments of heavy cargo that are generally larger than shipments handled by integrated carriers of primarily small parcels such as Federal Express Corporation and United Parcel Service of America. The Company's basic freight forwarding business includes the following services which are complemented by numerous value-added, customized and information technology-based options to meet customers' specific needs:

   --      International door-to-door shipment of freight, including service to remote destinations, lesser developed countries and locations which are difficult to reach.

   --      One-, two- and five-day express transport service within the United States and between the United States and Puerto Rico.

   --      Value-added complementary services including customs brokerage, full tracking of goods in transit, warehousing, packing/unpacking and insurance.

LOGISTICS SERVICES. Logistics services involve taking responsibility for several or all steps in the supply chain of products. The Company's access to worldwide distributions systems, together with its experience in coordinating deliveries from various supply sources and its advanced information systems have enabled the Company to capitalize on outsourcing of distribution functions by manufacturers and retailers and other companies. Shippers that avail themselves of the Company's logistics services often realize financial savings due to reduced fixed costs associated with outsourcing distribution, the Company's volume discounts and information base and the Company's ability to reliably and efficiently perform complex, multi-phased distribution projects. The Company's logistics services provide value to the Company's customers by providing reliable access to low cost materials and product sources, reducing distribution times and facilitating rapid movement and integration of products and materials. For example, the Company currently provides the following logistics-based management services:

   --      Pharmaceutical distributions including high-speed, time-definite distributions of sales samples to pharmaceutical companies' sales forces to enable their pharmaceutical customers to comply with United States federal regulations. The
           Company's distribution systems permit the Company to deliver pharmaceutical samples to over 3,000 distribution points in a 24- to 48-hour period with 2-hour delivery windows.

   --      Direct to store logistics for retail clients involving coordination of product receipt directly from manufacturers and dividing large shipments from the manufacturer into numerous smaller shipments for delivery directly to retail outlets or distribution centers to meet time-definite product launch dates.

   --      Merge-in-transit logistics involving movement of products from various vendors at multiple locations to a Company facility and the subsequent merger of the various deliveries into a single coordinated delivery to the final destinations. For example, such services are useful to technology manufacturers and resellers where major installations are organized to meet a customer's need to minimize disruptions to its clients' businesses and maximize the efficiency of the customer's technical support staff/field engineers.

   --      Value-added, high-speed, time-definite, total-destination programs that include packaging, transportation, unpacking and placement of a new product. The Company will also package and remove the old equipment that is being replaced by the equipment that the Company delivers.

   --      Packaging, transportation, unpacking and stand installation for domestic and international trade shows and major expositions.

   --      Global project cargo logistics for major infrastructure developments, including shipments of equipment to prepare a site for the development, materials used in construction of the project and final products manufactured following construction of the project.

   --      Reverse logistics involving the return of products from end users to manufacturers, retailers, resellers or remanufacturers, including verification of working order, defect analysis, serial number tracking, inventory management and disposal of sensitive materials in accordance with regulations. An example of such services is the removal of an old photocopying system for reuse, recycling or remanufacture at the time of delivery of a new photocopying system.

RELOCATION SERVICES. The Company's domestic and international relocation services are generally provided through the Bekins and Matrix subsidiaries in the United States. The domestic business is generally handled by Bekins and offers a full range of relocation services within the United States focusing on the corporate account, private transferee and government/military sectors. As of June 30, 1997, Bekins operated through a network of 223 independent agents covering 283 locations. Based on 1996 revenue data filed with the STB, Bekins is the sixth largest carrier of household goods.

    The Company's international relocation services are provided primarily through Matrix from its New York, Virginia and California offices. The Company's principal customers for international relocation services are U.S.-based multi-national corporations, various United States government agencies and the United Nations. The Company handles relocations from the United States to other countries, relocations from other countries to the United States and relocations between two international destinations on behalf of its customers. The Company uses a number of non-exclusive HHG agents in the countries in which it provides services.

OPERATIONS

    As of June 30, 1997 and after giving pro forma effect to the LIW Acquisition, the Company provided transportation and logistics services in 75 countries through the following facilities:

                                                                                     NUMBER OF
                                                                                     LOCATIONS
                                                                                    -----------

Company-owned offices.............................................................         249

Agent-owned offices...............................................................         405

Offices owned by strategic partners...............................................         352(1)
                                                                                         -----

Total.............................................................................       1,006
                                                                                         -----
                                                                                         -----

(1) Approximate number.

COMPANY LOCATIONS. Offices operated by Company employees rather than agents are generally structured as stand-alone business units that operate in largely the same manner as the independent, exclusive agents. Customers and carriers generally do not distinguish between agent locations and Company-owned locations as both must display, utilize and promote the Company's image, information technology systems and processes.

EXCLUSIVE AGENTS. The Company's contracts with its agents have terms ranging from 30 days to as much as 10 years. Short-term cancelable contracts are the exception rather than the norm, particularly for larger agents, and the majority of the Company's contracts with agents range from 3 to 5 years. Contracts with agents call for exclusive representation of the Company in respect of the services provided by the Company. Agents are required to utilize the logo, image and information systems of the Company. Each agent operates as an independent business responsible for all costs associated with sales, operations, billing and any related overhead for these items and are compensated by sharing in the revenue generated by the business handled by such agent. An agent can (i) generate sales which generally result in a sales commission or sharing of the gross profit produced and (ii) provide services on behalf of the Company such as origin, destination or other transportation services for which the agent is compensated based on a prescribed revenue distribution formula.

STRATEGIC ALLIANCE PARTNERS. Arrangements with LIW's strategic alliance partners are generally less stringent than with independent agents but generally involve exclusive representation by the strategic partner on behalf of the Company. Although strategic alliance partners are encouraged to utilize the logo and image of the Company, they are required to acknowledge that they have no rights to the Company's trademarks and use it only with the Company's permission. Strategic alliance partners are encouraged to utilize the Company's information technology systems but are not required to do so. Strategic alliance agreements are generally not for a specified period and are terminable by either party providing various periods of notice.

NON-EXCLUSIVE AGENTS. In countries where the Company does not have Company-owned operations, exclusive agents or strategic alliance partners, the Company utilizes the services of non-exclusive agents. Non-exclusive agents have no contractual commitment to the Company and do not use its name, logo or systems.

EQUIPMENT. As of June 30, 1997 and after giving pro forma effect to the LIW Acquisition, the Company owned approximately 204 vehicles and 890 trailers and leased approximately 63 vehicles and 300 trailers. Approximately 50 vehicles and 925 trailers are located in the United States, 32 vehicles and 257 trailers are located in Europe, 47 vehicles and 8 trailers are located in Puerto Rico and 138 vehicles are located in Asia. Such equipment is used for transportation of freight by the Company and its agents.

INFORMATION SYSTEMS

    The Company believes that its ability to provide its customers with timely access to accurate information regarding the status of cargo in transit is a point of differentiation from its competitors and is a critical factor to customer retention and expansion on a multi-modal basis of the Company's customer base and services provided to existing customers. The Company also believes that the ability to monitor all purchased transportation costs and compare them to anticipated costs on a job-by-job basis is critical to maintaining and growing margins. The Company utilizes FAST 400, a global, multi-modal, multi-currency and multi-lingual integrated freight forwarding and job costing system that provides international tracking, custom services, document preparation, document transmittal and electronic data interchange ("EDI") interfaces with customers and carriers. FAST 400 is currently installed in the majority of the Company's operations in Europe, the United States and key locations in Asia. The Company plans to install FAST 400 at its facilities worldwide. The Company's Purchase Order Management System ("POMS") provides item level tracking at the purchase order level and links multiple purchase orders to fulfill customer service requirements. POMS is currently installed in the Company's operations in Europe and the Company plans to extend use of POMS to its facilities worldwide. BUSINESS 400 is a financial system that is fully integrated with FAST 400 and is utilized in the Company's operations in parts of Europe and part of Asia and the Company plans to extend the use of BUSINESS 400 throughout Europe and Asia. The Company's Bekins operations currently utilize the BECOM System, a mainframe system that provides ground transportation, warehouse and reverse logistic information services including a nationwide asset/inventory tracking and shipment monitoring systems which feature state-of-the-art barcoding technology. The Company's Matrix operations currently utilize MATRAK. The Company's LEP-USA subsidiary utilizes FAST 400 for all international shipments, and for its domestic business it uses a proprietary system called PACER. The Company intends to integrate the LEP PACER domestic system and the Bekins BECOM domestic logistics system into a single domestic system, based on the FAST 400 international system prior to the end of the year 2000, which will result in a single global system that processes all of the Company's business on a common platform. The Company expects to spend approximately $30.0 million over the next three years to expand its existing FAST 400 system to all of its facilities and improve its existing information technology to ensure that the Company remains competitive with other logistics providers.

    The Company believes that its information systems that integrate independent agents and select strategic alliance partners with the Company's operations are a competitive advantage and provide an incentive for the Company's independent agents and strategic alliance partners to continue to do business with the Company. The information technology systems result in increased efficiencies and reduced costs by providing direct interface between the Company, its customers, agents and strategic alliance partners.

MARKETING

    An important part of the Company's business strategy is its approach to a single global brand and identity, its treatment of distinct customer segments and its emphasis on vertical industry know-how and logistics services. The Company's strategy of providing network-based global logistics requires that all operating units and agent-managed operations reflect the same corporate brand. The Company believes that its business and operations will be positively affected if all of its employees, suppliers, agents, partners and customers share the same perception of the Company's business strategy, products, values and culture. Accordingly, the Company is developing an integrated global brand that is expected to be introduced during the first quarter of 1998.

    The Company believes that its target customer base consists of: buyers of traditional transportation services that are motivated by cost and transit-time considerations and buyers of logistics management services that are seeking operating efficiencies, increased revenues and improved customer service resulting from the end-to-end management of inventory. To enjoy the benefits of both customer segments, the Company has organized its sales and marketing efforts along two lines: global/national sales personnel and a global logistics solutions team. Global and national sales personnel focus their sales efforts on senior transportation executives, financial officers and materials managers of companies that are complex users of international transportation logistics services. The Company's goal is to provide such customers with effective transportation programs that reduce the customers' total cost of shipping goods.

    Because multi-national companies increasingly require complex analysis of their logistics activities, the Company is currently organizing a Global Logistics Solutions Team to perform consulting, transportation management, inventory management and order fulfillment services that enhance the Company's traditional transportation services. The Global Logistics Solutions Team will operate as an independent division that works in partnership with global account representatives who are primarily responsible for clients, and will be responsible for the implementation of the clients' logistics solutions. The Company intends to offer global solutions programs on a three to five year contractual basis and may feature incentive pricing based on performance, resulting in increased margins when the Company's performance exceeds client expectations.

    The Company has determined that its customers are increasingly seeking logistics answers and services tailored to specific industries. Accordingly, the Company believes that service providers that organize sales, marketing and product development along industry lines will have a competitive advantage over providers that address the transportation and logistics needs of all industries similarly. The Company is organizing product development and marketing groups for life sciences (health care and pharmaceuticals), office technology, medical equipment and products, aviation and defense and retail. The Company believes that if it achieves recognition as an industry-based expert in logistics, it will develop longer-lasting client relationships with customers in targeted industries and secure higher-margin business from such customers.

COMPETITION AND BUSINESS CONDITIONS

    The Company's principal businesses are directly impacted by the volume of domestic and international trade. The volume of such trade is influenced by many factors, including economic and political conditions in the United States and abroad, major work stoppages, exchange controls, currency fluctuations, war and other armed conflicts, and United States and international laws relating to tariffs, trade restrictions, foreign investments and taxation.

    The global logistics services and transportation services industries are intensively competitive and are expected to remain so for the foreseeable future. The Company competes against other integrated logistics companies, as well as transportation services companies, consultants and information technology vendors. The Company also competes against carriers' internal sales forces and shippers' transportation departments. This competition is based primarily on freight rates, quality of service (such as damage free shipments, on-time delivery and consistent transit times), reliable pickup and delivery and scope of operations.

    The Company also competes with transportation services companies for the services of independent agents, and with trucklines for the services of independent contractors and drivers. The Company encounters competition from a large number of firms with respect to the services provided by the Company. Much of this competition comes from local or regional firms which have only one or a small number of offices and do not offer the breadth of services and integrated approach offered by the Company. However, some of this competition comes from major United States and foreign-owned firms which have networks of offices and offer a wide variety of services. The Company believes that quality of service, including information systems capability, global network capacity, reliability, responsiveness, expertise and convenience, scope of operations, customized program design and implementation and price are important competitive factors in its industry.

    Competition within the domestic freight forwarding industry is intense. Although the industry is highly fragmented, with a large number of participants, the Company competes most often with a relatively small number of freight forwarders with nationwide networks and the capability to provide the breadth of services offered by the Company and with fully integrated carriers focusing on heavy cargo, including Burlington Air Express, Inc., Eagle USA Freight Inc. and Emery Air Freight Corp. The Company also encounters competition from passenger and cargo air carriers, trucking companies and others. As the Company expands its international operations, it expects to encounter increased competition from those freight forwarders that have a predominantly international focus, including Air Express International Corporation, Expeditors International of Washington, Inc., Fritz Companies Inc. and Circle International Group. Many of the Company's competitors have substantially greater financial resources than the Company.

    The Company also encounters competition from regional and local air freight forwarders, cargo sales agents and brokers, surface freight forwarders and carriers and associations of shippers organized for the purpose of consolidating their members' shipments to obtain lower freight rates from carriers. As an ocean freight forwarder, the Company encounters strong competition in every port in which it operates. This includes competition from steamship companies and both large forwarders with multiple offices and local and regional forwarders with one or a small number of offices. As an air freight forwarder, the Company encounters strong competition from other air freight forwarders in the United States and overseas. The Company believes that quality of service, including reliability, responsiveness, expertise and convenience, scope of operations, information technology and price are the most important competitive factors in its industry.

    Competition for the domestic interstate transportation of household goods is intense and long-term relationships with corporate accounts are difficult to obtain and retain. In the HHG market, the Company encounters competition from larger van lines such as North American Van Lines Inc., Allied Van Lines Inc., Atlas Van Lines, Inc. and UniGroup, Inc. (United Van Lines, Inc. and Mayflower Transit, Inc.). Based on revenue data filed with the STB, Bekins has been the sixth largest HHG carrier in the United States for more than a decade. According to reports filed with STB, 1996 operating revenues aggregated approximately $3.2 billion for the 15 largest HHG carriers, of which approximately 79.0% was accounted for by the six largest carriers and approximately 6.0% was accounted for by the Company. The Motor Carrier Act reduced regulation in the trucking industry, and provided the opportunity for increased competition, which resulted in generally lower profit margins within the domestic HHG relocation industry. The international relocations services industry is competitive and much more highly fragmented than the domestic HHG business. Matrix competes with a large number of specialized competitors although the Company believes that Matrix differentiates its service offerings from many of its competitors by focusing on "high-end" executive relocation services for leading multinational companies and organizations.

REGULATION

    The Company's domestic air freight forwarding business is subject to regulation, as an indirect air cargo carrier, under the Federal Aviation Act by the DOT, the successor to the Civil Aeronautics Board, although Part 296 of the DOT's Economic Aviation Regulations exempts air freight forwarders from most of such act's requirements. The Company's foreign air freight forwarding operations are subject to similar regulation by the regulatory authorities of the respective foreign jurisdictions. The air freight forwarding industry is subject to regulatory and legislative changes which can affect the economics of the industry by requiring changes in operating practices or influencing the demand for, and the costs of providing, services to customers. In its ocean freight forwarding business, the Company is licensed as an ocean freight forwarder by the Federal Maritime Commission ("FMC"). The FMC does not currently regulate the level of Company's fees in any material respect. The Company's ocean freight NVOCC business is subject to regulation, as an NVOCC under the FMC tariff filing and surety bond requirements, and under the Shipping Act of 1984, particularly those terms proscribing rebating practices.

    In the United States, the Company is subject to federal, state and local provisions relating to the discharge of materials into the environment or otherwise for the protection of the environment. Similar laws apply in many foreign jurisdictions in which the Company presently operates or may operate in the future. Although the Company's current operations have not been significantly affected by compliance with these environmental laws, governments are becoming increasingly sensitive to environmental issues, and the Company cannot predict what impact future environmental regulations may have on its business. The Company does not anticipate making any material capital expenditures for environmental control purposes during the remainder of the current or succeeding fiscal years.

    Certain federal officials are considering implementing increased security measures with respect to air cargo. There can be no assurance as to what, if any, regulations will be adopted or, if adopted, as to their ultimate effect on the Company. The Company does not believe that costs of regulatory compliance have had a material adverse impact on its operations to date. However, failure of the Company to comply with the applicable regulations or to maintain required permits or licenses could result in substantial fines or revocation of the Company's operating permits or authorities. There can be no assurance as to the degree or cost of future regulations on the Company's business.

    As a customs broker operating in the United States, the Company is licensed by the United States Department of the Treasury and regulated by the United States Customs Service. The Company's fees for acting as a customs broker are not currently regulated.

    The Company's local pick-up and delivery operations are subject to various state and local regulations and, in many instances, require registrations with state authorities. In addition, certain of the Company's local pick-up and delivery operations are regulated by the STB. Federal authorities have broad power to regulate the delivery of certain types of shipments and operations within certain geographic areas, and the STB has the power to regulate motor carrier operations, approve certain rates, charges and accounting systems and require periodic financial reporting. Interstate motor carrier operations are also subject to safety requirements prescribed by the DOT. In some potential locations for the Company's delivery operations, state and local registrations may be difficult to obtain.

    The Company is regulated as a motor carrier of property by the Federal Highway Administration of Motor Carriers, previously the ICC, by which the Company is registered as both a common carrier, freight forwarder and a property broker. For dispatch purposes, the Company also holds Federal Communications Commission radio licenses. Certain of the Company's offshore operations are subject to similar regulation by the regulatory authorities of the respective foreign jurisdictions. Certain of the Company's warehouse operations are licensed as container freight stations, public bonded warehouses and customs examination sites by the United States and other sovereign countries' customs services.

    Traditionally, HHG pricing had been based upon tariffs accepted by the ICC for each class of goods hauled by an interstate carrier. These tariffs are generally based upon the weight of the shipment, distance traveled, type of goods transported and points of origin and destination. Most HHG moves are now priced significantly below tariffs through individual discount programs, binding estimates negotiated between the carrier and individual residential customers or on the basis of a contract between the carrier and a corporate customer. HHG carriers participate in rate bureaus through which competitors jointly establish and publish tariffs and rates. The Company is currently a member of the Household Goods Carrier Bureau, which is comprised of approximately

2,000 other common carriers of household goods, including the ten largest carriers in the industry. The Motor Carrier Act permits certain collective ratemaking activities through rate bureaus by exempting such ratemaking from the antitrust laws. Management believes prices in the industry are determined by market forces.

    The Company operates nationwide as an interstate common carrier through its subsidiary, Bekins, that holds Certificates of Public Convenience and Necessity that were granted by the ICC. These certificates authorize Bekins to transport various classes of goods and products. The Company's subsidiaries also operate as contract carriers, pursuant to contract authority granted by the STB. The Company is required to comply with STB regulations. In addition, the DOT regulates the hours of service of the Company's drivers and other safety related aspects of operations.

    The Company is also subject to similar and other laws in the foreign jurisdictions in which it operates. Numerous jurisdictions in Asia prohibit or restrict United States ownership of local logistics operations, and although the Company believes its ownership structure in Asia conforms to such laws, the matter is often subject to considerable regulatory discretion and there can be no assurance local authorities would agree with the Company.

    A failure by the Company to comply with the foregoing laws, rules and regulations could subject it to suspension or revocation of its operating authority or civil or criminal liabilities, or any combination of such penalties or both. In addition, the Company-owned service centers hold intrastate operating authority which subjects them to the jurisdiction of various state regulatory commissions. See "Risk Factors--Government Regulation."

    From time to time, U.S. tax authorities have sought to assert that owner-operators in the trucking industry are employees, rather than independent contractors. No such claim has been successfully made with respect to owner-operators serving the Company, and management is confident the owner-operators of the Company could not be properly characterized as employees of the Company under existing interpretations of federal and state tax law. However, there can be no assurance that tax authorities will not successfully challenge this position, or that such interpretations will not change, or that the tax laws will not change. See "Risk Factors--Characteristics of the Logistics Industry; Seasonality."

TRADEMARKS

    The Company has registered trademarks on a number of variations of the Bekins name and corporate logo in the United States. Depending on the jurisdiction of registration, trademarks are generally protected for ten to twenty years (if they are in continuous use during that period) and are renewable. These trademarks are material to the Company in the marketing of its services because of the high name recognition possessed by Bekins in the transportation services industry. In connection with the acquisitions by the Company, LEP-USA and LEP-Canada entered into certain Trademark License Agreements whereby they obtained the non-exclusive right to use LEP trademarks in their North American operations for a period of at least ten years. With the recent acquisition of LIW, the Company obtained ownership of the LEP trademarks with numerous variations and in the vast majority of countries in which LEP operates. See "Recent Acquisitions."

EMPLOYEES

    As of June 30, 1997, the Company and its subsidiaries had 6,352 employees, excluding employees of agents and strategic alliance partners. Management believes that it has good relationships with its employees. In the United States, a total of 175 employees at five LEP-USA locations are members of collective bargaining units affiliated with the teamsters, out of a total of approximately 1,632 employees in the United States as of September 30, 1997. Two of the five collective bargaining contracts expired on August 31, 1997 but have been extended through February 28, 1998. The Company is currently renegotiating the terms of these two contracts and hopes to reach a settlement with the unions on the remaining issues. The Company believes that any action resulting from a failure to reach a settlement with the unions is unlikely to have a material adverse effect on the Company; however, there can be no assurance that the Company's operations would not be materially adversely affected if the Company is unable to reach such a settlement.

PROPERTIES

    The properties used in the Company's operations consist principally of freight forwarding offices and warehouse and distribution facilities. As of June 30, 1997 and after giving pro forma effect to the LIW Acquisition, the Company had 130 office facilities, 11 of which were owned and 119 of which were leased, and 171 warehouse facilities, 27 of which were owned and 144 of which were leased, constituting, in the aggregate, approximately 624,714 square feet of office space and 4.2 million square feet of warehouse space in 33 countries. The Company is headquartered in Hillside, Illinois at an approximately 99,000 square foot facility leased through May 2005. The Company operates a major distribution center in Columbus, Ohio which serves as the national cross-docking facility for Bekins TimeLok and LEP-USA Logistics where the Company sorts freight originating from across the United States.

    The following table sets forth certain information relating to the Company's domestic and foreign properties as of June 30, 1997 and after giving pro forma effect to the LIW Acquisition.

                                                                               NUMBER OF FACILITIES
                                                                       -------------------------------------

                                                                          OWNED       LEASED        TOTAL
                                                                       -----------  -----------     -----

U.S..................................................................      --            49           49

Canada...............................................................           1        12           13

Asia/Pacific.........................................................           5        56           61

Europe...............................................................          32       146          178
                                                                               --       ---          ---

    Total............................................................          38       263          301
                                                                               --       ---          ---
                                                                               --       ---          ---

    The Company believes that its office and warehouse facilities are generally well-maintained, are suitable to support the Company's business and are adequate for the Company's present needs.

OWNERSHIP OF LIW SUBSIDIARIES

    Certain countries in which LIW operates have regulations limiting foreign ownership of freight forwarders. To comply with such regulations, the Company has established trust or nominee relationships in certain countries, including Malaysia, Philippines, Taiwan and Thailand. As a result of such arrangements, the Company has legal ownership of only 30%, 30%, 33% and 49% of the LIW operations in Malaysia, Philippines, Taiwan and Thailand, respectively. The Company reports such subsidiaries as consolidated for financial reporting purposes. See "Selected Consolidated Financial Data of LIW."

    Certain LIW subsidiaries, including the principal Hong Kong subsidiary, have minority shareholders who have rights to participate in the profits and cash flows of such subsidiaries and who have rights which limit LIW's ability to take certain actions without the consent of the minority holder. For certain subsidiaries, such events include changes in the capital structure, changes in allocation of net profits, liquidation, merger, disposal of a material part of the assets, capital expenditures and contracts with related parties.

    LIW currently owns 50.0% of the outstanding shares, and has entered into an agreement to purchase the remaining 50.0% of the outstanding shares, of its Italian partner. The purchase agreement requires the Company to pay installments aggregating approximately L593,000 (approximately $960,000) plus an amount equal to 24.0% of the proceeds derived from the sale of certain assets specified in the purchase agreement and sold during the term of the agreement. Payment of the final installment is due and payable on or before July 31, 1999. Upon payment of the fifth installment on or before July 31, 1998, the holder of the other 50.0% of the outstanding shares must transfer to LIW a number of shares equal to the proportion of the consideration paid, but will retain a security interest in such shares to guarantee the remaining payments. Until completion of the sale, most significant business decisions require the unanimous written consent of all shareholders. Since 1996, LIW has committed additional funds for the purpose of supporting the Italian operations and in return for such commitment, LIW has been allowed broad authority to manage the day-to-day operations and finances of such subsidiary.

LITIGATION

    LIW is currently contesting a claim made by Danish Customs and Excise for payment of customs duties and excise taxes of approximately L2.9 million ($4.7 million) related to alleged irregularities in connection with a number of shipments of freight out of Denmark. Additionally, LIW is subject to a challenge by German tax authorities relating to approximately L2.0 million ($3.2 million) of alleged liabilities relating to the status of LIW's historical tax filings. LIW has other tax disputes which, in the aggregate, involve amounts of L6.7 million ($10.9 million). The Company believes it has a number of defenses to the alleged tax liabilities and it intends to defend the tax claims vigorously. LIW has not recorded any reserves for the Danish customs matters but believes it has established adequate reserves for the remaining total alleged tax liabilities. Any adverse decision relating to such tax claims could materially adversely affect the Company's liquidity and capital resources.

    The Company and its subsidiaries are also defendants in legal proceedings arising in the ordinary course of business and are subject to certain claims. Although the outcome of the proceedings cannot be determined, it is the opinion of management, that the resolution of these matters will not have a material adverse effect on the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the directors, executive officers and certain key management personnel of the Company and certain of its subsidiaries as of November 30, 1997. Members of the Board of Directors are elected annually and hold office from the time of their election and qualification until the annual meeting of stockholders at which their term expires or their successor is elected and qualified or until their earlier resignation or removal. Executive officers are elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and qualified.

                        NAME                              AGE                            POSITION
----------------------------------------------------  -----------  ----------------------------------------------------
Roger E. Payton(1)..................................          41   President, Chief Executive Officer and Director
Gary S. Holter......................................          43   Chief Financial Officer
Luis F. Solis.......................................          39   Executive Vice President of Strategic Marketing
Larry Tieman........................................          49   Chief Information Officer
Ronald Jackson......................................          45   Vice President and General Counsel
Terry G. Clarke.....................................          43   Vice President and Treasurer
Kenneth R. Batko....................................          47   Vice President -- Corporate Controller
William E. Simon, Jr.(2)............................          46   Chairman of the Board
Vincent J. Cebula(1)(2)(3)..........................          33   Director
Richard J. Goldstein(2).............................          32   Director
Stephen A. Kaplan(2)................................          39   Director
Michael B. Lenard(1)(2).............................          42   Director
Conor T. Mullett(2)(3)..............................          31   Director
William E. Myers, Jr................................          37   Director

------------------------------

(1) Member of Executive Committee of the Board of Directors.

(2) Pursuant to the Stockholders Agreement, Logistical Simon has the right to designate three members to the Board of Directors, the Opportunities Fund has the right to designate two members of the Board of Directors and the Principal Fund has the right to designate one member of the Board of Directors. Messrs. Simon, Lenard and Mullett are designees of Logistical Simon, Messrs. Cebula and Goldstein are designees of the Opportunities Fund and Mr. Kaplan is the designee of the Principal Fund.

(3) Member of Audit Committee and Compensation Committee of the Board of Directors.

    ROGER E. PAYTON has been a director of the Company and the President and Chief Executive Officer of the Company since May 1996. From 1982 to 1995 Mr. Payton was the Chief Executive Officer of the following subsidiaries of NFC plc, a logistics company: (i) Pickfords Industrial Ltd. (1982 to 1984), a U.K.-based industrial and manufacturing services company providing transport, shipping, installation and electrical and mechanical services, (ii) Merchants Home Delivery Services Inc. (1985 to 1987 and 1991 to 1995), a U.S.-based delivery and logistics services company providing logistics-related services to United States and Canadian home furnishing retailers and manufacturers, and (iii) Allied Van Lines Inc. (1988 to 1990), a U.S.-based van line offering relocation services, high value product logistics services, international shipping and freight forwarding services and insurance products to a wide array of industries and consumers.

    GARY S. HOLTER has been Chief Financial Officer of the Company since January 1997. From February 1995 through December 1996, he was Executive Vice President and Chief Financial Officer of Bekins. From 1989 to 1995, Mr. Holter served as Executive Vice President and Chief Operating Officer of Knapp Shoes, Inc., a manufacturing and distribution company. From 1986 to 1988, Mr. Holter was the Executive Vice President of Finance at Simmons Airlines, a publicly held regional transportation carrier. Mr. Holter is a certified public accountant.

    LUIS F. SOLIS has been the Executive Vice President of Strategic Marketing of the Company since March 1997. From May 1996 to February 1997, Mr. Solis was Vice President of Business Development of GE Capital Logistics, a logistics services venture of GE Capital Corporation. Prior to joining GE, Mr. Solis served as Vice President of Strategic Marketing, Global Strategies for Skyway Freight Systems, a third-party logistics subsidiary of Union Pacific Corporation, from 1994 to 1996. Mr. Solis served as Vice President of Global Marketing for Circle International, a global freight forwarder, from 1991 to 1994.

    LARRY TIEMAN has been Chief Information Officer of the Company since March 1997. He was Chief Information Officer for GE Capital Logistics from May 1996 to February 1997. Prior thereto, Mr. Tieman was Senior Vice President and Chief Information

Officer for Schneider National Incorporated, a logistics company, from October 1993 to May 1996, and the Chief Technology Officer of the Nielson division of Dunn & Bradstreet, a market research company, from 1990 to 1993.

    RONALD JACKSON has been Vice President and General Counsel of the Company since September 1997. Mr. Jackson was Legal Director and Secretary of LIW from January 1996 to September 1997 and was Group Legal Advisor for LEP Group plc from October 1989 to December 1995.

    TERRY G. CLARKE has been Vice President and Treasurer of the Company since September 1997. From October 1995 to November 1996, Mr. Clarke was Assistant Treasurer with the M.A. Hanna Company, a Cleveland based chemicals company. Prior to that, Mr. Clarke served as Director of Planning and Control of B.F. Goodrich's ("Goodrich") Water Systems Group, was Director, Finance and Banking for Goodrich and held various other management positions in the United States and Canada for Goodrich from 1988 to 1995.

    KENNETH R. BATKO has been Vice President-Corporate Controller since
November 1997. From 1994 to 1997, Mr. Batko was Assistant Controller with Anixter International Inc., a leading supplier of wiring systems and networking products. From 1982 to 1993, Mr. Batko was the Director of Financial Reporting for Anixter Inc., a subsidiary of Anixter International. Prior to that Mr. Batko was a Manager with Ernst & Young from 1974 to 1982. Mr. Batko is a certified public accountant.

    WILLIAM E. SIMON, JR. has been the Chairman of the Board of Directors of the Company since May 1996. Mr. Simon has been the Executive Director of WESS since 1988. In addition, Mr. Simon is a director of William E. Simon & Sons (Asia), LDC, WESS's affiliate merchant bank based in Hong Kong. Mr. Simon also serves on the boards of directors of Hanover Compressor Co. and various private companies.

    VINCENT J. CEBULA has been a director of the Company since May 1996 and is a member of the Audit Committee and the Compensation Committee. He is also a Managing Director of Oaktree, where he has worked since 1995. Pursuant to a subadvisory agreement with TCW Asset Management Company ("TCW"), the general partner of the Principal Fund, Oaktree provides investment management services to the Principal Fund. Mr. Cebula was a Senior Vice President of Trust Company of the West and TCW from 1994 to 1995. Prior thereto, Mr. Cebula was Executive Assistant to the Vice Chairman of Brooke Group Ltd. where he was responsible for the coordination of financing and investment banking activities. Mr. Cebula also serves on the boards of directors of Decorative Home Accents, Inc. and various private companies.

    RICHARD J. GOLDSTEIN has been a director of the Company since May 1996 and is a Senior Vice President of Oaktree where he has worked since 1995. Mr. Goldstein was an Assistant Vice President of Trust Company of the West and TCW from 1994 to 1995. Prior thereto, Mr. Goldstein was an Associate in the Corporate Finance Department of Jefferies & Company, Inc. Mr. Goldstein also serves on the boards of directors of Decorative Home Accents, Inc. and various private companies.

    STEPHEN A. KAPLAN has been a director of the Company since May 1996 and is a principal of Oaktree. Prior to joining Oaktree in June 1995, Mr. Kaplan was a Managing Director of Trust Company of the West and TCW. Prior to joining TCW in 1993, Mr. Kaplan was a partner in the law firm of Gibson, Dunn & Crutcher. Mr. Kaplan serves on the boards of directors of Acorn Products, Inc., Chief Auto Parts Inc., Decorative Home Accents, Inc., KinderCare Learning Centers, Inc., Roller Bearing Holding Company, Inc. and various private companies.

    MICHAEL B. LENARD has been a director of the Company since April 1996 and is a Managing Director and the Counsellor of WESS. In addition, Mr. Lenard is a director of William E. Simon & Sons (Asia), LDC, WESS affiliate merchant bank based in Hong Kong, and the President of WESSHIP, Inc., the general partner of certain WESS affiliated limited partnerships that have invested in the shipping industry. Prior to joining WESS in early 1993, Mr. Lenard was a partner in the international law firm of Latham & Watkins. Mr. Lenard is also a director of various private companies.

    CONOR T. MULLETT has been a director of the Company since May 1996 and is a Vice President of WESS. From 1994 to 1996 Mr. Mullett was an Associate at WESS and from 1993 to 1994 Mr. Mullett was an Associate at GE Capital Corporation. Mr. Mullett is also a director of various private companies.

    WILLIAM E. MYERS, JR. has been a director of the Company since May 1996 and, for more than five years, has been Chairman of the Board and Chief Executive Officer of W.E. Myers & Co., a private merchant bank. Mr. Myers is also a director of Aftermarket Technology Corp. and Roller Bearing Holding Company, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has an Executive Committee (the "Executive Committee"). The Executive Committee is composed of Messrs. Cebula, Payton and Lenard. Pursuant to the terms of the Stockholders Agreement, the Executive Committee is authorized to take any action on behalf of the Board of Directors in between meetings of the Board of Directors upon the unanimous approval of the Executive Committee. In addition, the bylaws of the Company provide for an audit committee (the "Audit Committee") which is responsible for reviewing the scope of the Company's independent auditors' examination of the Company's financial statements and reviewing their reports, and a compensation committee (the "Compensation Committee"), which is responsible for determining the Company's policies with respect to the nature and amount of all compensation to be paid to the Company's executives and administering the Company's benefit plans. The Audit Committee and Compensation Committee are to consist of two members, one of whom shall be designated by the Oaktree Entities and one of whom shall be designated by Logistical Simon.

COMPENSATION OF DIRECTORS

    Non-employee directors are not currently compensated for their services, but receive reimbursement of reasonable out-of-pocket expenses incurred in connection with board meetings or director-related activities. The Stockholders Agreement does, however, provide that certain members of the Board of Directors will be entitled to receive compensation if directors who are employees of the Company or directors who were admitted after November 7, 1996 receive additional compensation in their capacity as directors.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The Summary Compensation Table below sets forth the annual base salary and other annual compensation which the Company paid during the year ended December 31, 1996 to the Company's Chief Executive Officer and other executive officers of the Company whose cash salary and bonus compensation exceeded $100,000 (the "Named Executive Officers").

                                                                                                               LONG TERM
                                                                                                              COMPENSATION
                                                               ANNUAL COMPENSATION                    ----------------------------
                                              ------------------------------------------------------   SECURITIES
                                                                                     OTHER ANNUAL      UNDERLYING      ALL OTHER
                                                FISCAL       SALARY       BONUS      COMPENSATION     OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION                      YEAR           $           $              $                $              $
--------------------------------------------  -----------  -----------  ---------  -----------------  -------------  -------------
Roger E. Payton.............................
Director, President and Chief
Executive Officer...........................        1996     165,416(1)    75,000             --          175,000        19,432(3)
Gary S. Holter..............................
Chief Financial Officer.....................        1996     160,000(2)   100,000             --               --        12,219(4)

------------------------------

(1) Mr. Payton began his employment with the Company in May 1996.

(2) Mr. Holter was Executive Vice President and Chief Financial Officer of Bekins during 1996.

(3) Mr. Payton received an automobile allowance of $6,500 in 1996. Additionally, in 1996 the Company paid $4,965 in premiums for a life insurance policy for Mr. Payton and contributed $7,967 as a matching payment to the account established for Mr. Payton's benefit pursuant to the Deferred Plan (as defined).

(4) Mr. Holter received an automobile allowance of $6,600 in 1996. Additionally, in 1996 the Company paid $537 in premiums for a life insurance policy for Mr. Holter and contributed $2,063 and $3,019 as matching payments to accounts established for Mr. Holter's benefit pursuant to the Deferred Plan and the Company's 401(k) plan, respectively.

    WARRANT GRANTS IN 1996. The following table contains information concerning the grant of warrants made during the year ended December 31, 1996 to the Named Executive Officers. The table also lists potential realizable value of such warrants on the basis of assumed annual compounded stock appreciation rights of 5% and 10% over the life of the warrants, which is set for a maximum of seven years.

                                                                                                           POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS                                                        VALUE AT ASSUMED
                                        NUMBER OF                                                         ANNUAL RATES OF STOCK
                                       SECURITIES         PERCENT OF TOTAL                                PRICE APPRECIATION FOR
                                       UNDERLYING        WARRANTS GRANTED TO    EXERCISE OF                    WARRANT TERM
                                        WARRANTS            EMPLOYEES IN        BASE PRICE   EXPIRATION   ----------------------
NAME                                   GRANTED (#)           FISCAL YEAR          ($/SH)        DATE        5%($)       10%($)
----------------------------------  -----------------  -----------------------  -----------  -----------  ----------  ----------
Roger E. Payton...................         62,500                  35.7%         $   25.00       5/2/03   $  196,376  $  873,396
 ..................................         62,500                  35.7%             28.00       5/2/03        8,876     685,896
 ..................................         25,000                  14.3%             36.00       5/2/03      155,325     561,538
 ..................................         25,000                  14.3%             39.00       5/2/03       80,325     486,538

    NEW EXECUTIVE OFFICERS AND WARRANTS GRANTED IN 1997. Luis F. Solis and Larry Tieman began employment with the Company in March 1997 as the Company's Executive Vice President of Strategic Marketing and Chief Information Officer, respectively. Ronald Jackson (together with Messrs. Solis and Tieman, the "New Executive Officers") began employment with the Company in September 1997 as the Company's Vice President and General Counsel. The Company has agreed to pay each of Mr. Solis and Mr. Tieman $250,000 per year, and has agreed to pay Mr. Jackson $170,000 per year. In addition, in March 1997 the Company granted each of Mr. Solis and Mr. Tieman warrants to purchase an aggregate of 37,500 shares of Common Stock. The warrants vest in three equal installments in March 1998, 1999 and 2000, which installments are exercisable at a price equal to $52 per share, $55 per share and $60 per share, respectively. In March 1997, the Company granted Gary S. Holter warrants to purchase an aggregate of 37,500 shares of Common Stock, which vest in three equal annual installments in March 1998, 1999 and 2000 at prices ranging from $48 and $60 per share. In September 1997, the Company granted Mr. Jackson warrants to purchase an aggregate of 8,000 shares of Common Stock, which vest in three equal annual installments in September 1998, 1999 and 2000, respectively, at an exercise price equal to $52 per share, $55 per share and $60 per share, respectively.

EMPLOYMENT AGREEMENTS

    Mr. Payton entered into an employment agreement with the Company effective as of April 30, 1996 which terminates on April 30, 2000 (the "Payton Agreement"). The Payton Agreement provides for a base salary of not less than $315,000, with annual increases and bonuses at the discretion of the Board of Directors. In November 1996, Mr. Payton's base salary was increased to $365,000 per year. The Payton Agreement also provides for the payment by the Company of the premium on one of Mr. Payton's personal life insurance policies and an automobile allowance in the amount of $12,000 per year. The Payton Agreement may be terminated by the Company for "cause" (as defined in the Payton Agreement) or upon the death or, under certain circumstances, disability of Mr. Payton. In the event that the Company terminates the Payton Agreement without cause or if a constructive discharge has occurred, Mr. Payton is entitled to receive his salary for the lesser of a period of two years from the date of termination or the remaining term under the Payton Agreement, but in no event less than one year's salary. During the term of the Payton Agreement and any period during which Mr. Payton receives severance pay, Mr. Payton is prohibited from competing with the Company and is precluded from engaging in any form of solicitation of the Company's customers or employees. If the Payton Agreement has not been renewed on or before the expiration date and Mr. Payton's employment with the Company terminates pursuant to the terms of the employment agreement on the expiration date, Mr. Payton is entitled to receive his salary for a period of one year from the expiration date.

    Mr. Holter entered into an employment agreement with the Company effective as of March 1, 1997 which terminates on March 1, 2000 (the "Holter Agreement"). The Holter Agreement provides for a base salary of not less than $200,000 per year and provides that Mr. Holter may receive performance-based cash bonus compensation and performance-based equity compensation if certain financial and other defined management objectives are satisfied. In October 1997, Mr. Holter's base salary was increased to $250,000 per year. If the equity incentive objectives are not fully achieved for any fiscal year, the equity compensation may still be granted at the discretion of the Board. The Holter Agreement also provides for an automobile allowance of $12,000 per year. The Holter Agreement may be terminated by the Company for "cause" (as defined in the Holter Agreement) or upon the death or, under certain circumstances, the disability of Mr. Holter. The employment agreement provides for constructive discharge if there has been a substantial diminution in Mr. Holter's duties and responsibilities as directed by the Board since the date of the Holter Agreement. In the event that the Company terminates the Holter Agreement without cause or if there has been a constructive discharge, Mr. Holter is entitled to receive his salary for a period of one year from the date of termination and a proportionate share of the cash bonus compensation due to him for the fiscal year in which the date of termination has occurred. During the term of the Holter Agreement and for one year thereafter, Mr. Holter is prohibited from competing with the Company and is precluded from engaging in any form of solicitation of the Company's customers or employees.

    Mr. Tieman entered into an employment agreement with the Company effective as of March 3, 1997 which terminates on March 3, 2000 (the "Tieman Agreement"). The Tieman Agreement provides for a base salary of not less than $250,000 per year and provides that Mr. Tieman may receive performance-based cash bonus compensation and performance-based equity compensation if certain financial and other defined management objectives are satisfied. If the equity incentive objectives are not fully achieved for any fiscal year, the equity compensation may still be granted at the discretion of the Board. The Tieman Agreement also provides for an automobile allowance of $12,000 per year. The Tieman Agreement may be terminated by the Company for "cause" (as defined in the Tieman Agreement) or upon the death or, under certain circumstances, the disability of Mr. Tieman. The employment agreement provides for constructive discharge if there has been a substantial diminution in Mr. Tieman's duties and responsibilities as directed by the Board since the date of the Tieman Agreement. In the event that the Company terminates the Tieman Agreement without cause or if there has been a constructive discharge, Mr. Tieman is entitled to receive his salary for a period of one year from the termination date and a proportionate share of the cash bonus compensation due to him for the fiscal year in which the date of termination has occurred. During the term of the Tieman Agreement and for one year thereafter, Mr. Tieman is prohibited from competing with the Company and is precluded from engaging in any form of solicitation of the Company's customers or employees.

    Mr. Solis entered into an employment agreement with the Company effective as of March 3, 1997 which terminates on March 3, 2000 (the "Solis Agreement"). The Solis Agreement provides for a base salary of not less than $250,000 per year and provides that Mr. Solis may receive performance-based cash bonus compensation and performance-based equity compensation if certain financial and other defined management objectives are satisfied. If the equity incentive objectives are not fully achieved for any fiscal year, the equity compensation may still be granted at the discretion of the Board. The Solis Agreement also provides for an automobile allowance of $12,000 per year. The Solis Agreement may be terminated by the Company for "cause" (as defined in the Solis Agreement) or upon the death or, under certain circumstances, disability of Mr. Solis. The Solis Agreement provides for constructive discharge if there has been a substantial diminution in Mr. Solis's duties and responsibilities as directed by the Board since the date of the employment agreement. In the event that the Company terminates the Solis Agreement without cause or if there has been a constructive discharge, Mr. Solis is entitled to receive his salary through March 3, 2000 and a proportionate share of the cash bonus compensation due to him for the fiscal year in which the date of termination has occurred. During the term of the Solis Agreement and for one year thereafter, Mr. Solis is prohibited from competing with the Company and is precluded from engaging in any form of solicitation of the Company's customers or employees.

    Mr. Jackson entered into a five-year employment agreement with the Company effective upon the occurrence of each of (i) the acquisition by the Company of a majority of the outstanding ordinary shares of LIW stock (including all interest exchangeable therefor or convertible thereto) and (ii) the delivery to the Company of all warrants to purchase LIW ordinary shares and other equity interests of LIW held by Mr. Jackson (the "Jackson Agreement"). The Jackson Agreement provides for a base salary of not less than $170,000 per year and provides that Mr. Jackson may receive performance-based cash compensation if certain financial and other defined management objections are achieved. The Jackson Agreement also provides for an automobile allowance of $12,000 per year. The Jackson Agreement may be terminated by the Company for "cause" (as defined in the Jackson Agreement) or upon the death or, under certain circumstances, disability of Mr. Jackson. In the event that the Company terminates the Jackson Agreement without cause, Mr. Jackson is entitled to receive his salary for a period of one year from the termination date. During the term of the Jackson Agreement and for one year thereafter, Mr. Jackson is prohibited from competing with the Company and is precluded from engaging in any form of solicitation of the Company's customers or employees. Prior to Mr. Jackson's relocation to the United States it is expected that he will remain an employee of LIW at his current salary and benefits.

    The Company has agreements with certain other significant employees. See "Recent Acquisitions."

INCENTIVE COMPENSATION PLANS

    EMPLOYEE STOCK PURCHASE PLAN. The Company's Employee Stock Purchase Plans (the "Purchase Plans") provided certain employees of the Company with the right to purchase any or all of such employee's allocated portion, as determined by the Board of Directors of the Company, of an aggregate of 8,500 shares of Common Stock of the Company at a purchase price of $20.00 per share and 75,000 shares of Common Stock at a purchase price of $30.00 per share. The right to acquire shares of Common Stock under the Purchase Plans has terminated. A total of 33 employees purchased an aggregate of 55,150 shares of Common Stock pursuant to the Purchase Plans.

    The Purchase Plans provide that, if at any time prior to an initial public offering, an employee who has purchased shares under the Purchase Plans is terminated for any reason whatsoever, including without limitation, death, disability, resignation, retirement or termination with or without cause, (i) the Company has an option (a "call") to repurchase, in whole or in part, the shares of Common Stock of the Company that are then owned by such employee or any transferee which were acquired pursuant to the Purchase Plans and (ii) the terminated employee has an option (a "put"), to sell to the Company, in whole or in part, the shares of Common Stock then owned by such employee which were acquired pursuant to the Purchase Plans. The purchase price for the exercise of either the call or the put option is based on the Company's earnings for the most recent fiscal quarter prior to termination and the number of shares of Common Stock outstanding and subject to options and warrants to the extent such options and warrants are in the money.

    DEFERRED COMPENSATION PLAN. Effective April 28, 1997 the Company adopted the International Logistics Deferred Compensation Plan (the "Deferred Plan") to acknowledge and reward certain key employees of the Company. The Deferred Plan permits certain key employees to elect to reduce their regular compensation and/or bonus compensation on a pre-tax basis by a fixed percentage up to a maximum specified amount. The Company may, in its sole discretion, make an allocation on behalf of employees who meet certain requirements. Each participant in the Deferred Plan may designate one or more of the funds specified in the Deferred Plan for the purpose of attributing investment experience to his accounts. Upon eligibility for retirement, death or disability, a participant, or his beneficiary, will have a 100% vested interest in such participant's accounts. Upon termination of employment for any other reason, a participant will be vested with respect to (i) 100% of that portion of his account attributable to his voluntary deferral allocations and any applicable investment experience credited to such allocation and (ii) a percentage of the portion of his account attributable to Company discretionary allocations based on years of service. Notwithstanding the foregoing, the committee which administers the Deferred Plan may, in its sole discretion, accelerate any specified vesting period. The Company has established a trust with Key Trust Company as trustee (the "Trustee") to hold and invest amounts contributed pursuant to the Deferred Plan. The Company may from time to time, at its sole discretion, direct the Trustee to purchase shares of the Company's common stock (the "Plan Shares"). The Company may, by written action, designate which employees are entitled to receive Plan Shares. If at any time prior to an initial public offering, a participant's employment is terminated for any reason whatsoever, the Company has the option to repurchase any Plan Shares held in such participant's account. As of September 30, 1997, 3,168 Plan Shares were held by the Trustee on behalf of participants under the Deferred Plan.

    EMPLOYEE STOCK OWNERSHIP. In addition to shares of Common Stock issued to employees under the Purchase Plans and the Deferred Plan, certain shares of Common Stock and warrants to purchase shares of Common Stock held by employees are required to be repurchased by the Company under certain circumstances. An aggregate of 46,712 shares of Common Stock and warrants to purchase 175,000 shares of Common Stock held by employees of the Company are subject to put and call options on substantially the same terms as the shares of Common Stock purchased pursuant to the Purchase Plans described above. Warrants to purchase an additional 228,000 shares of Common Stock held by employees of the Company must be repurchased by the Company pursuant to the terms of such warrants upon the termination of employment of any holder of such warrants. The repurchase price depends upon, among other factors, the circumstances surrounding termination of employment, the fair market value of the Common Stock on the date of termination and the purchase price paid by the employee. With respect to warrants to purchase 110,500 of such shares, the holders thereof have additional rights to require the Company to repurchase, under certain circumstances, such warrants or shares purchased upon the exercise thereof if an initial public offering of the Company's Common Stock shall not have occurred as of specified dates.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth as of December 15, 1997 certain information regarding the shares of Common Stock beneficially owned by (i) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Common Stock, (ii) each director, Named Executive Officer and New Executive Officer and (iii) all executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

                                                                                        BENEFICIAL OWNERSHIP
                                                                                   -------------------------------
                                                                                     NUMBER OF       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                              SHARES(2)          CLASS
---------------------------------------------------------------------------------  --------------  ---------------
Oaktree Capital Management, LLC(3)...............................................       1,295,575            62.4%
The TCW Group, Inc.(4)...........................................................    695,575 33.5
TCW Special Credits Fund V--The Principal Fund...................................         695,575            33.5
OCM Principal Opportunities Fund, L.P............................................         600,000            28.9
Logistical Simon, L.L.C.(5)......................................................    519,532 24.4
Stephen A. Kaplan(6).............................................................       1,295,575            62.4
Vincent J. Cebula(6).............................................................       1,295,575            62.4
Richard J. Goldstein(6)..........................................................       1,295,575            62.4
William E. Simon, Jr.(7).........................................................    519,532 24.4
Michael B. Lenard(7).............................................................         519,532            24.4
Conor T. Mullett(7)..............................................................         519,532            24.4
Roger E. Payton(8)...............................................................          66,250             3.1
William E. Myers(9)..............................................................          59,938             2.8
Luis F. Solis....................................................................           7,000               *
Gary S. Holter...................................................................          10,000               *
Larry Tieman.....................................................................           1,000               *
Ronald Jackson...................................................................               0               *
Terry G. Clarke..................................................................               0               *
Kenneth R. Batko.................................................................               0               *
Executive Officers and Directors as a Group (14 persons)(10).....................       1,959,295            87.8

------------------------------

*   Less than one percent

(1) The address of The TCW Group, Inc. and the Principal Fund is 865 South Figueroa Street, Los Angeles, California 90017. The address of Oaktree Capital Management LLC, the Opportunities Fund, Mr. Kaplan, Mr. Goldstein and Mr. Cebula is 550 Hope Street, 22nd Floor, Los Angeles, California 90071. The address of Logistical Simon, L.L.C., Mr. Simon and Mr. Lenard is 10990 Wilshire Boulevard, Suite 500, Los Angeles, California 90024. The address of Mr. Mullett is 310 South Street, P.O. Box 1913, Morristown, New Jersey 07692.

(2) As used in the table above, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship, or otherwise has or shares (i) the power to vote, or direct the voting, of such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(3) All such shares are owned by the Principal Fund and the Opportunities Fund. Pursuant to a subadvisory agreement with TCW Asset Management Company ("TAMCO"), the general partner of the Principal Fund, Oaktree manages the investments and assets of the Principal Fund. In such capacity, Oaktree shares voting and dispositive power with TAMCO, a wholly-owned subsidiary of the TCW Group, Inc., as to shares owned by the Principal Fund. Oaktree also manages the investments and assets of the Opportunities Fund.

(4) All such shares are owned by the Principal Fund. TAMCO is the general partner of the Principal Fund. TAMCO is a wholly-owned subsidiary of TCW Group, Inc.

(5) Includes 50,000 shares of Common Stock issuable upon exercise of warrants which are currently exercisable.

(6) All such shares are owned by the Principal Fund and the Opportunities Fund and are also shown as beneficially owned by Oaktree. To the extent Mr. Kaplan, Mr. Cebula or Mr. Goldstein, on behalf of Oaktree, participates in the process to vote or dispose of any such shares, they may be deemed under such circumstances for the purpose of Section 13 of the Exchange Act to be the beneficial owner of such shares. Each of Mr. Kaplan, Mr. Cebula and Mr. Goldstein disclaims beneficial ownership of such shares.

(7) All such shares are owned by Logistical Simon. To the extent Mr. Simon, Mr. Lenard or Mr. Mullett, on behalf of Logistical Simon, participates in the process to vote or dispose of any such shares, they may be deemed under such circumstances for the purpose of Section 13 of the Exchange Act to be the beneficial owner of such shares. Each of Mr. Simon, Mr. Lenard and Mr. Mullett disclaims beneficial ownership of such shares.

(8) Includes 2,488 shares held by the ILOG Deferred Compensation Plan for the benefit of Roger E. Payton and 43,750 shares of Common Stock issuable upon exercise of warrants which are currently exercisable.

(9) Includes 59,938 shares of Common Stock issuable upon exercise of warrants which are currently exercisable.

(10) See notes (6)-(9).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In 1996, Mr. Payton purchased a total of 22,500 shares of Common Stock for the aggregate purchase price of $450,000. In 1996 and 1997, Mr. Holter purchased a total of 10,000 shares of Common Stock for the aggregate purchase price of $250,000. In June 1997, Mr. Solis purchased a total of 7,000 shares of Common Stock for the aggregate purchase price of $210,000 and Mr. Tieman purchased a total of 1,000 shares of Common Stock for the aggregate purchase price of $30,000. The Company loaned money to Messrs. Payton and Solis to finance the purchase of certain shares of Common Stock by such individuals. Messrs. Payton and Solis executed promissory notes in the amounts of $150,240 and $157,500, respectively, in favor of the Company and pledged their shares of Common Stock as collateral for such promissory notes pursuant to a stock pledge agreement. The promissory notes executed by Messrs. Payton and Solis bear interest at rates of 8% and 10% per annum, respectively, and mature on April 30, 2000 and March 1, 1998, respectively. The aggregate principal amount outstanding as of September 30, 1997 on the promissory notes executed by Messrs. Payton and Solis was $150,240 and $157,500, respectively. In addition, pursuant to the terms of the promissory note, Mr. Payton will make additional mandatory prepayments on his promissory note equal to (i) 80% of the after-tax amount of any dividend or distribution made by the Company with respect to the shares of Common Stock subject to the pledge agreement as a mandatory prepayment of principal and interest on the promissory note executed by Mr. Payton and (ii) 75% of the after-tax amount of any cash bonus paid to him prior to maturity of the promissory note. Pursuant to the terms of the note and pledge agreement executed by Mr. Solis, Mr. Solis will remit the after-tax amount of all cash dividends and distributions on the pledged shares of Common Stock directly to the Company and such amounts will be applied in payment of principal and interest on the promissory note executed by Mr. Solis.

    In connection with the capitalization of the Company in May 1996, the Principal Fund and Logistical Simon purchased 628,908 shares of Common Stock and 269,532 shares of Common Stock, respectively, at a purchase price of $20 per share. In addition, the Company issued Logistical Simon a warrant to purchase 125,000 shares of Common Stock at an initial purchase price of $20 per share prior to May 2, 2003 (the "Logistical Simon Warrant"). The Logistical Simon Warrant vests in five equal annual installments beginning on May 2, 1996 and any unvested portions of the Logistical Simon Warrant will be forfeited and cancelled in the event of a change of control of Logistical Simon or upon the occurrence of certain dispositions and failures to acquire Common Stock by Logistical Simon. The exercise price of the Logistical Simon Warrant increases daily at an effective rate of 10% per annum. The exercise price of the Logistical Simon Warrant was $22.88 on September 30, 1997. In connection with the Company's acquisition of LEP and Matrix in October and November 1996, Logistical Simon, the Principal Fund and the Opportunities Fund purchased an aggregate of 200,000 shares of Common Stock, 66,667 shares of Common Stock and 600,000 shares of Common Stock, respectively, at a purchase price of $30 per share. WESS received a $425,000 transaction fee in consideration for services provided in connection with the Company's acquisition of Bekins. In addition, each of WESS and the Opportunities Fund received a $750,000 transaction fee upon consummation of the Company's acquisition of LEP and Matrix. The Company paid a total of $2.5 million in transaction fees to WESS and the Oaktree Entities in connection with the LIW Acquisition, the Old Notes Offering and the New Credit Facility.

    On May 2, 1996, each of the Principal Fund and Logistical Simon, stockholders of ILOG, loaned ILOG $336,664.50 pursuant to demand promissory notes bearing interest at a rate equal to 8% per annum. All amounts outstanding under such notes were repaid by ILOG in November 1996.

    On May 2, 1996, Bekins entered into an executive management agreement (the "Original Management Agreement") with WESS pursuant to which WESS agreed to provide executive management services to Bekins, including consultation, advice and direct management assistance with respect to operations, strategic planning, financing and other aspects of the business of Bekins. The Original Management Agreement had a four-year term, but was subject to earlier termination upon the occurrence of specified events. Pursuant to the terms of the Original Management Agreement, Bekins agreed to pay WESS a base fee of $200,000 per year and a formula-based annual incentive fee of up to $150,000 so long as there was no continuing or uncured material default under the material terms of the indebtedness of Bekins. Bekins also agreed to reimburse WESS for all reasonable out-of-pocket expenses incurred by WESS or its personnel in connection with performance of services under the Original Management Agreement. On October 31, 1996, the Original Management Agreement was terminated by WESS and Bekins, and WESS and ILOG entered into an executive management agreement (the "ILOG Management Agreement") pursuant to which WESS agreed to provide the same services to ILOG as it had previously provided to Bekins pursuant to the Original Management Agreement. The ILOG Management Agreement terminates on May 2, 2000, subject to earlier termination upon the occurrence of specified events, and provides that ILOG will pay WESS a management fee equal to $350,000 per year so long as there is no continuing or uncured material event of default under the material terms of indebtedness of ILOG or its subsidiaries. ILOG also agreed to reimburse WESS for reasonable out-of-pocket expenses incurred by WESS or its personnel in connection with performance of services under the ILOG Management Agreement. In 1996, ILOG and Bekins paid WESS an aggregate of $241,000 pursuant to the Original Management Agreement and the ILOG Management Agreement. The Company has paid WESS management fees in the aggregate amount of $262,500 for services provided by WESS in 1997. The Company has entered into a management agreement with the Oaktree Entities which has substantially the same terms as the ILOG Management Agreement.

    On September 29, 1995, WESS executed agreements (the "Myers Agreement") with W.E. Myers & Co. ("WEMCO"), a company formed by William E. Myers, Jr., a director of the Company ("Myers"), entitling WEMCO to receive a $50,000 per year retainer and cash and equity compensation upon the consummation, during the one year term of the Myers Agreement and for a period of two years following the termination thereof, of acquisitions of companies introduced by WEMCO to WESS or its affiliates. The amount of cash fees payable and warrants to purchase ILOG Common Stock issuable to WEMCO is based on the value of any consummated transaction. On February 29, 1996, WESS delivered notice to WEMCO terminating the Myers Agreement. In 1996, the Company paid WEMCO fees in the amount of $697,000, $574,000 and $300,000 in connection with the acquisition of Bekins, LEP and Matrix, respectively, in consideration for consulting services provided by WEMCO to ILOG in connection with such acquisitions. On May 2, 1996, for aggregate consideration of $600, ILOG issued Myers warrants to acquire 39,584 shares of Common Stock at any time prior to November 2, 2003 at an initial purchase price of $20 per share. On October 31, 1996 and November 7, 1996, Myers purchased, for aggregate consideration of $1,488.46, warrants to acquire 13,024 shares of Common Stock and 7,330 shares of Common Stock, respectively, at an initial purchase price of $30 per share, exercisable at any time prior to April 30, 2004 and May 7, 2004, respectively (the "$30 Warrants"). The exercise price of each of the $30 Warrants increases daily at an effective rate of 10% per annum. On September 30, 1997, the exercise price of the $30 Warrants was $32.73. Each of the foregoing transactions was consummated pursuant to the terms of the Myers Agreement.

    The Company and the holders of all of the Company's issued and outstanding shares of Common Stock and warrants to purchase Common Stock have executed an amended and restated Stockholders Agreement. Each of the parties to the Stockholders Agreement has agreed to vote the Company securities held by such party to elect a Board of Directors consisting of three directors nominated by Logistical Simon, two directors nominated by the Opportunities Fund, one director nominated by the Principal Fund, the Chief Executive Officer of the Company and William E. Myers, Jr. (the "Initial Voting Agreement"). The Initial Voting Agreement will terminate upon (i) consummation of an initial public offering by the Company, (ii) certain sales of Company securities by Logistical Simon, (iii) failure of the Oaktree Entities or Logistical Simon to purchase Common Stock under certain circumstances, (iv) the occurrence of a deadlock of the Board of Directors in the event of a default by the Company with respect to certain of its indebtedness or the acceleration of certain of the Company's indebtedness, a bankruptcy of the Company or the entry of a judgement exceeding a specified level against the Company and (v) May 2, 2002. Each of the parties to the Stockholders Agreement has agreed that, following the termination of the Initial Voting Agreement for any reason other than an initial public offering, it will vote its Company securities to elect a Board of Directors consisting of five directors. Under such circumstances, the number of directors that the Oaktree Entities and Logistical Simon may nominate will depend on the percentage of voting stock of the Company held by the Oaktree Entities. Prior to termination of the Initial Voting Agreement, the approval of six members of the Board of Directors is required for the Company to issue securities, borrow money, spend money, incur any obligation or take any action, except with respect to the daily affairs and operations of the Company arising in the ordinary course of business. In addition, prior to termination of the Initial Voting Agreement, the Executive Committee of the Board of Directors, which consists of one director nominated by the Oaktree Entities, one director nominated by Logistical Simon and the Chief Executive Officer of the Company, may take any action on behalf of the Board of Directors upon unanimous approval of the Executive Committee. Prior to the termination of the Initial Voting Agreement, the Audit Committee and Compensation Committee are to be comprised of one member designated by the Oaktree Entities and one member designated by WESS. Finally, prior to the termination of the Initial Voting Agreement, all actions taken by the holders of Common Stock require the approval of the holders of at least 80% of the issued and outstanding shares entitled to vote. The Stockholders Agreement also contains certain rights of first refusal with respect to transfers of Company securities, preemptive rights with respect to future issuances of Common Stock or securities convertible into Common Stock by the Company, and tag-along and drag-along rights.

                              RECENT ACQUISITIONS

ACQUISITION OF BEKINS

    On May 2, 1996 the Company acquired Bekins for an aggregate cash payment of $32,195,304 and an aggregate of 45,560 shares of the Common Stock pursuant to an Agreement and Plan of Merger dated April 10, 1996. The Company financed the Bekins' acquisition with a portion of the $18,468,800 in proceeds received by the Company from the issuance of an aggregate of 923,440 of shares of Common Stock and an aggregate of approximately $32.0 million of borrowings under the Company's $50.0 million credit facility.

ACQUISITION OF LEP-USA AND LEP-CANADA

    On October 31, 1996, the Company acquired all of the issued and outstanding capital stock of LEP-USA, a subsidiary of LIW, for an aggregate purchase price of $4.5 million and LEP-Canada, a subsidiary of LIW, for an aggregate purchase price of $6.5 million. The purchase price for the acquisition of LEP-USA and LEP-Canada was financed with borrowings made pursuant to a $110.0 million credit facility syndicated by the banks acting as agents under Bekins' previous credit facility (the "Loan Agreement").

    The Company's acquisitions of LEP-USA and LEP-Canada were the initial steps in the Company's acquisition of LIW. In August 1996, the Company advanced LIW $1.0 million in the form of a demand note (the "LIW Note"). In exchange for extending such advance, LIW issued a warrant to the Company to purchase 420,000 ordinary shares, par value L.01 per share of LIW capital stock ("Ordinary Shares"). In addition, concurrently with the Company's acquisition of LEP-USA and LEP-Canada, (i) the Company released LIW from its obligations pursuant to the LIW Note, (ii) LIW cancelled the warrant to purchase Ordinary Shares that had been previously issued to the Company, (iii) LIW issued 100 Ordinary Shares to the Company; (iv) LIW issued a warrant to the Company to purchase 419,900 Ordinary Shares (the "LIW Warrant"), and (v) certain holders of Ordinary Shares and warrants to purchase Ordinary Shares entered into stockholder agreements and option agreements relating to the transfer of such securities for the three year period ending on October 31, 1999. As a result of such transactions, the Company held a 33.3% interest in LIW's fully-diluted equity and appointed two of its executives to serve as members of the LIW Board of Directors. In connection with the acquisition of LEP-USA and LEP-Canada, the Company entered into two operational working agreements providing that, for a term of seven years, each of LEP-USA, LEP-Canada and LIW will operate their respective freight forwarding businesses as part of global network with shared information systems platforms based on LIW's FAST 400 system software.

ACQUISITION OF MATRIX

    On November 7, 1996, the Company purchased all of the issued and outstanding capital stock of Matrix for the aggregate consideration of approximately $19.2 million in cash and 96,000 shares of Common Stock. In connection with the acquisition of Matrix, the Company entered into a stock purchase agreement with the minority holder of equity securities of certain subsidiaries of Matrix. The aggregate consideration paid by the Company to acquire the minority interests of the Matrix subsidiaries was $754,988 in cash and 4,000 shares of Common Stock. The Company financed the acquisition of Matrix with borrowings made pursuant to the Loan Agreement and the proceeds from the sale of equity securities to the Principal Fund, the Opportunities Fund, Logistical Simon and an affiliate of one of the Company's lenders. See "Certain Relationships and Related Transactions."

    In connection with the acquisition, the Company entered into employment agreements with each of the four selling stockholders of Matrix. Each employment agreement with the four Matrix executives terminates on December 31, 2001 and provides for an annual base salary of $375,000 per year. In addition, each employment agreement provides for cash bonus compensation of $250,000 and approximately 8,333 shares of Common Stock awards for each of the years ended December 31, 1997, 1998 and 1999 if certain of Matrix's EBITDA targets are met. The cash bonus will increase to $500,000 for each of the years ended December 31, 2000 and 2001 if Matrix's EBITDA is at least $9.0 million for the years ended December 31, 2000 and 2001, respectively. In addition, the Matrix employment agreements provide that even if annual EBITDA targets are not met, unpaid cash bonus compensation will be paid to the Matrix executives if Matrix's aggregate EBITDA for the five year period beginning January 1, 1997 is equal to or greater than $40.2 million, there is a change of control of Matrix or the Company during the term of the Matrix employment agreements, or any such Matrix executive is terminated without cause or by constructive termination. Unpaid stock bonus compensation will be paid to the Matrix executives if Matrix's aggregate EBITDA for the five year period beginning January 1, 1997 is at least $40.2 million and there is a change of control of the Company or Matrix during the contract term, the Matrix executive's employment is terminated without cause or by constructive termination or the Company has consummated a qualifying registered public offering of the Company's equity securities. The Matrix employment agreements provide that the Matrix executives will be elected to the board of directors of Matrix and that all major corporate transactions by Matrix must be approved by the Company and a majority of the Matrix executives. Shares of Common Stock issued to each of the Matrix executives in consideration for the acquisition by the Company of the Matrix capital stock and shares of Common Stock issued to each of the Matrix executives pursuant to the Matrix employment agreements are subject to certain put and call rights of such Matrix executive and the Company in the event of a termination of such Matrix executive's employment by Matrix under certain circumstances. The purchase price for such put and call options is subject to and based upon the circumstances under which the employment of the Matrix executive's employment was terminated.

ACQUISITION OF LIW

    In the period from May 1997 through September 1997, the Company entered into option agreements (the "LIW Options") with all of the holders of Ordinary Shares and warrants to purchase Ordinary Shares of LIW. The LIW Options provided for the future acquisition of all of LIW's outstanding Ordinary Shares (other than shares previously acquired by the Company in October 1996. On September 30, 1997, the Company exercised four of the LIW Options for consideration consisting of L4,500 and warrants to purchase an aggregate of 19,045 shares of Common Stock at an initial exercise price of $45.00 per share (the "ILOG Warrants"). The ILOG Warrants are exercisable prior to December 31, 2007. Additionally, on September 30, 1997, the Company exercised the LIW Warrant for L4,199 and exercised warrants to purchase 306,000 Ordinary Shares of LIW for aggregate consideration of L253,980. As a result of the foregoing transactions, ILOG owned 726,120 Ordinary Shares, or 75.2% of LIW's issued and outstanding Ordinary Shares as of September 30, 1997 (the "LIW Acquisition"). On October 1, 1997, certain employees of LIW returned their warrants to purchase Ordinary Shares to LIW for cancellation and entered into employment agreements with ILOG or LIW. In October 1997, ILOG purchased warrants to purchase Ordinary Shares held by a former ILOG employee for $35,000 pursuant to the terms of a pre-existing agreement. On December 12 and 15, 1997, the Company exercised all remaining LIW Options for an aggregate exercise price of L462,467 ($763,533). Upon exercise of such remaining LIW Options, the Company became the holder of 100% of LIW's issued and outstanding voting Ordinary Shares.

    In connection with the LIW Acquisition, the Company entered into an option agreement to acquire all 50,000 of LIW's issued and outstanding LIW preference shares (the "Preference Shares") for an aggregate purchase price of L5.3 million ($8.6 million). The Company exercised said option on December 12, 1997. Upon exercise of the remaining LIW Options and the Preference Shares option on December 12 and 15, 1997, LIW became a wholly-owned subsidiary of the Company.

    The LIW Options contain limited representations and warranties and only three of the LIW Options relating to Ordinary Shares entitle the Company to receive indemnification for breaches of representations, warranties and covenants of the transferring holders. In addition, the three LIW Options that contain indemnification provisions limit the indemnity that the Company may receive from the transferring holder to $400,000 and provide that the Company may not recover under the indemnification provisions unless the losses suffered by the Company exceed $50,000 in the aggregate. Such LIW Options contain similar provisions relating to the indemnity obligations of the Company. The options relating to the acquisition of the Preference Shares do not contain any provisions relating to indemnification obligations of the Company or the transferring holders of the Preference Shares.

    In connection with the LIW Acquisition, LIW entered into employment agreements with three of its executives, who were also selling stockholders. The agreements have terms ranging from three to five years and provide for salaries ranging from L125,000 ($208,000) to L200,000 ($333,000) per year and benefits consistent with such executives' current employment arrangements with LIW. Certain of these agreements provide for annual performance based cash bonus compensation of up to 70% of such executive's annual salary payable upon satisfaction of certain financial targets and other clearly defined management objectives to be agreed upon by LIW and such executive. The executives are entitled to receive minimum bonuses aggregating approximately $2.6 million over the terms of such agreements. Subject to the continuing employment of the relevant executive, such bonuses may be paid in specified installments over the term of such agreements. The employment agreements provide that, under certain circumstances, bonuses must be refunded to the Company upon termination of employment or other events. Each employment agreement requires the executive to be bound by noncompetition and nonsolicitation provisions similar to those of other ILOG executives.

    In connection with the execution of the LIW Options, ILOG issued and delivered warrants (the "Performance Warrants") to purchase a total of 73,000 shares of ILOG Common Stock at an exercise price of $45.00 per share to entities (the "Performance Warrant Holders") related to selling stockholders who are also executives of LIW. The shares of ILOG Common Stock that may be purchased by the Performance Warrant Holders pursuant to the terms of the Performance Warrants vest in annual installments over periods of three to five years based upon achievement of specified annual consolidated EBITDA targets by certain subsidiaries of LIW. The vesting of shares of ILOG Common Stock subject to each of the Performance Warrants is subject to acceleration in the event of a change of control of ILOG or termination of employment of the relevant executive by the Company without cause or as a result of constructive discharge. The Company has agreed, subject to limitations contained in the Company's debt and equity financing arrangements, to purchase the Performance Warrants and shares of Common Stock issued upon the exercise of the Performance Warrants in the event of a termination of the relevant executive dependent upon the circumstances giving rise to such termination or, in certain circumstances, if the Company has not completed an initial public offering of its Common Stock prior to specified dates.

                              NEW CREDIT FACILITY

GENERAL

    In connection with the Old Notes Offering, certain of the Company's direct subsidiaries (the "Borrowers"), the Company and certain other direct and indirect subsidiaries of the Company (including LEP-Canada), as guarantors, and LEP UK, the Company's indirect U.K. subsidiary, as a foreign borrower, entered into the New Credit Facility with ING, as agent. The New Credit Facility consists of a revolving credit facility in an aggregate principal amount of $100.0 million (the "Loans"). The New Credit Facility includes a $60.0 million sub-limit for letters of credit, a $30.0 million sub-limit for British Pounds Sterling borrowings by LEP UK and a $5.0 million sub-limit for the issuance of letters of credit in Canadian Dollars. The obligations of the Borrowers under the New Credit Facility are joint and several. The obligations of LEP UK under the New Credit Facility are several to LEP UK. The Loans will mature in October 2002.

    Indebtedness under the New Credit Facility, including the Loans to LEP UK, is secured by a first priority security interest upon all of the Company's, the Borrowers' and their domestic subsidiaries' accounts receivable, 100% of the stock of each domestic active subsidiary of the Company, including LEP-Canada (except in the case of foreign subsidiaries, in which case only 66% of the stock of such foreign subsidiaries will be pledged), and certain intercompany obligations. In addition, LEP UK secured its borrowings under the New Credit Facility by a first priority security interest upon all of its accounts receivable.

REVOLVING CREDIT FACILITY

    The New Credit Facility consists of a revolving credit facility in an aggregate principal amount of $100.0 million. The Borrowers are entitled to draw amounts under the New Credit Facility, subject to availability pursuant to a borrowing base formula based upon eligible accounts receivable, in order to meet the Company's working capital requirements and for general corporate purposes. Loans are available to LEP UK upon the release of certain liens and claims of the holder of the Preference Share against the assets of LEP UK and its subsidiaries.

GUARANTIES

    The loans are guaranteed by the Company. In addition, certain indirect domestic subsidiaries of the Company, guaranteed the Loans, including the Loans to LEP UK. LEP UK is only responsible for its own obligations under the New Credit Facility. The direct subsidiary that holds the stock of LIW pledged 66% of that stock.

INTEREST RATES

    At the Company's option, interest will accrue on the Loans with reference to either the Prime Rate (as defined) or LIBOR (as defined), plus the applicable interest margin. The Prime Rate is defined as, on any date, the arithmetic average of the prime rates in effect from time to time as announced by the Chase Manhattan Bank, Citibank and Morgan Guaranty Trust Company. LIBOR is defined as the London Interbank Offered Rate, as adjusted to include any reserve requirement of the Lenders. The applicable interest margin will be 0.5% until March 31, 1998 for Prime Rate loans and 2.0% for LIBOR loans. Between April 1, 1998 and October 27, 1998, the applicable interest margin will be the lower of
(i) the foregoing margins or (ii) a percentage which will fluctuate between 0.0% and 1.0% for Prime Rate loans and between 1.5% and 2.5% for LIBOR loans, based on the ratio of the Company's funded indebtedness to EBITDA (the "Floating Margin"). From October 28, 1998, the Floating Margin will determine the applicable interest margin.

MANDATORY AND OPTIONAL PREPAYMENT

    With the exception of mandatory prepayments in connection with certain change of control events and certain asset dispositions involving a borrowing base reduction, the New Credit Facility does not contain any mandatory prepayment provisions as long as the aggregate amount of the Loans does not exceed the level of borrowing base availability or the commitments under the New Credit Facility. The New Credit Facility provides that the Company may prepay Loans in whole or in part without penalty, subject to reimbursement of the lender's breakage and redeployment costs in the case of prepayment of LIBOR loans. The definition of Change of Control in the New Credit Facility in certain circumstances is be more restrictive than that contained in the Indenture.

COVENANTS

    The New Credit Facility contains certain covenants and other requirements of the Company and its subsidiaries. In general, the affirmative covenants provide for mandatory reporting by the Company of financial and other information to the agent and notice by the Company to the agent upon the occurrence of certain events, maintenance of its properties and compliance with regulation.

    The New Credit Facility also contains certain negative covenants and restrictions on actions by the Company including, without limitation, restrictions on indebtedness, liens, guarantee obligations, mergers, creation or dissolution of subsidiaries, asset dispositions not in the ordinary course of business, investments, acquisitions, loans, advances, dividends and other restricted junior payments, transactions with affiliates, sale and leaseback transactions, prepayment of or amendments to junior obligations, entering other lines of business and amendments of other indebtedness. The New Credit Facility requires the Company to meet certain financial covenants including minimum EBITDA (as defined in the New Credit Facility) and, in certain circumstances, interest coverage tests.

EVENTS OF DEFAULT

    The New Credit Facility specifies certain customary events of default including, without limitation, nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties in any material respect, cross default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments and liabilities, material adverse pension plan events and unenforceability of certain documents under the New Credit Facility, determination that any subordinated obligation is not subordinated and change of control. The events of default under the New Credit Facility are substantially similar to the events of default under the Indenture except for the following material differences: (i) the Company's failure to pay other indebtedness or judgments entered against the Company, including failure to pay amounts due with respect to the New Notes, trigger a cross-default under the New Credit Facility at lower dollar amounts than in the Indenture and without the requirement of actual acceleration by the holders of such indebtedness; (ii) the creation of liens on or failure of any security interest in collateral securing the New Credit Facility trigger a default under the New Credit Facility and (iii) the New Credit Facility generally has shorter grace periods and lower default thresholds.

    The description of the New Credit Facility set forth above is qualified in its entirety to the complete text of the documents entered into in connection therewith.

                               THE EXCHANGE OFFER

               PURPOSE OF THE EXCHANGE OFFER; REGISTRATION RIGHTS

    The Old Notes were sold by the Company on October 29, 1997 (the "Closing Date") to Credit Suisse First Boston Corporation, BT Alex. Brown Incorporated, Smith Barney Inc. and ING Baring (U.S.) Securities, Inc. (collectively, the "Initial Purchasers"). As a condition to the sale of the Old Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement on the Closing Date. The Registration Statement, of which this Prospectus is part, is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement summarized below. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

    The Company has agreed pursuant to the Registration Rights Agreement with the Initial Purchasers, for the benefit of the Holders, that the Company will, at its cost, (i) within 60 days after the date of original issue of the Old Notes, file the Exchange Offer Registration Statement with the SEC with respect to a registered exchange offer (the "Registered Exchange Offer") to exchange the Old Notes for the New Notes having terms substantially identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions) and (ii) use all reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 195 days after the date of original issue of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Registration Rights Agreement provides that the Company is required to keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders. For each Old Note surrendered to the Company pursuant to the Registered Exchange Offer, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the date of its original issue. Under existing SEC interpretations, the New Notes will be freely transferable by Holders other than affiliates of the Company after the Registered Exchange Offer without further registration under the Securities Act if the Holder of the New Notes represents that it is acquiring the New Notes in general in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the New Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such New Notes. Under similar SEC interpretations, Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes.

    A Holder (other than certain specified holders) who wishes to exchange such Old Notes for New Notes in the Registered Exchange Offer will be required to represent, among other things, that any New Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 under the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    In the event that (i) applicable law or interpretations of the staff of the SEC do not permit the Company to effect such a Registered Exchange Offer, (ii) if for any other reason the Registered Exchange Offer is not consummated within 230 days of the date of the original issue of the Old Notes, or (iii) any Holder notifies the Company within 30 days after commencement of the Registered Exchange Offer that such holder (x) is prohibited by applicable law or SEC policy from participating in the Registered Exchange Offer, (y) may not resell New Notes acquired by it to the public without delivery of a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (z) is a broker-dealer and holds Old Notes acquired directly from the Company or an affiliate of the Company, then in lieu of conducting the Registered Exchange Offer, the Company will, at its cost, (a) as promptly as practicable, file a Shelf Registration Statement covering resales of the Old Notes or the New Notes, as the case may be, (b) use all reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until two years from the date of its effectiveness or such shorter period that will terminate when all of the Old Notes covered by the Shelf Registration Statement have been disposed of pursuant to the Shelf Registration Statement. The Company is required to in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the New Notes, as the case may be. A Holder selling such Old Notes or New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security Holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification obligations). In addition, each Holder of the Old Notes or New Notes to be registered under the Shelf Registration Statement is required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time period set forth in the Registration Rights Agreement in order to have such Holder's Old Notes or New Notes included in the Shelf Registration Statement and to benefit from the provisions regarding additional interest set forth in the following paragraph.

    If (i) by December 28, 1997, the Exchange Offer Registration Statement has not been filed with the SEC; (ii) by June 16, 1998, neither the Registered Exchange Offer is consummated nor, within the time period specified in the Registration Rights Agreement, the Shelf Registration Statement is declared effective; or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Old Notes or New Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii), a "Registration Default"), additional interest ("Special Interest") will accrue on the Old Notes and the New Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period following the occurrence of any Registration Default and shall increase by 0.25% per annum at the beginning of each subsequent 90-day period, but in no event shall such rate exceed 1.0% per annum. Special Interest is payable in addition to any other interest payable from time to time with respect to the Old Notes and the New Notes.

    If the Company effects the Registered Exchange Offer, it is entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that it has accepted all Old Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

TRANSFER RESTRICTED SECURITIES

    For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note may be distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act or another applicable resale exemption under the Securities Act.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all the Old Notes validly tendered and not withdrawn prior to the Expiration Date. As of the date of this Prospectus, $110.0 million aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal,
is first being sent on or about [      ], 1998, to all Noteholders known to the
Company. The Company's obligation to accept the Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Noteholders may tender some or all of their Old Notes pursuant to the Exchange Offer. See "--Consequences of Failure to Exchange." However, the Old Notes may be tendered only in integral multiples of $1,000.

    The New Notes will evidence the same debt as the Old Notes for which they are exchanged, and are entitled to the benefits of the Indenture. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof.

    Noteholders do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

    The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Noteholders for the purpose of receiving the New Notes from the Company.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such unaccepted tenders of Old Notes will be returned, without expense to the Noteholder thereof, as promptly as practicable after the Expiration Date.

    Noteholders whose Old Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the Noteholders will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such Noteholders to provide for the registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "Risk Factors -Restrictions Upon Transfer of and Limited Trading Market for Old Notes."

    Noteholders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses; Solicitation of Tenders."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time on
[      ], 1998, unless the Company extends the Exchange Offer, in which case the term "Expiration Date" shall mean the date and time to which the Exchange Offer is extended.

    In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice, mail to the registered Noteholders an announcement thereof and will make a release to the Dow Jones News Services each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    The Company reserves the right at its sole discretion (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) to terminate the Exchange Offer and not accept the Old Notes not previously accepted if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Noteholders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to all Noteholders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Noteholders, if the Exchange Offer would otherwise expire during such five to ten business day period. During any extension of the Expiration Date, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company.

    The Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE NEW NOTES

    Interest accrues on the New Notes at the rate of 9 3/4% per annum and will be payable in cash semiannually in arrears on each April 1 and October 15, commencing April 15, 1998. No interest will be payable on the Old Notes on the date of the exchange for the New Notes and therefore no interest will be paid thereon to the Noteholders at such time.

PROCEDURES FOR TENDERING THE OLD NOTES

    The tender to the Company of the Old Notes by a beneficial owner thereof as set forth below and the acceptance by the Company thereof will constitute a binding agreement between the tendering Noteholder and the Company upon the terms and subject to the conditions set forth in this Prospectus and the Letter of Transmittal.

    Except as set forth below, a Noteholder who wishes to tender the Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or
(iii) the Noteholder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE NOTEHOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

    Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Noteholder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Noteholder with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal is signed by a person or persons other than the registered Noteholder or Noteholders, such Old Notes must be endorsed by the registered Noteholder with signature guaranteed by an Eligible Institution or accompanied by appropriate powers of attorney with signature guaranteed by an Eligible Institution, in either case signed exactly as the name or names of the registered Noteholder or Noteholders that appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of its authority so to act must be submitted with the Letter of Transmittal.

    By tendering, each Noteholder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Noteholder, (ii) neither the Noteholder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Noteholder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for the Old Notes, neither the Noteholder nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the Noteholder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the tendering Noteholder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY OR THE COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Noteholder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

ACCEPTANCE OF THE OLD NOTES FOR EXCHANGE; DELIVERY OF THE NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, and if the Company has given oral or written notice thereof to the Exchange Agent.

    In all cases, issuance of the New Notes for the Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing the Old Notes are submitted for a greater principal amount than the Noteholder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Noteholder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of the Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgement from a participant tendering Old Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

    If a registered Noteholder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Noteholder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Noteholder and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Noteholder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Noteholder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Noteholder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any note of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Noteholder thereof without cost to such Noteholder (or, in the case of Old Notes tendered by book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering the Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clause (i) or (ii) above or, in the sole judgment of the Company, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which exceed those described herein, or would otherwise make it inadvisable to proceed with the Exchange Offer.

    If the Company determines in good faith that any of the conditions are not met, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging Noteholders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Noteholders to withdraw such Old Notes (see "--Withdrawal Rights") or (iii) waive certain of such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a Prospectus supplement that will be distributed to all Noteholders.

    Noteholders have certain rights and remedies against the Company under the Registration Rights Agreement, including liquidated damages of up to 1.0% per annum, should the Company fail to consummate the Exchange Offer within a certain period of time.

    The foregoing conditions are for the benefit of the Company and may be asserted by the Company in good faith regardless of the circumstances giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in its discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a wavier of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

EXCHANGE AGENT

    First Trust National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

    BY REGISTERED OR CERTIFIED MAIL; BY OVERNIGHT COURIER; OR BY HAND. First Trust National Association
       180 East Fifth Street
       St. Paul, Minnesota 55101
       Attention: Specialized Finance Department
       Telephone: (612) 244-1215
       Facsimile: (612) 244-1537

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES; SOLICITATION OF TENDERS

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will
be paid by the Company and are estimated in the aggregate to be $         which
includes fees and expenses of the Exchange Agent and Trustee and accounting and legal fees.

    The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, certificates representing the New Notes or the Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Noteholders tendered, or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering Noteholder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted to the Exchange Agent, the amount of such transfer taxes will be billed directly to such tendering Noteholder.

    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Noteholders in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

ACCOUNTING TREATMENT

    The New Notes will be recorded by the Company at the same carrying value as the Old Notes, which is face value, as recorded in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The costs of the Exchange Offer will be expensed over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Noteholders who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. The Company believes that, based upon interpretations contained in no-action letters issued to third parties by the staff of the Commission, the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by Noteholders thereof (other than any such Noteholder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Noteholders' business and such Noteholders have no arrangement with any person to participate in the distribution of such Old Notes, and provided, further, that each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. See "Plan of Distribution." If any Noteholder (other than a broker-dealer described in the preceding sentence) has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Noteholder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

    The Old Notes were issued and the New Notes are to be issued under the Indenture, dated as of October 29, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and First Trust National Association, as Trustee (the "Trustee"). The form and terms of the New Notes will be substantially identical to those of the Old Notes except that the New Notes will have been registered under the Securities Act and hence are not subject to certain transfer restrictions, registration rights and related liquidated damages applicable to the Old Notes. The Old Notes and the New Notes are referred to collectively as the "Notes."

    The following is a summary of certain provisions of the Indenture and the New Notes, a copy of which Indenture and the form of New Notes is available upon request to the Company. The following summary of certain provisions of the Indenture and the New Notes, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the New Notes, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. As used in this "Description of the New Notes" section, references to the "Company" include only International Logistics Limited and not its Subsidiaries.

    Principal of, premium, if any, and interest on the New Notes will be payable, and the New Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York, which initially shall be the corporate trust office of the Trustee's agent, at First Trust New York, 100 Wall Street, 20th Floor, New York, New York 10005, except that, at the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Note register.

    The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. See "--Book Entry, Delivery and Form." No service charge shall be made for any registration or exchange of the New Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NEW NOTES

    The New Notes will be unsecured senior obligations of the Company, limited to $110.0 million aggregate principal amount, and will mature on October 15, 2007. The New Notes will bear interest at the rate per annum shown on the cover page hereof from October 29, 1997, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing April 15, 1998. The Company will pay interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest borne by the New Notes. Interest on the New Notes will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

    Except as set forth in the following paragraph, the New Notes will not be redeemable at the option of the Company prior to October 15, 2002. Thereafter, the New Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

                                                                                       REDEMPTION
PERIOD                                                                                    PRICE
-------------------------------------------------------------------------------------  -----------
2002.................................................................................     104.875%
2003.................................................................................     103.250
2004.................................................................................     101.625
2005 and thereafter..................................................................     100.000

    In addition, at any time and from time to time prior to October 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the New Notes with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 109.75% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least $71.5 million aggregate principal amount of the Notes must remain outstanding after each such redemption.

    In the case of any partial redemption, selection of the New Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

SUBSIDIARY GUARANTIES

    Each of the Company's Restricted Subsidiaries that is organized and existing under the laws of any State of the United States or the District of Columbia and that is an obligor or guarantor with respect to the New Credit Facility will irrevocably and unconditionally Guarantee, as a primary obligor and not merely as a surety, on an unsecured senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the New Notes, whether for payment of principal of or interest on the New Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guaranties. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary that is organized and existing under the laws of any State of the United States or the District of Columbia and that becomes an obligor or guarantor with respect to any of the obligations under one or more of the Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee on an unsecured senior basis the payment of the New Notes. See "Certain Covenants--Future Subsidiary Guarantors" below.

    Each Subsidiary Guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(b) be binding upon each Subsidiary Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and the successors, transferees and assigns thereof. Each Subsidiary Guarantor may consolidate with, or merge into, or sell its assets to the Company or another Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "--Certain Covenants--Merger and Consolidation." A Subsidiary Guaranty will be released upon the sale of all the Capital Stock, or all or substantially all of the assets, of the applicable Subsidiary Guarantor if such sale is made in compliance with the Indenture.

RANKING

    The indebtedness evidenced by the New Notes and the Subsidiary Guaranties will be senior unsecured obligations of the Company and the Subsidiary Guarantors, respectively, ranking pari passu with all other senior unsecured Indebtedness of the Company and the Subsidiary Guarantors, respectively, and senior to all Subordinated Obligations. The New Notes and the Subsidiary Guaranties will also be effectively subordinated to all Secured Indebtedness of the Company and the Subsidiary Guarantors, respectively, to the extent of the value of the assets securing such Indebtedness and to all Indebtedness and other obligations (including trade payables) of the Company's Subsidiaries other than the Subsidiary Guarantors.

    As of September 30, 1997, after giving pro forma effect to the New Credit Facility and the Old Notes Offering and the application of the net proceeds therefrom, as if they had occurred on such date, the Company would not have had any outstanding Secured Indebtedness, the Subsidiary Guarantors would have had approximately $2.0 million of outstanding Secured Indebtedness and the Company's Subsidiaries other than the Subsidiary Guarantors would have had approximately $109.3 million of Indebtedness and other obligations (including trade payables) outstanding. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Secured Indebtedness. See "--Certain Covenants-- Limitation on Indebtedness."

BOOK-ENTRY, DELIVERY AND FORM

    The New Notes sold will be issued in the form of a Global Note. The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

    New Notes that are issued as described below under "Certificated New Notes" will be issued in definitive certificated form. Upon the transfer of a New Note in definitive certificated form to a QIB, such New Note will, unless the Global Note has previously been exchanged for New Notes in definitive certificated form, be exchanged for an interest in the Global Note representing the principal amount of New Notes being transferred.

    The Depository has advised the Company as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

    Upon the issuance of the Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the New Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers of such New Notes. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

    So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related New Notes for all purposes of such New Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the New Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated New Notes in definitive form and will not be considered to be the owners or holders of any New Notes under the Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Payment of principal of and interest on New Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

    The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

    Unless and until it is exchanged in whole or in part for certificated New Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

    Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NEW NOTES

    The New Notes represented by the Global Note are exchangeable for certificated New Notes in definitive form of like tenor as such New Notes in denominations of $1,000 and integral multiples thereof if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act or (ii) the Company in its discretion at any time determines not to have all of the New Notes represented by the Global Note. Any New Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated New Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear substantially the legend referred to under "Transfer Restrictions" (unless the Company determines otherwise in accordance with applicable law) subject, with respect to such New Notes, to the provisions of such legend.

    Neither the Company nor the Trustee will be liable for any delay by the Depository or its nominee in indemnifying the beneficial owners of the New Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depository or its nominee for all purposes.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

        (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the Company; PROVIDED, HOWEVER, that for purposes of this clause (i), the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation;

        (ii) during any period of two consecutive years after the Company's initial Public Equity Offering, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

        (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation or a parent corporation that owns all of the capital stock of such corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

    Within 30 days following any Change of Control, unless notice of redemption of the New Notes has been given pursuant to the provisions of the Indenture described under "--Optional Redemption" above, the Company shall mail a notice to the Trustee and to each Holder stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its New Notes purchased.

    The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

    The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness are contained in the covenant described under "--Certain Covenants--Limitation on Indebtedness." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the New Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

    If a Change of Control offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the New Notes that might be delivered by Holders seeking to accept the Change of Control offer. The failure of the Company to make or consummate the Change of Control offer or pay the purchase price when due will give the Trustee and the Holders the rights described under "--Defaults."

    The existence of a Holder's right to require the Company to offer to repurchase such Holder's New Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

    The New Credit Facility contains, and future indebtedness of the Company may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repaid or repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the New Notes will cause a default under the New Credit Facility, and could cause a default under such other indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relating to the Company's obligation to make an offer to repurchase the New Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the New Notes.

CERTAIN COVENANTS

    The Indenture contains covenants including, among others, the following:

LIMITATION ON INDEBTEDNESS. (a) (i) The Company shall not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds 2.25 to 1.0 and (ii) none of the Restricted Subsidiaries of the Company shall Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds 2.50 to 1.0.

    (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness: (1) Indebtedness (including reimbursement obligations in respect of letters of credit outstanding under the Bank Credit Agreement that are Indebtedness) Incurred pursuant to any Bank Credit Agreement or any other credit or loan agreement in an aggregate principal amount which, when taken together (without duplication) with the principal amount of all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed $100.0 million; (2) Indebtedness of the Company or any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary; (3) the Notes, the Subsidiary Guaranties or any Indebtedness, the proceeds of which are used to Refinance the Notes in full; (4) Indebtedness (including reimbursement obligations in respect of letters of credit or guaranties outstanding under Foreign Credit Agreements that are Indebtedness) Incurred pursuant to any Foreign Credit Agreement; provided, that the aggregate principal amount of all such Indebtedness outstanding at any time under all such Foreign Credit Agreements, shall not exceed $30.0 million; (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this covenant); (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (5) or this clause (6); (7) Indebtedness in respect of customs duties guarantees, equipment leases, performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (8) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the Indenture; (9) Indebtedness of the Company or any Restricted Subsidiary consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or any Restricted Subsidiary permitted under the Indenture; (10) Indebtedness incurred by the Company or any Restricted Subsidiary, constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, self-insurance or similar matters, or other Indebtedness with respect to reimbursement obligations regarding workers' compensation claims, PROVIDED, HOWEVER, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence; and (11) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (10) above or paragraph (a)), does not exceed $15.0 million at any one time outstanding.

    (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the Subsidiary Guaranties, as applicable, to at least the same extent as such Subordinated Obligations.

    (d) For purposes of determining compliance with the covenant entitled "--Limitation on Indebtedness," (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien upon any of its property or assets, now owned or hereafter acquired, securing any obligation unless concurrently with the creation of such Lien effective provision is made to secure the Notes and the Subsidiary Guaranties equally and ratably with such obligation for so long as such obligation is so secured; PROVIDED, THAT, if such obligation is a Subordinated Obligation, the Lien securing such obligation shall be subordinated and junior to the Lien securing the Notes and the Subsidiary Guaranties with the same or lesser relative priority as such Subordinated Obligation shall have been with respect to the Notes and the Subsidiary Guaranties. The preceding restriction shall not require the Company or any Restricted Subsidiary to secure the Notes or the Subsidiary Guaranties if the Lien consists of the following:

    (a) Liens on accounts receivable of the Company and its Restricted Subsidiaries to secure Indebtedness permitted to be incurred pursuant to paragraph (a) or clause (7) or (10) of paragraph (b) of the covenant described under "--Limitation on Indebtedness;"

    (b) Liens created by the Indenture, Liens under any Bank Credit Agreement, Liens under any Foreign Credit Agreement and Liens existing as of the Issue Date;

    (c) Permitted Liens;

    (d) Liens to secure Indebtedness issued by the Company or a Restricted Subsidiary for the purpose of financing all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date; PROVIDED, HOWEVER, that (i) the aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) of Indebtedness so issued shall not exceed the lesser of the cost or fair market value, as determined in good faith by the Board of Directors of the Company, of the assets or property so acquired or constructed, (ii) the Indebtedness secured by such Liens shall have been permitted to be Incurred under the "--Limitation on Indebtedness" covenant and (iii) such Liens shall not encumber any other assets or property of the Company or any of its Restricted Subsidiaries other than such assets or property or any improvement on such assets or property and shall attach to such assets or property within 90 days of the construction or acquisition of such assets or property;

    (e) Liens on the assets or property of a Restricted Subsidiary existing at the time such Restricted Subsidiary becomes a Restricted Subsidiary and not issued as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens do not extend to or cover any other property or assets of the Company or any of its other Restricted Subsidiaries;

    (f) Liens securing Capital Lease Obligations Incurred in accordance with the "--Limitation on Indebtedness" covenant;

    (g) Liens with respect to Sale/Leaseback Transactions or other Indebtedness permitted by clause (b)(11) of the "--Limitation on Indebtedness" covenant;

    (h) Liens securing Indebtedness issued to Refinance Indebtedness which has been secured by a Lien permitted under the Indenture and is permitted to be Refinanced under the Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; or

    (i) Liens on assets of the Company, or any of its Restricted Subsidiaries, securing Indebtedness in an aggregate principal amount not to exceed $10.0 million.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be (A) in compliance with the covenants described under "--Limitation on Indebtedness" immediately after giving effect to such Sale/ Leaseback Transaction and (B) entitled to create a Lien on such property securing the Attributable Debt with respect to such Sale/ Leaseback Transaction without securing the Notes pursuant to the covenant described under "--Limitation on Liens," (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such property and (iii) the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock."

LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes, and after giving effect to, the proposed Restricted Payment: (i) a Default shall have occurred and be continuing (or would result therefrom); (ii) the Company or such Restricted Subsidiary, as applicable, is not able to Incur an additional $1.00 of Indebtedness pursuant to clause (i) or clause (ii), as applicable, of paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or
(iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from capital contributions or the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or a Restricted Subsidiary for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange), whether pursuant to the terms of such Indebtedness or pursuant to an agreement with a creditor to engage in an equity for debt exchange; and (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from the receipt of dividends, repayments of loans or advances or other transfers of assets or proceeds from the disposition of Capital Stock or other distributions or payments, in each case to the Company or any Restricted Subsidiary from, or with respect to, interests in Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary subsequent to the Issue Date.

    (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than (A) Disqualified Stock or (B) Capital Stock issued or sold to a Subsidiary of the Company) or out of the proceeds of a substantially concurrent capital contribution to the Company; PROVIDED, HOWEVER, that (x) such purchase, capital contribution or redemption shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale of Capital Stock or capital contribution shall be excluded from clause (iii)(B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments; (iv) the repurchase of Capital Stock of the Company from directors, officers or employees of the Company pursuant to the terms of an employee benefit plan or employment or other agreement; provided that the aggregate amount of all such repurchases shall not exceed $3.0 million in any fiscal year, and $10.0 million in total;
(v) up to an aggregate of $10.0 million of Restricted Payments by the Company, so long as after giving effect to any such Restricted Payment on a pro forma basis the Company could incur an additional $1.00 of Indebtedness pursuant to clause (i) of paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; and (vi) Investments in Unrestricted Subsidiaries or joint ventures in an amount not to exceed $10.0 million at any time outstanding.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except: (i) any encumbrance or restriction pursuant to any Bank Credit Agreement, any Foreign Credit Agreement or any other agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting Refinancing Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to any such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction (A) consisting of customary non-assignment provisions in leases to the extent such provisions restrict the subletting, assignment or transfer of the lease or the property leased thereunder or in purchase money financings or (B) by virtue of any Indebtedness, transfer, option or right with respect to, or any Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) encumbrances or restrictions imposed by operation of any applicable law, rule, regulation or order; (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted

Subsidiary pending the closing of such sale or disposition and (viii) any restriction imposed during an event of default under an agreement governing Indebtedness of any Foreign Subsidiary so long as such Indebtedness is permitted by the covenant entitled "-- Limitation on Indebtedness."

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition, and at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to either (i) prepay, repay, redeem or purchase (and permanently reduce the commitments under) Indebtedness under any Bank Credit Agreement or any Foreign Credit Agreement or that is otherwise secured by its assets subject to such Asset Disposition within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (the "Receipt Date") or (ii) to the extent the Company elects, to acquire Additional Assets; PROVIDED, HOWEVER, that the Company shall be required to commit such Net Available Cash to the acquisition of Additional Assets within one year from the later of the date of such Asset Disposition or the Receipt Date and shall be required to consummate the acquisition of such Additional Assets within 18 months from the Receipt Date; (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer pursuant to paragraph (b) below to the Holders to purchase Notes pursuant to and subject to the conditions contained in the Indenture; and (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) or (B) to any other application or use not prohibited by the Indenture. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply the Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $5.0 million (at which time, the entire unutilized Net Available Cash, and not just the amount in excess of $5.0 million, shall be applied pursuant to this paragraph). Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

    For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the express assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of closing the transaction.

    (b) In the event of an Asset Disposition that requires the purchase of the Notes pursuant to clause (a)(ii)(B) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (a)(ii)(C) above. The Company shall not be required to make such an offer to purchase Notes pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

    (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company other than the Company or a Restricted Subsidiary (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction in arm's-length dealings with a Person who is not such an Affiliate,
(2) if such Affiliate Transaction involves an amount in excess of $2.0 million,
(i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no material personal financial stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $7.5 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company or its Restricted Subsidiary, as the case may be.

    (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Permitted Investment or Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments," or any payment or transaction specifically excepted from the definition of Restricted Payment,
(ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, collective bargaining arrangements, employee benefit plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements, retirement or savings plans, stock options and stock ownership plans or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business and approved by the board of directors of the Company or any Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors pursuant to plans approved by the Board of Directors or the board of directors of the relevant Restricted Subsidiary, (iv) loans or advances to officers, directors or employees in the ordinary course of business or pursuant to compensation plans or employment agreements approved by the board of directors of the Company or any Restricted Subsidiary, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) the purchase of or the payment of Indebtedness of or monies owed by the Company or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business, (viii) management agreements between the Company or any of its Restricted Subsidiaries and one or more Permitted Holders, or any of their respective Affiliates providing for management fees not to exceed $350,000 per year to WESS or any of its Affiliates and $350,000 per year to Oaktree or any of its Affiliates; (ix) transaction fees to WESS, Oaktree, or any of their respective Affiliates for services provided in connection with the LIW Acquisition, the New Credit Facility and the Old Notes Offering in an amount not to exceed $2.5 million in the aggregate and (x) the performance of the agreement between WESS, W.E. Myers & Co. and William E. Myers, Jr. as in effect on the Issue Date.

LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock to any person (other than to the Company or a Wholly Owned Subsidiary) or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own any Capital Stock of a Restricted Subsidiary, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary; PROVIDED, HOWEVER, this provision shall not prohibit (x) the Company or any Restricted Subsidiary from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture. The foregoing shall not apply to any Lien granted on the Capital Stock of a Restricted Subsidiary.

MERGER AND CONSOLIDATION. (a) The Company shall not, and shall not cause or permit any Subsidiary Guarantor to, and no Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guaranty is to be released in accordance with the terms of the Subsidiary Guaranty and the Indebtedness in connection with the provisions of "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock") shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, its assets substantially as an entirety to, any Person (other than, in the case of a Subsidiary Guarantor, to the Company or any other Subsidiary Guarantor), unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or, in the case of a Subsidiary Guarantor, the Company or a Subsidiary Guarantor) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture or of a Subsidiary Guarantor under the applicable Subsidiary Guaranty, as applicable; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a)(i) in the case of the Company or paragraph (a)(ii) in the case of a Subsidiary Guarantor of the covenant described under "--Certain Covenants--Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company or such Subsidiary Guarantor, as applicable, prior to such transaction minus any costs incurred in connection with such transaction; and (v) the Company or such Subsidiary Guarantor, as applicable, shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

    The Successor Company shall be the successor to the Company or the Subsidiary Guarantor, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor, as applicable, under the Indenture, but the predecessor company, only in the case of a conveyance, transfer or lease, shall not be released from the obligation to pay the principal of and interest on the Notes.

    Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

FUTURE SUBSIDIARY GUARANTORS. The Company shall cause each Restricted Subsidiary that is organized and existing under the laws of any State of the United States or the District of Columbia and that at any time becomes an obligor or guarantor with respect to any obligations under one or more Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SEC REPORTS. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing) and provide within 15 days to the Trustee and Noteholders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

DEFAULTS

    An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due, continued for 30 days, (ii) a default in the payment of principal on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise,
(iii) the failure by the Company to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes) or under "-- Certain Covenants--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Sales of Assets and Subsidiary Stock," or "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," (v) the failure by the Company to comply for 60 days after the Company receives written notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions") or (viii) any judgment or decree for the payment of money in excess of $10.0 million is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice (the "judgment default provision"). However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

    If an Event of Default (other than the bankruptcy provisions relating to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to the bankruptcy provisions relating to the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may by notice to the Trustee rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as the board of directors, the executive committee or a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

    Without the consent of each Holder of an outstanding Note affected thereby, no amendment may (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (viii) affect the ranking of the Notes in any material respect.

    Without the consent of any Holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

    The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

    The New Notes will be issued in registered form and will be transferable only upon the surrender of the New Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges. The Company is not required to transfer or exchange any New Note selected for redemption or repurchase or to transfer or exchange any New Note for a period of 15 days prior to selection of New Notes to be redeemed or repurchased.

DEFEASANCE

    The Company at its option at any time may terminate all of its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. In addition, the Company at its option at any time may terminate its obligations under "Change of Control" and under the covenants described under "Certain Covenants" (other than the covenant described under "--Merger and Consolidation") (and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clauses (iii) and (iv) of the first paragraph under "-- Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "--Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) of the first paragraph under "--Certain Covenants -Merger and Consolidation" above.

    In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

SATISFACTION AND DISCHARGE

    The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when: (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit; (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

CONCERNING THE TRUSTEE

    First Trust National Association is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. Such bank may also act as a depository of funds for, or make loans to and perform other services for, the Company or its affiliates in the ordinary course of business in the future. The corporate trust office of the Trustee is located at First Trust New York, 100 Wall Street, 20th Floor, New York, New York, 10005.

    The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture. The Trustee may resign at any time or may be removed by the Company. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.

    If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. The Indenture also contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims, as security or otherwise.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

    "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets (other than Capital Stock of an Unrestricted Subsidiary) of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets (other than Capital Stock of an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary and (y) for purposes of the covenant described under "--Certain Covenants-- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants - Limitation on Restricted Payments" or a disposition specifically excepted from the definition of Restricted Payment); PROVIDED, HOWEVER, that Asset Disposition shall not include (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration less than or equal to $1.0 million, (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "--Certain Covenants--Merger and Consolidation" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" or (c) the disposition of assets of the Company or any Restricted Subsidiary for aggregate non-cash consideration not in excess of $20.0 million so long as the pro forma Consolidated Coverage Ratio after giving effect to any such disposition is at least 2.5 to 1.0. The foregoing shall not apply to any Lien granted on the Capital Stock of a Restricted Subsidiary.

    "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Bank Credit Agreement" means the credit agreement, dated as of the Issue Date, among the Company, ING (U.S.) Capital Corporation, as agent, and the other financial institutions party thereto, as such agreement, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase is permitted under the terms of the Indenture), substituted, refinanced, restructured, replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

    "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

    "Business Day" means each day which is not a Legal Holiday.

    "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less than 45 days after the end of such fiscal quarter, ending as of the date the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness (other than Indebtedness Incurred for working capital purposes under a Bank Credit Agreement) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period or (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) dividends paid or payable in respect of any Disqualified Stock of the Company,
(viii) cash dividends paid or payable by the Company and all dividends paid or payable by Restricted Subsidiaries, in each case in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (ix) interest incurred in connection with Investments in discontinued operations and
(x) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary.

    "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) with respect to the calculation of EBITDA only, the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income up to the aggregate amount invested by the Company or any Restricted Subsidiary in such Person during such period; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, prohibiting the payment of dividends, the repayment of intercompany debt and the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income up to the aggregate amount invested by the Company or any Restricted Subsidiary in such Person during such period; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;
(v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the most recent fiscal quarter of the Company for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus

(ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Depository" means The Depository Trust Company, its nominees and their respective successors.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (other than as a result of a Change of Control) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "Change of Control."

    "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company, (b) depreciation expense, (c) amortization expense and (d) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursement for any subsequent period) less all non-cash items increasing such Consolidated Net Income (such amount calculated pursuant to this clause (d) not to be less than zero), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Foreign Credit Agreement" means any revolving credit agreement, invoice discounting, overdraft or guarantee facility or other similar arrangement providing for the Incurrence of Indebtedness by any Foreign Subsidiary, and the agreements governing such Indebtedness which may, in whole or in part, be amended, renewed, extended, substituted, refinanced, restructured, replaced (including, without limitation, any successive renewals, extensions, substitutions, refinancing, restructuring, replacement, supplements or other modifications of the foregoing).

    "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories outside of the United States of America and jurisdictions outside the United States of America.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) in the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for Indebtedness; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than one year after taking title of such property), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through
(v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Subsidiary Guaranty (but only to the extent of the amount actually guaranteed);
(vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. For purposes of clarification, (i) Indebtedness shall not include undrawn commitments under the Bank Credit Agreement and the Foreign Credit Agreement or any obligation to purchase Capital Stock of LIW pursuant to option agreements, purchase agreements or otherwise or the Company's Capital Stock pursuant to employment agreements and otherwise and (ii) any Guarantee of Indebtedness shall not be deemed to be an Incurrence of Indebtedness to the extent that the Indebtedness so Guaranteed is Incurred by the Company or any Restricted Subsidiary as permitted pursuant to the terms of the Indenture.

    "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan) or other extensions of credit (including by way of Subsidiary Guaranty or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants-- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; PROVIDED FURTHER, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an

Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

    "Issue Date" means the date of original issuance of the Old Notes.

    "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record shall not be affected.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Moody's" means Moody's Investors Service, Inc.

    "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, brokerage commissions, underwriting discounts or commissions or sales commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel, accountants and investment bankers) related to such Asset Disposition or converting to cash any other proceeds received, and any relocation and severance expenses as a result thereof, and all Federal, state, provincial, foreign and local taxes required to be accrued or paid as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or made in order to obtain a necessary consent to such Asset Disposition or to comply with applicable law, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company.

    "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. In addition, for purposes of the calculations described in "--Certain Covenants--Limitation on Restricted Payments," Net Cash Proceeds shall also mean any cash amounts paid to the Company by members of management in respect of all promissory notes outstanding on the Issue Date and any amounts reflected on the records of the Company as additional paid in capital or equity contributions made in respect of employment-related stock price guarantees entered into prior to the Issue Date.

    "Permitted Holders" means (i) William E. Simon & Sons, L.L.C. and its Affiliates, (ii) Oaktree Capital Management, LLC and its Affiliates, including any partnerships, separate accounts, or other entities managed by Oaktree and
(iii) Roger E. Payton. For purposes of clarification, The TCW Group, Inc., Logistical Simon, L.L.C., OCM Principal Opportunities Fund, L.P., TCW Special Credits Fund V--The Principal Fund and their respective Affiliates are Permitted Holders.

    "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, including without limitation, loans or advances made to employees in respect of stock purchase or other employee benefit plans; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for a disposition of Assets as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and as described in clause (c) of the definition of Asset Disposition.

    "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or time for appeal has not yet expired; (d) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (e) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of, and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (f) survey exceptions, encumbrances, easements or reservations of or rights of others for licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (g) Liens securing an Interest Rate Agreement so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Interest Rate Agreement; and (h) leases and subleases of real property which do not interfere with the ordinary conduct of the business of such Person, and which are made on customary and usual terms applicable to similar properties.

    "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

    "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

    "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

    "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED, FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

"Related Business" means any business related, ancillary or complementary to the businesses of the Company on the Issue Date.

    "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person), other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying of a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

    "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

    "SEC" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

    "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

    "Subsidiary" means, in respect of any Person, any corporation, association, limited liability company, limited or general partnership or other business entity (x) of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person, or (y) that is consolidated for purposes of the Company's consolidated financial statements.

    "Subsidiary Guarantor" means each Restricted Subsidiary designated as such on the signature pages of the Indenture and any other Restricted Subsidiary that has issued a Subsidiary Guaranty.

    "Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

    "S&P" means Standard & Poor's Ratings Service.

    "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $10,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could Incur $1.00 of additional Indebtedness under clause (i) of paragraph (a) of the covenant described under "--Certain Covenants-- Limitation on Indebtedness" and
(y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

    "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

    "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFER

    The exchange of New Notes for the Old Notes pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a Noteholder will be treated as a continuation of the Old Notes in the hands of such Noteholder. As a result, there will be no United States federal income tax consequences to Noteholders exchanging the Old Notes for the New Notes pursuant to the Exchange Offer. The adjusted basis and holding period of the New Notes for any Noteholder will be the same as the adjusted basis and holding period of the Old Notes. Similarly, there would be no United States federal income tax consequences to a Noteholder of Old Notes that does not participate in the Exchange Offer.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until            , 199 , all dealers effecting transactions in the New
Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters with regard to the validity of the New Notes will be passed upon for the Company by Milbank, Tweed, Hadley & McCloy, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1996 and for the period May 2, 1996 to December 31, 1996, and of the Company's Predecessor for the period April 1, 1996 to May 1, 1996, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Bekins as of March 31, 1996 and for each of the two years in the period ended March 31, 1996 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein, in reliance upon the authority of said firm as experts in giving said report.

    The combined and consolidated financial statements of LIW and its predecessor as of December 31, 1995 and 1996 and for the years ended December 31, 1994 and 1995 and for the periods January 1, 1996 to January 23, 1996 and from January 24, 1996 to December 31, 1996 included in this Prospectus have been audited by Price Waterhouse, Chartered Accountants and

Registered Auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

The Company is not currently subject to the periodic reporting and other informational requirements of the Exchange Act. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent auditors and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

                           FORWARD-LOOKING STATEMENTS

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE MATERIAL SET FORTH UNDER "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" AND "BUSINESS" AS WELL AS WITHIN THIS PROSPECTUS GENERALLY. IN ADDITION, WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATES," "EXPECTS," "ESTIMATES," "INTENDS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH HEREIN AND THE OTHER MATTERS SET FORTH IN THIS PROSPECTUS. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
INTERNATIONAL LOGISTICS LIMITED
  Independent Auditors' Reports............................................................................        F-2
  Consolidated Balance Sheets..............................................................................        F-5
  Consolidated Statements of Operations....................................................................        F-6
  Consolidated Statements of Stockholders' Equity..........................................................        F-7
  Consolidated Statements of Cash Flows....................................................................        F-8
  Notes to Consolidated Financial Statements...............................................................        F-9
LEP INTERNATIONAL WORLDWIDE LIMITED
  Statement of Directors' Responsibilities.................................................................       F-21
  Accountants' Report......................................................................................       F-22
  Combined and Consolidated Balance Sheets.................................................................       F-23
  Combined and Consolidated Statements of Profit and Loss Accounts.........................................       F-24
  Combined and Consolidated Statements of Cash Flow........................................................       F-25
  Statements of Total Recognised Gains and Losses..........................................................       F-26
  Note of Historical Cost Profits and Losses...............................................................       F-26
  Notes to Combined and Consolidated Financial Statements..................................................       F-27
  Principal Subsidiary and Associated Undertakings.........................................................       F-48
  Unaudited Interim Consolidated Balance Sheets............................................................       F-49
  Unaudited Interim Consolidated Statements of Profit and Loss Accounts....................................       F-50
  Unaudited Interim Consolidated Statements of Cash Flow...................................................       F-51
  Unaudited Interim Statements of Total Recognised Gains and Losses........................................       F-52
  Unaudited Interim Reconciliation of Movements in Shareholders' Funds.....................................       F-52
  Notes to the Unaudited Interim Consolidated Financial Statements.........................................       F-53

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of International Logistics Limited
Hillside, Illinois:

    We have audited the accompanying consolidated balance sheets of International Logistics Limited and subsidiaries (the "Company") as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from May 2, 1996 (date operations commenced) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Logistics Limited and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the period from May 2, 1996 (date operations commenced) through December 31, 1996, in conformity with generally accepted accounting principles.

    As described in Note 1 to the financial statements, on May 2, 1996, the net assets of The Bekins Company were acquired by the Company. The acquisition has been accounted for by the purchase method of accounting and, accordingly, the acquisition price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values on the date of acquisition. As such, the amounts reported for the Company are not comparable to the amounts shown for The Bekins Company in prior periods.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 31, 1997

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of The Bekins Company
Hillside, Illinois:

    We have audited the consolidated statements of operations, stockholders' equity and cash flows (the "Statements") of The Bekins Company (the "Company") for the period from April 1, 1996 through May 1, 1996. These Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the Statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Company for the period from April 1, 1996 through May 1, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Chicago, Illinois
September 8, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of The Bekins Company
Hillside, Illinois:

    We have audited the accompanying consolidated balance sheet of The Bekins Company (a Delaware corporation) and Subsidiaries as of March 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended March 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bekins Company and Subsidiaries as of March 31, 1996, and the results of their operations and their cash flows for the years ended March 31, 1996 and 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
May 16, 1996

                        INTERNATIONAL LOGISTICS LIMITED

                          CONSOLIDATED BALANCE SHEETS

            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

                                                                           COMPANY
                                                                         PREDECESSOR            COMPANY
                                                                         -----------  ----------------------------
                                                                          MARCH 31,   DECEMBER 31,   SEPTEMBER 30,
                                                                            1996          1996           1997
                                                                         -----------  -------------  -------------
                                                                                                      (UNAUDITED)
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................................   $   1,396     $   3,424      $  26,124
  Accounts receivable:
    Trade, net.........................................................      25,211       114,174        236,383
    Other..............................................................       4,260         8,979         33,318
  Deferred income taxes................................................      --               882            731
  Prepaid expenses.....................................................       2,446         1,956         13,943
  Net assets held for sale.............................................      --             5,621         --
                                                                         -----------  -------------  -------------
    Total current assets...............................................      33,313       135,036        310,499
                                                                         -----------  -------------  -------------
PROPERTY AND EQUIPMENT:
  Transportation equipment.............................................       7,572         5,971          6,639
  Operating equipment and other........................................       3,163         5,104         14,555
  Buildings............................................................      --             1,053         22,163
  Leasehold improvements...............................................      --               839          1,650
  Land.................................................................      --               481          5,840
                                                                         -----------  -------------  -------------
                                                                             10,735        13,448         50,847
  Less accumulated depreciation........................................      (2,469)       (1,667)        (4,151)
                                                                         -----------  -------------  -------------
    Property and equipment, net........................................       8,266        11,781         46,696
                                                                         -----------  -------------  -------------
NOTES RECEIVABLE, less current portion.................................       1,005           138          1,921
DEFERRED INCOME TAXES..................................................      --             3,447          9,729
INTANGIBLE ASSETS, Net.................................................      20,283        85,144         71,974
OTHER ASSETS...........................................................       1,609         1,138         16,612
                                                                         -----------  -------------  -------------
    TOTAL..............................................................   $  64,476     $ 236,684      $ 457,431
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................................................   $   7,443     $  69,238      $ 139,422
  Accrued expenses.....................................................      27,963        48,816        147,447
  Income taxes payable.................................................      --               580          5,175
  Note payable to related party........................................       1,250        --             --
  Current portion of long-term debt....................................      11,532         4,510         18,590
                                                                         -----------  -------------  -------------
    Total current liabilities..........................................      48,188       123,144        310,634
LONG-TERM DEBT, Less current portion...................................         383        61,804         71,671
OTHER NONCURRENT LIABILITIES...........................................       7,768        11,117         35,624
                                                                         -----------  -------------  -------------
    Total liabilities..................................................      56,339       196,065        417,929
                                                                         -----------  -------------  -------------
MINORITY INTEREST......................................................                                    2,205
REDEEMABLE PREFERRED STOCK.............................................                                    8,052

STOCKHOLDERS' EQUITY:
  Common stock (March 31, 1996: authorised, 1,000,000 shares, par value
    $.01; issued and outstanding, 119,032 shares--December 31, 1996:
    authorised, 5,000,000 shares, par value $.001; issued and
    outstanding, 2,016,667 shares--September 30, 1997 (unaudited):
    authorised, 5,000,000 shares, par value $.001; issued and
    outstanding, 2,076,726 shares).....................................           1             2              2
  Additional paid-in capital...........................................       5,716        50,050         52,101
  Retained earnings (Accumulated deficit)..............................       2,420        (9,244)       (22,497)
  Notes receivable from stockholders...................................      --              (150)          (357)
  Cumulative translation adjustment....................................      --               (39)            (4)
                                                                         -----------  -------------  -------------
    Total stockholders' equity.........................................       8,137        40,619         29,245
                                                                         -----------  -------------  -------------
    TOTAL..............................................................   $  64,476     $ 236,684      $ 457,431
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------

                See notes to consolidated financial statements.

                        INTERNATIONAL LOGISTICS LIMITED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

                                                  COMPANY PREDECESSOR                             COMPANY
                                       --------------------------------------- ---------------------------------------------
                                                                                PERIOD FROM     PERIOD FROM     NINE MONTHS
                                       YEAR ENDED MARCH 31     PERIOD FROM     MAY 2, 1996 TO  MAY 2, 1996 TO      ENDED
                                       --------------------  APRIL 1, 1996 TO    DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                         1995       1996        MAY 1, 1996          1996            1996           1997
                                       ---------  ---------  -----------------  --------------  --------------  -------------
                                                                                                 (UNAUDITED)     (UNAUDITED)
REVENUES.............................  $ 242,966  $ 231,752      $  17,458        $  225,793      $   89,975     $   550,141
TRANSPORTATION AND OTHER DIRECT
  COSTS..............................    191,278    179,611         13,634           181,208          73,748         436,466
                                       ---------  ---------        -------      --------------  --------------  -------------
NET REVENUES.........................     51,688     52,141          3,824            44,585          16,227         113,675
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     43,008     42,810          3,309            37,554          11,375         105,659
DEPRECIATION AND AMORTISATION........      5,675      4,194            337            16,310           9,690          22,138
                                       ---------  ---------        -------      --------------  --------------  -------------
OPERATING PROFIT (LOSS)..............      3,005      5,137            178            (9,279)         (4,838)        (14,122)
INTEREST EXPENSE, NET AND
  AMORTISATION OF DEBT ISSUANCE
  COSTS..............................      2,252      2,397            230             2,981           1,419           5,765
OTHER (INCOME/GAINS) EXPENSE/
  LOSSES.............................       (259)        34            (73)           --                 (21)            (88)
                                       ---------  ---------        -------      --------------  --------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.................      1,012      2,706             21           (12,260)         (6,236)        (19,799)
INCOME TAX PROVISION (BENEFIT).......        816      1,508             48            (4,013)         (2,232)         (6,546)
                                       ---------  ---------        -------      --------------  --------------  -------------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM...............................        196      1,198            (27)           (8,247)         (4,004)        (13,253)
EXTRAORDINARY LOSS ON EARLY
  EXTINGUISHMENT OF DEBT-- NET OF TAX
  BENEFIT ($664).....................     --         --             --                  (997)         --             --
                                       ---------  ---------        -------      --------------  --------------  -------------
NET INCOME (LOSS)....................  $     196  $   1,198      $     (27)       $   (9,244)     $   (4,004)    $   (13,253)
                                       ---------  ---------        -------      --------------  --------------  -------------
                                       ---------  ---------        -------      --------------  --------------  -------------
WEIGHTED AVERAGE SHARES
  OUTSTANDING........................                                              1,254,167       1,000,000       2,044,800
                                                                                --------------  --------------  -------------
                                                                                --------------  --------------  -------------
NET LOSS PER SHARE...................                                             $    (7.37)     $    (4.00)    $     (6.48)
                                                                                --------------  --------------  -------------
                                                                                --------------  --------------  -------------

                See notes to consolidated financial statements.

                        INTERNATIONAL LOGISTICS LIMITED

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                             RETAINED          NOTES
                                           COMMON STOCK       ADDITIONAL     EARNINGS       RECEIVABLE       CUMULATIVE
                                      ----------------------    PAID-IN    (ACCUMULATED        FROM          TRANSLATION
COMPANY PREDECESSOR                    SHARES       STOCK       CAPITAL      DEFICIT)      STOCKHOLDERS      ADJUSTMENT
-------------------                   ---------     -----     -----------  -------------  ---------------  ---------------
BALANCE, APRIL 1, 1994..............    117,647   $       1    $   5,237     $   1,026          --               --
  Net income........................     --          --           --               196          --               --
  Issuance of stock to directors....      1,021      --              169        --              --               --
  Value of options granted in
    conjunction with extension of
    credit agreement................     --          --              250        --              --               --

                                      ---------   ---------     -----------  -------------    ----------      --------
BALANCE, MARCH 31, 1995.............    118,668           1        5,656         1,222          --               --
  Net income........................     --          --           --             1,198          --               --
  Issuance of stock to directors....         64      --               10        --              --               --
  Sale of stock.....................        300      --               50        --              --               --
                                      ---------   ---------      -----------  -------------   ----------      --------
BALANCE, MARCH 31, 1996.............    119,032           1        5,716         2,420          --               --
  Net loss..........................     --          --           --               (27)         --               --
  Effect of merger..................   (119,032)         (1)      (5,716)       (2,393)         --               --
                                      ---------    ---------      -----------  -------------   ----------      --------
COMPANY
-------
BALANCE, MAY 2, 1996................     --          --           --            --              --               --
  Sale of stock upon inception......  2,009,155           2       49,702        --              --               --
  Paid-in capital--warrants.........     --          --              198        --              --               --
  Net loss..........................     --          --           --            (9,244)         --               --
  Foreign currency translation
    adjustment......................     --          --           --            --              --            $     (39)
  Sale of stock to officers.........      7,512      --              150        --           $    (150)          --
                                      ---------   ---------      -----------  -------------   ----------      --------
BALANCE, DECEMBER 31, 1996..........  2,016,667           2       50,050        (9,244)           (150)             (39)
  Sale of stock (unaudited).........     74,786      --            2,242        --              --               --
  Repurchase of common stock
    (unaudited).....................    (25,060)     --             (501)       --              --               --
  Net loss (unaudited)..............     --          --           --           (13,253)         --               --
  Foreign currency translation
    adjustment (unaudited)..........     --          --           --            --              --                   35
  Sale of stock to officers
    (unaudited).....................     10,333      --              310        --                (207)          --
                                      ---------   ---------      -----------  -------------   ----------      --------
BALANCE, SEPTEMBER 30, 1997
  (unaudited).......................  2,076,726   $       2    $  52,101     $ (22,497)      $    (357)       $     (4)
                                      ---------   ---------      -----------  -------------   ----------      --------
                                      ---------   ---------      -----------  -------------   ----------      --------


                                          TOTAL
                                      STOCKHOLDERS'
COMPANY PREDECESSOR                      EQUITY
------------------------------------  -------------
BALANCE, APRIL 1, 1994..............    $   6,264
  Net income........................          196
  Issuance of stock to directors....          169
  Value of options granted in
    conjunction with extension of
    credit agreement................          250
                                      -------------
BALANCE, MARCH 31, 1995.............        6,879
  Net income........................        1,198
  Issuance of stock to directors....           10
  Sale of stock.....................           50
                                      -------------
BALANCE, MARCH 31, 1996.............        8,137
  Net loss..........................          (27)
  Effect of merger..................       (8,110)
                                      -------------
COMPANY
-------
BALANCE, MAY 2, 1996................       --
  Sale of stock upon inception......       49,704
  Paid-in capital--warrants.........          198
  Net loss..........................       (9,244)
  Foreign currency translation
    adjustment......................          (39)
  Sale of stock to officers.........       --
                                      -------------
BALANCE, DECEMBER 31, 1996..........       40,619
  Sale of stock (unaudited).........        2,242
  Repurchase of common stock
    (unaudited).....................         (501)
  Net loss (unaudited)..............      (13,253)
  Foreign currency translation
    adjustment (unaudited)..........           35
  Sale of stock to officers
    (unaudited).....................          103
                                      -------------
BALANCE, SEPTEMBER 30, 1997
  (unaudited).......................    $  29,245
                                      -------------
                                      -------------

                See notes to consolidated financial statements.

                        INTERNATIONAL LOGISTICS LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                       COMPANY PREDECESSOR
                                           -------------------------------------------

                                                YEAR ENDED
                                                MARCH 31,             PERIOD FROM
                                           --------------------    APRIL 1, 1996 TO
                                             1995       1996          MAY 1, 1996
                                           ---------  ---------  ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)........................  $     196  $   1,198        $     (27)
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  for) operating activities:
  Depreciation and amortisation..........      6,175      4,700              337
  Amortisation of deferred gains.........       (324)      (437)          --
  Deferred income taxes..................        696      1,318           --
  (Gain) loss on sale of assets..........       (259)        34              (69)
  Extraordinary item, net of tax.........     --         --               --
Change in operating assets and
  liabilities:
  Accounts receivable trade, net.........       (398)       630             (205)
  Prepaid expenses and other current
    assets...............................     (1,207)     1,639              356
  Accounts payable and accrued
    expenses.............................     (4,208)       184           (1,910)
  Other..................................     --         --               (1,149)
                                           ---------  ---------          -------
    Net cash provided by (used for)
      operating activities...............        671      9,266           (2,667)
                                           ---------  ---------          -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions, net of cash
    acquired.............................     --         --               --
  Collection of insurance receivable.....     --            675           --
  Purchases of property and equipment....     (3,251)    (3,175)            (130)
  Proceeds from the sale of net assets
    held for sale........................        584      1,083           --
  Collection of notes receivable.........        771      1,520           --
  Issuance of notes receivable...........     (2,146)      (572)          --
  Other..................................       (500)    --                  (16)
                                           ---------  ---------          -------
    Net cash used for investing
      activities.........................     (4,542)      (469)            (146)
                                           ---------  ---------          -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in revolving line...........      2,900     (8,600)           2,485
  Proceeds from long-term debt...........      1,566     --               --
  Payments on long-term debt.............     (2,140)      (793)          --
  Debt issuance costs....................     --         --               --
  Issuance of common stock...............     --             50           --
  Purchase of common stock...............     --         --               --
  Repayments from related party..........      1,500     --               --
                                           ---------  ---------          -------
    Net cash provided by (used for)
      financing activities...............      3,826     (9,343)           2,485
                                           ---------  ---------          -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS...................     --         --               --
                                           ---------  ---------          -------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................        (45)      (546)            (328)
CASH AND CASH EQUIVALENTS OF ACQUIRED
  COMPANIES..............................     --         --               --
                                           ---------  ---------          -------
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.................................      1,987      1,942            1,396
                                           ---------  ---------          -------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.................................  $   1,942  $   1,396        $   1,068
                                           ---------  ---------          -------
                                           ---------  ---------          -------
SUPPLEMENTAL DISCLOSURES:
  Interest paid..........................  $   2,558  $   2,661        $      78
                                           ---------  ---------          -------
                                           ---------  ---------          -------
  Income taxes paid......................  $     649  $     385        $       2
                                           ---------  ---------          -------
                                           ---------  ---------          -------
NONCASH COMMON STOCK TRANSACTIONS (See
  Notes 3 and 9).........................
NONCASH WARRANT TRANSACTIONS (See Note
  9).....................................
NEW CAPITAL LEASES.......................


                                                                                  COMPANY
                                             ---------------------------------------------------------------------------------
                                                   PERIOD FROM                    PERIOD FROM            NINE MONTHS ENDED
                                                 MAY 2, 1996 TO                 MAY 2, 1996 TO             SEPTEMBER 30,
                                                DECEMBER 31, 1996             SEPTEMBER 30, 1996               1997
                                             -----------------------        -----------------------  -------------------------
                                                                                  (UNAUDITED)               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)........................          $    (9,244)                    $  (4,004)                $ (13,253)
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  for) operating activities:
  Depreciation and amortisation..........               16,310                         9,690                    22,138
  Amortisation of deferred gains.........              --                             --                        --
  Deferred income taxes..................               (4,180)                       (3,566)                   (8,638)
  (Gain) loss on sale of assets..........              --                             --                           (25)
  Extraordinary item, net of tax.........                  997                        --                        --
Change in operating assets and
  liabilities:
  Accounts receivable trade, net.........               (1,422)                       (7,735)                   (5,324)
  Prepaid expenses and other current
    assets...............................                1,180                         6,750                    (1,192)
  Accounts payable and accrued
    expenses.............................                1,119                         1,689                     4,667
  Other..................................               (2,333)                       (1,385)                   (7,693)
                                                    ----------                      --------                  --------
    Net cash provided by (used for)
      operating activities...............                2,427                         1,439                    (9,320)
                                                    ----------                      --------                  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions, net of cash
    acquired.............................             (107,057)                      (49,354)                     (433)
  Collection of insurance receivable.....              --                             --                        --
  Purchases of property and equipment....               (1,369)                         (950)                   (5,551)
  Proceeds from the sale of net assets
    held for sale........................                1,477                            29                     7,036
  Collection of notes receivable.........              --                             --                            89
  Issuance of notes receivable...........              --                             --                        (2,496)
  Other..................................              --                               (119)                   --
                                                    ----------                      --------                  --------
    Net cash used for investing
      activities.........................             (106,949)                      (50,394)                   (1,355)
                                                    ----------                      --------                  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in revolving line...........                3,900                         8,790                    13,400
  Proceeds from long-term debt...........               91,929                        23,000                    --
  Payments on long-term debt.............              (32,771)                       --                        (4,038)
  Debt issuance costs....................               (6,076)                       (1,786)                   --
  Issuance of common stock...............               46,494                        19,200                     2,326
  Purchase of common stock...............              --                             --                          (501)
  Repayments from related party..........              --                             --                        --
                                                    ----------                      --------                  --------
    Net cash provided by (used for)
      financing activities...............              103,476                        49,204                    11,187
                                                    ----------                      --------                  --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS...................                   (2)                       --                        --
                                                    ----------                      --------                  --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................               (1,048)                          249                       512
CASH AND CASH EQUIVALENTS OF ACQUIRED
  COMPANIES..............................                4,472                           546                    22,188
                                                    ----------                      --------                  --------
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.................................              --                             --                         3,424
                                                    ----------                      --------                  --------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.................................          $     3,424                     $     795                 $  26,124
                                                    ----------                      --------                  --------
                                                    ----------                      --------                  --------
SUPPLEMENTAL DISCLOSURES:
  Interest paid..........................          $     1,878                     $      97                 $   3,311
                                                    ----------                      --------                  --------
                                                    ----------                      --------                  --------
  Income taxes paid......................          $       934                     $      37                 $     703
                                                    ----------                      --------                  --------
                                                    ----------                      --------                  --------
NONCASH COMMON STOCK TRANSACTIONS (See
  Notes 3 and 9).........................          $     3,360                     $     360                 $     207
NONCASH WARRANT TRANSACTIONS (See Note
  9).....................................          $       198                     $     198
NEW CAPITAL LEASES.......................          $       490

                See notes to consolidated financial statements.

                        INTERNATIONAL LOGISTICS LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

1. GENERAL INFORMATION

    International Logistics Limited was formed and incorporated in Delaware in 1996 by William E. Simon and Sons, LLC ("WESS"), entities managed by Oaktree Capital Management, LLC ("OCM") and Roger E. Payton, President and Chief Executive Officer. The Company made three acquisitions during the period ended December 31, 1996, and one acquisition during the nine months period ended September 30, 1997, as a platform to become a major factor in both the domestic and international logistics markets.

    UNAUDITED INTERIM FINANCIAL STATEMENTS--In the opinion of management, the unaudited interim financial statements for the period from May 2, 1996 to September 30, 1996 and as of and for the nine months ended September 30, 1997 have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations as of such dates and for such periods.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION--The accompanying consolidated financial statements include the accounts of International Logistics Limited or The Bekins Company (see Note 3) and their respective wholly-owned subsidiaries (each referred to as the "Company"). Intercompany accounts and transactions have been eliminated. The statements reflect a 24.8% minority interest for Ordinary Shares of LEP International Worldwide Limited ("LIW") not owned by the Company at September 30, 1997 and minority interests in foreign affiliates. From October 31, 1996 through September 30, 1997, the Company accounted for its 33.3% interest in LIW under the equity method of accounting.

    CASH AND CASH EQUIVALENTS--Cash and cash equivalents include cash on hand, demand deposits, and short-term investments with original maturities of three months or less.

    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost, less accumulated depreciation. Depreciation on owned assets and amortisation on capital lease assets is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortised over the shorter of the life of the lease or the useful life of the asset on a straight-line basis. Major repairs, refurbishments and improvements that significantly extend the useful lives of the related assets are capitalised. Maintenance and repairs are expensed as incurred:

                                                                              AMORTISATION
                                                                                 PERIODS
                                                                           -------------------
Transportation equipment.................................................         4-8 years
Operating equipment and other............................................         3-8 years
Buildings and improvements...............................................       25-40 years
Furniture and fixtures...................................................        3-10 years

    INTANGIBLE ASSETS--Intangible assets includes cost in excess of net assets acquired in connection with the acquisitions described in Note 3 which have been allocated among certain intangible items determined by management to have value such as the company name, software, agent and customer contracts and drivers' network. Provision for amortisation has been made based upon the estimated useful lives of the intangible asset categories.

    IMPAIRMENT OF LONG-LIVED ASSETS--The carrying values of long-lived assets are reviewed periodically and if future cash flows are believed insufficient to recover the remaining carrying value of the related assets, the carrying value is written down in the period the impairment is identified to its estimated future recoverable value.

    OTHER ASSETS--Other assets consists primarily of deposits related to certain operating leases.

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value at December 31, 1996 and September 30, 1997 (unaudited) due to their short-term nature; the carrying value of the Company's long-term debt approximates fair value due to its variable interest rates. The fair value of the Company's interest rate cap agreement is based on termination value and approximated $87 and $35 in favor of the Company at December 31, 1996 and September 30, 1997 (unaudited), respectively.

    FOREIGN CURRENCY TRANSLATION--The financial statements of subsidiaries outside the United States are generally measured using the local currency as the functional currency. Assets, including intangible assets, and liabilities of this subsidiary are translated at the rate of exchange at the balance sheet date. The resultant translation adjustments are included in the cumulative translation adjustment, a separate component of stockholders' equity. Income and expenses are translated at average monthly rates of exchange. Gains and loses from foreign currency transactions of this subsidiary are included in net earnings.

    EMPLOYEE RETIREMENT SAVINGS PLANS--Retirement savings plans are available to substantially all salaried and nonunion hourly employees, which allow eligible employees to contribute a portion of their annual salaries to the plans. Matching contributions are made at the discretion of each subsidiary.

    Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Contributions are subject to various vesting schedules, ranging from immediate to seven years. Matching contributions of $385, $367, $207 and $525 were made for the years ended March 31, 1995 and 1996, for the period ended December 31, 1996 and for the nine months ended September 30, 1997 (unaudited), respectively.

    DEFERRED COMPENSATION PLAN--On July 1, 1996, the Company initiated a nonqualified deferred compensation plan for certain key employees to supplement the retirement savings plans. Under the deferred compensation plan, employees sign an irrevocable contribution commitment for a plan year based on a percentage of their salary. The Company matches this contribution subject to certain limitations, and agrees to distribute the deferred compensation, plus investment income, in accordance with the distribution method selected by the employee. Matching expense of the Company in 1996 was $24, and was $47 for the nine months ended September 30, 1997 (unaudited). Employee deferrals and Company match funds have been deposited with a plan trustee. These funds and the related deferred compensation obligations are recorded as both a noncurrent asset and a noncurrent liability at December 31, 1996 and September 30, 1997 (unaudited) in the amounts of $118 and $297, respectively. The Company has established a trust with Key Trust Company as trustee (the "Trustee") to hold and invest amounts contributed pursuant to the Deferred Plan. The Company may from time to time, at its sole discretion, direct the Trustee to purchase shares of the Company's common stock (the "Plan Shares"). The Company may, by written action, designate which employees are entitled to receive Plan Shares. If at any time prior to an initial public offering, a participant's employment is terminated for any reason whatsoever, the Company has the option to repurchase any Plan Shares held in such participant's account. As of September 30, 1997 (unaudited), 3,168 Plan Shares were held by the Trustee on behalf of participants under the Deferred Plan.

    Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Company contributions are subject to various vesting schedules, ranging from immediate to three years.

    REVENUE RECOGNITION--The Company's policy is to recognise revenue when it has performed substantially all services required under the terms of its contracts, generally on the date shipment is completed. Revenue from export-forwarding services is recognised at the time the freight departs the terminal of origin. Customs brokerage revenue is recognised upon completing the documents necessary for customs clearance. Storage revenue is recognised as services are performed.

    CREDIT RISK CONSIDERATIONS--Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers and markets into which services are sold, as well as their dispersion across many different geographic areas.

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The Company has recorded an allowance for doubtful accounts to estimate the difference between recorded receivables and ultimate collections. The allowance and provision for bad debts are adjusted periodically based upon the Company's evaluation of historical collection experience, industry trends and other relevant factors. The allowance for doubtful accounts was $2,991, $3,675 and $14,882 at March 31, 1996, December 31, 1996 and September 30, 1997 (unaudited), respectively.

    INCOME TAXES--Deferred income taxes are provided for temporary differences between the financial reporting basis and tax basis of assets and liabilities at currently enacted tax rates. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible in income tax returns for the year reported.

    EARNINGS PER SHARE--Earnings per share have been computed based on the average number of common shares outstanding during each period presented. Primary and fully diluted earnings per share have not been presented due to the anti-dilutive effect of common stock equivalents. In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. The impact of Statement 128 is not expected to be material.

    USE OF ESTIMATES--The financial statements have been prepared in conformity with generally accepted accounting principles and, as such, include amounts based on informed estimates and judgments of management. Actual results could differ from those estimates. Accounts affected by significant estimates include accounts receivable and accruals for insurance claims, cargo loss and damage claims.

3. ACQUISITIONS

    On May 2, 1996, International Logistics Limited acquired all of the outstanding shares of The Bekins Company ("Bekins" or "Company Predecessor"), a major provider, through its Bekins Van Lines ("BVL") subsidiary, of interstate transportation of household goods and logistic services for high-tech, electronic, medical, and high-end consumer products, for $49.7 million including assumptions of debt and acquisition costs. The consideration was comprised of $49.5 million in cash and the Company's common stock valued at $0.2 million. The excess of the purchase price over the fair value of the net assets acquired was $14.5 million, has been recorded as goodwill, and is being amortised on a straight-line basis over 40 years.

    Bekins has pursued a strategy of converting company-owned Bekins Moving and Storage ("BMS") service centers into independent moving and storage agents, who will become part of the BVL agent network. At December 31, 1996 seventeen company-owned BMS service centers remained; at September 30, 1997 (unaudited) no service centers remained. The operations of BMS have been treated as discontinued as of the acquisition date; at December 31, 1996, the net assets are classified as held for sale on the Company's balance sheet. At September 30, 1997 (unaudited), substantially all assets of BMS have been sold.

    On October 31, 1996, the Company acquired all of the outstanding shares of LEP Profit International, Inc. ("LEP-USA") and LEP International Inc. ("LEP-Canada") from LIW for $32 million in cash including assumption of debt and acquisition costs. LEP-USA and LEP Canada (collectively "LEP") provide domestic and international freight forwarding services, as well as value-added domestic logistic services. The excess of the purchase price over the fair value of the net assets acquired was $19.3 million, has been recorded as goodwill, and is being amortised on a straight-line basis over 40 years. In addition to the acquisition of LEP, the Company acquired 33.3% of the outstanding common stock and warrants to purchase the remaining 66.7% of LIW for a nominal amount.

    On November 7, 1996, the Company acquired all of the outstanding shares of Matrix International Logistics, Inc. ("Matrix"), an international project cargo freight forwarder that also specialises in premium international household

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

3. ACQUISITIONS (CONTINUED)

relocation services, for $30 million including assumption of debt and acquisition costs. The consideration was comprised of $27 million in cash and Company common stock valued at $3 million. Additional consideration of up to $10 million in cash and stock is payable if certain earnings targets are achieved in the five-year period from 1997 through 2001. The excess of the purchase price over the fair value of the net assets acquired was $18.9 million, has been recorded as goodwill, and is being amortised on a straight-line basis over 25 years.

    On September 30, 1997, the Company increased its holdings in LIW, a United Kingdom based international freight forwarder with operations primarily in Europe and Asia, from 33.3% to 75.2%. Consideration included $0.4 million in cash and warrants to purchase 19,045 shares of common stock of the Company at an exercise price of $45 per share under terms similar to previously issued warrants. The transaction has been accounted for under the purchase method of accounting. The excess of purchase price over book value of the net assets acquired of $21.3 million has been preliminarily allocated to property and equipment, subject to further study and analysis, with useful lives ranging from three to forty years.

    The operating results of each acquired company have been included in the consolidated statement of operations since the dates of acquisition.

    Pro forma unaudited operating results assuming the acquisitions were made on January 1, 1996 with respect to the year ended December 31, 1996 and January 1, 1997 with respect to the nine-months ended September 30, 1997 and interest on long-term debt, are as follows:

                                                                            NINE MONTHS ENDED
                                                                            SEPTEMBER 30, 1997
                                                            YEAR ENDED      ------------------
                                                         DECEMBER 31, 1996     (UNAUDITED)
                                                         -----------------
                                                            (UNAUDITED)
Revenues...............................................    $   1,638,841      $    1,089,004
Net revenues...........................................          403,733             270,565
Operating loss.........................................            9,750               6,799
Net loss...............................................           22,955              12,430

4. INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                                           SEPTEMBER 30, 1997     AMORTISATION
                                        MARCH 31, 1996  DECEMBER 31, 1996     (UNAUDITED)            PERIOD
                                        --------------  -----------------  ------------------  ------------------
Goodwill..............................    $   18,989       $    52,878        $     56,617          25-40 years
Software..............................         4,630            21,687              24,637            2-3 years
Agent contracts.......................         1,912            12,554              13,835            2-5 years
Customer contracts....................            --             6,500               6,500              2 years
Debt issuance costs...................            --             4,359               4,594              7 years
Drivers' network......................            --             1,750               1,750              2 years
Other.................................           350               255                 255              4 years
                                        --------------        --------            --------
                                              25,881            99,983             108,188
Less accumulated amortisation.........        (5,598)          (14,839)            (36,214)
                                        --------------        --------            --------
                                          $   20,283       $    85,144        $     71,974
                                        --------------        --------            --------
                                        --------------        --------            --------

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

5. ACCOUNTS PAYABLE, ACCRUED EXPENSES, OTHER NONCURRENT
  LIABILITIES AND REDEEMABLE PREFERRED STOCK

    Accounts payable includes checks outstanding against the Company's central disbursement accounts. Arrangements with the Company's banks do not call for reimbursement until the checks are presented for payment. Such outstanding checks were $3,982, $11,250 and $15,184 at March 31, 1996, December 31, 1996 and
September 30, 1997 (unaudited), respectively.

    Accrued expenses and other noncurrent liabilities consist of the following:

                                                                          MARCH 31,   DECEMBER 31,  SEPTEMBER 30,
                                                                             1996         1996          1997
                                                                          ----------  ------------  -------------
                                                                                                     (UNAUDITED)
ACCRUED EXPENSES
Transportation..........................................................  $   13,926   $   22,116    $    65,343
Employee related........................................................       2,508        8,722         23,588
Rents and utilities.....................................................          --           --         11,126
Insurance and litigation................................................       8,055        7,621         10,396
Acquisition.............................................................          --        4,761         16,556
Customer programs.......................................................       1,078        1,825          3,529
VAT/Sales Tax Payables..................................................          --           --          2,792
Other...................................................................       2,396        3,771         14,117
                                                                          ----------  ------------  -------------
                                                                          $   27,963   $   48,816    $   147,447
                                                                          ----------  ------------  -------------
                                                                          ----------  ------------  -------------
OTHER NONCURRENT LIABILITIES
Employee benefit programs...............................................          --           --    $    22,697
Insurance...............................................................  $    6,941   $    5,717          5,586
Income taxes payable....................................................          --           --          4,045
Acquisition.............................................................          --        4,526          2,064
Other...................................................................         827          874          1,232
                                                                          ----------  ------------  -------------
                                                                          $    7,768   $   11,117    $    35,624
                                                                          ----------  ------------  -------------
                                                                          ----------  ------------  -------------

    INSURANCE CLAIMS--Certain of the Company's insurance programs, primarily workers' compensation, public liability and property damage, and cargo loss and damage, are subject to substantial deductibles or retrospective adjustments. Accruals for insurance claims, except for cargo claims, are estimated for the ultimate cost of unresolved and unreported claims pursuant to actuarial determination. Cargo claims are accrued for based on the Company's historical claims experience and management's judgment.

    ACQUISITION RESERVES--In conjunction with the acquisitions of Bekins, LEP and Matrix (see Note 3), the Company recorded certain acquisition reserves related to the closure of duplicate administrative and warehouse facilities, consolidation of redundant business systems, and reduction of Bekins and LEP personnel performing duplicate tasks. Termination benefits include approximately $3.8 million for severance, wage continuation, medical and other benefits for approximately 200 employees. Facility closures and related costs include estimated net losses on disposal of property, plant and equipment, lease payments and related costs of $3.9 million. Approximately $1.6 million was accrued for all other consolidation, relocation and related activities. All costs were accrued as part of the purchase accounting in accordance with approved management plans.

    REDEEMABLE PREFERRED STOCK (UNAUDITED)--Represents $8.1 million of 5.5% Non-Voting Cumulative Redeemable Preferred Stock ("Preferred Shares") assumed in connection with the LIW acquisition. The Preferred Shares are redeemable anytime at the Company's option; however, must be redeemed by January, 2001. Dividends are payable contingent upon profits of LIW.

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

6. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                          MARCH 31,   DECEMBER 31,  SEPTEMBER 30,
                                                       INTEREST RATES       1996          1996          1997
                                                      -----------------  -----------  ------------  -------------
                                                                                                     (UNAUDITED)
Term notes..........................................    8.25%--9.50%              --   $   59,275    $    57,452
Revolver............................................        9.50       % $    10,900        3,900         17,300
Bank overdrafts.....................................    4.88%--30.0%              --           --         12,251
Capital lease obligations, due in various
  installments through 2007, collateralised by
  certain computer equipment with a net book value
  of $0, $2,441, and $1,696 at March 31, 1996,
  December 31, 1996 and September 30, 1997,
  respectively......................................     8.25%--9.90   %         393        2,291          2,706
Other...............................................                             622          848            552
                                                                         -----------  ------------  -------------
                                                                              11,915       66,314         90,261
Less current portion................................                         (11,532)      (4,510)       (18,590)
                                                                         -----------  ------------  -------------
                                                                         $       383   $   61,804    $    71,671
                                                                         -----------  ------------  -------------
                                                                         -----------  ------------  -------------

    Future minimum payments of the Company's long-term debt (exclusive of payments for maintenance, insurance, taxes, and other expenses related to capital leases) as of December 31, 1996 are as follows:

                                                                 CAPITAL    VARIABLE
                                                                 LEASES     RATE DEBT     TOTAL
                                                                ---------  -----------  ---------
1997..........................................................  $   1,163   $   3,105   $   4,510
1998..........................................................      1,076       5,105       6,418
1999..........................................................        238       7,105       7,343
2000..........................................................        125       7,105       7,230
2001..........................................................         58      12,005      12,063
Thereafter....................................................         --      28,750      28,750
                                                                ---------  -----------  ---------
                                                                    2,660   $  63,175   $  66,314
                                                                           -----------  ---------
Less amounts representing interest............................        369  -----------  ---------
                                                                ---------
Present value of future minimum capital lease payments........  $   2,291
                                                                ---------
                                                                ---------

    The Company's loan agreement dated October 31, 1996 (the "Agreement") provides for term notes of $60.0 million and a revolving credit facility ("Revolver") whereby the Company may borrow up to $50.0 million with a $25.0 million sublimit for the issuance of letters of credit. Maximum borrowings available under the Agreement are based upon levels of receivables, notes receivables, outstanding letters of credit, and property and equipment as defined in the Agreement. The Company was contingently liable for letters of credit of $8.4 million and $9.0 million at December 31, 1996 and September 30, 1997 (unaudited), respectively, which reduced the Company's borrowing capacity by the same amounts under the Agreement.

    Borrowings under the Agreement bear interest at the bank's prime rate plus 1.25% or the adjusted Eurodollar rate, as defined, plus 2.75%-3.25%, at the Company's option. Commitment fees on the Revolver are equal to 1/2 of 1% per annum times the average daily difference between the Revolver commitment and the sum of the principal indebtedness then evidenced by the Revolver. Commitment fees are paid quarterly and totaled $61.0 for the period May 2, 1996 to December 31, 1996 and $104.8 for the nine months ended September 30, 1997 (unaudited).

    The Agreement is collateralised by substantially all assets of the Company. The Agreement requires, among other matters, maintenance of certain financial ratios, as defined, and places restrictions on additional borrowings, mergers, dividends, capital expenditures, and the sale of Company assets. As of December 31, 1996, the Company obtained a

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

6. LONG-TERM DEBT (CONTINUED)

waiver from the bank with respect to its compliance with certain earnings requirements and capital expenditure limitations. Although the Company was not in compliance with certain covenants at September 30, 1997 (unaudited) no waiver was obtained and the debt was repaid in October 1997.

    Interest is payable on the outstanding daily unpaid principal amount of each loan from the date thereof until payment is made in full. Interest payments are made with principal on a calendar quarter-end basis.

    Additional information on the Company's bank borrowings is as follows:

                                                        PERIOD FROM MAY 2,
                                          YEAR ENDED         1996 TO        NINE MONTHS ENDED
                                        MARCH 31, 1996  DECEMBER 31, 1996   SEPTEMBER 30, 1997
                                        --------------  ------------------  ------------------
                                                                                (UNAUDITED)
Average balance outstanding...........    $   17,500        $   37,807          $   71,611
Maximum balance outstanding...........        21,200            66,375              78,999
Weighted average interest rate........          8.60%             9.52%               9.14%

    On May 2, 1996, the Company secured a $50.0 million loan under similar terms as the Agreement. On October 31, 1996, the Company used proceeds from the Agreement to retire the May 2, 1996 loan. In connection with this transaction, the Company recorded an extraordinary loss of $1.7 million ($997.0 net of tax) related to the write-off of unamortised deferred financing costs.

    INTEREST RATE PROTECTION--The Company enters into interest rate agreements to reduce the impact of changes in interest rates on its variable rate debt. The initial cost of interest rate caps is recorded in intangible assets and is amortised to interest expense over the life of the caps.

    At December 31, 1996, the Company had an interest rate cap which limits the maximum LIBOR rate on $16 million notional principal amount at 7.0% through August 1999.

    At September 30, 1997 (unaudited), the Company had an additional two and one-half year interest rate cap on $25 million notional principal amount at 7.0% maximum LIBOR.

    The interest rate caps were subsequently cancelled concurrent with the refinancing on October 28, 1997 and a nominal loss was recorded as part of the unaudited extraordinary loss recorded in connection with the refinancing of the Company's outstanding indebtedness (See Note 11).

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

7. INCOME TAXES

    The following summarises the effect of deferred income tax items and the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. Temporary differences and carry-forwards comprising the net deferred tax asset as of December 31, 1996 are as follows:

Net operating loss carry-forwards..................................................  $   4,196
Insurance reserves.................................................................      5,027
Allowance for doubtful accounts....................................................      1,657
Other assets.......................................................................      7,379
                                                                                     ---------
Gross deferred tax assets..........................................................     18,259
                                                                                     ---------
Deferred tax liabilities:
  Property and equipment...........................................................      1,852
  Other intangible assets..........................................................     10,239
  Other liabilities................................................................      1,839
                                                                                     ---------
Gross deferred tax liabilities.....................................................     13,930
                                                                                     ---------
Net deferred tax assets............................................................  $   4,329
                                                                                     ---------
                                                                                     ---------

    At December 31, 1996 the Company's net operating loss carry-forwards are available to offset future taxable income of approximately $11.0 million and expire in 2009 through 2011; approximately $7.0 million of such net operating loss carry-forwards is available for use in the Company's 1997 tax return.

    Management believes that the realisation of the net deferred tax asset is more likely than not, based upon the expectation that the Company will generate the necessary taxable income in future periods.

    The income tax provision (benefit) (exclusive of the extraordinary loss for the period ended December 31, 1996) consists of the following:

                                                                                    YEAR ENDED
                                                                                    MARCH 31,           PERIOD FROM
                                                                               --------------------   MAY 2, 1996 TO
                                                                                 1995       1996     DECEMBER 31, 1996
                                                                               ---------  ---------  -----------------
Current:
  Federal....................................................................         --         --      $    (300)
  Provincial.................................................................         --         --            164
  State......................................................................  $     120  $     190            303
                                                                               ---------  ---------        -------
Total current................................................................        120        190            167
                                                                               ---------  ---------        -------
Deferred:
  Federal....................................................................        696      1,318         (3,644)
  State......................................................................         --         --           (536)
                                                                               ---------  ---------        -------
Total deferred...............................................................        696      1,318         (4,180)
                                                                               ---------  ---------        -------
Total provision (benefit)....................................................  $     816  $   1,508      $  (4,013)
                                                                               ---------  ---------        -------
                                                                               ---------  ---------        -------

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

7. INCOME TAXES (CONTINUED)

    A reconciliation of the statutory federal income tax rate, exclusive of the extraordinary loss, with the effective income tax rate is as follows:

                                                                                          YEAR ENDED
                                                                                          MARCH 31,               PERIOD FROM
                                                                                        -------------           MAY 2, 1996 TO
                                                                                      1995         1996        DECEMBER 31, 1996
                                                                                      -----        -----     ---------------------
Statutory federal rate (benefit).................................................          35%          35%              (35)%
State income taxes (benefit), net of federal income tax..........................           6            4                (5)
Goodwill amortisation............................................................          40           17                 2
Other............................................................................          --           --                 5
                                                                                           --           --                --
Effective tax rate...............................................................          81%          56%              (33)%
                                                                                           --           --               ----
                                                                                           --           --               ----

8. COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES--The Company leases facilities and equipment under noncancelable operating leases which expire at various dates through 2006. Net rental expense for the years ended March 31, 1995 and 1996 and for the period from May 2, 1996 to December 31, 1996 and the nine months ended September 30, 1997 (unaudited) was $8.9 million, $8.3 million, $3.6 million and $8.7 million, respectively.

    Future minimum rental payments due under noncancelable operating leases at December 31, 1996 were as follows:

1997...............................................................  $  10,205
1998...............................................................      7,889
1999...............................................................      6,170
2000...............................................................      4,439
2001...............................................................      2,699
Thereafter.........................................................      7,482
                                                                     ---------
  Total............................................................  $  38,884
                                                                     ---------
                                                                     ---------

    LITIGATION AND CONTINGENT LIABILITIES--At September 30, 1997 (unaudited), LIW is contesting a claim made by Danish Customs and Excise for payment of customs duties and excise taxes of approximately $4.7 million related to alleged irregularities in connection with a number of shipments of freight out of Denmark. Additionally, LIW is subject to a challenge by German tax authorities relating to approximately $3.2 million of alleged liabilities relating to the status of LIW's historical tax filings. LIW has other tax disputes which, in the aggregate, involve amounts of $10.9 million. The Company believes it has a number of defenses to the alleged tax liabilities and it intends to defend the tax claims vigorously. LIW has not recorded any reserves for the Danish customs matters but believes it has established adequate reserves for the remaining total alleged tax liabilities.

    The Company and certain of its subsidiaries are defendants in legal proceedings arising in the ordinary course of business and are subject to unasserted claims. Although the outcome of these proceedings cannot be determined, it is the opinion of management, based on consultation with legal counsel, that the litigation reserves recorded at December 31, 1996 and September 30, 1997, and included in accrued expenses (see Note 5), are sufficient to cover losses which are probable to occur.

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

9. STOCKHOLDERS' EQUITY

    WARRANTS--As part of the Company's acquisitions (see Note 3), fixed and variable price stock warrant agreements for the purchase of 403,889 shares of common stock were issued to certain employees and nonemployees. During the nine months ended September 30, 1997 (unaudited), fixed price stock warrant agreements for the purchase of 288,500 shares of common stock were issued to certain employees, at an exercise price ranging from $32 to $60 per share, and warrants to purchase 19,045 shares of common stock were issued in connection with the purchase of LIW (See note 3) at an exercise price of $45 per share. All warrants generally vest ratably over one to four years, although those issued to certain non-employee entities in connection with the Company's financings and acquisition-related activities vest immediately, and warrants issued prior to January 1, 1997 fully vest upon a registered public offering. All warrants expire in seven to ten years from the date of issuance. The following table summarises the warrant activity:

                                                                                    PRICE PER
                                                                        WARRANTS      SHARE
                                                                        ---------  -----------
Outstanding at May 2, 1996............................................         --           --
Granted...............................................................    403,889  $     20-39
                                                                        ---------
Outstanding at December 31, 1996......................................    403,889  $     20-39
Granted (unaudited)...................................................    307,545  $     32-60
                                                                        ---------
Outstanding at September 30, 1997 (unaudited).........................    711,434  $     20-60
                                                                        ---------
                                                                        ---------
Exercisable at:
December 31, 1996.....................................................    128,889  $  20-30.50
                                                                        ---------
                                                                        ---------
September 30, 1997 (unaudited)........................................    216,684  $     20-45
                                                                        ---------
                                                                        ---------

    As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company measures compensation cost of warrants issued to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation cost has been recognised for its fixed price warrants. Had compensation cost for such warrants been determined consistent with the fair value method outlined in SFAS No. 123, the impact on the Company's net loss and net loss per share for the period from May 2, 1996 to December 31, 1996 and for the nine months ended September 30, 1997 (unaudited) would not have been significant.

    The Company accounts for warrants issued to nonemployees under the fair value method as required by SFAS No. 123. Approximately $200 of acquisition costs were recorded as part of the purchase price for the fair value of fixed price warrants issued to nonemployees for services rendered in connection with the Company's acquisitions during 1996.

    The fair value of each warrant is estimated on the date of grant using the Black-Scholes option-pricing model. Assumptions used during 1996 to estimate the fair value of warrants granted include a weighted average risk-free interest rate of 6.42% and an expected life of 3 years. As the Company is newly formed with no stock price or dividend payout history, dividend yield and expected volatility assumptions approximating zero were used in the option-pricing model. The weighted average fair value of warrants granted during the period from May 2, 1996 to December 31, 1996 is $49 per share. The same assumptions were used resulting in similar values for the nine months ended September 30, 1997 (unaudited).

    EMPLOYEE STOCK PURCHASE PLAN. The Company's Employee Stock Purchase Plans (the "Purchase Plans") provided certain employees of the Company with the right to purchase any or all of such employee's allocated portion, as determined by the Board of Directors of the Company, of an aggregate of 8,500 shares of Common Stock of the Company at a purchase price of $20.00 per share and 75,000 shares of Common Stock at a purchase price of $30.00 per share. The right to acquire shares of Common Stock under the Purchase Plans has terminated. A total of 33 employees purchased an aggregate of 55,150 shares of Common Stock pursuant to the Purchase Plans.

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

9. STOCKHOLDERS' EQUITY (CONTINUED)

    The Purchase Plans provide that, if at any time prior to an initial public offering, an employee who has purchased shares under the Purchase Plans is terminated for any reason whatsoever, including without limitation, death, disability, resignation, retirement or termination with or without cause, (i) the Company has an option (a "call") to repurchase, in whole or in part, the shares of Common Stock of the Company that are then owned by such employee or any transferee which were acquired pursuant to the Purchase Plans and (ii) the terminated employee has an option (a "put"), to sell to the Company, in whole or in part, the shares of Common Stock then owned by such employee which were acquired pursuant to the Purchase Plans. The purchase price for the exercise of either the call or the put option is based on the Company's earnings for the most recent fiscal quarter prior to termination and the number of shares of Common Stock outstanding and subject to options and warrants to the extent such options and warrants are in the money.

    NOTES RECEIVABLE FROM STOCKHOLDERS--During the period ended December 31, 1996, the Company sold 7,512 shares of common stock to an officer of the Company in exchange for a note receivable of $150. During the nine months ended September 30, 1997 (unaudited), the Company sold 7,000 shares of stock to an officer of the Company in exchange for cash of $52 and a note of $158 and 3,333 shares of stock to an officer of the Company in exchange for $50 cash and a note receivable of $50. These notes have been recorded as a reduction of stockholder's equity. The notes are secured by the issued common stock, carry interest rates of 8% to 10%, and are payable in full by April 30, 2000, March 1, 1998 and January 1, 1998, respectively.

10. SEGMENT INFORMATION

    The segment information is presented based on the historical businesses which are part of the Company. Going forward, portions of each of these former stand-alone businesses may be shifted to another business segment based on operational expertise and infrastructure considerations. Each subsidiary offers similar logistic services with compatible technology and marketing strategies. The accounting policies of these segments are the same as those described in
Note 2. Selected information regarding the segments are as follows:

                                                                      AS OF AND FOR THE PERIOD FROM MAY 2, 1996 TO DECEMBER 31,
                                                                                                1996
                                                                      ---------------------------------------------------------
                                                                                                  LEP
                                                                       BEKINS      LEP USA      CANADA      MATRIX       ILL
                                                                      ---------  -----------  -----------  ---------  ---------
Revenues............................................................  $ 135,420   $  69,190    $  15,023   $   7,621         --
Depreciation and amortisation.......................................     15,435         497          113         265         --
Interest income.....................................................         38          --           22          --         --
Interest expense and amortisation of debt issuance costs............     (1,812)        (57)         (88)         --  $  (1,084)
Net income (loss)...................................................     (7,782)       (300)         236        (627)      (771)
Total assets........................................................     78,769      99,105       21,064      36,097     50,107
Capital expenditures................................................      1,285          30           10          14         30

                                                                      INTERSEGMENT
                                                                      ELIMINATIONS     TOTAL
                                                                      -------------  ---------
Revenues............................................................    $  (1,461)   $ 225,793
Depreciation and amortisation.......................................           --       16,310
Interest income.....................................................           --           60
Interest expense and amortisation of debt issuance costs............           --       (3,041)
Net income (loss)...................................................           --       (9,244)
Total assets........................................................      (48,458)     236,684
Capital expenditures................................................           --        1,369
United States.......................................................
Canada..............................................................

                                                                                 LONG-LIVED
                                                                      REVENUES     ASSETS
                                                                      ---------  -----------
United States.......................................................  $ 210,770   $  93,705
Canada..............................................................     15,023       7,943
                                                                      ---------  -----------
                                                                      $ 225,793   $ 101,648
                                                                      ---------  -----------
                                                                      ---------  -----------

                        INTERNATIONAL LOGISTICS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

10. SEGMENT INFORMATION (CONTINUED)

                                                              AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                                                             --------------------------------------------------------------------
                                                                                         LEP
                                                              BEKINS      LEP USA      CANADA      MATRIX       LIW        ILL
                                                             ---------  -----------  -----------  ---------  ---------  ---------
Revenues...................................................  $ 152,743   $ 287,663    $  70,763   $  50,409         --         --
Depreciation and amortisation..............................     17,715       2,543          688       1,184         --  $       8
Interest income............................................         45           5           86           3         --         14
Interest expense and amortisation of debt issuance costs...        (77)        (64)        (166)        (63)        --     (5,548)
Net income (loss)..........................................     (7,122)     (5,894)         379        (322)        --       (294)
Total assets...............................................     74,147      94,375       23,952      40,388  $ 244,044     54,578
Capital expenditures.......................................      2,481       1,347           68         518         --      1,137

                                                             INTERSEGMENT
                                                             ELIMINATIONS      TOTAL
                                                             -------------  -----------
Revenues...................................................    $ (11,437)    $ 550,141
Depreciation and amortisation..............................           --        22,138
Interest income............................................           --           153
Interest expense and amortisation of debt issuance costs...           --        (5,918)
Net income (loss)..........................................           --       (13,253)
Total assets...............................................      (74,053)      457,431
Capital expenditures.......................................           --         5,551
United States..............................................
Canada.....................................................
Europe.....................................................
Asia.......................................................

                                                                        LONG-LIVED
                                                              REVENUES      ASSETS
                                                             ---------  -----------
                                                             (UNAUDITED) (UNAUDITED)
United States..............................................  $ 479,378   $  91,775
Canada.....................................................     70,763       7,177
Europe.....................................................         --      33,106
Asia.......................................................         --      14,874
                                                             ---------  -----------
                                                             $ 550,141   $ 146,932
                                                             ---------  -----------
                                                             ---------  -----------

11. SUBSEQUENT EVENTS (UNAUDITED)

    On October 28, 1997 the Company refinanced its indebtedness with $110 million of 9.75% Senior Notes ("Notes") due in 2007. The Notes are unsecured senior obligations of the Company that are guaranteed by certain of the Company's domestic subsidiaries, representing substantially all of the Company's assets. In connection with the refinancing, the Company recorded an extraordinary loss of approximately $3.9 million ($2.3 million net of tax) related to the write-off of unamortised deferred financing costs associated with the retired indebtedness.

    On October 28, 1997 the Company entered into a new revolving credit facility (the "New Credit Facility") replacing the old Revolver. The New Credit Facility provides for $100 million borrowing capacity with sublimits for LEP U.K. of $30 million and letters of credit of $60 million. The Amended Revolver bears interest at the lesser of LIBOR plus 2.0% or prime plus 0.5% and expires in 2007. Effective April 1, 1998, the interest rate spreads on LIBOR and prime will be based on a ratio of EBITDA to funded debt. Commitment fees are payable quarterly at 0.125% of any unavailable and unused commitment, 0.25% of any available but unused commitment up to $50 million and 0.375% of any available but unused commitment in excess of $50 million.

    On December 12 and 15, 1997 the Company exercised all of the remaining
LIW options for common and preference shares for an aggregate exercise price of $9.4 million. Upon exercise, LIW became a wholly-owned subsidiary of the Company.

                      LEP INTERNATIONAL WORLDWIDE LIMITED
                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

    As described in the basis of preparation (Note 1 on page F-27), the combined and consolidated financial statements do not constitute the statutory accounts of LEP International Worldwide Limited (the "Company") prepared in accordance with the Companies Act 1985. Nevertheless, the Directors acknowledge their responsibility for the preparation of the combined and consolidated financial statements and for ensuring that they present fairly the state of affairs of the Company and its subsidiaries as at the end of each financial year and of the loss of that group of companies for each financial year.

    The Directors consider that in preparing the combined and consolidated financial statements on pages F-22 to F-47 the Company has used appropriate accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, and that all the accounting standards which they consider to be applicable have been followed.

                    ACCOUNTANTS' REPORT TO THE DIRECTORS OF
                      LEP INTERNATIONAL WORLDWIDE LIMITED

To the Board of Directors and Shareholders of LEP International Worldwide Limited:

    We have audited the accompanying consolidated balance sheet of LEP International Worldwide Limited and its subsidiaries (the Company or LIW) as of 31 December, 1996 and the combined balance sheet of its predecessor company and subsidiaries (LIW Predecessor) as of 31 December 1995 and the related combined and consolidated statements of profit and loss accounts and of cash flows for the periods 24 January 1996 to 31 December 1996, 1 January 1996 to 23 January 1996 and the years ended 31 December 1995 and 1994. The basis of preparation of these financial statements is set out in note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined and consolidated financial statements audited by us present fairly, in all material respects, the financial position of the Company and LIW Predecessor at 31 December 1996 and 1995, and the results of their operations and their cash flows for the periods ended 31 December 1996, 23 January 1996, 31 December 1995 and 1994 in conformity with generally accepted accounting principles in the United Kingdom consistently applied.

    Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of combined and consolidated net income, expressed in pounds sterling, for each of the periods ended 31 December 1996, 23 January 1996, 31 December 1995 and 1994 and the determination of the combined and consolidated financial position expressed in pounds sterling at 31 December 1996 and 1995 to the extent summarised in notes 24 and 25 to the combined and consolidated financial statements.

Price Waterhouse
Chartered Accountants
London, England
3 October 1997

                      LEP INTERNATIONAL WORLDWIDE LIMITED
                    COMBINED AND CONSOLIDATED BALANCE SHEETS
                                AT 31 DECEMBER:


                                                                                                    LIW PREDECESSOR        LIW
                                                                                                             ---------  ---------
                                                                                                              1995         1996
                                                                                                             ---------  ---------
                                                                                                    NOTE       L'000      L'000
                                                                                                  ---------  ---------  ---------
FIXED ASSETS
  Tangible assets
    - property..................................................................................          9     25,865     18,718
    - other.....................................................................................         10      7,715      3,588
  Investments
    - associated undertakings...................................................................         11      9,013      2,086
    - other.....................................................................................         12        378        283
                                                                                                             ---------  ---------
                                                                                                                42,971     24,675
                                                                                                              ---------  ---------
CURRENT ASSETS
Debtors.........................................................................................         13    164,012    112,913
Cash and short term deposits....................................................................                17,877     14,618
                                                                                                             ---------  ---------
                                                                                                               181,889    127,531
Creditors: amounts falling due within one year..................................................    14 & 16   (186,304)  (122,376)
                                                                                                             ---------  ---------
Net current (liabilities)/assets................................................................                (4,415)     5,155
                                                                                                             ---------  ---------
Total assets less current liabilities...........................................................                38,556     29,830
Creditors: amounts falling due after more than one year.........................................    15 & 16    (21,679)   (17,160)
Provisions for liabilities and charges..........................................................         18       (387)      (101)
                                                                                                             ---------  ---------
                                                                                                                16,490     12,569
                                                                                                             ---------  ---------
CAPITAL AND RESERVES                                                                                         ---------  ---------
Shareholders' funds.............................................................................         20     15,035     11,122
Equity minority interests.......................................................................                 1,455      1,447
                                                                                                             ---------  ---------
                                                                                                                16,490     12,569
                                                                                                             ---------  ---------
                                                                                                             ---------  ---------


                                                                                                   US$'000
                                                                                                  ---------
FIXED ASSETS
  Tangible assets
    - property..................................................................................     30,295
    - other.....................................................................................      5,807
  Investments
    - associated undertakings...................................................................      3,376
    - other.....................................................................................        458
                                                                                                  ---------
                                                                                                     39,936
                                                                                                  ---------
CURRENT ASSETS
Debtors.........................................................................................    182,750
Cash and short term deposits....................................................................     23,659
                                                                                                  ---------
                                                                                                    206,409
Creditors: amounts falling due within one year..................................................   (198,066)
                                                                                                  ---------
Net current (liabilities)/assets................................................................      8,343
                                                                                                  ---------
Total assets less current liabilities...........................................................     48,279
Creditors: amounts falling due after more than one year.........................................    (27,773)
Provisions for liabilities and charges..........................................................       (163)
                                                                                                  ---------
                                                                                                     20,343
                                                                                                  ---------
                                                                                                  ---------
CAPITAL AND RESERVES
Shareholders' funds.............................................................................     18,001
Equity minority interests.......................................................................      2,342
                                                                                                  ---------
                                                                                                     20,343
                                                                                                  ---------
                                                                                                  ---------

    The combined and consolidated financial statements were approved by the Board of Directors on 3 October 1997 and are signed on its behalf by

J Wasp                                  M C Alexander Director
Director                                Director

                    The notes on pages F-27 to F-47 form part of
             these combined and consolidated financial statements.

                      LEP INTERNATIONAL WORLDWIDE LIMITED
        COMBINED AND CONSOLIDATED STATEMENTS OF PROFIT AND LOSS ACCOUNTS

                                                                                                          LIW PREDECESSOR
                                                                                                      ------------------------
                                                                                                       YEAR END     YEAR END
                                                                                                      31 DEC 1994  31 DEC 1995
                                                                                             NOTE        L'000        L'000
                                                                                           ---------  -----------  -----------
TURNOVER
Continuing operations....................................................................                735,078      736,942
Discontinued operations..................................................................                361,299      369,281
                                                                                                      -----------  -----------
                                                                                                   3   1,096,377    1,106,223
                                                                                                      -----------  -----------
GROSS PROFIT
Continuing operations....................................................................                134,393      140,337
Discontinued operations..................................................................                 61,284       59,143
                                                                                                      -----------  -----------
                                                                                                         195,677      199,480
                                                                                                      -----------  -----------
OPERATING PROFIT/(LOSS)                                                                            4
Continuing operations....................................................................                  1,574       (9,547)
Discontinued operations..................................................................                  1,257          (47)
                                                                                                      -----------  -----------
                                                                                                   3       2,831       (9,594)
SHARE OF LOSSES OF ASSOCIATED UNDERTAKINGS...............................................                     14       (1,021)
TOTAL OPERATING PROFIT/(LOSS)............................................................                  2,845      (10,615)
EXCEPTIONAL ITEMS........................................................................       21(a)         --           --
                                                                                                      -----------  -----------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE INTEREST.....................................                  2,845      (10,615)
Interest receivable and similar income...................................................                    686          699
Interest payable and similar charges.....................................................          5      (2,671)      (3,440)
                                                                                                      -----------  -----------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION.....................................                    860      (13,356)
Taxation.................................................................................          6      (1,780)      (5,987)
                                                                                                      -----------  -----------
(LOSS)/(PROFIT) ON ORDINARY ACTIVITIES AFTER TAXATION....................................                   (920)     (19,343)
Equity minority interests................................................................                   (353)        (397)
                                                                                                      -----------  -----------
RETAINED (LOSS)/PROFIT...................................................................                 (1,273)     (19,740)
                                                                                                      -----------  -----------
                                                                                                      -----------  -----------

                                                                                                                  LIW
                                                                                                          --------------------
                                                                                               PERIOD        PERIOD 24 JAN -
                                                                                              01 JAN -         31 DEC 1996
                                                                                            23 JAN 1996   --------------------
                                                                                               L'000        L'000     US$'000
                                                                                           -------------  ---------  ---------

TURNOVER
Continuing operations....................................................................       45,503      678,596  1,098,308
Discontinued operations..................................................................       22,859      280,268    453,614

                                                                                                ------    ---------  ---------

                                                                                                68,362      958,864  1,551,922

                                                                                                ------    ---------  ---------

GROSS PROFIT
Continuing operations....................................................................        8,946      133,406    215,918
Discontinued operations..................................................................        3,798       46,561     75,359

                                                                                                ------    ---------  ---------

                                                                                                12,744      179,967    291,277

                                                                                                ------    ---------  ---------

OPERATING PROFIT/(LOSS)
Continuing operations....................................................................          539       (2,477)    (4,009)
Discontinued operations..................................................................           13       (1,019)    (1,649)

                                                                                                ------    ---------  ---------

                                                                                                   552       (3,496)    (5,658)

SHARE OF LOSSES OF ASSOCIATED UNDERTAKINGS                                                         (86)      (1,283)    (2,077)
TOTAL OPERATING PROFIT/(LOSS)............................................................          466       (4,779)    (7,735)
EXCEPTIONAL ITEMS........................................................................           --        5,800      9,387

                                                                                                ------    ---------  ---------

PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE INTEREST.....................................          466        1,021      1,652
Interest receivable and similar income...................................................           54          809      1,309
Interest payable and similar charges.....................................................         (152)      (2,036)    (3,295)

                                                                                                ------    ---------  ---------

PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION.....................................          368         (206)      (334)
Taxation.................................................................................         (168)      (2,420)    (3,917)

                                                                                                ------    ---------  ---------

(LOSS)/(PROFIT) ON ORDINARY ACTIVITIES AFTER TAXATION....................................          200       (2,626)    (4,251)
Equity minority interests................................................................          (26)        (386)      (624)

                                                                                                ------    ---------  ---------

RETAINED (LOSS)/PROFIT...................................................................          174       (3,012)    (4,875)

                                                                                                ------    ---------  ---------
                                                                                                ------    ---------  ---------


                    The notes on pages F-27 to F-47 form part of
             these combined and consolidated financial statements.

                      LEP INTERNATIONAL WORLDWIDE LIMITED
               COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                                                               LIW
                                                                                                           PREDECESSOR
                                                                                                          -------------
                                                                                                            YEAR END
                                                                                                           31 DEC 1994
                                                                                                 NOTE         L'000
                                                                                               ---------  -------------
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES..........................................       19(a)       5,274
                                                                                                               ------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE INTEREST RECEIVED............................                     659
Interest paid................................................................................                  (2,541)
Dividends paid to minority shareholders......................................................                    (234)
Dividends from associated undertakings.......................................................                     295
                                                                                                               ------
                                                                                                               (1,821)
                                                                                                               ------
TAXATION
Net UK tax (paid)/received...................................................................                      --
Overseas tax paid............................................................................                  (1,301)
                                                                                                               ------
                                                                                                               (1,301)
                                                                                                               ------
INVESTING ACTIVITIES
Purchase of fixed assets.....................................................................                  (1,935)
Net disposals of trade investments...........................................................                      (8)
Loans (made)/repaid by associates............................................................                    (278)
Proceeds on disposal of fixed assets.........................................................                     878
Net proceeds on sale of North American operations............................................       21(a)          --
Sale of interest in Cronat Transport Holding AG..............................................       21(b)          --
Purchase of subsidiary.......................................................................                    (199)
Proceeds of sale of business.................................................................                     183
                                                                                                               ------
                                                                                                               (1,359)
                                                                                                               ------
Net cash inflow/(outflow) before financing...................................................                     793
                                                                                                               ------
FINANCING
Additional loans (including finance leases)..................................................                      --
Repayment of loans (including finance leases)................................................                  (6,801)
Net capital contribution (to)/from LEP Group plc.............................................                  (2,903)
                                                                                                               ------
Net cash (outflow)/inflow from financing.....................................................                  (9,704)
                                                                                                               ------
(Decrease)/increase in cash and cash equivalents.............................................       19(b)      (8,911)
                                                                                                               ------
                                                                                                               ------

                                                                                                                              LIW
                                                                                                          LIW             ---------
                                                                                                      Predecessor
                                                                                                ----------------------     PERIOD 24
                                                                                                                PERIOD       JAN -
                                                                                                 YEAR END      01 JAN -     31 DEC
                                                                                                31 DEC 1995     23 JAN       1996
                                                                                                   L'000      1996 L'000     L'000
                                                                                               -------------  -----------  ---------
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES..........................................     (9,508)          108       1,292
                                                                                               -------------  -----------  ---------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE INTEREST RECEIVED............................        699            54         809
Interest paid................................................................................     (3,440)         (152)     (2,547)
Dividends paid to minority shareholders......................................................       (235)           --        (283)
Dividends from associated undertakings.......................................................        232            --          57
                                                                                               -------------  -----------  ---------
                                                                                                  (2,744)          (98)     (1,964)
                                                                                               -------------  -----------  ---------
TAXATION
Net UK tax (paid)/received...................................................................       (985)           --         187
Overseas tax paid............................................................................     (2,044)         (246)     (2,380)
                                                                                               -------------  -----------  ---------
                                                                                                  (3,029)         (246)     (2,193)
                                                                                               -------------  -----------  ---------
INVESTING ACTIVITIES
Purchase of fixed assets.....................................................................     (2,981)           --      (1,758)
Net disposals of trade investments...........................................................        716            --          --
Loans (made)/repaid by associates............................................................        438            --          --
Proceeds on disposal of fixed assets.........................................................      1,288         1,720         931
Net proceeds on sale of North American operations............................................         --            --       6,038
Sale of interest in Cronat Transport Holding AG..............................................         --         5,404          --
Purchase of subsidiary.......................................................................         --            --          --
Proceeds of sale of business.................................................................         --            --          --
                                                                                               -------------  -----------  ---------
                                                                                                    (539)        7,124       5,211
                                                                                               -------------  -----------  ---------
Net cash inflow/(outflow) before financing...................................................    (15,820)        6,888       2,346
                                                                                               -------------  -----------  ---------
FINANCING
Additional loans (including finance leases)..................................................      6,255            50         741
Repayment of loans (including finance leases)................................................     (2,351)         (394)     (6,268)
Net capital contribution (to)/from LEP Group plc.............................................      5,210          (148)         --
                                                                                               -------------  -----------  ---------
Net cash (outflow)/inflow from financing.....................................................      9,114          (492)     (5,527)
                                                                                               -------------  -----------  ---------
(Decrease)/increase in cash and cash equivalents.............................................     (6,706)        6,396      (3,181)
                                                                                               -------------  -----------  ---------
                                                                                               -------------  -----------  ---------


                                                                                                 US$'000
                                                                                               -----------
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES..........................................       2,091
                                                                                               -----------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE INTEREST RECEIVED............................       1,309
Interest paid................................................................................      (4,122)
Dividends paid to minority shareholders......................................................        (458)
Dividends from associated undertakings.......................................................          92
                                                                                               -----------
                                                                                                   (3,179)
                                                                                               -----------
TAXATION
Net UK tax (paid)/received...................................................................         303
Overseas tax paid............................................................................      (3,852)
                                                                                               -----------
                                                                                                   (3,549)
                                                                                               -----------
INVESTING ACTIVITIES
Purchase of fixed assets.....................................................................      (2,845)
Net disposals of trade investments...........................................................          --
Loans (made)/repaid by associates............................................................          --
Proceeds on disposal of fixed assets.........................................................       1,507
Net proceeds on sale of North American operations............................................       9,773
Sale of interest in Cronat Transport Holding AG..............................................          --
Purchase of subsidiary.......................................................................          --
Proceeds of sale of business.................................................................          --
                                                                                               -----------
                                                                                                    8,435
                                                                                               -----------
Net cash inflow/(outflow) before financing...................................................       3,798
                                                                                               -----------
FINANCING
Additional loans (including finance leases)..................................................       1,199
Repayment of loans (including finance leases)................................................     (10,145)
Net capital contribution (to)/from LEP Group plc.............................................          --
                                                                                               -----------
Net cash (outflow)/inflow from financing.....................................................      (8,946)
                                                                                               -----------
(Decrease)/increase in cash and cash equivalents.............................................      (5,148)
                                                                                               -----------
                                                                                               -----------

                  The notes on pages F-27 to F-47 form part of
             these combined and consolidated financial statements.

                      LEP INTERNATIONAL WORLDWIDE LIMITED
                STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                                                    YEAR END       YEAR END
                                                                                                   31 DEC 1994    31 DEC 1995
                                                                                                      L'000          L'000
                                                                                                  -------------  -------------
(Loss)/profit for the period....................................................................       (1,273)       (19,740)
Currency translation differences on foreign currency net investment.............................        1,068             (7)
Unrealised surplus on revaluation of property...................................................           --            266
                                                                                                       ------    -------------
Total recognised (loss)/profit for the period...................................................         (205)       (19,481)
                                                                                                       ------    -------------
                                                                                                       ------    -------------
                                                                                                      PERIOD          PERIOD
                                                                                                      01 JAN -        24 JAN -
                                                                                                      23 JAN          31 DEC
                                                                                                    1996 L'000      1996 L'000
                                                                                                  ---------------  -------------
(Loss)/profit for the period....................................................................           174          (3,012)
Currency translation differences on foreign currency net investment.............................            (5)           (922)
Unrealised surplus on revaluation of property...................................................            --              --
                                                                                                        ------          ------
Total recognised (loss)/profit for the period...................................................           169          (3,934)
                                                                                                        ------          ------
                                                                                                        ------          ------

                   NOTE OF HISTORICAL COST PROFITS AND LOSSES

                                                                                                 YEAR END       YEAR END
                                                                                                31 DEC 1994    31 DEC 1995
                                                                                                   L'000          L'000
                                                                                               -------------  -------------
Reported profit/(loss) on ordinary activities before taxation................................          860        (13,356)
Difference between historical cost depreciation charge and the actual depreciation charge for
  the year calculated on the revalued amount.................................................          247            266
                                                                                                    ------    -------------
Historical cost profit/(loss) on ordinary activities before taxation.........................        1,107        (13,090)
                                                                                                    ------    -------------
                                                                                                    ------    -------------
Historical cost (loss)/profit transferred (from)/to reserves.................................       (1,026)       (19,474)
                                                                                                    ------    -------------
                                                                                                    ------    -------------

                                                                                                   PERIOD          PERIOD
                                                                                                01 JAN 1996-    24 JAN 1996-
                                                                                                 23 JAN 1996     31 DEC 1996
                                                                                                    L'000           L'000
                                                                                               ---------------  -------------
Reported profit/(loss) on ordinary activities before taxation................................           368            (206)

Difference between historical cost depreciation charge and the actual depreciation charge for
  the year calculated on the revalued amount.................................................            16              --
                                                                                                        ----          ------
Historical cost profit/(loss) on ordinary activities before taxation.........................           384            (206)
                                                                                                        ---          ------
                                                                                                        ---          ------
Historical cost (loss)/profit transferred (from)/to reserves.................................           190          (3,012)
                                                                                                        ---          ------
                                                                                                        ---          ------

                    The notes on pages F-27 to F-47 form part of
             these combined and consolidated financial statements.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

          NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

1 BASIS OF PREPARATION

    During 1994 and 1995 the operating companies comprising the freight forwarding interests of Wayrol plc (formerly LEP Group plc) were reorganised so as to separate these companies from the other interests of Wayrol plc and to better reflect the management and operating structure of the freight forwarding business. LEP International (Worldwide) Limited was formed in 1995 to be the new ultimate holding company for the freight forwarding companies, and, on 10 November 1995, acquired the freight forwarding companies and certain of their holding companies.

    LEP International (Worldwide) Limited and its subsidiaries (LIW Predecessor) thus comprised the freight forwarding interests under Wayrol plc, with the exception of Intercontinentale Ostereiche Gesellschaft Fur Transport und Verkehrswesen GmbH and LEP International A/S which were not acquired.

    On 24 January 1996 LEP International (Worldwide) Limited and LEP International A/S were acquired from Wayrol plc by LEP International Worldwide Limited (the Company or "LIW").

    These combined and consolidated financial statements have been prepared to show the results of the Company and its subsidiaries from the date of acquisition of LEP International (Worldwide) Limited (the Predecessor Company, hereinafter referred to as "LIW Predecessor") and the results of LIW Predecessor and its subsidiaries (the Predecessor Group) as if the Predecessor Group had existed as a legal group from 1 January 1994. They have been prepared from the audited financial statements of the individual subsidiaries which comprise the freight forwarding business. The financial statements for the years ended 31 December 1994 and 1995 comprise the combined financial statements of the companies forming the freight forwarding interests of Wayrol plc with the exception of Intercontinentale Ostereiche Gesellschaft. The period from 1 January 1996 to 23 January 1996 comprises the consolidated financial statements of LEP International (Worldwide) Limited combined with those of LEP International A/S. The period from 24 January 1996 to 31 December 1996 comprises the consolidated financial statements of LEP International Worldwide Limited. Adjustments have been made to eliminate intercompany investments and other balances as appropriate.

    These financial statements do not constitute the Company's statutory accounts prepared in accordance with section 227 of the Companies Act 1985.

    On 31 October 1996 the Group sold its North American interests to International Logistics Limited (see Note 21a). International Logistics Limited also subscribed for shares in LEP International Worldwide Limited, giving it a 33.3% interest in the Group. International Logistics Limited also held an option to acquire further shares, which was exercised on 30 September 1997, thereby acquiring a controlling interest in the Group.

    Amounts shown on the Accounts as of 31 December 1996 and for the period 24 January to 31 December 1996 have been converted into U.S. Dollars at a convenience rate of L1= U.S.$1.6185 based on the closing rate on 30 September 1997.

2 ACCOUNTING POLICIES

    The combined and consolidated financial statements have been prepared in accordance with applicable accounting standards.

    All accounting policies have been applied consistently in preparing these combined and consolidated financial statements; a summary of the principal disclosures is set out below.

(I) ACCOUNTING CONVENTION

    The combined and consolidated financial statements are prepared under the historical cost convention modified to include the revaluation of certain fixed assets.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

2 ACCOUNTING POLICIES (CONTINUED)
(II) BASIS OF CONSOLIDATION

    The combined and consolidated financial statements include, on the basis described in Note 1 above, the results and net assets of the Company, including its share of the results of associated undertakings accounted for under the equity method of accounting.

    Increases or reductions in inter-company balances with Wayrol plc and its non-Freight Forwarding Division subsidiaries during the period to 24 January 1996 have been treated as capital increases or reductions. Interest payable and receivable on these intercompany balances has been eliminated from the profit and loss account. Intercompany balances outstanding when the Company acquired the investment in the freight forwarding businesses were capitalised on 24 January 1996, the date of acquisition.

    Companies in which the Company has an investment not exceeding 50% of the voting capital and over which it exerts significant influence are defined as associated undertakings. The combined and consolidated financial statements include the appropriate share of these companies' results and retained reserves.

(III) TURNOVER

    Turnover represents the total amount earned by the Company for services provided in the ordinary course of business. Turnover includes disbursements, customer VAT and customer duty payable on imports.

(IV) DEPRECIATION

    Tangible assets are written off over their estimated useful lives. The methods and rates are dependent on local conditions in the countries in which the Company operates and are adjusted for consolidation purposes where appropriate. Freehold land is not depreciated and other property, plant and equipment are depreciated over their estimated useful lives on a straight line basis principally as follows:

Freehold buildings..........................................................................              50 years
Leasehold land and buildings................................................................    Lesser of 50 years
                                                                                               and the term of the
                                                                                                             lease
Motor vehicles, plant and equipment.........................................................         3 to 10 years
Furniture and fittings......................................................................         3 to 10 years

(V) PENSIONS

    The Company operates a number of pension schemes for the benefit of employees. For defined benefit schemes, the expected cost of providing pensions, as calculated periodically by professionally qualified actuaries, is charged to the profit and loss account so as to spread the pension cost over the expected service lives of employees who are in the plan. The basis used to spread the expected pension cost is that it should represent a substantially level percentage of the current and expected future pensionable salaries of the members of the plan. Variations from the expected regular pension cost are spread over the expected remaining service lives of the current employees who are members of the plan. Contributions to defined contribution schemes are charged to the profit and loss account as incurred.

(VI) HOLIDAY PAY

    The accounting policy with regard to the treatment of holiday pay entitlements reflects the matching of income and expenditure by accruing for such liabilities in all countries where holiday pay can be carried forward at the end of the year.

(VII) TAXATION

    Deferred taxation is provided using the liability method on timing differences which are expected to reverse in the foreseeable future, calculated at the rate at which it is estimated that tax will be payable.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

2 ACCOUNTING POLICIES (CONTINUED)
    The United Kingdom tax charge includes amounts payable to Wayrol plc and certain of its non-freight forwarding subsidiaries in respect of group tax relief transferred to the United Kingdom freight forwarding company.

    No provision is made for any additional taxation which may arise on the distribution of profits and reserves retained by overseas subsidiary and associated undertakings. No account is taken of unrelieved tax losses which are available for set-off against future taxable profits of the companies concerned, except where these offset timing differences in the deferred tax account.

(VIII) FOREIGN CURRENCIES

    The results of overseas subsidiary and associated undertakings have been translated into sterling at average rates of exchange for the year. Assets and liabilities of overseas subsidiary and associated undertakings have been translated into sterling at year end rates of exchange. The difference on translating opening net assets is recorded as a movement on reserves. All other translation differences are taken to the profit and loss account.

(IX) GOODWILL

    Goodwill, being cost less attributable fair value of net assets of subsidiaries at the date of acquisition, is written off directly to reserves in the year in which it arises. On the disposal of a subsidiary undertaking, the attributable goodwill is transferred from reserves and is charged to the profit and loss account.

(X) LEASING AND HIRE PURCHASE COMMITMENTS

    Assets purchased under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease. Rentals paid under operating leases are charged to the profit and loss account as incurred.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

3 ANALYSIS OF RESULTS AND NET OPERATING ASSETS

                                                                                                  PERIOD 01  PERIOD 24
                                                                                                     JAN        JAN
                                                                            YEAR END   YEAR END     1996       1996
                                                                             31 DEC     31 DEC     -23 JAN    -31 DEC
                                                                              1994       1995       1996       1996
                                                                              L'000      L'000      L'000      L'000
                                                                            ---------  ---------  ---------  ---------
Turnover by geographic segment:
United Kingdom............................................................    164,622    157,660     10,420    155,397
Other Europe..............................................................    413,350    398,528     23,728    353,864
The Americas..............................................................    361,299    369,281     22,859    280,268
Asia Pacific and other....................................................    157,106    180,754     11,355    169,335
                                                                            ---------  ---------  ---------  ---------
                                                                            1,096,377  1,106,223     68,362    958,864
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Turnover is shown by geographic origin.
Turnover by geographic destination is not materially different from that shown above.
  Operating profit:
  Continuing operations
  Operating profit/(loss) before restructuring costs and provisions.......      3,015     (3,711)       107      1,626
                                                                            ---------  ---------  ---------  ---------
  Restructuring costs and provisions......................................     (1,441)    (5,836)       432     (4,103)
  Total continuing operations.............................................      1,574     (9,547)       539     (2,477)
  Discontinued operations.................................................      1,257        (47)        13     (1,019)
                                                                            ---------  ---------  ---------  ---------
                                                                                2,831     (9,594)       552     (3,496)
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
  Operating (loss) / profit by geographic segment:
  United Kingdom..........................................................      1,678     (1,811)       198       (155)
  Other Europe............................................................     (3,496)   (10,884)       151     (6,029)
  The Americas............................................................      1,257        (47)        13     (1,019)
  Asia Pacific and other..................................................      3,392      3,148        190      3,707
                                                                            ---------  ---------  ---------  ---------
                                                                                2,831     (9,594)       552     (3,496)
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
  Operating assets by geographic segment:
  United Kingdom..........................................................     (4,917)      (519)      (417)    (2,825)
  Other Europe............................................................     14,681      7,635      2,239     (1,249)
  The Americas............................................................     14,226     18,816     18,774         --
  Asia Pacific and other..................................................     12,522     12,451     12,428     13,365
                                                                            ---------  ---------  ---------  ---------
                                                                               36,512     38,383     33,024      9,291
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------

                      LEP INTERNATIONAL WORLDWIDE LIMITED

4 NET OPERATING COSTS

                                                                                                       PERIOD     PERIOD
                                                                                                         END        END
                                                                                YEAR END   YEAR END    23 JAN     31 DEC
                                                                                  1994       1995       1996       1996
                                                                                  L'000      L'000      L'000      L'000
                                                                                ---------  ---------  ---------  ---------
Continuing operations
Employee costs................................................................     79,046     86,962      5,327     79,428
Other operating costs.........................................................     52,332     57,086      3,512     52,352
                                                                                ---------  ---------  ---------  ---------
                                                                                  131,378    144,048      8,839    131,780
Restructuring costs and provisions............................................      1,441      5,836       (432)     4,103
                                                                                ---------  ---------  ---------  ---------
                                                                                  132,819    149,884      8,407    135,883
                                                                                ---------  ---------  ---------  ---------
                                                                                ---------  ---------  ---------  ---------
Discontinued operations
Employee costs................................................................     37,292     37,755      2,315     28,379
Other operating costs.........................................................     22,673     20,772      1,470     18,034
                                                                                ---------  ---------  ---------  ---------
                                                                                   59,965     58,527      3,785     46,413
Restructuring costs and provisions............................................         62        663         --      1,167
                                                                                ---------  ---------  ---------  ---------
                                                                                   60,027     59,190      3,785     47,580
                                                                                ---------  ---------  ---------  ---------
                                                                                ---------  ---------  ---------  ---------

    Net operating (income)/costs include:

                                                                                                                          PERIOD
                                                                                                                            END
                                                                                      YEAR END   YEAR END   PERIOD END    31 DEC
                                                                                        1994       1995     23 JAN 1996    1996
                                                                                        L'000      L'000       L'000       L'000
                                                                                      ---------  ---------     -----     ---------
Investment income
  --listed investments..............................................................        (21)       (26)         --          --
  --unlisted investments............................................................       (336)        (7)         (2)        (28)
Depreciation
  --owned assets....................................................................      3,769      3,370         189       2,697
  --finance leased & hire purchase assets...........................................        901        864          55         727
Operating lease rentals
  --plant and machinery.............................................................      7,163      7,561         517       7,251
  --other...........................................................................      7,998      9,945         595       8,239
Profit on disposal of fixed assets..................................................        (82)      (115)        (76)         --

                      LEP INTERNATIONAL WORLDWIDE LIMITED

5 INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                                          PERIOD     PERIOD
                                                                                                            END        END
                                                                                   YEAR END   YEAR END    23 JAN     31 DEC
                                                                                     1994       1995       1996       1996
                                                                                     L'000      L'000      L'000      L'000
                                                                                   ---------  ---------  ---------  ---------
Interest payable and similar charges:
On bank loans, overdrafts and other loans wholly repayable within five years.....     (1,931)    (3,034)      (644)    (1,763)
On all other loans...............................................................       (388)       (27)        (9)      (129)
Waiver of interest during refinancing and restructuring..........................         --         --        511         --
Finance charges:
In respect of finance leases and hire purchase contracts terminating within five
  years..........................................................................       (337)      (366)       (10)      (144)
All other finance charges........................................................        (15)       (13)        --         --
                                                                                   ---------  ---------  ---------  ---------
                                                                                      (2,671)    (3,440)      (152)    (2,036)
                                                                                   ---------  ---------  ---------  ---------
                                                                                   ---------  ---------  ---------  ---------

6 TAXATION

                                                                                                          PERIOD     PERIOD
                                                                                                            END        END
                                                                                   YEAR END   YEAR END    23 JAN     31 DEC
                                                                                     1994       1995       1996       1996
                                                                                     L'000      L'000      L'000      L'000
                                                                                   ---------  ---------  ---------  ---------
United Kingdom:
  Current taxation...............................................................       (829)      (939)        --         (5)
  Deferred taxation..............................................................        (25)      (108)        (3)       (41)
  Prior year.....................................................................        625       (549)        10        142
Overseas:
  Current taxation...............................................................     (1,207)    (1,844)      (163)    (2,341)
  Deferred taxation..............................................................       (256)        72          3         49
  Prior year.....................................................................        (88)    (2,619)       (15)      (224)
                                                                                   ---------  ---------  ---------  ---------
                                                                                      (1,780)    (5,987)      (168)    (2,420)
                                                                                   ---------  ---------  ---------  ---------
                                                                                   ---------  ---------  ---------  ---------

    The tax charge is disproportionate to the Company's loss before tax primarily as a result of surplus losses in many countries which are not recognised for deferred tax purposes.

    The United Kingdom tax charge in 1995 represents group relief payable to Wayrol plc and certain of its non-freight forwarding subsidiaries in respect of tax losses transferred to the United Kingdom freight forwarding company.

    Surplus advance corporation tax of approximately L595,000 (1995, L595,000) is available for offset against future United Kingdom corporation tax liabilities of the United Kingdom freight forwarding company.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

7 EMPLOYEES

                                                                     YEAR END     YEAR END
                                                                      31 DEC       31 DEC       PERIOD END      PERIOD END
                                                                       1994         1995        23 JAN 1996     31 DEC 1996
                                                                      NUMBER       NUMBER         NUMBER          NUMBER
                                                                    -----------  -----------  ---------------  -------------
The average number of employees during the year was:
  United Kingdom..................................................         908          956            954             899
  Other Europe....................................................       1,959        1,735          1,563           1,536
  The Americas....................................................       1,335        1,227          1,232           1,249
  Asia Pacific....................................................       1,273        1,493          1,504           1,520
                                                                         -----        -----          -----     -------------
                                                                         5,475        5,411          5,253           5,204
                                                                         -----        -----          -----     -------------
                                                                         -----        -----          -----     -------------

                                                                         L'000        L'000          L'000         L'000
                                                                         -----        -----          -----     -------------
Payroll costs were:
  Wages and salaries..............................................      96,974      103,717          6,357          89,681
  Social security costs...........................................      15,752       17,618          1,101          15,390
  Pension costs...................................................       3,495        3,382            184           2,736
                                                                         -----        -----          -----     -------------
                                                                       116,221      124,717          7,642         107,807
                                                                         -----        -----          -----     -------------
                                                                         -----        -----          -----     -------------

8 PENSIONS

                                                                                                                          PERIOD
                                                                                                              PERIOD      24 JAN
                                                                                      YEAR END   YEAR END   01 JAN 1996   1996 -
                                                                                       31 DEC     31 DEC     - 23 JAN     31 DEC
                                                                                        1994       1995        1996        1996
                                                                                        L'000      L'000       L'000       L'000
                                                                                      ---------  ---------     -----     ---------
Pension cost of the Company.........................................................      3,495      3,382         184       2,736
                                                                                      ---------  ---------         ---   ---------
                                                                                      ---------  ---------         ---   ---------
Amount attributable to overseas plans...............................................      1,814      1,329          78       1,159
                                                                                      ---------  ---------         ---   ---------
                                                                                      ---------  ---------         ---   ---------

    The Company operates a number of pension plans throughout the world. The major plans are of the defined benefit type. With the exception of the plan in Germany, the assets of the major plans are held in separate trustee administered funds. The plans are funded in accordance with local practice and contributions are assessed in accordance with the advice of local actuaries.

    The pension cost relating to the United Kingdom plan is assessed in accordance with the advice of a qualified actuary using the projected unit method. The latest actuarial valuation of the main United Kingdom plan was at 31 December 1995. It was assumed that investment returns would be 2.5% higher than the annual increase in pensionable salaries and 4.0% higher than the annual increase in present and future pensions in payment. In aggregate, at the date of the most recent actuarial valuation, the market value of the assets in the main United Kingdom plan was L40,045,000 and the actuarial value of the assets was sufficient to cover the benefits accrued to members on an ongoing basis after allowing for 6.5% p.a. future salary increases. Following the valuation as at 31 December 1995 the Company's contribution to this pension plan was reduced.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

9 TANGIBLE ASSETS--PROPERTY

                                                                                                LONG       SHORT
                                                                                   FREEHOLD   LEASEHOLD  LEASEHOLD    TOTAL
                                                                                     L'000      L'000      L'000      L'000
                                                                                   ---------  ---------  ---------  ---------
Cost or valuation:
At 1 January 1996................................................................     15,754      2,580     17,482     35,816
Exchange adjustments.............................................................     (1,511)       (86)    (2,493)    (4,090)
Additions........................................................................          4         --          1          5
Disposals........................................................................     (1,792)        --         --     (1,792)
Companies sold...................................................................     (1,622)        --     (1,776)    (3,398)
                                                                                   ---------  ---------  ---------  ---------
At 31 December 1996..............................................................     10,833      2,494     13,214     26,541
                                                                                   ---------  ---------  ---------  ---------
                                                                                   ---------  ---------  ---------  ---------
Depreciation:
At 1 January 1996................................................................     (2,637)      (193)    (7,121)    (9,951)
Exchange adjustments.............................................................        380          6        960      1,346
Charge for the year..............................................................       (354)       (49)      (612)    (1,015)
Disposals........................................................................         77         --         --         77
Companies sold...................................................................        204         --      1,516      1,720
                                                                                   ---------  ---------  ---------  ---------
At 31 December 1996..............................................................     (2,330)      (236)    (5,257)    (7,823)
                                                                                   ---------  ---------  ---------  ---------
                                                                                   ---------  ---------  ---------  ---------
Net book value:
At 31 December 1996..............................................................      8,503      2,258      7,957     18,718
                                                                                   ---------  ---------  ---------  ---------
                                                                                   ---------  ---------  ---------  ---------
At 31 December 1995..............................................................     13,117      2,387     10,361     25,865
                                                                                   ---------  ---------  ---------  ---------
                                                                                   ---------  ---------  ---------  ---------

10 TANGIBLE ASSETS--OTHER

                                                                                              FURNITURE
                                                             MOTOR VEHICLES     COMPUTER         AND
                                                                 PLANT &        EQUIPMENT     FITTINGS
                                                             MACHINERY L'000      L'000         L'000      TOTAL L'000
                                                            -----------------  -----------  -------------  -----------
Cost or valuation:
At 1 January 1996.........................................         39,041              --        10,102        49,143
Reclassification..........................................         (9,060)         10,445        (1,385)           --
Exchange adjustments......................................         (3,032)           (413)         (707)       (4,152)
Additions.................................................            827             352           574         1,753
Disposals.................................................           (763)           (790)         (224)       (1,777)
Companies sold............................................        (10,719)             --        (3,153)      (13,872)
                                                                  -------      -----------       ------    -----------
At 31 December 1996.......................................         16,294           9,594         5,207        31,095
                                                                  -------      -----------       ------    -----------
                                                                  -------      -----------       ------    -----------
Depreciation:
At 1 January 1996.........................................        (32,343)             --        (9,085)      (41,428)
Reclassification..........................................          7,779          (9,137)        1,358            --
Exchange adjustments......................................          2,684           1,079           637         4,400
Charge for the year.......................................         (1,629)           (615)         (409)       (2,653)
Disposals.................................................            663              65           189           917
Companies sold............................................          8,226              --         3,031        11,257
                                                                  -------      -----------       ------    -----------
At 31 December 1996.......................................        (14,620)         (8,608)       (4,279)      (27,507)
                                                                  -------      -----------       ------    -----------
                                                                  -------      -----------       ------    -----------
Net book value:
At 31 December 1996.......................................          1,674             986           928         3,588
Finance leases included therein...........................            869              23            --           892
                                                                  -------      -----------       ------    -----------
                                                                  -------      -----------       ------    -----------
At 31 December 1995.......................................          6,698              --         1,017         7,715
Finance leases included therein...........................          2,351              --            29         2,380
                                                                  -------      -----------       ------    -----------
                                                                  -------      -----------       ------    -----------

    Outstanding contracts for capital expenditure at 31 December 1996 not provided in these combined and consolidated financial statements amounted to LNIL (1995 -L271,000). Capital expenditure authorised but not contracted for at 31 December 1996 is estimated at LNIL (1995--L78,000).

11 INVESTMENTS--ASSOCIATED UNDERTAKINGS

    The movement of the investment in associated undertakings is as follows:

                                                                                                      1995       1996
                                                                                                      L'000      L'000
                                                                                                    ---------  ---------
At 1 January......................................................................................      9,974      9,013
Exchange adjustments..............................................................................        757        (97)
Additions.........................................................................................        109         --
Share of undistributed results....................................................................     (1,253)    (1,426)
Reclassification to subsidiary....................................................................        (43)        --
Decrease in loans.................................................................................       (438)        --
Investments written down..........................................................................        (93)        --
Associated undertaking sold (see note 21 (b)).....................................................         --     (5,404)
                                                                                                    ---------  ---------
At 31 December....................................................................................      9,013      2,086
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

                      LEP INTERNATIONAL WORLDWIDE LIMITED

11 INVESTMENTS--ASSOCIATED UNDERTAKINGS (CONTINUED)
    The values at 31 December in each of the years represents the Company's share of the net tangible assets in its associated undertakings.

                                                        YEAR END       YEAR END      PERIOD END   PERIOD END
                                                         31 DEC         31 DEC         23 JAN       31 DEC
                                                          1994           1995           1996         1996
                                                          L'000          L'000          L'000        L'000
                                                      -------------  -------------  ------------- -------------
Dividends from associated undertakings..............          109            232         --              57

    The principal associated undertaking is:

                                          NOMINAL AMOUNT OF EACH CLASS OF      NUMBER IN     PERCENTAGE     NATURE OF
NAME OF COMPANY                            SHARE CAPITAL AND ISSUED DEBT         ISSUE          HELD         BUSINESS
-------------------------------------  -------------------------------------  -----------  ---------------  ----------
LEP Albarelli SpA....................  1000 Lire ordinary shares               9,000,000         50%           Freight
                                                                                                            forwarding

    The carrying values of the associated undertakings are as follows:

                                                                                                       1995       1996
                                                                                                       L'000      L'000
                                                                                                     ---------  ---------
LEP Albarelli SpA..................................................................................      3,511      1,994
Cronat Transport Holding AG (see note 21 (b))......................................................      5,404         --
Other..............................................................................................         98         92
                                                                                                     ---------  ---------
                                                                                                         9,013      2,086
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------

    In 1996, the Company entered negotiations to acquire the remaining 50% interest in LEP Albarelli SpA.

12 INVESTMENTS--OTHER

                                                                                                        1995         1996
                                                                                                        L'000        L'000
                                                                                                        -----        -----
Listed--recognised stock exchanges outside the United Kingdom......................................          29           25
Unlisted...........................................................................................         349          258
                                                                                                            ---          ---
                                                                                                            378          283
                                                                                                            ---          ---
                                                                                                            ---          ---

    The market value of investments is not materially different from their carrying value shown in these combined and consolidated financial statements.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

13 DEBTORS

                                                                                                   1995       1996
                                                                                                   L'000      L'000
                                                                                                 ---------  ---------
Trade debtors..................................................................................    128,394     92,417
Amount owed by associated undertakings.........................................................      2,614      2,122
Other debtors..................................................................................     27,266     13,781
Prepayments....................................................................................      5,738      4,593
                                                                                                 ---------  ---------
                                                                                                   164,012    112,913
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

14 CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                                   1995       1996
                                                                                                   L'000      L'000
                                                                                                 ---------  ---------
Bank loans and overdrafts
  --secured....................................................................................     33,391      8,722
  --unsecured..................................................................................        777         81
Other loans
  --secured....................................................................................        532        230
  --unsecured..................................................................................         53         --
Finance leases
  --secured....................................................................................        820        359
                                                                                                 ---------  ---------
                                                                                                    35,573      9,392
Trade creditors................................................................................     73,568     56,933
Amount owed to associated undertakings.........................................................      2,994        910
Taxation and social security...................................................................      3,973      5,151
Other creditors................................................................................     40,167     30,799
Accruals and deferred income...................................................................     30,029     19,191
                                                                                                 ---------  ---------
                                                                                                   186,304    122,376
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

15 CREDITORS--AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                                     1995       1996
                                                                                                     L'000      L'000
                                                                                                   ---------  ---------
Bank loans and overdrafts
  --secured......................................................................................      1,723      1,370
Other loans
  --secured......................................................................................        384         --
Finance leases
  --secured......................................................................................      1,703        477
                                                                                                   ---------  ---------
                                                                                                       3,810      1,847
Pension liabilities not separately funded........................................................     13,911     11,816
Other long term creditors........................................................................      3,958      3,497
                                                                                                   ---------  ---------
                                                                                                      21,679     17,160
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

                      LEP INTERNATIONAL WORLDWIDE LIMITED

16 NET (BORROWINGS)/CASH AT BANK

                                                                                                    1995       1996
                                                                                                    L'000      L'000
                                                                                                  ---------  ---------
Bank loans, overdrafts, finance leases and other loans:
Included in creditors due after one year:
Not wholly repayable within five years..........................................................       (384)      (897)
Wholly repayable within five years..............................................................     (3,426)      (950)
                                                                                                  ---------  ---------
                                                                                                     (3,810)    (1,847)
Included in creditors due within one year.......................................................    (35,573)    (9,392)
                                                                                                  ---------  ---------
Gross borrowings................................................................................    (39,383)   (11,239)
Cash and short term deposits....................................................................     17,877     14,618
                                                                                                  ---------  ---------
Net (borrowings)/cash...........................................................................    (21,506)     3,379
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

                                                                                                     1995       1996
                                                                                                     L'000      L'000
                                                                                                   ---------  ---------
Details of loans not wholly repayable within five years are as follows:
Bank borrowings..................................................................................         --        897
Other borrowings.................................................................................        384         --
                                                                                                   ---------  ---------
                                                                                                         384        897
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
Included in loans not wholly repayable within five years are aggregate installments due after
  more than five years...........................................................................        154        100
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
Gross borrowings comprise amounts repayable as:
Bank borrowings:
On demand or within one year.....................................................................     34,168      8,803
Between one and two years........................................................................        805        578
Between two and five years.......................................................................        918        692
In five years or more............................................................................         --        100
                                                                                                   ---------  ---------
                                                                                                      35,891     10,173
                                                                                                   ---------  ---------
Finance leases, hire purchase contracts and other borrowings:
On demand or within one year.....................................................................      1,405        589
Between one and two years........................................................................        823        363
Between two and five years.......................................................................      1,110        114
In five years or more............................................................................        154         --
                                                                                                   ---------  ---------
                                                                                                       3,492      1,066
                                                                                                   ---------  ---------
Total borrowings.................................................................................     39,383     11,239
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

                      LEP INTERNATIONAL WORLDWIDE LIMITED

17 LEASE COMMITMENTS

    The Company's annual commitments under non-cancellable operating leases are as follows:

                                                                                        1995                      1996
                                                                              ------------------------  ------------------------
                                                                               LAND AND                  LAND AND
                                                                               BUILDINGS      OTHER      BUILDINGS      OTHER
                                                                                 L'000        L'000        L'000        L'000
                                                                              -----------  -----------  -----------  -----------
Operating leases which expire:
Within one year.............................................................       1,363        1,481        1,365        1,525
Between two and five years..................................................       4,118        4,998        1,983        2,360
In five years or more.......................................................       4,258          925        3,299          103
                                                                                   -----        -----        -----        -----
                                                                                   9,739        7,404        6,647        3,988
                                                                                   -----        -----        -----        -----
                                                                                   -----        -----        -----        -----

18 PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                                        1995         1996
                                                                                                        L'000        L'000
                                                                                                        -----        -----
Deferred tax in respect of timing differences:
At 1 January.......................................................................................         290          387
(Charge)/credit for the year.......................................................................          79           (8)
Net transfers in respect of group relief...........................................................          --           --
Exchange adjustment................................................................................          18            5
Companies sold.....................................................................................          --         (283)
                                                                                                            ---          ---
At 31 December.....................................................................................         387          101
                                                                                                            ---          ---
                                                                                                            ---          ---

19 CASH FLOW STATEMENT

    a) Reconciliation of operating profit to net cash inflow from operating activities:

                                                                  YEAR END     YEAR END      PERIOD 01 JAN     PERIOD 24 JAN
                                                                   31 DEC       31 DEC           1996              1996
                                                                    1994         1995        -23 JAN 1996      -31 DEC 1996
                                                                    L'000        L'000           L'000             L'000
                                                                 -----------  -----------  -----------------  ---------------
Operating (loss) / profit......................................       2,831       (9,594)            552            (3,496)
Depreciation...................................................       4,670        4,234             244             3,424
Profit on sale of fixed assets.................................          82         (115)             (5)              (71)
Write-down of unlisted investment..............................          --           --              --                33
Increase in debtors............................................      (2,210)      (7,262)           (503)           (7,499)
Decrease/increase in creditors.................................         (99)       3,229            (180)            8,901
                                                                 -----------  -----------            ---            ------
Net cash inflow/(outflow) from operating activities............       5,274       (9,508)            108             1,292
                                                                 -----------  -----------            ---            ------
                                                                 -----------  -----------            ---            ------

                      LEP INTERNATIONAL WORLDWIDE LIMITED

19 CASH FLOW STATEMENT (CONTINUED)
    (b) Analysis of changes in cash and cash equivalents during the year:

                                                             YEAR END     YEAR END     PERIOD END 23    PERIOD END 31
                                                            1994 L'000   1995 L'000   JAN 1996 L'000   DEC 1996 L'000
                                                            -----------  -----------  ---------------  ---------------
Opening balance...........................................       6,929       (1,280)        (7,986)          (1,590)
Net cash inflow/(outflow) before adjusting for the effect
  of foreign exchange rate changes and non cash flow
  items...................................................      (8,911)      (6,706)         6,396           (3,181)
Bank loans and overdrafts sold as part of the net assets
  of the North American operation (see note 21a)..........          --           --             --           13,016
Waiver of interest during refinancing and restructuring...          --           --             --              511
Effect of foreign exchange rate changes...................         702           --             --             (958)
                                                            -----------  -----------        ------           ------
Closing balance...........................................      (1,280)      (7,986)        (1,590)           7,798
                                                            -----------  -----------        ------           ------
                                                            -----------  -----------        ------           ------

    (c) Analysis of the balance of cash and cash equivalents:

                                                         YEAR END     YEAR END
                                                          31 DEC       31 DEC     PERIOD 01 JAN 1996   PERIOD 24 JAN 1996
                                                           1994         1995         -23 JAN 1996         -31 DEC 1996
                                                           L'000        L'000            L'000                L'000
                                                        -----------  -----------  -------------------  -------------------
Cash at bank and in hand..............................      14,274       17,877           17,672               14,618
Bank loans and overdrafts.............................     (15,554)     (25,863)         (19,262)              (6,820)
                                                        -----------  -----------         -------               ------
                                                            (1,280)      (7,986)          (1,590)               7,798
                                                        -----------  -----------         -------               ------
                                                        -----------  -----------         -------               ------

                                                                                   CHANGE IN PERIOD     CHANGE IN PERIOD
                                                                                     01 JAN 1996 -        24 JAN 1996 -
                                                         CHANGE IN    CHANGE IN       23 JAN 1996          31 DEC 1996
                                                        1994 L'000   1995 L'000          L'000                L'000
                                                        -----------  -----------  -------------------  -------------------
Cash at bank and in hand..............................       2,014        3,603             (205)              (3,054)
Bank loans plus overdrafts............................     (10,223)     (10,309)           6,601               12,442
                                                        -----------  -----------           -----               ------
                                                            (8,209)      (6,706)           6,396                9,388
                                                        -----------  -----------           -----               ------
                                                        -----------  -----------           -----               ------

    Amounts receivable after more than three months from the date of deposit included in cash at bank:

                                                                                                 1994         1995         1996
                                                                                                 L'000        L'000        L'000
                                                                                                 -----        -----        -----
                                                                                                     445           63           --
                                                                                                     ---           --           --
                                                                                                     ---           --           --

20 SHAREHOLDERS' FUNDS

    Up to 23 January 1996 shareholders' funds represented the net assets of the constituent companies:

                                                                                                                  23 JAN
                                                                                            1994       1995        1996
                                                                                            L'000      L'000       L'000
                                                                                          ---------  ---------  -----------
Brought forward.........................................................................     35,944     29,306      15,035
Prior period adjustment re holiday pay..................................................     (3,493)        --          --
Profit/(loss) written off for the period................................................     (1,165)   (19,740)        174
Revaluations/goodwill write-off.........................................................       (145)       266          --
Exchange adjustment.....................................................................      1,068         (7)         --
Net capital (reduction)/contribution....................................................     (2,903)     5,210          --
                                                                                          ---------  ---------  -----------
At end of period........................................................................     29,306     15,035      15,209
                                                                                          ---------  ---------  -----------
                                                                                          ---------  ---------  -----------

    Since 23 January 1996 the company's capital and reserves have been:

                                                                           SHARE
                                                             SHARE        PREMIUM      MERGER       REVENUE    TOTAL SHAREHOLDERS'
                                                            CAPITAL       ACCOUNT      RESERVE      RESERVE           FUNDS
                                                             L'000         L'000        L'000        L'000            L'000
                                                         -------------  -----------  -----------  -----------  -------------------
At 8 December 1995 and as at 23 January 1996...........           --            --           --           --               --
Share capital subsequently subscribed..................            1         4,974           --           --            4,975
Loss for the period....................................           --            --           --       (3,012)          (3,012)
Exchange adjustments...................................           --            --           --         (922)            (922)
Negative goodwill......................................           --            --       10,081           --           10,081
                                                                  --         -----   -----------  -----------          ------
At 31 December 1996....................................            1         4,974       10,081       (3,934)          11,122
                                                                  --         -----   -----------  -----------          ------
                                                                  --         -----   -----------  -----------          ------

    At incorporation the authorised share capital was 1000 L1 ordinary shares, of which two were issued.

    Since 24 January 1996 the authorised share capital has been:

1,200,000      L0.01  Ordinary shares
   50,000      L0.01  Preference shares
        1      L1.00  Special share

    The issued share capital is:

      300      L0.01  Ordinary shares
   50,000      L0.01  Preference shares
        1      L1.00  Special share

                      LEP INTERNATIONAL WORLDWIDE LIMITED

20 SHAREHOLDERS' FUNDS (CONTINUED)
    In respect of unissued shares:

        (a) options are outstanding in respect of:

        i) 539,800 ordinary shares at a subscription price of L0.83 per share exercisable on or before 31 December 1999.

        ii) 419,900 ordinary shares at a subscription price of L0.01 per share exercisable on or before 31 October 2003.

        (b) 240,000 ordinary shares are reserved to provide sufficient unissued share capital to satisfy the conversion rights attached to the Special Share which converts on or before 31 December 2001.

    In respect of the Preference Shares:

        (a) The holders of the Preference Shares are entitled in priority to any payment of dividend on any other class of shares to a fixed preferential dividend at the rate of 5.5% on L5m. However no preference dividend is payable in respect of the period from 24 January 1996 to 31 December 1996.

        (b) i) The Preference Shares can be redeemed at any time at the Company's option but unless redeemed previously must be redeemed on 24 January 2001 subject only to the company being able to comply with the provisions of the Companies Legislation then in force relating to such redemption.

           ii) On redemption of the Preference Shares a premium is payable of L99.99 per share.

        (c) On winding-up the Preference Shares rank ahead of the other share capital for any arrears of preference dividends, return of paid-up capital and a premium of L99.99 per share.

        (d) The Preference Share holders have no voting rights.

    The Special Share is a L1 non participating share, convertible automatically into fully paid ordinary shares in the event of one of certain events taking place, or on the fifth anniversary of the issue of the special share.

    On 24 January 1996, the Company issued 50,000 preference shares and the special share to LEP Group plc in consideration for the investments and inter-company debts acquired by the Company on that date.

    In accounting for the share capital subscribed the Company has availed itself of the merger relief provided by section 131 of the Companies Act 1985.

    Of the loss attributable to shareholders, a profit of L44,000 was dealt with through the profit and loss account of the Company.

    The results of the subsidiaries, acquired in 1996, for the period up to their acquisition by the Company, was a profit of L174,000 after tax and minority interest. Their result for the year ended 31 December 1995 was a loss of L19,740,000.

    Revenue reserves include the Group's share of the post acquisition reserves of associated undertakings, which at 31 December 1996 amounted to (L1,340,000).

    Exchange adjustments include gains and losses arising on the Group's equity investment in foreign subsidiary undertakings offset by losses arising on foreign currency borrowings.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

20 SHAREHOLDERS' FUNDS (CONTINUED)
    The merger reserve is made up as follows:

                                                                                              L'000
                                                                                            ---------
Fair value of consideration for investments purchased 24 January 1996 (note 1)............     (5,000)
Fair value of net assets acquired.........................................................     15,081
                                                                                            ---------
                                                                                               10,081
                                                                                            ---------
                                                                                            ---------

    No fair value adjustments were made to the book values of the assets and liabilities acquired.

21 SALE OF SUBSIDIARIES AND ASSOCIATED UNDERTAKINGS

    (a) Sale of North American Operations

    LEP International Inc. in Canada and LEP Profit International Inc. in the USA comprised the North American operations, which were sold as at 31 October 1996.

    The impact on the accounts of this transaction can be summarised as follows:

                                                                                                             1996
                                                                                                             L'000
                                                                                                           ---------
Net assets sold
  Fixed assets...........................................................................................     (4,293)
  Investments............................................................................................         (9)
  Debtors................................................................................................    (45,312)
  Cash and cash equivalents..............................................................................     13,016
  Creditors..............................................................................................     34,637
  Long term loans........................................................................................      1,440
  Deferred tax...........................................................................................        283
                                                                                                           ---------
                                                                                                                (238)
Net proceeds.............................................................................................      6,038
                                                                                                           ---------
Profit on sale...........................................................................................      5,800
                                                                                                           ---------
                                                                                                           ---------

    Within the terms of the Sale Contract of the North American operations, there are provisions which entitle International Logistics Limited to require repayment of part of the proceeds if the net asset value of the North American operations is below a set threshold. International Logistics Limited has made no such demand for repayment.

    (b) Sale of interest in Cronat Transport Holding AG

    The Company sold its 34% interest in Cronat Transport Holding AG as at 12 January 1996. The transaction can be summarised as follows:

                                                                                                              L'000
                                                                                                            ---------
Carrying value at the date of sale........................................................................      5,404
Net proceeds..............................................................................................     (5,404)
                                                                                                            ---------
Profit on sale............................................................................................        NIL
                                                                                                            ---------
                                                                                                            ---------

                      LEP INTERNATIONAL WORLDWIDE LIMITED

22 RELATED PARTY TRANSACTIONS

        (a) The following companies are considered to be related parties:

        i)  LEP Albarelli SpA, in which the Company hold a 50% interest (see note 11)

        ii) LEP International Inc. in Canada, which for the two months since its sale by the Company, has been owned by International Logistics Limited.

        iii) LEP Profit International Inc. in the USA, for the same reason as explained in ii) above.

    Revenues, all of which were generated from freight forwarding activities on an "arms length" basis, for the year (two months only, with regard to ii) and iii) above), and balances with these companies, at 31 December 1996, were as follows:

                                                                                                        DEBTOR      CREDITOR
                                                                              SALES      PURCHASES     BALANCES     BALANCES
                                                                            ---------  -------------  -----------  -----------
                                                                              L'000        L'000         L'000        L'000
LEP Albarelli SpA.........................................................      4,037        3,974           841          828
LEP International Inc.....................................................      1,291          845         1,517          993
LEP Profit Inc............................................................      3,565        3,919         5,238        5,759

    (b) The LEP UK pension plan

    The Company makes payments to this plan as per Note 8. The amount payable in the year to 31 December 1996 was L1,557,000 (1995 -L2,053,000). The amounts due to the scheme at 31 December 1996 were L13,000 (1995--L63,000).

23 CONTINGENT LIABILITIES

    (a) As part of the management buy-out, the Company, together with those subsidiaries identified on page F-48 and certain inactive UK subsidiaries have granted a contingent charge to the financing group over their assets capped at L25 million. The charge can only crystalise on the Company or any of the above subsidiaries in the event of one of them becoming insolvent. The contingent charge will be released on the redemption of the L5 million preference shares which were issued by the Company on 24 January 1996 as consideration for the acquisition.

    (b) In Holland and Denmark, the Company has received claims for undischarged Transit Forms from the respective customs authorities. These claims are rejected by the Company and, based upon legal advice, the Board is of the opinion that no provision needs to be made.

    (c) There are contingent liabilities of the Company in respect of guarantees entered into in the normal course of trade.

    (d) LIW has a number of outstanding tax disputes but the directors believe they have made sufficient provision for the eventual outcome of these disputes.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

24 SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

    The combined and consolidated financial statements have been prepared in accordance with UK GAAP, which differ in certain significant respects from US GAAP. A description of the relevant accounting principles which differ materially is given below:

GOODWILL AND OTHER ACQUISITION ACCOUNTING ADJUSTMENTS

    Under UK GAAP the Group has written off purchased goodwill (as well as negative goodwill arising on purchases of businesses) against reserves. US GAAP requires that any remaining goodwill after the allocation of purchase price to separately identifiable intangible assets and the fair value of net tangible assets acquired and liabilities assumed be capitalised as an intangible asset and amortised over a period not in excess of 40 years. Furthermore, US GAAP requires that any negative goodwill arising from a purchase transaction be allocated to the assigned fair values of identifiable tangible and intangible assets until these are reduced to a carrying amount of zero with the remainder recorded as a deferred credit and amortised to income over a period not in excess of 40 years.

PENSION COSTS

    UK GAAP and US GAAP are conceptually similar in respect of accounting for pension costs. However, US GAAP is more specific in its requirements as to the selection of discount rates which must reflect current market conditions at each balance sheet date. In addition, the amortisation of unrecognised gains and losses arising from changes in assumptions and actuarial experience, under US GAAP is affected through a corridor approach.

TAXES ON INCOME

    Under UK GAAP, deferred taxes are accounted for to the extent that it is considered probable that a liability or asset will crystalise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all timing differences and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealised. Deferred tax also arises in relation to the tax effect of the other US GAAP adjustments.

REVALUATION OF PROPERTY AND PROPERTY DEPRECIATION

    Under UK GAAP property is carried either at original cost or at subsequent valuation less related depreciation, calculated on the revalued amount where applicable. Revaluation surpluses are taken directly to shareholders' funds, while deficits below cost, less any related depreciation, are included in attributable profit.

    Under US GAAP revaluations of properties are not permitted in the accounts. As a result, when a property is disposed of, a greater profit or lower loss is generally recorded under US GAAP than under UK GAAP. Depreciation is based on the historical cost.

DIVIDENDS

    Under UK GAAP, dividends are provided for in the year in respect of which they are declared or proposed. Under US GAAP, dividends and the related advance corporation tax are given effect only in the period in which dividends are formally declared.

    The effects of these differing accounting principles are shown in note 25.

                      LEP INTERNATIONAL WORLDWIDE LIMITED

24 SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) (CONTINUED)
CASH FLOW STATEMENTS

    The Company's consolidated statements of cash flow set out on page F-25 are prepared in accordance with UK Financial Reporting Standard No 1 (FRS 1) and present substantially the same information as that required under US GAAP. However, there are certain differences in classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents between UK and US GAAP.

    Cash flows from (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) investing activities; and (v) financing activities are presented separately under UK GAAP. However, US GAAP cash flows are classified into only three categories of activities; (i) operating, (ii) investing and (iii) financing.

    Cash flows from returns on investments and servicing of finance are, with the exception of dividends paid and interest paid but capitalised, included as operating activities under US GAAP. The payment of dividends is included under financing activities and capitalised interest is included under investing activities for US GAAP purposes.

    Cash flows from taxation are included as operating activities under US GAAP.

    Cash for purposes of the cash flow statement under UK GAAP, includes bank overdrafts and liquid resources. Under UK GAAP bank overdrafts are considered loans and the movements thereon are included in financing activities; liquid resources, to the extent that they have original maturities at date of acquisition of three months or less, are considered cash equivalents and the movements thereon are included in the overall cash movement.

                                                                                                             24 JAN TO
                                                                              YEAR TO 31 DEC    1-23 JAN      31 DEC
                                                                                   1995           1996         1996
                                                                              ---------------  -----------  -----------
                                                                                   L'000          L'000        L'000
Net cash flow from operating activities.....................................       (15,281)          (236)      (2,865)
Net cash provided by (used in) investing activities.........................          (539)         7,124       18,227
Net cash provided by (used in) financing activities.........................        19,423         (7,093)     (17,458)
                                                                                   -------     -----------  -----------
Net increase/(decrease) in cash and cash equivalents under US GAAP..........         3,603           (205)      (2,096)
                                                                                   -------     -----------  -----------
Cash and cash equivalents under US GAAP at beginning of period..............        14,274         17,877       17,672
Effect of exchange rates on cash and cash equivalents.......................            --             --         (958)
                                                                                   -------     -----------  -----------
Cash and cash equivalents under US GAAP at end of year......................        17,877         17,672       14,618
Bank loans and overdrafts...................................................       (25,863)       (19,262)      (6,820)
                                                                                   -------     -----------  -----------
Cash and cash equivalents under US GAAP at end of year......................        (7,986)        (1,590)       7,798
                                                                                   -------     -----------  -----------
                                                                                   -------     -----------  -----------

                      LEP INTERNATIONAL WORLDWIDE LIMITED

25 NOTES ON SUMMARY OF DIFFERENCES BETWEEN UK AND US GAAP

                                                                              YEAR END       PERIOD END      PERIOD END
                                                                             31 DEC 1995     23 JAN 1996     31 DEC 1996
                                                                                L'000           L'000           L'000
                                                                            -------------  ---------------  -------------
Adjustments to net income
(Loss)/Profit attributable to shareholders in accordance with UK GAAP.....      (19,740)            174          (3,012)
US GAAP adjustments:
Fixed asset revaluations excess depreciation..............................          351              22              --
Depreciation adjustments..................................................           --              --           1,129
Profit on sale of fixed assets............................................           --              --             482
Disposal of North American operations.....................................           --              --           2,904
Pension scheme charges....................................................          351              55             518
Taxation effect on the above items........................................         (116)            (18)         (1,129)
Deferred taxation.........................................................           --              --             (22)
                                                                            -------------           ---          ------
Approximate net income in accordance with US GAAP.........................      (19,154)            233             870
                                                                            -------------           ---          ------
                                                                            -------------           ---          ------

                                                                                          31 DEC 1995    31 DEC 1996
                                                                                             L'000          L'000
                                                                                         -------------  -------------
Adjustments to shareholders' equity
Capital employed before minority interests in accordance with UK GAAP..................       15,035         11,122*
US GAAP adjustments:
Elimination of fixed asset revaluations................................................      (14,196)            --
Pension scheme liabilities.............................................................         (483)           518
Acquisition of predecessor companies...................................................           --        (10,081)
Depreciation...........................................................................           --          1,129
Sale of fixed assets...................................................................           --            482
Disposal of North American operations..................................................           --          2,904
Taxation effect on above items.........................................................                      (1,129)
Deferred taxation......................................................................          279            (22)
                                                                                         -------------       ------
Approximate shareholders' equity in accordance with US GAAP............................          635          4,923*
                                                                                         -------------       ------
                                                                                         -------------       ------

------------------------------

*   Includes L4,975 of mandatorily redeemable preference shares (See Note 20).

                      LEP INTERNATIONAL WORLDWIDE LIMITED
                PRINCIPAL SUBSIDIARY AND ASSOCIATED UNDERTAKINGS

    The undertakings listed below comprise the principal subsidiary and associated undertakings which have been included in these combined and consolidated financial statements as of December 31, 1996, as detailed in Note 1 to the financial statements. The percentage shareholding (in all cases in ordinary shares) is given for each undertaking. Each of the companies listed below operates in freight forwarding, and operates principally in their country of incorporation.

                                                                                                         PERCENTAGE
PRINCIPAL SUBSIDIARY AND ASSOCIATED UNDERTAKINGS                              COUNTRY OF INCORPORATION      OWNED
----------------------------------------------------------------------------  ------------------------  -------------
EUROPE
+*LEP International Limited.................................................                   England          100%
+*LEP International Management Limited......................................                   England          100%
LEP International Limited...................................................       Republic of Ireland          100%
LEP International NV........................................................                   Belgium          100%
LEP-Transportgruppen AS.....................................................                   Denmark          100%
LEP International (France) SA...............................................                    France          100%
LEP International GmbH......................................................                   Germany          100%
LEP-Albarelli SpA...........................................................                     Italy           50%
LEP International BV........................................................               Netherlands          100%
Lassen Transport Ltda.......................................................                  Portugal          100%
LEP International SA........................................................                     Spain          100%
Olson and Wright AB.........................................................                    Sweden          100%
PACIFIC BASIN
LEP International (Pty) Limited.............................................                Australia           100%
LEP International (China) Limited...........................................                 Hong Kong          100%
LEP International (Far East) Limited........................................                 Hong Kong          100%
LEP International (Singapore) Pte Limited...................................                 Singapore          100%
LEP International (Japan) Limited...........................................                     Japan          100%
LEP International (Korea) Limited...........................................                     Korea           49%
LEP International (Malaysia) Sdn Bhd........................................                  Malaysia           30%
LEP Freightways International Limited.......................................               New Zealand           25%
LEP International Philippines Inc...........................................               Philippines           30%
LEP International Limited...................................................                    Taiwan           33%
LEP International (Thailand) Co Limited.....................................                  Thailand           49%
HOLDING COMPANIES
+LEP International (Asia /Pacific) Limited..................................    British Virgin Islands          100%
+*LEP European Holdings BV..................................................           The Netherlands          100%
Telmidas AMS BV.............................................................           The Netherlands          100%
+*LEP Holdings (Bermuda) Limited............................................                   Bermuda          100%
+*LEP Holdings (North America) Limited......................................                   England          100%
LEP Holdings GmbH...........................................................                   Germany          100%

------------------------

*   Owned directly by the company after the reorganisation (see Note 1)

+  Companies referred to in Note 23 (a).

                      LEP INTERNATIONAL WORLDWIDE LIMITED
                 UNAUDITED INTERIM CONSOLIDATED BALANCE SHEETS


                                                          31 DECEMBER 1996   30 SEPTEMBER 1997  30 SEPTEMBER 1997

                                                                L'000              L'000            US $'000
                                                          -----------------  -----------------  -----------------
FIXED ASSETS
Tangible assets.........................................          22,306             20,488             33,160
Investments
 -Associated undertakings...............................           2,086              3,457              5,595
 -Other.................................................             283                279                451
                                                                --------           --------           --------
                                                                  24,675             24,224             39,206
                                                                --------           --------           --------
CURRENT ASSETS
Debtors.................................................         112,913            109,030            176,465
Cash and short term deposits............................          14,618             13,709             22,188
                                                                --------           --------           --------
                                                                 127,531            122,739            198,653
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..........        (122,376)          (121,839)          (197,196)
                                                                --------           --------           --------
NET CURRENT (LIABILITIES)/ASSETS........................           5,155                900              1,457
                                                                --------           --------           --------

TOTAL ASSETS LESS CURRENT LIABILITIES...................          29,830             25,124             40,663
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE
  YEAR..................................................         (17,160)           (16,399)           (26,542)
PROVISIONS FOR LIABILITIES AND CHARGES..................            (101)           --                 --
                                                                --------           --------           --------
                                                                  12,569              8,725             14,121
                                                                --------           --------           --------
                                                                --------           --------           --------
CAPITAL AND RESERVES
Shareholders' funds.....................................          11,122              7,240             11,718
Equity minority interests...............................           1,447              1,485              2,403
                                                                --------           --------           --------
                                                                  12,569              8,725             14,121
                                                                --------           --------           --------
                                                                --------           --------           --------

            The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

                      LEP INTERNATIONAL WORLDWIDE LIMITED
     UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF PROFIT AND LOSS ACCOUNTS

                                                                      UNREVIEWED
                                                        --------------------------------------
                                                                     24 JAN -      COMBINED
                                                         1-23 JAN     30 SEPT   NINE MONTHS TO     NINE MONTHS TO
                                                           1996        1996      30 SEPT 1996    30 SEPTEMBER 1997
                                                        -----------  ---------  --------------  --------------------

                                                           L'000       L'000        L'000         L'000    US $'000
TURNOVER
Continuing operations.................................      45,503     496,806       542,309      505,026    817,385
Discontinued operations...............................      22,859     252,094       274,953       --         --
                                                        -----------  ---------       -------    ---------  ---------
                                                            68,362     748,900       817,262      505,026    817,385
                                                        -----------  ---------       -------    ---------  ---------
GROSS PROFIT
Continuing operations.................................       8,946      93,791       102,737       96,590    156,330
Discontinued operations...............................       3,798      41,703        45,501       --         --
                                                        -----------  ---------       -------    ---------  ---------
                                                            12,744     135,494       148,238       96,590    156,330
                                                        -----------  ---------       -------    ---------  ---------
OPERATING (LOSS/PROFIT)
Continuing operations.................................         539      (2,631)       (2,092)          36         58
Discontinued operations...............................          13        (846)         (833)      --         --
                                                        -----------  ---------       -------    ---------  ---------
                                                               552      (3,477)       (2,925)          36         58
SHARE OF LOSSES OF ASSOCIATED UNDERTAKINGS............         (86)       (612)         (698)        (565)      (914)
                                                        -----------  ---------       -------    ---------  ---------
TOTAL OPERATING PROFIT/(LOSS).........................         466      (4,089)       (3,623)        (529)      (856)
EXCEPTIONAL ITEMS.....................................      --          --            --             (275)      (445)
                                                        -----------  ---------       -------    ---------  ---------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE
  INTEREST............................................         466      (4,089)       (3,623)        (804)    (1,301)
Interest receivable and similar income................          54         517           571          346        560
Interest payable and similar charges..................        (152)     (1,563)       (1,715)        (852)    (1,379)
                                                        -----------  ---------       -------    ---------  ---------

LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...         368      (5,135)       (4,767)      (1,310)    (2,120)
Taxation..............................................        (168)     (1,431)       (1,599)      (1,246)    (2,017)
                                                        -----------  ---------       -------    ---------  ---------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION............         200      (6,566)       (6,366)      (2,556)    (4,137)
Equity minority interests.............................         (26)       (461)         (487)        (223)      (361)
                                                        -----------  ---------       -------    ---------  ---------
RETAINED LOSS.........................................         174      (7,027)       (6,853)      (2,779)    (4,498)
                                                        -----------  ---------       -------    ---------  ---------
                                                        -----------  ---------       -------    ---------  ---------

            The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

                      LEP INTERNATIONAL WORLDWIDE LIMITED
             UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                  UNREVIEWED
                                                -----------------------------------------------
                                                               PERIOD 24
                                                                 JAN-          COMBINED NINE
                                                PERIOD 1 -   30 SEPTEMBER        MONTHS TO           NINE MONTHS TO
                                                23 JAN 1996      1996        30 SEPTEMBER 1996     30 SEPTEMBER 1997
                                                   L'000         L'000             L'000           L'000      US $000
                                                -----------  -------------  -------------------  ----------------------
NET CASH INFLOW FROM OPERATING ACTIVITIES
Result for the period.........................         552        (3,477)           (2,925)             36          58
Depreciation and profit on sales of fixed
  assets......................................         239         2,494             2,733           1,545       2,501
Working capital movement......................        (683)       (1,109)           (1,792)          2,311       3,740
                                                -----------  -------------          ------       ---------  -----------
                                                       108        (2,092)           (1,984)          3,892       6,299
                                                -----------  -------------          ------       ---------  -----------
RETURNS ON INVESTMENTS AND SERVICING OF
  FINANCE
Interest received.............................          54           517               571             346         560
Interest paid.................................        (152)       (2,074)           (2,226)           (852)     (1,379)
                                                -----------  -------------          ------       ---------  -----------
                                                       (98)       (1,557)           (1,655)           (506)       (819)
                                                -----------  -------------          ------       ---------  -----------
TAXATION
Net UK tax received...........................      --                 4                 4          --          --
Overseas tax paid.............................        (246)       (1,109)           (1,355)           (820)     (1,327)
                                                -----------  -------------          ------       ---------  -----------
                                                      (246)       (1,105)           (1,351)           (820)     (1,327)
                                                -----------  -------------          ------       ---------  -----------
INVESTING ACTIVITIES
Purchase of fixed assets......................      --            (1,249)           (1,249)           (955)     (1,546)
Loans to associates...........................      --            --                --                (954)     (1,544)
Proceeds on disposal of fixed assets..........       1,720           345             2,065              61          99
Dividends paid to minority shareholders.......                       (88)              (88)            (40)        (65)
Dividends from associated undertakings........                        58                58          --          --
Proceeds on sale of businesses................       5,404        --                 5,404          --          --
Costs of disposal of North American
  operations..................................      --            --                --                (275)       (445)
                                                -----------  -------------          ------       ---------  -----------
                                                     7,124          (934)            6,190          (2,163)     (3,501)
                                                -----------  -------------          ------       ---------  -----------
NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING....       6,888        (5,688)            1,200             403         652
FINANCING
Additional loans (including finance leases)...          50           440               490             211         341
Repayment of loans (including finance
  leases).....................................        (394)       (6,795)           (7,189)         (2,188)     (3,541)
Net capital contribution of Wayrol plc........        (148)       --                  (148)         --          --
                                                -----------  -------------          ------       ---------  -----------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING......        (492)       (6,355)           (6,847)         (1,977)     (3,200)
Increase/(decrease) in cash and cash            -----------  -------------          ------       ---------  -----------
  equivalents.................................       6,396       (12,043)           (5,647)         (1,574)     (2,548)
                                                -----------  -------------          ------       ---------  -----------
                                                -----------  -------------          ------       ---------  -----------

            The accompanying notes are an integral part of the unaudited interim consolidated financial statements

                      LEP INTERNATIONAL WORLDWIDE LIMITED
       UNAUDITED INTERIM STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                                                   NINE MONTHS TO
                                                                                                  30 SEPTEMBER 1997
                                                                                                        L'000
                                                                                                 -------------------
Loss for the period............................................................................          (2,779)
Currency translation differences on foreign currency net investment............................          (1,103)
                                                                                                         ------
Total recognised loss for the period...........................................................          (3,882)
                                                                                                         ------
                                                                                                         ------

      UNAUDITED INTERIM RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                                             L'000
                                                                                                           ---------
At 1 January 1997...........................................................................                  11,122
Loss for the period.........................................................................                  (2,779)
Revaluations................................................................................                  --
Exchange adjustment.........................................................................                  (1,103)
Net capital (reduction)/contribution........................................................                   --
                                                                                                           ---------
At 30 September 1997........................................................................                   7,240
                                                                                                           ---------
                                                                                                           ---------

                      LEP INTERNATIONAL WORLDWIDE LIMITED

                             NOTES TO THE UNAUDITED
                   INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1 BACKGROUND--BUSINESS OPERATION AND LEGAL RESOURCING

    During 1994 and 1995 the operating companies comprising the freight forwarding interests of Wayrol plc (formerly LEP Group plc) were reorganised so as to separate these companies from the other interests of Wayrol plc and to better reflect the management and operating structure of the freight forwarding business. LEP International (Worldwide) Limited was formed in 1995 to be the new ultimate holding company for the freight forwarding companies, and, on 10 November 1995, acquired the freight forwarding companies and certain of their holding companies.

    LEP International (Worldwide) Ltd. and its subsidiaries thus comprised the freight forwarding interests under Wayrol plc, with the exception of Intercontinentale Ostereiche Gesellschaft Fur Transport and Verkenhrswesen GmbH and LEP International A/S which were not acquired.

    On 24 January 1996 LEP International (Worldwide) Ltd. and LEP International A/S were acquired from Wayrol plc by LEP International Worldwide Ltd.

    These combined and consolidated financial statements have been prepared to show the results of the Company and its subsidiaries from the date of acquisition of LEP International (Worldwide) Ltd. (the predecessor company, hereinafter referred to as "LIW Predecessor"), and the results of LIW Predecessor and its subsidiaries (the "Predecessor Group") as if the Predecessor Group had existed as a legal group from 1 January 1996. They have been prepared from the audited financial statements of the individual subsidiaries which comprise the freight forwarding business. The period from 1 January 1996 to 23 January 1996 comprises the consolidated financial statements of LEP International Worldwide Ltd. combined with those of LEP International A/S. The period from 24 January 1996 to 31 December 1996 comprises the consolidated financial statements of LEP International Worldwide Ltd. Adjustments have been made to eliminate intercompany investments and other balances as appropriate.

    On 31 October 1996 the Predecessor Group sold its North American interests to International Logistics Limited who also subscribed for shares in LEP International Worldwide Ltd., giving it a 33% interest in the Group. International Logistics Limited subsequently acquired options to purchase and subscribe further shares, which were exercised on 30 September 1997, thereby giving them a controlling interest in the Predecessor Group.

    Amounts shown in the Accounts at 30 September 1997 have been converted at a convenience rate of L1 = US$ 1.6185, based on the closing rate at 30 September 1997.

2 BASIS OF PREPARATION

    Unaudited Interim Financial Statements--In the opinion of management, the unaudited interim financial statements for the nine months to 30 September 1997 have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations as of such date and for such period.

    With respect to the period ended 30 September 1996, LIW did not produce financial statements in accordance with its normal year end financial reporting procedures. The financial statements of LIW for this period have, therefore, been derived from management reports. Management have made such adjustments to these reports as they believe are necessary for a fair presentation of the results of operations as of 30 September 1996.

                                       F=53

                      LEP INTERNATIONAL WORLDWIDE LIMITED

                             NOTES TO THE UNAUDITED
             INTERIM CONSOLIDATED FINANCIAL STATEMENTS

3 Debtors

                                                                                        31 DEC 1996  30 SEPTEMBER
                                                                                          L'000       1997 L'000
                                                                                        -----------  ------------
Trade debtors.........................................................................      85,662        79,505
Amount owed by related parties........................................................       8,877         8,507
Other debtors and prepayments.........................................................      18,374        21,545
                                                                                        -----------  ------------
                                                                                           112,913       109,557
                                                                                        -----------  ------------
                                                                                        -----------  ------------

4 Creditors--amounts falling due within one year

                                                               31 DEC 1996  30 SEPTEMBER 1997
                                                                 L'000            L'000
                                                               -----------  -----------------
Bank loans and overdrafts....................................       8,803           8,018
Other loans..................................................         230             140
Finance leases...............................................         359             343
                                                               -----------        -------
                                                                    9,392           8,501
Trade creditors..............................................      50,181          52,220
Amount owed to related parties...............................       7,662           7,193
Corporation taxation.........................................       1,604           2,178
Other creditors, accruals and deferred income................      53,537          51,747
                                                               -----------        -------
                                                                  122,376         121,839
                                                               -----------        -------
                                                               -----------        -------

5 INVESTMENTS--ASSOCIATED UNDERTAKINGS

    The movement of the investment in associated undertakings is as follows:

                                                                                                              L'000
                                                                                                            ---------
At 1 January 1997.........................................................................................      2,086
Exchange and other adjustments............................................................................       (154)
Share of undistributed results............................................................................       (565)
Reclassification to subsidiary............................................................................         --
Increase in loans.........................................................................................      1,563
Investments written down..................................................................................         --
Associated undertaking sold...............................................................................         --
Prepayments for future acquisitions.......................................................................        527
                                                                                                            ---------
At 30 September 1997......................................................................................      3,457
                                                                                                            ---------
                                                                                                            ---------

                                      F=54

                      LEP INTERNATIONAL WORLDWIDE LIMITED

                             NOTES TO THE UNAUDITED
             INTERIM CONSOLIDATED FINANCIAL STATEMENTS

6 CREDITORS--AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                   31 DEC 1996  30 SEPTEMBER 1997
                                                                                     L'000             L'000
                                                                                   -----------  -----------------
Bank loans and overdrafts--secured...............................................       1,370             921
Finance leases--secured..........................................................         477             268
                                                                                   -----------         ------
                                                                                        1,847           1,189
Pension liabilities not separately funded........................................      11,816          11,466
Other long term creditors........................................................       3,497           3,744
                                                                                   -----------         ------
                                                                                       17,160          16,399
                                                                                   -----------         ------
                                                                                   -----------         ------

7 CONTINGENT LIABILITIES

    (a) As part of the management buy-out, the Company, together with its subsidiaries granted a contingent charge to the financing group over their assets capped at L25 million. The charge can only crystalise on the Company or any of the above subsidiaries in the event that one of them becomes insolvent. The contingent charge will be released on the redemption of the L5 million preference shares which were issued by the Company on 24 January 1996 as consideration for the acquisition.

    (b) In Holland and Denmark, the Group has received claims for undischarged Transit Forms from the respective customs authorities. These claims are rejected by the Company and, based upon legal advice, the Board is of the opinion that no provision needs to be made.

    (c) There are contingent liabilities of the Company in respect of guarantees entered into in the normal course of trade.

    (d) LIW has a number of outstanding tax disputes but the directors believe they have made sufficient provision for the eventual outcome of these disputes.

    (e) The Company has signed a contract to purchase the 50% of the share of LEP Albarelli SpA, not already owned by the Company, for L1,014,000 plus certain amounts based on the proceeds of specified properties. Under this contract, payments amounting to L527,000 have already been made which have been included as part of the investment in the associated undertakings which will be completed by July 31, 1999.

                                       F=55

                      LEP INTERNATIONAL WORLDWIDE LIMITED

                             NOTES TO THE UNAUDITED
             INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8 NOTES ON SUMMARY OF DIFFERENCES BETWEEN UK AND US GAAP

                                                                                UNREVIEWED
                                                             -------------------------------------------------


                                                              PERIOD 1 -    PERIOD 24 JAN -   COMBINED PERIOD    PERIOD TO
                                                                23 JAN       30 SEPTEMBER     TO 30 SEPTEMBER  30 SEPTEMBER
                                                                 1996            1996              1996           1997
                                                                L'000           L'000            L'000           L'000
                                                             -------------  ---------------  -----------------  ---------
Adjustment to net income:
  (Loss)/profit attributable to shareholders in accordance
    with UK GAAP.............................................          174          (7,027)           (6,853)        (2,779)
  US GAAP adjustments:
  Fixed asset revaluations excess depreciation...............           22             (22)               --             --
  Depreciation adjustments...................................           --           1,081             1,081          1,179
  Profit on sale of fixed assets.............................           --             209               209             29
  Pension scheme changes.....................................           55             325               380            415
  Taxation effect on the above items.........................          (18)           (581)             (599)          (536)
  Deferred taxation..........................................           --             (16)              (16)           (16)
                                                                 ----------       ---------           -------        --------
  Approximate net income in accordance with US GAAP..........          233          (6,031)           (5,798)        (1,708)
                                                                 ----------       ---------           -------        --------
                                                                 ----------       ---------           -------        --------



                                                                           31 DEC 1996  30 SEPTEMBER 1997
                                                                             L'000        L'000
                                                                           -----------  -----------------
Adjustments to shareholders' equity:
  Capital employed before minority interests in accordance with UK GAAP        11,122*          7,240
US GAAP adjustments:
Elimination of fixed asset revaluations..................................          --              --
Pension scheme liabilities...............................................         518             933
Acquisition of predecessor companies.....................................     (10,081)        (10,081)
Depreciation.............................................................       1,129           2,308
Sale of fixed assets.....................................................       3,386           3,415
Taxation effect on the above items.......................................      (1,129)         (2,197)
Deferred taxation........................................................         (22)            (38)
                                                                           -----------         ------
Approximate shareholders' equity in accordance with US GAAP..............      4,923*           1,580
                                                                           -----------         ------
                                                                           -----------         ------

*   Includes L4,975 of mandatorily redeemable preference shares.

                                       F=56

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                      -----
Prospectus Summary.............................           1
Risk Factors...................................          12
Use of Proceeds................................          21
Historical and Pro Forma Consolidated
  Capitalization...............................          22
Unaudited Pro Forma Condensed Combined
  Financial Statements.........................          23
Selected Consolidated Financial Data of the
  Company......................................          32
Selected Consolidated Financial Data of LIW....          35
Management's Discussion and Analysis of
  Financial Condition and Results of Operations          39
    Pro Forma..................................          39
    Company Predecessor........................          44
    LIW........................................          48
Business.......................................          53
Management.....................................          66
Principal Stockholders.........................          72
Certain Relationships and Related
  Transactions.................................          74
Recent Acquisitions............................          76
New Credit Facility............................          78
The Exchange Offer.............................          80
Description of the New Notes...................          88
Certain U.S. Federal Income Tax Considerations
  Relating to the Exchange Offer...............         110
Plan of Distribution...........................         110
Legal Matters..................................         110
Experts........................................         110
Available Information..........................         111
Forward-Looking Statements.....................         111
Index to Financial Statements..................         F-1

                            ------------------------

    UNTIL             , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        INTERNATIONAL LOGISTICS LIMITED

                                  $110,000,000

                              9 3/4% SENIOR NOTES
                                    DUE 2007

                             ---------------------

                                   PROSPECTUS
                                      , 1998

                             ---------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Delaware General Corporation Law and the Company's Articles of Incorporation and Bylaws contain provisions for indemnification of officers and directors of the Company and in certain cases employees and other persons. The Bylaws require the Company to indemnify such persons to the full extent permitted by Delaware law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

    The Company's Bylaws also provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors' and officers' liability insurance.

    The Company has entered into an indemnification agreement (the "Indemnification Agreement") with each director and certain officers, employees and agents of the Company. Each Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against any indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under laws and (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULE TABLES

    (a) Exhibits:

  EXHIBIT
  NUMBER                            DESCRIPTION
  ----------------------------------------------------------------------

    3.1     Amended and Restated Certificate of Incorporation of the
            Registrant.

    3.2     Amended and Restated Bylaws of the Registrant.

    4.1 Indenture dated as of October 29, 1997 between the Company and First Trust National Association, as Trustee.

    4.2     Form of New Note (included as Exhibit B to Exhibit 4.1).

    4.3     Form of Guarantee (included as Exhibit B to Exhibit 4.1).

    4.4 Registration Rights Agreement, dated as of October 29, 1997, between the Company and Credit Suisse First Boston
            Corporation, BT Alex. Brown Incorporated, Smith Barney Inc.
            and ING Baring (U.S.) Securities, Inc.

    5.1     Opinion of Milbank, Tweed, Hadley & McCloy.

   10.1 Third Amended and Restated Stockholders Agreement dated as of September 30, 1997 among the Company and each of the Holders listed on Exhibit A thereto.

   10.2     Amended and Restated Loan Agreement dated as of October 28,
            1997 by and among the Company, The Bekins Company, Matrix
            International Logistics, Inc., ILLCAN, Inc., ILLSCOT, Inc.,
            LEP Profit International, Inc. and LEP International
            Limited, as Borrowers and ING (US) Capital Corporation as administrative agents and the Lenders party thereto.

  EXHIBIT
  NUMBER                            DESCRIPTION
  ----------------------------------------------------------------------
   10.3     Second Amended and Restated Registration Rights Agreement
            dated as of November 7, 1996 by and between the Company and each of the Holders listed on Exhibit A thereto.

   10.4 Executive Management Agreement dated as of October 31, 1996 by and between the Company and William E. Simon & Sons,
            L.L.C.

   10.5     Employment Agreement dated as of April 30, 1996 between the
            Company and Roger E. Payton.

   10.6 Form of Employment Agreement between the Company and each of Messrs. Holter, Solis, Tieman and Jackson.

   10.7     Promissory Note made by Mr. Payton in favor of the Company.

   10.8     Promissory Note made by Mr. Solis in favor of the Company.

   10.9     Form of Pledge Agreement executed by Messrs. Payton and
            Solis.

   10.10*   Form of Warrant issued by the Company to Roger E. Payton.

   10.11* Form of Subscription Agreement executed by Roger E. Payton and the Company.

   10.12*   Form of Warrant issued by the Company to Messrs. Tieman,
            Solis and Holter.

   10.13* Form of Subscription Agreement executed by the Company and each of Messrs. Tieman, Solis and Holter.

   10.14    Form of Indemnification Agreement.

   10.15    Deferred Compensation Plan.

   10.16    Employee Stock Purchase Plan dated March 3, 1997.

   10.17 Executive Management Agreement dated as of November 1, 1997 by and between the Company, TCW Special Credits Fund V--The
            Principal Fund and Oaktree Capital Management, LLC.

   10.18 Agreement and Plan of Merger dated as of April 10, 1996, by and among the Company, Trasub, Inc., The Bekins Company, IMR
            General Inc., and IMR Fund, L.P.

   10.19*   Form of Warrant Agreement between the Company and Mr. Myers.

   10.20 Stock Purchase Agreement dated as of October 31, 1996 by and among LEP International Worldwide Limited, LEP International
            Holdings Limited, LEP Holdings (North America) Limited, LEP
            Holdings U.S.A. Inc. and the Company.

   10.21* Stock Purchase Agreement dated as of October 31, 1996 by and among LEP International Worldwide Limited, LEP International
            Holdings Limited, LEP Holdings (North America) Limited and
            International Logistics (Canada) Company.

   10.22 Stock Purchase Agreement dated as of November 7, 1996 by and among the Company and Douglas Cruikshank, Ronald S. Cruse,
            Steve Hitchcock and Paul D. Smith.

   12.1     Computation of Ratio of Earnings to Fixed Charges.

   21.1     Subsidiaries of the Registrant.

   23.1     Consent of Deloitte & Touche LLP.

  EXHIBIT
  NUMBER                            DESCRIPTION
  ----------------------------------------------------------------------
   23.2     Consent of Price Waterhouse LLP.

   23.3     Consent of Arthur Andersen LLP.

   23.4 Consent of Milbank, Tweed, Hadley & McCloy (included in exhibit 5.1).

   24.1     Power of Attorney (included on signature pages).

   25.1*    Statement of Eligibility under the Trust Indenture Act of
            1939 on Form T-1 of First Bank National Association.

   27       Financial Data Schedule.

   99.1     Form of Letter of Transmittal.

   99.2     Form of Notice of Guaranteed Delivery.

------------------------

*   To be filed by amendment.

    (b) Financial Statement Schedules:

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere in the registration statement.

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved herein, that was not subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of Illinois, on this 18th day of December, 1997.

                                INTERNATIONAL LOGISTICS LIMITED

                                /S/ Roger E. Payton
                                ---------------------------------------------
                                Name: Roger E. Payton
                                Title: President, Chief Executive
                                Officer and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President, Chief Executive
     /s/ ROGER E. PAYTON          Officer and Director
------------------------------    (Principal Executive        December 18, 1997
       Roger E. Payton            Officer)

      /s/ GARY S. HOLTER        Chief Financial Officer
------------------------------    (Principal Financial        December 18, 1997
        Gary S. Holter            Officer)

     /s/ KENNETH R. BATKO       Chief Accounting Officer
------------------------------    (Principal Accounting       December 18, 1997
       Kenneth R. Batko           Officer)

    /s/ Vincent J. Cebula       Director
------------------------------                                December 18, 1997
      Vincent J. Cebula

   /s/ Richard J. Goldstein     Director
------------------------------                                December 18, 1997
     Richard J. Goldstein

    /s/ Stephen A. Kaplan       Director
------------------------------                                December 18, 1997
      Stephen A. Kaplan

    /s/ Michael B. Lenard       Director
------------------------------                                December 18, 1997
      Michael B. Lenard

     /s/ Conor T. Mullett       Director
------------------------------                                December 18, 1997
       Conor T. Mullett

  /s/ William E. Myers, JR.     Director
------------------------------                                December 18, 1997
    William E. Myers, Jr.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of Illinois, on this 18th day of December, 1997.

                                THE BEKINS COMPANY
                                /S/ Roger E. Payton
                                ---------------------------------------------
                                Name: Roger E. Payton
                                Title: President, Chief Executive Officer and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President, Chief Executive
     /s/ Roger E. Payton          Officer and Director
------------------------------    (Principal Executive        December 18, 1997
       Roger E. Payton            Officer)

                                Treasurer and Chief
        /s/ Paul Stone            Financial Officer
------------------------------    (Principal Financial and    December 18, 1997
          Paul Stone              Accounting Officer)

      /s/ Gary S. Holter        Assistant Secretary and
------------------------------    Director                    December 18, 1997
        Gary S. Holter

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of Illinois, on this 18th day of December, 1997.

                                BEKINS VAN LINES CO.

                                /S/ Roger E. Payton
                                ---------------------------------------------
                                Name: Roger E. Payton
                                Title: Vice President and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ Roger E. Payton        Vice President and Director
------------------------------    (Principal Executive        December 18, 1997
       Roger E. Payton            Officer)

        /s/ Paul Stone          Chief Financial Officer
------------------------------    (Principal Financial and    December 18, 1997
          Paul Stone              Accounting Officer)

      /s/ Gary S. Holter        Vice President, Assistant
------------------------------    Treasurer, Assistant        December 18, 1997
        Gary S. Holter            Secretary and Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on this 18th day of December, 1997.

                       LEP PROFIT INTERNATIONAL, INC.

                       /S/ Anthony Quinn
                       ---------------------------------------------
                       Name: Anthony Quinn
                       Title: President, Chief Executive Officer and Director


                           POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President, Chief Executive
      /s/ Anthony Quinn           Officer and Director
------------------------------    (Principal Executive        December 18, 1997
        Anthony Quinn             Officer)

                                Senior Vice President and
     /s/ Daniel D. Moore          Chief Financial Officer
------------------------------    (Principal Financial and    December 18, 1997
       Daniel D. Moore            Accounting Officer)

      /s/ Mark A. Jerome        Executive Vice President,
------------------------------    Chief Operating Officer     December 18, 1997
        Mark A. Jerome            and Director

    /s/ Louis J. Mitchell       Vice President, Secretary,
------------------------------    General Counsel and         December 18, 1997
      Louis J. Mitchell           Director

     /s/ Roger E. Payton        Director
------------------------------                                December 18, 1997
       Roger E. Payton

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on this 18th day of December, 1997.

                                LEP FAIRS, INC.

                                /S/ Margaret Churchill-Miller
                                ---------------------------------------------
                                Name: Margaret Churchill-Miller
                                Title: Vice President, Operations

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Vice President, Operations
/s/ Margaret Churchill-Miller     (Principal Executive
------------------------------    Officer)                    December 18, 1997
Margaret Churchill-Miller

                                Chief Financial Officer,
/s/ Daniel D. Moore               Treasurer and Director
------------------------------    (Principal Financial and    December 18, 1997
Daniel D. Moore                   Accounting Officer)


    /s/ Louis J. Mitchell       Vice President, Secretary,
------------------------------    General Counsel and         December 18, 1997
      Louis J. Mitchell           Director

      /s/ Mark A. Jerome        Director
------------------------------                                December 18, 1997
        Mark A. Jerome

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on this 18th day of December, 1997.

                                AIR FREIGHT CONSOLIDATORS INTERNATIONAL, INC.

                                /S/ Patrick Keelaghan
                                ---------------------------------------------
                                Name: Patrick Keelaghan
                                Title: President, Chief Executive Officer and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President, Chief Executive
    /s/ Patrick Keelaghan         Officer and Director
------------------------------    (Principal Executive        December 18, 1997
      Patrick Keelaghan           Officer)

     /s/ Daniel D. Moore        Treasurer (Principal
------------------------------    Financial and Accounting    December 18, 1997
       Daniel D. Moore            Officer)

    /s/ Joseph P. Monaghan      Director
------------------------------                                December 18, 1997
      Joseph P. Monaghan

    /s/ Louis J. Mitchell       Secretary and Director
------------------------------                                December 18, 1997
      Louis J. Mitchell

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 18th day of December, 1997.

                                MATRIX INTERNATIONAL LOGISTICS, INC.

                                /S/ Ronald S. Cruse
                                ---------------------------------------------
                                Name: Ronald S. Cruse
                                Title: Co-President, Treasurer and Director

                                /s/ Paul D. Smith
                                ---------------------------------------------
                                Name: Paul D. Smith
                                Title: Co-President, Secretary and Director

                                /s/ Steve Hitchcock
                                ---------------------------------------------
                                Name: Steve Hitchcock
                                Title: Co-President, and Director

                                /s/ Douglas Cruikshank
                                ---------------------------------------------
                                Name: Douglas Cruikshank
                                Title: Co-President, and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ RONALD S. CRUSE
------------------------------   Co-President, Treasurer     December 18, 1997
       Ronald S. Cruse                 and Director

      /s/ PAUL D. SMITH
------------------------------   Co-President, Secretary     December 18, 1997
        Paul D. Smith                   and Director

     /s/ STEVE HITCHCOCK
------------------------------  Co-President and Director    December 18, 1997
       Steve Hitchcock

    /s/ DOUGLAS CRUIKSHANK
------------------------------  Co-President and Director    December 18, 1997
      Douglas Cruikshank

      /s/ DIEGO HILDAGO          Chief Financial Officer
------------------------------    (Principal Financial and   December 18, 1997
        Diego Hildago               Accounting Officer)

     /s/ ROGER E. PAYTON
------------------------------           Director            December 18, 1997
       Roger E. Payton

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 18th day of December, 1997.

                                        BAY AREA MATRIX, INC.

                                        /s/ Ronald S. Cruse
                                        ----------------------------------------
                                        Name: Ronald S. Cruse
                                        Title: Co-President, Treasurer and
                                        Director

                                        /s/ Paul D. Smith
                                        ----------------------------------------
                                        Name: Paul D. Smith
                                        Title: Co-President, Secretary and
                                        Director

                                        /s/ Steve Hitchcock
                                        ----------------------------------------
                                        Name: Steve Hitchcock
                                        Title: Co-President and Director

                                        /s/ Douglas Cruikshank
                                        ----------------------------------------
                                        Name: Douglas Cruikshank
                                        Title: Co-President and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  -----------------

     /s/ RONALD S. CRUSE        Co-President, Treasurer and  December 18, 1997
------------------------------            Director
       Ronald S. Cruse

      /s/ PAUL D. SMITH         Co-President, Secretary and  December 18, 1997
------------------------------            Director
        Paul D. Smith

     /s/ STEVE HITCHCOCK         Co-President and Director   December 18, 1997
------------------------------
       Steve Hitchcock

    /s/ DOUGLAS CRUIKSHANK       Co-President and Director   December 18, 1997
------------------------------
      Douglas Cruikshank

      /s/ DIEGO HILDAGO           Chief Financial Officer    December 18, 1997
------------------------------    (Principal Financial and
        Diego Hildago                Accounting Officer)

     /s/ ROGER E. PAYTON                 Director            December 18, 1997
------------------------------
       Roger E. Payton

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 18th day of December, 1997.

                                        L.A. MATRIX, INC.

                                        /s/ Ronald S. Cruse
                                        ----------------------------------------
                                        Name: Ronald S. Cruse
                                        Title: Co-President, Treasurer and
                                        Director

                                        /s/ Paul D. Smith
                                        ----------------------------------------
                                        Name: Paul D. Smith
                                        Title: Co-President, Secretary and
                                        Director

                                        /s/ Steve Hitchcock
                                        ----------------------------------------
                                        Name: Steve Hitchcock
                                        Title: Co-President and Director

                                        /s/ Douglas Cruikshank
                                        ----------------------------------------
                                        Name: Douglas Cruikshank
                                        Title: Co-President and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  -----------------

     /s/ RONALD S. CRUSE        Co-President, Treasurer and  December 18, 1997
------------------------------            Director
       Ronald S. Cruse

      /s/ PAUL D. SMITH         Co-President, Secretary and  December 18, 1997
------------------------------            Director
        Paul D. Smith

     /s/ STEVE HITCHCOCK         Co-President and Director   December 18, 1997
------------------------------
       Steve Hitchcock

    /s/ DOUGLAS CRUIKSHANK       Co-President and Director   December 18, 1997
------------------------------
      Douglas Cruikshank

      /s/ DIEGO HILDAGO           Chief Financial Officer    December 18, 1997
------------------------------    (Principal Financial and
        Diego Hildago                Accounting Officer)

     /s/ ROGER E. PAYTON                 Director            December 18, 1997
------------------------------
       Roger E. Payton

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 18th day of December, 1997.

                                        SOUTHWEST MATRIX, INC.

                                        /s/ Ronald S. Cruse
                                        ----------------------------------------
                                        Name: Ronald S. Cruse
                                        Title: Co-President, Treasurer and
                                        Director

                                        /s/ Paul D. Smith
                                        ----------------------------------------
                                        Name: Paul D. Smith
                                        Title: Co-President, Secretary and
                                        Director

                                        /s/ Steve Hitchcock
                                        ----------------------------------------
                                        Name: Steve Hitchcock
                                        Title: Co-President and Director

                                        /s/ Douglas Cruikshank
                                        ----------------------------------------
                                        Name: Douglas Cruikshank
                                        Title: Co-President and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  -----------------

     /s/ RONALD S. CRUSE        Co-President, Treasurer and  December 18, 1997
------------------------------            Director
       Ronald S. Cruse

      /s/ PAUL D. SMITH         Co-President, Secretary and  December 18, 1997
------------------------------            Director
        Paul D. Smith

     /s/ STEVE HITCHCOCK         Co-President and Director   December 18, 1997
------------------------------
       Steve Hitchcock

    /s/ DOUGLAS CRUIKSHANK       Co-President and Director   December 18, 1997
------------------------------
      Douglas Cruikshank

      /s/ DIEGO HILDAGO           Chief Financial Officer    December 18, 1997
------------------------------    (Principal Financial and
        Diego Hildago                Accounting Officer)

     /s/ ROGER E. PAYTON                 Director            December 18, 1997
------------------------------
       Roger E. Payton

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 18th day of December, 1997.

                                        MATRIX CT., INC.

                                        /s/ Ronald S. Cruse
                                        ----------------------------------------
                                        Name: Ronald S. Cruse
                                        Title: Co-President, Treasurer and
                                        Director

                                        /s/ Paul D. Smith
                                        ----------------------------------------
                                        Name: Paul D. Smith
                                        Title: Co-President, Secretary and
                                        Director

                                        /s/ Steve Hitchcock
                                        ----------------------------------------
                                        Name: Steve Hitchcock
                                        Title: Co-President and Director

                                        /s/ Douglas Cruikshank
                                        ----------------------------------------
                                        Name: Douglas Cruikshank
                                        Title: Co-President and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  -----------------

     /s/ RONALD S. CRUSE        Co-President, Treasurer and  December 18, 1997
------------------------------            Director
       Ronald S. Cruse

      /s/ PAUL D. SMITH         Co-President, Secretary and  December 18, 1997
------------------------------            Director
        Paul D. Smith

     /s/ STEVE HITCHCOCK         Co-President and Director   December 18, 1997
------------------------------
       Steve Hitchcock

    /s/ DOUGLAS CRUIKSHANK       Co-President and Director   December 18, 1997
------------------------------
      Douglas Cruikshank

      /s/ DIEGO HILDAGO           Chief Financial Officer    December 18, 1997
------------------------------    (Principal Financial and
        Diego Hildago                Accounting Officer)

     /s/ ROGER E. PAYTON                 Director            December 18, 1997
------------------------------
       Roger E. Payton

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of Illinois, on this 18th day of December, 1997.

                                        LIW HOLDINGS CORP.

                                        /s/ Roger E. Payton
                                        ----------------------------------------
                                        Name: Roger E. Payton
                                        Title: President, Chairman of the Board
                                        and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ ROGER E. PAYTON        President, Chairman of the
------------------------------       Board and Director       December 18, 1997
       Roger E. Payton

                                Vice President, Treasurer,
      /s/ GARY S. HOLTER           Assistant Secretary and
------------------------------       Director (Principal      December 18, 1997
        Gary S. Holter            Financial and Accounting
                                          Officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of Illinois, on this 18th day of December, 1997.

                                        ILLCAN, INC.

                                        /s/ Michael B. Lenard
                                        ----------------------------------------
                                        Name: Michael B. Lenard
                                        Title: President and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ MICHAEL B. LENARD         President and Director
------------------------------      (Principal Executive      December 18, 1997
      Michael B. Lenard                   Officer)

      /s/ GARY S. HOLTER          Chief Financial Officer
------------------------------    (Principal Financial and    December 18, 1997
        Gary S. Holter               Accounting Officer)

     /s/ ROGER E. PAYTON        Vice President and Chairman
------------------------------          of the Board          December 18, 1997
       Roger E. Payton

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of Illinois, on this 18th day of December, 1997.

                                        ILLSCOT, INC.

                                        /s/ Michael B. Lenard
                                        ----------------------------------------
                                        Name: Michael B. Lenard
                                        Title: President and Director

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger E. Payton and Gary S. Holter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ MICHAEL B. LENARD         President and Director
------------------------------      (Principal Executive      December 18, 1997
      Michael B. Lenard                   Officer)

      /s/ GARY S. HOLTER          Chief Financial Officer
------------------------------    (Principal Financial and    December 18, 1997
        Gary S. Holter               Accounting Officer)

     /s/ ROGER E. PAYTON        Vice President and Chairman
------------------------------          of the Board          December 18, 1997
       Roger E. Payton

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
3.1        Amended and Restated Certificate of Incorporation of the Registrant.

3.2        Amended and Restated Bylaws of the Registrant.

4.1        Indenture dated as of October 29, 1997 between the Company and First Trust National Association, as
           Trustee.

4.2        Form of New Note (included as Exhibit B to Exhibit 4.1).

4.3        Form of Guarantee (included as Exhibit B to Exhibit 4.1).

4.4        Registration Rights Agreement, dated as of October 29, 1997, between the Company and Credit Suisse First
           Boston Corporation, BT Alex. Brown Incorporated, Smith Barney Inc. and ING Baring (U.S.) Securities,
           Inc.

5.1        Opinion of Milbank, Tweed, Hadley & McCloy.

10.1       Third Amended and Restated Stockholders Agreement dated as of September 30, 1997 among the Company and each of the Holders listed on Exhibit A thereto.

10.2       Amended and Restated Loan Agreement dated as of October 28, 1997 by and among the Company, The Bekins
           Company, Matrix International Logistics, Inc., ILLCAN, Inc., ILLSCOT, Inc., LEP Profit International,
           Inc. and LEP International Limited, as Borrowers and ING (US) Capital Corporation as administrative agents and the Lenders party thereto.

10.3       Second Amended and Restated Registration Rights Agreement dated as of November 7, 1996 by and between the Company and each of the Holders listed on Exhibit A thereto.

10.4       Executive Management Agreement dated as of October 31, 1996 by and between the Company and William E.
           Simon & Sons, L.L.C.

10.5       Employment Agreement dated as of April 30, 1996 between the Company and Roger E. Payton.

10.6       Form of Employment Agreement between the Company and each of Messrs. Holter, Solis, Tieman and Jackson.

10.7       Promissory Note made by Mr. Payton in favor of the Company.

10.8       Promissory Note made by Mr. Solis in favor of the Company.

10.9       Form of Pledge Agreement executed by Messrs. Payton and Solis.

10.10*     Form of Warrant issued by the Company to Roger E. Payton.

10.11*     Form of Subscription Agreement executed by Roger E. Payton and the Company.

10.12*     Form of Warrant issued by the Company to Messrs. Tieman, Solis and Holter.

10.13*     Form of Subscription Agreement executed by the Company and each of Messrs. Tieman, Solis and Holter.

10.14      Form of Indemnification Agreement.

10.15      Deferred Compensation Plan.


 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
10.16      Employee Stock Purchase Plan dated March 3, 1997.

10.17      Executive Management Agreement dated as of November 1, 1997 by and between the Company, TCW Special
           Credits Fund V--The Principal Fund and Oaktree Capital Management, LLC.

10.18      Agreement and Plan of Merger dated as of April 10, 1996, by and among the Company, Trasub, Inc., The
           Bekins Company, IMR General Inc., and IMR Fund, L.P.

10.19*     Form of Warrant Agreement between the Company and Mr. Myers.

10.20      Stock Purchase Agreement dated as of October 31, 1996 by and among LEP International Worldwide Limited,
           LEP International Holdings Limited, LEP Holdings (North America) Limited, LEP Holdings U.S.A. Inc. and
           the Company.

10.21*     Stock Purchase Agreement dated as of October 31, 1996 by and among LEP International Worldwide Limited,
           LEP International Holdings Limited, LEP Holdings (North America) Limited and International Logistics
           (Canada) Company.

10.22      Stock Purchase Agreement dated as of November 7, 1996 by and among the Company and Douglas Cruikshank,
           Ronald S. Cruse, Steve Hitchcock and Paul D. Smith.

12.1       Computation of Ratio of Earnings to Fixed Charges.

21.1       Subsidiaries of the Registrant.

23.1       Consent of Deloitte & Touche LLP.

23.2       Consent of Price Waterhouse LLP.

23.3       Consent of Arthur Andersen LLP.

23.4       Consent of Milbank, Tweed, Hadley & McCloy (included in exhibit 5.1).

24.1       Power of Attorney (included on signature page).

25.1*      Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of First Bank National
           Association.

27         Financial Data Schedule.

99.1       Form of Letter of Transmittal.

99.2       Form of Notice of Guaranteed Delivery.

------------------------

*   To be filed by amendment.